As filed with the Securities and Exchange Commission on February 12, 2019.

Registration No. 333-229378

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 To
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	6022	71-0407808
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 Main Street
Pine Bluff, Arkansas 71601
(870) 541-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George A. Makris, Jr.
Chairman and Chief Executive Officer
Simmons First National Corporation
501 Main Street
Pine Bluff, Arkansas 71601
(870) 541-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Patrick A. Burrow, Executive Vice President, General Counsel and Corporate Secretary Simmons First National Corporation 425 W. Capitol Avenue, Suite 1400 Little Rock, Arkansas 72201 (501) 558-3160	Frank M. Conner III Michael P. Reed Covington & Burling LLP One CityCenter 850 Tenth Street N.W. Washington, D.C. 20001 (202) 662-6000

Thomas H. Brouster, Sr. Chairman Reliance Bancshares, Inc. 10401 Clayton Road Frontenac, Missouri 63131 (314) 569-7200	Thomas C. Erb Leonard J. Essig Lewis Rice LLC 600 Washington Avenue, Suite 2500 St. Louis, Missouri 63101 (314) 444-7600

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the mergers described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller accelerated filer ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY - SUBJECT TO COMPLETION - DATED FEBRUARY 12, 2019

PROXY STATEMENT/PROSPECTUS

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT

Dear Common Shareholders of Reliance Bancshares, Inc.:

On November 13, 2018, Simmons First National Corporation, which we refer to as Simmons, an Arkansas corporation and the parent holding company of Simmons Bank, an Arkansas state-chartered bank and wholly owned subsidiary of Simmons, and Reliance Bancshares, Inc., which we refer to as Reliance, a Missouri corporation and the parent holding company of Reliance Bank, a Missouri state-chartered bank and wholly owned subsidiary of Reliance, entered into an Agreement and Plan of Merger, as amended on February 11, 2019, which we refer to as the merger agreement. Under the terms and subject to the conditions of the merger agreement, among other things, (i) Reliance will merge with and into Simmons, with Simmons continuing as the surviving corporation, which we refer to as the merger, and (ii) simultaneously with the merger, Reliance Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers.

The completion of the mergers will add Reliance Bank’s 22 branches to the Simmons Bank footprint and enhance Simmons’ retail presence within the St. Louis market.

Based on the assumptions set forth below, under the terms of the merger agreement, at the time the merger is completed, which we refer to as the effective time, each share of Class A Common Stock, par value $0.25 per share, of Reliance, which we refer to as Reliance common stock, that is issued and outstanding immediately prior to the effective time, excluding certain specified shares, will be converted into the right to receive, subject to possible adjustment, (i) 0.046 shares of Class A Common Stock, par value $0.01 per share, of Simmons, which we refer to as Simmons common stock, with cash paid in lieu of fractional shares, and (ii) $0.52 in cash, which we refer to as the per share cash consideration. We refer to the 0.046 shares of Simmons common stock as the per share stock consideration, and together with the per share cash consideration, the per share merger consideration. The per share cash consideration and the per share stock consideration are based on the following assumptions: (i) 8,450,000 shares of Reliance common stock are subject to outstanding stock options of Reliance with a weighted average exercise price of $0.89 as of the effective time, (ii) 8,600,000 shares of Reliance common stock are subject to outstanding warrants of Reliance with a weighted average exercise price of $0.50 as of the effective time, (iii) all outstanding indebtedness of Reliance that is convertible into Reliance common stock, which we refer to as the Reliance convertible debt, is converted into 11,000,000 shares of Reliance common stock immediately prior to the effective time, (iv) 140 shares of Reliance’s Series C Preferred Stock are outstanding as of the effective time, (v) no shares of Reliance’s Series C Preferred Stock are converted as of the effective time, (vi) all shares of Reliance’s Series C Preferred Stock are converted to shares of Simmons’ Series C Preferred Stock in connection with the merger, and (vii) 86,766,428 shares of Reliance common stock are issued and outstanding as of the effective time, which includes the shares of Reliance common stock to be issued upon conversion of the Reliance convertible debt. In addition, we have assumed that the average closing price of Simmons common stock prior to the effective time is equal to $25.77, which is the closing sales price on the last practicable trading day prior to printing this proxy statement/prospectus.

In addition, each share of Reliance’s Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive one share of Simmons’ comparable Series A Preferred Stock or Series B Preferred Stock, respectively, and each holder of shares of Reliance’s Series C Preferred Stock, which together with Reliance’s Series A Preferred Stock and Series B Preferred Stock we refer to collectively as the Reliance preferred stock, will receive for each such share of Reliance’s Series C Preferred Stock one share of Simmons’ comparable Series C Preferred Stock, which together with Simmons’ Series A Preferred Stock and Series B Preferred Stock we refer to collectively as the Simmons preferred stock, unless such holder of Reliance Series C Preferred Stock affirmatively elects five days prior to the closing date to receive either (i) $1,000 per share plus any accrued and unpaid dividends, or the series C liquidation preference, or (ii) the per share merger consideration that would be payable if such share had been converted to Reliance common stock prior to the effective time.

In the aggregate, Simmons will issue 4,000,000 shares of Simmons common stock and pay $62,700,000 (minus the cash payment for outstanding stock options of Reliance, the cash payment for outstanding warrants of Reliance, shares and cash reserved for the conversion or redemption of the Reliance Series C Preferred Stock and subject to certain other adjustments pursuant to the merger agreement) to holders of Reliance common stock, which we refer to as the Reliance shareholders, upon completion of the merger, in addition to the issuance of Simmons preferred stock with an aggregate liquidation value of approximately $42.1 million to holders of Reliance preferred stock.

The market value of the per share stock consideration will fluctuate with the price of Simmons common stock. At the time of the special meeting of Reliance shareholders, Reliance shareholders will not know or be able to calculate the value of the per share merger consideration to be received upon completion of the merger. Shares of Simmons common stock are listed on the Nasdaq Global Select Market under the symbol “SFNC” and shares of Reliance common stock are traded on OTC Market Group Inc.’s OTC Pink Open Market under the symbol “RLBS.” The following table sets forth the closing sale prices per share of Simmons common stock and Reliance common stock on November 12, 2018, the last trading day before the public announcement of the signing of the merger agreement, and on February 7, 2019, the last practicable trading day prior to printing this proxy statement/prospectus. The table also shows the implied value of the per share merger consideration payable for each share of Reliance common stock on November 12, 2018 and on February 7, 2019, the last practicable trading day prior to printing this proxy statement/prospectus, in each case using the same assumptions described above other than the average closing price of Simmons common stock, which is assumed to be the closing sales price of Simmons common stock set forth below as of such date. We urge you to obtain current market quotations for Simmons common stock and Reliance common stock.

	Simmons Common Stock	Reliance Common Stock	Implied Value of Per Share Merger Consideration
November 12, 2018	$27.22	$1.80	$1.77
February 7, 2019	$25.77	$1.65	$1.71

Reliance will hold a special meeting of its shareholders in connection with the mergers. Simmons and Reliance cannot complete the mergers unless the Reliance shareholders vote to approve the merger agreement and the transactions contemplated thereby, including the merger. The Reliance board of directors is providing this document to solicit Reliance shareholders’ proxy to vote in connection with the merger agreement and related matters. Shares of Reliance common stock that are subject to an irrevocable proxy previously granted to Thomas H. Brouster, Sr. will be voted by Mr. Brouster, and the voting of those shares will not be directed by the holder of record of such shares. In addition, this document is also being delivered to Reliance shareholders and holders of Reliance Series C Preferred Stock as Simmons’ prospectus for its offering of Simmons common stock and Simmons’ Series C Preferred Stock in connection with the merger.

The Reliance special meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/RLBS2019SM, on April 8, 2019, at 8:00 a.m. Central Time.

Your vote is very important. To ensure your representation at the Reliance special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the internet. Because the Reliance special meeting is virtual and is being conducted electronically, shareholders will not be able to attend the special meeting in person. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate, you will need the 16-digit control number provided on the proxy card. Additional directions for participating in the special meeting are available at www.virtualshareholdermeeting.com/RLBS2019SM.

The Reliance board of directors unanimously approved the merger agreement and the transactions contemplated thereby and recommends that Reliance shareholders vote “FOR” approval of the merger agreement, and, if necessary or appropriate, “FOR” the proposal to adjourn the Reliance special meeting for the purpose of soliciting additional proxies in favor of approval of the merger agreement.

The enclosed proxy statement/prospectus provides a detailed description of the special meeting of Reliance shareholders, the mergers, the merger agreement, the documents related to the mergers, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes, carefully and in their entirety, including “Risk Factors,” beginning on page 28, for a discussion of the risks relating to the mergers. You also can obtain information about Simmons from documents that it has filed with the Securities and Exchange Commission.

Sincerely,

George A. Makris, Jr. Chairman and Chief Executive Officer Simmons First National Corporation	Thomas H. Brouster, Sr. Chairman Reliance Bancshares, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, the issuance of the Simmons common stock to be issued in the merger, or the other transactions described in this document or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Simmons or Reliance, and they are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

The date of this proxy statement/prospectus is [  ], and it is first being mailed or otherwise delivered to Reliance shareholders on or about [  ].

Reliance Bancshares, Inc.
10401 Clayton Road

Frontenac, Missouri 63131

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 8, 2019

To the Common Shareholders of Reliance Bancshares, Inc.:

Notice is hereby given that Reliance Bancshares, Inc., which we refer to as Reliance, will hold a special meeting of shareholders, which we refer to as the Reliance special meeting, which will be held virtually via live webcast at www.virtualshareholdermeeting.com/RLBS2019SM, on April 8, 2019, at 8:00 a.m. Central Time. The Reliance special meeting will be held for the purposes of allowing holders of Reliance common stock to consider and vote upon the following matters:

•	a proposal to approve the Agreement and Plan of Merger, dated as of November 13, 2018, as amended on February 11, 2019, which we refer to as the merger agreement, by and between Simmons First National Corporation, which we refer to as Simmons, and Reliance, pursuant to which, among other things, (i) Reliance will merge with and into Simmons, with Simmons continuing as the surviving corporation, which we refer to as the merger, and (ii) simultaneously with the merger, Reliance Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers, each as more fully described in the attached proxy statement/prospectus, which we refer to as the merger proposal; and

•	a proposal to approve one or more adjournments of the Reliance special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal, which we refer to as the adjournment proposal.

These proposals are described in greater detail in the accompanying proxy statement/prospectus. Reliance will transact no other business at the Reliance special meeting, except for the business properly brought before the Reliance special meeting or any adjournment or postponement thereof.

Reliance has fixed the close of business on February 5, 2019 as the record date for the Reliance special meeting. Only holders of record of Reliance common stock at that time are entitled to notice of, and to vote at, the Reliance special meeting, or any adjournment or postponement thereof. Approval of the merger proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Reliance common stock entitled to vote on the merger proposal. Approval of the adjournment proposal requires the affirmative vote of holders of at least a majority of the shares present electronically or represented by proxy at the Reliance special meeting and entitled to vote on the adjournment proposal. At the close of business on the record date, 75,766,428 shares of Reliance common stock were outstanding and entitled to vote.

Your vote is very important. Simmons and Reliance cannot complete the mergers unless holders of Reliance common stock approve the merger agreement.

To ensure your representation at the Reliance special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the internet by following the instructions on your proxy card. If your shares of Reliance common stock are held in “street name” by a bank, broker or other nominee, please follow the instructions on the voting instruction form provided by the record holder. Shares of Reliance common stock that are subject to an irrevocable proxy previously granted to Thomas H. Brouster, Sr. will be voted by Mr. Brouster in favor of the merger proposal and the adjournment proposal, and the voting of those shares will not be directed by the holder of record of such shares. Because the Reliance special meeting is virtual and is being conducted electronically, shareholders will not be able to attend the Reliance special meeting in person. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate, you will need the 16-digit control number provided on the proxy card. Additional directions for participating in the Reliance special meeting are available at www.virtualshareholdermeeting.com/RLBS2019SM.

Under Missouri law, holders of Reliance common stock who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to dissenters’ rights. See the section entitled “Questions and Answers—Are Reliance shareholders entitled to dissenters’ rights?”

The enclosed proxy statement/prospectus provides a detailed description of the Reliance special meeting, the mergers, the merger agreement, the documents related to the mergers, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes, carefully and in their entirety.

The Reliance board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that holders of Reliance common stock vote “FOR” the merger proposal and “FOR” the adjournment proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas H. Brouster, Sr.

Chairman

Frontenac, Missouri

[  ], 2019

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Simmons from documents filed with the U.S. Securities and Exchange Commission, or the SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Simmons at no cost from the SEC’s website at www.sec.gov. You will also be able to obtain these documents, free of charge, from Simmons at www.simmonsbank.com. The information provided on Simmons’ website is not a part of the accompanying proxy statement/prospectus and therefore is not incorporated by reference into the accompanying proxy statement/prospectus. You may also request copies of these documents concerning Simmons, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting Simmons at the following address:

Simmons First National Corporation

501 Main Street
P.O. Box 7009
Pine Bluff, Arkansas 71601
Attention: Patrick A. Burrow
Telephone: (870) 541-1000

Reliance does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is therefore not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents or reports with the SEC.

If you are a Reliance shareholder and have any questions concerning the Reliance special meeting, the mergers, the merger agreement or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus without charge or need help voting your shares of Reliance common stock, please contact Reliance at the following address:

Reliance Bancshares, Inc.

10401 Clayton Road

Frontenac, Missouri 63131

Attention: Allan D. Ivie IV, President
Telephone: (314) 569-7200

These documents are available without charge upon written or oral request. To obtain timely delivery of these documents, you must request them no later than April 1, 2019 in order to receive them before the Reliance special meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [  ], 2019 and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of such document. Neither the mailing of this document to Reliance shareholders nor the issuance by Simmons of shares of Simmons common stock or Simmons’ Series C Preferred Stock in connection with the merger will create any implication to the contrary. See “Where You Can Find More Information” for more details.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. Except where the context otherwise indicates, information contained in this proxy statement/prospectus regarding Simmons has been provided by Simmons and information contained in this proxy statement/prospectus regarding Reliance has been provided by Reliance.

Annex Index

Annex A:	Agreement and Plan of Merger, dated as of November 13, 2018, as amended on February 11, 2019, by and between Simmons First National Corporation and Reliance Bancshares, Inc.
Annex B:	Form of Support and Non-Competition Agreement, by and among Simmons First National Corporation, Reliance Bancshares, Inc. and certain directors and shareholders of Reliance Bancshares, Inc.
Annex C:	Opinion of Sandler O’Neill & Partners, L.P.
Annex D:	Missouri Statutes Annotated Title XXIII § 351.455: Dissenters’ Rights for Reliance

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGERS AND THE RELIANCE SPECIAL MEETING

The following are some questions that you may have regarding the mergers and the Reliance special meeting of its shareholders, or the Reliance special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the mergers and the Reliance special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.” Unless the context otherwise requires, references in this proxy statement/prospectus to Simmons refer to Simmons First National Corporation and its consolidated subsidiaries and references to Reliance refer to Reliance Bancshares, Inc. and its consolidated subsidiaries, and references to “we,” “our” and “us” refer to Simmons and Reliance together.

As described below, it is important to note that the amount of per share merger consideration may increase or decrease due to changes in the price of Simmons common stock or the fully diluted number of shares of Reliance common stock outstanding after the date hereof. As a result, the per share merger consideration shown throughout this proxy statement/prospectus is for illustrative purposes only based on the assumptions described herein.

Q:	What are the mergers?
A:	Simmons and Reliance have entered into an Agreement and Plan of Merger, dated as of November 13, 2018, as amended on February 11, 2019, which we refer to as the merger agreement, pursuant to which, among other things, (i) Reliance will merge with and into Simmons, with Simmons continuing as the surviving corporation, which we refer to as the merger, and (ii) simultaneously with the merger, Reliance Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. Following the merger, the shares of Class A Common Stock, par value $0.25, of Reliance, or Reliance common stock, will no longer trade on the OTC Market Group Inc.’s OTC Pink Open Market, or the OTC Pink Market.
Q:	Why am I receiving this proxy statement/prospectus?

A:

Reliance is sending these materials to the holders of Reliance common stock, which we refer to as the Reliance shareholders, to help them decide how to vote their shares of Reliance common stock with respect to the matters to be considered at the Reliance special meeting. Shares of Reliance common stock that are subject to an irrevocable proxy previously granted to Thomas H. Brouster, Sr. will be voted by Mr. Brouster, and the voting of those shares will not be directed by the holder of record of such shares.

The mergers cannot be completed unless the Reliance shareholders vote to approve the merger agreement and the transactions contemplated thereby, including the merger. The proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, which we refer to as the merger proposal, requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Reliance common stock entitled to vote on the merger proposal. Reliance is holding a special meeting of Reliance shareholders to vote on the proposals necessary to complete the mergers as well as other related matters. Information about the Reliance special meeting, the mergers and the other business to be considered by Reliance shareholders at the Reliance special meeting is contained in this proxy statement/prospectus.

This document constitutes both a proxy statement of Reliance and a prospectus of Simmons. It is a proxy statement because the board of directors of Reliance, or the Reliance board of directors, is using this document to solicit proxies from the Reliance shareholders. This document is also a prospectus because Simmons, in connection with the merger, is offering shares of Class A Common Stock, par value $0.01 per share, of Simmons, which we refer to as Simmons common stock, in exchange for outstanding shares of Reliance common stock, and shares of 7% Perpetual Convertible Preferred Stock, par value $0.01 per share, Series C of Simmons, which we refer to as Simmons series C preferred stock, in exchange for outstanding shares of 7% Perpetual Convertible Preferred Stock, no par value, Series C of Reliance, which we refer to as Reliance series C preferred stock.

1

Q:	What will holders of Reliance common stock receive in the merger?

A:

Based on the assumptions set forth below, at the time the merger is completed, which we refer to as the effective time, each share of Reliance common stock that is issued and outstanding immediately prior to the effective time, excluding certain specified shares, will be converted into the right to receive, subject to possible adjustment, (i) 0.046 shares of Simmons common stock, which we refer to as the per share stock consideration, and (ii) $0.52 in cash, which we refer to as the per share cash consideration and together with the per share stock consideration, the per share merger consideration. The per share cash consideration and the per share stock consideration are based on the following assumptions: (i) 8,450,000 shares of Reliance common stock are subject to outstanding stock options of Reliance with a weighted average exercise price of $0.89 as of the effective time, (ii) 8,600,000 shares of Reliance common stock are subject to outstanding warrants of Reliance with a weighted average exercise price of $0.50 as of the effective time, (iii) all outstanding indebtedness of Reliance that is convertible into Reliance common stock, which we refer to as the Reliance convertible debt, is converted into 11,000,000 shares of Reliance common stock immediately prior to the effective time; (iv) 140 shares of Reliance’s Series C Preferred Stock are outstanding as of the effective time, (v) no shares of Reliance’s Series C Preferred Stock are converted as of the effective time, (vi) all shares of Reliance’s Series C Preferred Stock are converted to shares of Simmons series C preferred stock in connection with the merger, and (vii) 86,766,428 shares of Reliance common stock are issued and outstanding as of the effective time, which includes the shares of Reliance common stock to be issued upon conversion of the Reliance convertible debt. In addition, we have assumed that the average closing price of Simmons common stock prior to the effective time is equal to $25.77, which is the closing sales price on the last practicable trading day prior to printing this proxy statement/prospectus. In the aggregate, Simmons will issue 4,000,000 shares of Simmons common stock, which we refer to as the stock consideration, and pay $62,700,000 (minus the cash payment for outstanding stock options of Reliance, the cash payment for outstanding warrants of Reliance, shares and cash reserved for the conversion or redemption of the Reliance Series C Preferred Stock and subject to certain other adjustments pursuant to the merger agreement), which we refer to as the cash consideration and together with the stock consideration, the merger consideration, to the Reliance shareholders upon completion of the merger, in addition to the issuance of Simmons preferred stock, as defined below, with an aggregate liquidation value of approximately $42.1 million to holders of Reliance preferred stock, as defined below.

Simmons will not issue any fractional shares of Simmons common stock in the merger. Instead, a Reliance shareholder who would otherwise be entitled to receive a fraction of a share of Simmons common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Simmons common stock that such shareholder would otherwise be entitled to receive by (ii) the average of the daily closing prices of shares of Simmons common stock for the 20 consecutive full trading days on which shares are actually traded on the Nasdaq Global Select Market, or Nasdaq, ending at the close of trading on the tenth business day prior to the date on which the merger becomes effective, or the closing date, (or the immediately preceding day to the tenth business day prior to the closing date if shares of Simmons common stock are not actually traded on Nasdaq on such day), which we refer to as the determination date, and which average which we refer to as the Simmons average closing price.

Following completion of the merger, it is currently expected that former Reliance shareholders as a group will own approximately 4.1% of the combined company’s common stock and existing Simmons shareholders as a group will own approximately 95.9% of the combined company’s common stock, assuming the current shares of Reliance series C preferred stock outstanding are not converted into shares of Reliance common stock prior to the effective time and the Reliance convertible debt is converted into 11,000,000 shares of Reliance common stock immediately prior to the effective time.

Q:	What will holders of Reliance preferred stock receive in the merger?

A:	Each share of Fixed Rate Cumulative Perpetual Preferred Stock, no par value, Series A of Reliance, which we refer to as Reliance series A preferred stock, and Fixed Rate Cumulative Perpetual Preferred Stock, no par value, Series B of Reliance, which we refer to as Reliance series B preferred stock, issued and outstanding immediately prior to the effective time will be converted into the right to receive one share of Series A Preferred Stock, par value $0.01 per share, of Simmons, which we refer to as Simmons series A preferred stock, or Series B Preferred Stock, par value $0.01 per share, of Simmons, which we refer to as Simmons series B preferred stock, respectively. Each holder of shares of Reliance series C preferred stock, which together with Reliance series A preferred stock and Reliance series B preferred stock we refer to collectively as the Reliance preferred stock, will receive for each such share of Reliance series C preferred stock one share of Simmons series C preferred stock, which together with Simmons series A preferred stock and series B preferred stock we refer to collectively as the Simmons preferred stock, unless such holder of Reliance series C preferred stock affirmatively elects five days prior to the closing date to receive either (i) $1,000 per share plus any accrued and unpaid dividends, or the series C liquidation preference, or (ii) the per share merger consideration that would be payable if such share had been converted to Reliance common stock prior to the effective time, which together with the shares to be received by holders of Reliance series A preferred stock and Reliance series B preferred stock upon completion of the merger we refer to as the preferred stock consideration. The aggregate liquidation preference of the Simmons preferred stock to be issued to holders of Reliance preferred stock will be approximately $42.1 million. For more information on the Simmons series C preferred stock, see the section entitled “Description of New Simmons Series C Preferred Stock.”

2

Q:	Will the value of the per share merger consideration change between the date of this proxy statement/prospectus and the effective time?
A:

Yes. The amount of per share merger consideration may increase or decrease due to changes in the price of Simmons common stock or the fully diluted number of shares of Reliance common stock outstanding after the date hereof. Any change in the market price of Simmons common stock prior to the completion of the merger will affect the market value of the per share stock consideration that Reliance shareholders will receive upon completion of the merger.

Other than as described in this proxy statement/prospectus, there will be no adjustment to the merger consideration based upon changes in the market price of Simmons common stock or Reliance common stock prior to the effective time. Upon the terms and subject to the conditions of the merger agreement, if the Simmons average closing price is more than $37.68 and the difference between the percentage change in Simmons average closing price and the percentage change in the Nasdaq Bank Index exceeds 20% over a designated measurement period, then the cash consideration will be decreased by an amount in cash such that the total value of the merger consideration is not greater than $213,420,000. In addition, the merger agreement cannot be terminated due to a change in the price of Simmons common stock or Reliance common stock, except if the Simmons average closing price is less than $25.12 and the difference between the percentage change in the Nasdaq Bank Index and the percentage change in the Simmons average closing price exceeds 20% over a designated measurement period, unless Simmons agrees to increase the cash consideration by an amount in cash such that the total value of the merger consideration is not less than $163,180,000.

Q:	What will happen to Reliance stock options in the merger?

A:

At the effective time, each option granted by Reliance to purchase shares of Reliance common stock under existing stock plans of Reliance, which we refer to as a Reliance stock option, whether vested or unvested, outstanding immediately prior to the effective time will be canceled and converted into the right to receive from Simmons a cash payment equal to the difference, if positive, between (1) the fully diluted per share value (as described below) and (2) the exercise price of such Reliance stock option, which we refer to as the Reliance stock option payout.

Fully diluted per share value means the quotient obtained by dividing (A) the sum of (i) the cash consideration, (ii) the product of (u) the stock consideration and (v) the Simmons average closing price, (iii) the product of (w) the total number of shares of Reliance common stock underlying the Reliance stock options outstanding immediately prior to the effective time, which we refer to as the Reliance stock options outstanding and (x) the weighted average option exercise price for such Reliance stock options, and (iv) the product of (y) the total number of shares of Reliance common stock underlying the warrants granted by Reliance to purchase shares of Reliance common stock, which we refer to as Reliance warrants, outstanding immediately prior to the effective time, which we refer to as the Reliance warrants outstanding, and (z) the weighted average warrant exercise price for such Reliance warrants, by (B) the sum of (i) the total number of shares of Reliance common stock, (ii) the total number of shares of Reliance common stock into which the Reliance series C preferred stock may be converted, (iii) the Reliance stock options outstanding, and (iv) the Reliance warrants outstanding, each as of immediately prior to the effective time.

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Q:	What will happen to Reliance warrants in the merger?

A:

At the effective time, each Reliance warrant outstanding and unexercised immediately prior to the effective time will be canceled and converted into the right to receive from Simmons a cash payment, equal to the difference, if positive, between (1) the fully diluted per share value and (2) the exercise price of such Reliance warrant, which we refer to as a Reliance warrant payout.

Q:	When do you expect to complete the mergers?
A:	We expect to complete the mergers in the second quarter of 2019. However, we cannot assure you of when or if the mergers will be completed. We must first obtain the approval of the Reliance shareholders, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions. For further information, please see the section entitled “The Merger Agreement—Conditions to Consummation of the Mergers.”
Q:	What am I being asked to vote on?

A:	Reliance shareholders are being asked to vote on the following:

	•	a proposal to approve the merger agreement, a copy of which is attached as Annex A, and the transactions contemplated thereby, including the merger, which we refer to as the merger proposal; and

	•	a proposal to approve one or more adjournments of the Reliance special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal, which we refer to as the adjournment proposal.

Reliance shareholder approval of the merger proposal is required to complete the mergers. Reliance will transact no other business at the Reliance special meeting, except for the business properly brought before the Reliance special meeting or any adjournment or postponement thereof.

Q:	How does the Reliance board of directors recommend that Reliance shareholders vote at the Reliance special meeting?
A:	The Reliance board of directors has unanimously approved the merger agreement and unanimously recommends that Reliance shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.
Q:	When and where is the Reliance special meeting?

A:	The Reliance special meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/RLBS2019SM, on April 8, 2019, at 8:00 a.m. Central Time. Because the Reliance special meeting is virtual and is being conducted electronically, shareholders will not be able to attend the Reliance special meeting in person. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate, you will need the 16-digit control number provided on the proxy card. Additional directions for participating in the Reliance special meeting are available at www.virtualshareholdermeeting.com/RLBS2019SM.

Q:	What constitutes a quorum for the Reliance special meeting?

A:	The presence at the Reliance special meeting, electronically or by proxy, of a majority of the shares of Reliance common stock outstanding and entitled to vote as of February 5, 2019, the record date for the Reliance special meeting, which we refer to as the Reliance record date, will constitute a quorum for the purposes of the Reliance special meeting. All shares of Reliance common stock represented at the meeting or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Reliance special meeting.

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Q:	Who is entitled to vote?
A:	Holders of record of Reliance common stock at the close of business on February 5, 2019, which is the date that the Reliance board of directors has fixed as the Reliance record date, will be entitled to vote at the Reliance special meeting.
Q:	Will holders of Reliance preferred stock be entitled to vote at the Reliance special meeting?
A:	No. The Reliance preferred stock does not have voting rights with respect to any of the proposals that will be considered at the Reliance special meeting. Holders of Reliance preferred stock will not be entitled to vote at the Reliance special meeting, and should not submit a proxy card with respect to the Reliance special meeting or otherwise attempt to vote with respect to their Reliance preferred stock.
Q:	What is the vote required to approve each proposal at the Reliance special meeting?

A:

Merger Proposal:

•      Standard: Approval of the merger proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Reliance common stock entitled to vote on the merger proposal.

•      Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal.

Adjournment Proposal:

•      Standard: Approval of the adjournment proposal requires the affirmative vote of at least a majority of shares present electronically or represented by proxy at the Reliance special meeting and entitled to vote on the adjournment proposal.

•      Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote against the adjournment proposal, and if you fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.

Q:	Are there any voting agreements with existing shareholders?
A:	Yes. In connection with entering into the merger agreement, each of Thomas H. Brouster, Sr., the chairman of Reliance and the chairman and chief executive officer of Reliance Bank, and Gaines S. Dittrich, the vice chairman of Reliance and the vice chairman & chief credit officer of Reliance Bank, in their capacities as individuals, have separately entered into support and non-competition agreements, which we refer to as the Reliance voting agreements, pursuant to which they agreed to vote their beneficially owned shares of Reliance common stock in favor of the merger proposal and certain related matters and against alternative transactions. Mr. Brouster is the holder of irrevocable proxies previously granted by certain of Reliance’s shareholders that give Mr. Brouster sole authority to vote 34,912,158 shares of Reliance common stock as of the Reliance record date in addition to the shares of Reliance common stock owned of record by him. Pursuant to the Reliance voting agreement that Mr. Brouster entered into, these shares of Reliance common stock will be voted in favor of the merger proposal and certain related matters and against alternative transactions. As of the Reliance record date, shares constituting approximately 53.9% of the Reliance common stock entitled to vote at the Reliance special meeting are subject to Reliance voting agreements. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”
Q:	Why is my vote important?
A:	If you do not vote, it will be more difficult for Reliance to obtain the necessary quorum to hold the Reliance special meeting. Additionally, each proposal must be approved by the voting requirements described above. The Reliance board of directors unanimously recommends that Reliance shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal

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Q:	How many votes do I have?

A:	Each holder of shares of Reliance common stock outstanding on the Reliance record date will be entitled to one vote for each share held of record. As of the Reliance record date, there were 75,766,428 shares of Reliance common stock outstanding and entitled to vote at the Reliance special meeting. As of the Reliance record date, the directors and executive officers of Reliance and their affiliates beneficially owned and were entitled to vote approximately 40,872,770 shares of Reliance common stock, representing approximately 53.9% of the shares of Reliance common stock outstanding on that date.
Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, please complete, sign, date and return the enclosed proxy card and return it in the enclosed envelope or vote by telephone or the internet as soon as possible so that your shares will be represented at the Reliance special meeting. Shares of Reliance common stock that are subject to an irrevocable proxy previously granted to Thomas H. Brouster, Sr. will be voted by Mr. Brouster, and the voting of those shares will not be directed by the holder of record of such shares.

Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in “street name” by a bank, broker or other nominee.

Q:	How do I vote?

A:

If you hold your shares of Reliance common stock in your name as a shareholder of record, you may use one of the following methods to submit a proxy as a Reliance shareholder:

•      through the internet by visiting www.proxyvote.com and following the instructions, using the control number provided on your proxy card;

•      by telephone by calling 1-800-690-6903 and following the recorded instructions, using the control number provided on your proxy card; or

•      by mail by completing, signing, dating and returning the proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

If your shares are held in “street name” by a bank, broker or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. You may not vote shares held in “street name” by returning a proxy card directly to Reliance or by voting at the Reliance special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Q:	If my shares of common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:

No. If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Reliance or by voting at the Reliance special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Under stock exchange rules, banks, brokers and other nominees who hold shares of Reliance common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Reliance expects that all proposals to be voted on at the Reliance special meeting will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal.

If you are a Reliance shareholder and you do not instruct your bank, broker or other nominee on how to vote your shares:

•      your bank, broker or other nominee may not vote your shares on the merger proposal, which broker non-votes will have the same effect as a vote against such proposal;

•      your bank, broker or other nominee may not vote your shares on the adjournment proposal, which broker non-votes will have no effect on such proposal.

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Q:	What if I abstain or do not vote?

A:

For purposes of the Reliance special meeting, an abstention occurs when a Reliance shareholder attends the Reliance special meeting, either electronically or represented by proxy, but abstains from voting on one or more proposals.

With respect to the merger proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal. With respect to the adjournment proposal, if you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote against the adjournment proposal, and if you fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?
A:	If any proxy card is returned without indication as to how to vote, the shares of Reliance common stock represented by the proxy card will be voted as recommended by the Reliance board of directors with respect to each proposal.
Q:	May I change my vote after I have delivered my proxy card or voted by telephone or internet?

A:

Yes. You may change your vote at any time before your proxy is voted at the Reliance special meeting. You may do so in one of four ways:

•       by completing, signing, dating and returning a proxy card with a later date,

•       by delivering a written revocation letter to Reliance’s corporate secretary,

•       by voting via live webcast at the Reliance special meeting at www.virtualshareholdermeeting.com/RLBS2019SM, or

•       by voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline).

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of voting instructions.

Q:	Are Reliance shareholders entitled to dissenters’ rights?
A:	Reliance shareholders who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to dissenters’ rights under Section 351.455 of the Missouri General Business Corporation Law, or MGBCL. For further information, see “The Mergers—Appraisal and Dissenters’ Rights.” In addition, a copy of Section 351.455 of the MGBCL is attached as Annex D to this proxy statement/prospectus.

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Q:	What are the material U.S. federal income tax consequences of the merger to shareholders of Reliance?

A:

The respective obligations of Simmons and Reliance to complete the mergers are conditioned upon receiving a legal opinion from Covington & Burling LLP, or Covington, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, or the Code. Neither Simmons nor Reliance currently intends to waive these conditions to the consummation of the mergers. In the event that Simmons or Reliance waives the condition to receive such tax opinion and the tax consequences of the merger materially change, then Reliance will recirculate appropriate soliciting materials and seek new approval of the merger from Reliance shareholders.

If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes:

•      A shareholder of Reliance that either (x) exchanges its Reliance common stock for the per share stock consideration and the per share cash consideration (other than cash received in lieu of fractional shares of Simmons common stock) or (y) elects to exchange its Reliance series C preferred stock for the per share merger consideration generally will (1) not recognize any loss upon surrendering its Reliance common stock or Reliance series C preferred stock and (2) recognize gain upon surrendering its Reliance common stock or Reliance series C preferred stock equal to the excess, if any, of (a) the sum of the amount of per share cash consideration received plus the fair market value (determined as of the effective time) of the per share stock consideration over (b) the holder’s aggregate adjusted tax basis in the shares of Reliance common stock or Reliance series C preferred stock surrendered, but only to the extent of the amount of per share cash consideration received. Reliance shareholders receiving cash in lieu of fractional shares of Simmons common stock will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Simmons common stock.

•      A holder of Reliance preferred stock that exchanges its Reliance preferred stock for Simmons preferred stock generally will not recognize gain or loss. A holder of Reliance series C preferred stock that elects to receive the series C liquidation preference will recognize gain or loss equal to the difference between the amount of cash received and the basis in the Reliance series C preferred stock exchanged therefor.

For further information, see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

The U.S. federal income tax consequences described above may not apply to all shareholders of Reliance. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:	If I am a shareholder of Reliance, should I send in my stock certificates now?
A:	No. Shareholders of Reliance SHOULD NOT send in any Reliance common stock or Reliance preferred stock certificates now. If the merger proposal is approved by Reliance shareholders and consummated, transmittal materials with instructions for their completion will be provided to holders of Reliance common stock and holders of Reliance preferred stock after the effective time and under separate cover and the stock certificates should be sent at that time.
Q:	What should I do if I have my shares of Reliance common stock in book-entry form?
A:	If the merger occurs, you are not required to take any special additional action to receive the per share merger consideration if your shares of Reliance common stock are held in book-entry form. After the completion of the merger, shares of Reliance common stock held in book-entry form will be exchanged automatically for the per share merger consideration, including shares of Simmons common stock in book-entry form, the per share cash consideration and any cash to be paid in lieu of fractional shares in the merger.

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Q:	Whom may I contact if I cannot locate my Reliance stock certificate(s)?
A:	If you are unable to locate your original Reliance stock certificate(s), you should contact Allan D. Ivie IV, Reliance’s President, at (314) 569-7200.
Q:	What should I do if I receive more than one set of voting materials?
A:	Reliance shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Reliance common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a Reliance shareholder and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of Reliance common stock that you own.
Q:	What happens if I sell my shares of Reliance common stock after the Reliance record date but before the Reliance special meeting?
A:	The Reliance record date is earlier than the date of the Reliance special meeting and the date that the mergers are expected to be completed. If you transfer your shares of Reliance common stock after the Reliance record date but before the date of the Reliance special meeting, you will retain your right to vote at such meeting (provided that such shares remain outstanding on the date of such meeting), but you will not have the right to receive any per share merger consideration for the transferred shares of Reliance common stock. You will only be entitled to receive the per share merger consideration in respect of shares of Reliance common stock that you hold at the effective time.
Q:	Are there risks involved in undertaking the merger?
A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 28.
Q:	What happens if the merger is not completed?
A:	If the merger is not completed, Reliance shareholders will not receive the per share merger consideration and holders of Reliance preferred stock will not receive the preferred stock consideration. Instead, each of Reliance and Simmons will remain an independent company and shares of common stock of each will continue to be traded on the OTC Pink Market and Nasdaq, respectively.
Q:	Whom should I contact if I have questions?

A:	If you need assistance in completing your proxy card, have questions regarding the Reliance special meeting, or would like additional copies of this proxy statement/prospectus, please contact Reliance’s President, Allan D. Ivie, IV, at (314) 569-7200.
Q:	Where can I find more information about Simmons and Reliance?
A:	You can find more information about Simmons and Reliance from the various sources described under the section entitled “Where You Can Find More Information.”

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SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you. You should read carefully this entire proxy statement/prospectus, including any document incorporated by reference in this proxy statement/prospectus, and its annexes, because this section may not contain all of the information that may be important to you in determining how to vote. For a description of, and instructions as to how to obtain, this information, see the section entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (page 41)

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Telephone: (870) 541-1000

Simmons is a financial holding company registered under the Bank Holding Company Act of 1956, as amended, or the BHC Act. Simmons is headquartered in Arkansas and as of September 30, 2018, had, on a consolidated basis, total assets of $16.3 billion, total net loans of $11.8 billion, total deposits of $12.1 billion and total shareholders’ equity of $2.2 billion. Simmons conducts its banking operations through its subsidiary bank, Simmons Bank, in 191 branches or financial centers located in communities in Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas. Simmons common stock is traded on Nasdaq under the symbol “SFNC.”

Additional information about Simmons and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

Reliance Bancshares, Inc.

10401 Clayton Road

Frontenac, MO 63131

Telephone: (314) 569-7200

Reliance is a bank holding company which was incorporated in Missouri in 1998. Reliance, through Reliance Bank, operates through 22 offices in Missouri and Illinois, all of which are in the St. Louis, Missouri metropolitan area. As of September 30, 2018, Reliance had, on a consolidated basis, total assets of $1.5 billion, total loans of $1.1 billion, total deposits of $1.2 billion. Reliance does not have a class of securities registered under Section 12 of the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and, accordingly, does not file documents or reports with the SEC. Reliance common stock trades on the OTC Pink Market under the symbol “RLBS.”

The Mergers (page 43)

The terms and conditions of the mergers are contained in the merger agreement, which is attached to this proxy statement/prospectus as Annex A. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the mergers. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the mergers are subject to, and qualified in their entirety by reference to, the merger agreement.

Under the terms and subject to the conditions of the merger agreement, among other things, (i) Reliance will merge with and into Simmons with Simmons continuing as the surviving corporation in the merger, and (ii) simultaneously with the merger, Reliance Bank will merge with and into Simmons Bank with Simmons Bank continuing as the surviving bank in the bank merger.

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Based on the assumptions set forth below, at the effective time, each share of Reliance common stock that is issued and outstanding immediately prior to the effective time, excluding certain specified shares, will be converted into the right to receive, subject to possible adjustment, (i) 0.046 shares of Simmons common stock with cash paid in lieu of fractional shares and (ii) $0.52 in cash. In addition, each share of Reliance series A preferred stock and Reliance series B preferred stock will be converted into the right to receive one share of Simmons series A preferred stock or Simmons series B preferred stock, respectively, and each holder of shares of Reliance series C preferred stock will receive for each such share of Reliance series C preferred stock one share of Simmons series C preferred stock unless such holder of Reliance series C preferred stock affirmatively elects five days prior to the closing date to receive either (i) the series C liquidation preference or (ii) the per share merger consideration that would be payable if such share had been converted to Reliance common stock prior to the effective time. The per share cash consideration and the per share stock consideration are based on the following assumptions: (i) 8,450,000 shares of Reliance common stock are subject to outstanding Reliance stock options with a weighted average exercise price of $0.89 as of the effective time, (ii) 8,600,000 shares of Reliance common stock are subject to outstanding Reliance warrants with a weighted average exercise price of $0.50 as of the effective time, (iii) all Reliance convertible debt is converted into 11,000,000 shares of Reliance common stock immediately prior to the effective time; (iv) 140 shares of Reliance series C preferred stock are outstanding as of the effective time, (v) no shares of Reliance series C preferred stock are converted as of the effective time, (vi) all shares of Reliance series C preferred stock are converted to shares of Simmons series C preferred stock in connection with the merger, and (vii) 86,766,428 shares of Reliance common stock are issued and outstanding as of the effective time, which includes the shares of Reliance common stock to be issued upon conversion of the Reliance convertible debt. In addition, we have assumed that the Simmons average closing price prior to the effective time is equal to $25.77, which is the closing sales price on the last practicable trading day prior to printing this proxy statement/prospectus. In the aggregate, Simmons will issue 4,000,000 shares of Simmons common stock and pay $62,700,000 (minus the cash payment for outstanding stock options of Reliance, the cash payment for outstanding warrants of Reliance, shares and cash reserved for the conversion or redemption of the Reliance series C preferred stock and subject to certain other adjustments pursuant to the merger agreement) to the Reliance shareholders upon completion of the merger, in addition to the issuance of Simmons preferred stock with an aggregate liquidation value of approximately $42.1 million to holders of Reliance preferred stock.

Simmons will not issue any fractional shares of Simmons common stock in the merger. Instead, a Reliance shareholder who would otherwise be entitled to receive a fraction of a share of Simmons common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Simmons common stock that such shareholder would otherwise be entitled to receive by (ii) the Simmons average closing price.

The market value of the per share stock consideration will fluctuate with the price of Simmons common stock, and at the time of the special meeting of Reliance shareholders, Reliance shareholders will not know or be able to calculate the value of the per share merger consideration to be received upon completion of the merger. Based on the closing sale price of Simmons common stock on November 12, 2018, the last trading day before the public announcement of the signing of the merger agreement, the implied value of the per share merger consideration was $1.77. Based upon the closing sale price of Simmons common stock of $25.77 on February 7, 2019, the last practicable trading day prior to printing this proxy statement/prospectus, the implied value of the per share merger consideration was $1.71, in each case using the same assumptions described above other than the Simmons average closing price, which is assumed to be the closing sales price of Simmons common stock set forth above as of such date.

 Treatment of Reliance Stock Options (page 73)

At the effective time, each Reliance stock option, whether vested or unvested, outstanding immediately prior to the effective time, will be canceled and converted into the right to receive from Simmons a cash payment equal to the difference, if positive, between (1) the fully diluted per share value and (2) the exercise price of such Reliance stock option.

Treatment of Reliance Warrants (page 73)

At the effective time, each Reliance warrant that is outstanding and unexercised immediately prior to the effective time will be canceled and converted into the right to receive from Simmons a cash payment, equal to the difference, if positive, between (1) the fully diluted per share value and (2) the exercise price of such Reliance warrant.

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Treatment of Reliance Preferred Stock (page 73)

At the effective time, each share of Reliance series A preferred stock and Reliance series B preferred stock issued and outstanding immediately prior to the effective time will be converted into the right to receive one share of Simmons series A preferred stock or Simmons series B preferred stock, respectively, each of which will have such rights, preference, privileges, and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable to the holders of Reliance series A preferred stock and Reliance series B preferred stock, respectively, than the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, of the Reliance series A preferred stock and Reliance series B preferred stock, respectively, that are in effect immediately prior to the effective time, taken as a whole. Each holder of shares of Reliance series C preferred stock will receive for each such share of Reliance Series C preferred stock one share of Simmons series C preferred stock, which will have such rights, preference, privileges, and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable to the holders of Reliance series C preferred stock that are in effect immediately prior to the effective time, taken as a whole, unless such holder affirmatively elects five days prior to the closing date to receive either (i) the series C liquidation preference or (ii) the per share merger consideration that would be payable if such share had been converted to Reliance common stock prior to the effective time. The aggregate liquidation preference of the Simmons preferred stock to be issued to holders of Reliance preferred stock will be approximately $42.1 million. For more information on the Simmons series C preferred stock, see the section entitled “Description of New Simmons Series C Preferred Stock.”

For any share of Reliance series C preferred stock that is issued and outstanding immediately prior to the effective time, which is converted into a share of Simmons series C preferred stock in connection with the merger, which we refer to as a subject share, Simmons will withhold the per share merger consideration that would have been payable if such share had been converted to Reliance common stock and will make arrangements such that: (i) upon conversion of a share of Simmons series C preferred stock, the holder of such share will be entitled to the per share merger consideration withheld by Simmons for the subject share that the converted Simmons series C preferred stock replaced, and (ii) if a share of Simmons series C preferred stock is redeemed before it is converted, the per share merger consideration withheld by Simmons for the subject share that the redeemed Simmons series C preferred stock replaced will be canceled, and Simmons will pay the applicable redemption price to the holder of such share.

Reliance’s Reasons for the Mergers and Recommendation of the Reliance Board of Directors (page 48)

The Reliance board of directors has unanimously approved the merger agreement and unanimously recommends that Reliance shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. Please see the section entitled “The Mergers—Reliance’s Reasons for the Mergers and Recommendation of the Reliance Board of Directors” for a more detailed discussion of the factors considered by the Reliance board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby.

Opinion of Sandler O’Neill & Partners, L.P. (page 51)

On November 13, 2018, the Reliance board of directors received an oral opinion, which was subsequently confirmed in writing, from Sandler O’Neill & Partners, L.P., which we refer to as Sandler O’Neill, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill as set forth in its opinion, the per share merger consideration was fair, from a financial point of view, to the holders of Reliance common stock. The full text of Sandler O’Neill’s opinion is attached as Annex C to this proxy statement/prospectus. Reliance shareholders should read the entire opinion carefully for a discussion of, among other things, the assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion.

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Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to the Reliance board of directors in connection with its consideration of the merger agreement and the merger and does not constitute a recommendation to any Reliance shareholder as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger agreement and the merger. Sandler O’Neill’s opinion was directed only to the fairness, from a financial point of view, of the per share merger consideration to the holders of Reliance common stock and did not address the underlying business decision of Reliance to engage in the merger, the form or structure of the merger or any other transactions contemplated by the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Reliance or the effect of any other transaction in which Reliance might engage.

For a description of the opinion that Reliance received from Sandler O’Neill, please refer to the section entitled “The Mergers—Opinion of Sandler O’Neill & Partners, L.P.”

Simmons’ Reasons for the Mergers (page 64)

The Simmons board of directors unanimously approved the merger agreement. Please see the section entitled “The Mergers—Simmons’ Reasons for the Mergers” for a more detailed discussion of the factors considered by the Simmons board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby.

The Reliance Special Meeting (page 36)

The Reliance special meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/RLBS2019SM, on April 8, 2019, at 8:00 a.m. Central Time. At the Reliance special meeting, Reliance shareholders will be asked to consider and vote on the merger proposal and the adjournment proposal, if necessary or appropriate.

Reliance has set the close of business on February 5, 2019 as the Reliance record date to determine which Reliance shareholders will be entitled to receive notice of and vote at the Reliance special meeting. Each holder of shares of Reliance common stock outstanding on the Reliance record date will be entitled to one vote for each share held of record. As of the Reliance record date, there were 75,766,428 shares of Reliance common stock outstanding and entitled to vote at the Reliance special meeting. As of the Reliance record date, the directors and executive officers of Reliance and their affiliates beneficially owned and were entitled to vote approximately 40,872,770 shares of Reliance common stock, representing approximately 53.9% of the shares of Reliance common stock outstanding on that date. Shares of Reliance common stock that are subject to an irrevocable proxy previously granted to Thomas H. Brouster, Sr. will be voted by Mr. Brouster, and the voting of those shares will not be directed by the holder of record of such shares.

Approval of the merger proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Reliance common stock entitled to vote on the merger proposal. Approval of the adjournment proposal requires the affirmative vote of holders of a at least a majority of the shares present electronically or represented by proxy at the Reliance special meeting and entitled to vote on the adjournment proposal.

With respect to the merger proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal. With respect to the adjournment proposal, if you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote against the adjournment proposal, and if you fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.

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Interests of Reliance’s Directors and Executive Officers in the Mergers (page 66)

In considering the recommendation of the Reliance board of directors, Reliance shareholders should be aware that some of Reliance’s executive officers and directors have interests in the merger, which may be considered to be different from, or in addition to, the interests of the Reliance shareholders generally. The Reliance board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement and to recommend that Reliance shareholders vote “FOR” the merger proposal.

These interests are described in more detail under the section entitled “The Mergers—Interests of Reliance’s Directors and Executive Officers in the Mergers.”

Management and Board of Directors of Simmons after the Mergers (page 66)

The directors and officers of Simmons immediately prior to the effective time will serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the bylaws of the surviving corporation.

Regulatory Approvals Required for the Mergers (page 68)

The completion of the mergers is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from, among others, the Board of Governors of the Federal Reserve System, or the Federal Reserve, and the Arkansas State Banking Department, or the ASBD. Simmons and Reliance have filed all necessary applications and notifications to obtain the required regulatory approvals, consents and waivers. Although neither Simmons nor Reliance knows of any reason why the parties cannot obtain regulatory approvals required to consummate the mergers in a timely manner, Simmons and Reliance cannot be certain of when or if such approvals will be obtained.

Accounting Treatment (page 69)

The merger will be accounted for as an acquisition by Simmons using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” The result of this is that (1) the recorded assets and liabilities of Simmons will be carried forward at their recorded amounts, (2) Simmons historical operating results will be unchanged for the prior periods being reported on, and (3) the assets and liabilities of Reliance will be adjusted to fair value at the date Simmons assumes control of the combined entity, or the merger date. In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the value of cash and shares of Simmons stock to be issued to former Reliance shareholders and cash to be issued to former holders of Reliance equity awards, exceeds the fair value of the net assets including identifiable intangibles of Reliance at the merger date will be reported as goodwill. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Reliance being included in the operating results of Simmons from the closing date going forward.

Public Trading Markets (page 69)

Simmons common stock is listed on Nasdaq under the symbol “SFNC.” Reliance common stock trades on the OTC Pink Market under the symbol “RLBS.” Upon completion of the merger, Reliance common stock will no longer trade on the OTC Pink Market. The Simmons common stock issuable in the merger will be listed on Nasdaq.

Appraisal and Dissenters’ Rights (page 69)

Reliance shareholders who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to dissenters’ rights under Section 351.455 of the MGBCL. These procedural steps include, among others: (1) owning Reliance common stock as of the close of business on the Reliance record date, (2) delivering to Reliance prior to or at the Reliance special meeting a written objection to the merger, (3) not voting his or her shares in favor of approval of the merger proposal, and (4) timely filing a written demand after the effective time for payment of the fair value of his or her shares as of the day before the shareholder vote to approve the merger. For more information, see “The Mergers—Appraisal and Dissenters’ Rights.”

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Agreement Not to Solicit Other Offers (page 84)

Reliance has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:

•	solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”);
•	engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any information or data in connection with, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;
•	approve, agree to, accept, endorse or recommend any acquisition proposal; or
•	approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”) contemplating or otherwise relating to any acquisition transaction (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”).

Reliance Special Meeting and Recommendation of the Reliance Board of Directors (page 85)

Reliance has agreed to hold a meeting of its shareholders as promptly as reasonably practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC for the purpose of obtaining the requisite Reliance shareholder approval of the merger agreement, which we refer to as the Reliance shareholder approval.

The Reliance board of directors has agreed to unanimously recommend to its shareholders the approval of the merger proposal to include such recommendation in this proxy statement/prospectus and to use its reasonable best efforts to obtain the Reliance shareholder approval. The Reliance board of directors and any committee thereof agreed to not withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify) such recommendation in any manner adverse to Simmons, take any action or make any public statement, filing or release inconsistent with such recommendation, or submit the merger proposal to its shareholders without such recommendation, which we refer to as a change in recommendation.

However, at any time prior to the Reliance special meeting, the Reliance board of directors may make a change in recommendation (including approving, endorsing or recommending any acquisition proposal), if Reliance has received a superior proposal (as defined in “The Merger Agreement—Reliance Special Meeting and Recommendation of the Reliance Board of Directors”) (after giving effect to any revised offer from Simmons) and the Reliance board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be a violation of the directors’ fiduciary duties under applicable law; provided, that the Reliance board of directors may not make a change in recommendation unless:

•	Reliance has complied in all material respects with its non-solicit obligations described above;
•	Reliance gives Simmons at least five business days’ notice of its intention to make a change in recommendation and a reasonable description of the events or circumstances giving rise to its determination to take such action;
•	during such five business day period, Reliance has, and has caused its financial advisors and outside legal counsel to, consider and negotiate with Simmons in good faith (to the extent Simmons desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Simmons; and
•	the Reliance board of directors has determined in good faith, after consultation with outside legal counsel and considering the results of such negotiations described above and giving effect to any proposals, amendments or modifications proposed by Simmons that such superior proposal remains a superior proposal and that the failure to make a change in recommendation would be a violation of the directors’ fiduciary duties under applicable law and, in which event, the Reliance board of directors may communicate the basis for its lack of recommendation to its shareholders to the extent required by law.

Any material amendment to any superior proposal will require a new determination and notice period.

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Conditions to Consummation of the Merger (page 86)

The respective obligations of each party to consummate the mergers and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the approval of the merger proposal by the Reliance shareholders;
•	the receipt of all required regulatory approvals, waiver or non-objections from the Federal Reserve, Missouri Division of Finance, or the MDF, the ASBD, the Federal Deposit Insurance Corporation, or the FDIC, and any other regulatory authority and any other regulatory approvals or consents contemplated by the merger agreement, the failure of which to obtain would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Simmons and Reliance (considered as a consolidated entity), in each case required to consummate the transactions contemplated by the merger agreement, including the merger, and expiration of all related statutory waiting periods, which we refer to as the requisite regulatory approvals, without the imposition of a burdensome condition (as defined in “The Merger Agreement—Covenants and Agreements—Regulatory Matters”) as determined by Simmons in its sole discretion;
•	the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal the consummation of the transactions contemplated by the merger agreement (including the merger);
•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act of 1933, as amended, or the Securities Act, and there being no stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement initiated and continuing;
•	the approval of the listing on Nasdaq of the Simmons common stock to be issued pursuant to the merger;
•	the execution and delivery of such other documents, instruments, understandings, or agreements in connection with the transactions contemplated by the merger agreement reasonably requested by the other party;
•	the receipt by each party of a written opinion of Covington in form reasonably satisfactory to such parties to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;
•	the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the effective time, subject to the materiality standards provided in the merger agreement;
•	the performance by the other party in all material respects of all agreements and covenants of such party required to be performed or complied with pursuant to the merger agreement and other agreements contemplated by the merger agreement prior to the effective time; and
•	the receipt of (1) a certificate from the other party to the effect that the two conditions described immediately above have been satisfied and (2) certified copies of resolutions duly adopted by the other party’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of the merger agreement, and the consummation of the transactions contemplated thereby, all in such reasonable detail as the other party and its counsel may request.
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In addition, Simmons’ obligation to consummate the mergers and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	delivery of a certificate stating that Reliance common stock is not a “United States real property interest” within the meaning of the Code, or a FIRPTA certificate, by Reliance to Simmons;
•	as of the last day of the month reflected in Reliance’s closing financial statements, Reliance, or Reliance Bank as applicable where noted, having (1) a ratio of non-performing assets to total assets not in excess of 1.00%, (2) Reliance Bank having a ratio of classified assets to Tier 1 capital plus ALLL not in excess of 9.00%, (3) classified assets not in excess 115% of the aggregate balance of classified assets as set forth in Reliance’s financial statements as of and for the quarter ended September 30, 2018, and (4) a ratio of delinquent loans to total loans not in excess of 0.20%;
•	holders of not more than five percent of the outstanding shares of Reliance common stock having demanded, properly and in writing, appraisal for such shares under the MGBCL;
•	as reflected in Reliance’s closing financial statements, Reliance Bank (1) being “well capitalized” as defined under applicable law, (2) having a Tier 1 leverage ratio of not less than 10.10%, (3) having a Tier 1 risked-based capital ratio of not less than 11.35%, (4) having a total risked-based capital ratio of not less than 12.15%, and (5) having not received any notification from the MDF or FDIC to the effect that the capital of Reliance Bank is insufficient to permit Reliance Bank to engage in all aspects of its business and its currently proposed businesses without material restrictions, including the imposition of a burdensome condition, which condition we refer to as the regulatory capital condition; and
•	Reliance having delivered evidence reasonably satisfactory to Simmons that certain contracts have been terminated.

We cannot be certain of when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be completed in the second quarter of 2019 or at all. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement (page 88)

The merger agreement may be terminated and the mergers abandoned at any time prior to the effective time (notwithstanding the approval of the merger agreement by Reliance shareholders) by mutual written agreement, or by either party in the following circumstances:

•	any regulatory authority denies a requisite regulatory approval, or any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement becomes final and nonappealable, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to contest, appeal and change or remove such denial, law or order;
•	the Reliance shareholders fail to vote their approval of the merger proposal, which we refer to as a no-vote termination;
•	the merger has not been consummated by November 30, 2019, which we refer to as the outside date, if the failure to consummate the transactions contemplated by the merger agreement on or before that date is not caused by the terminating party’s breach of the merger agreement, which we refer to as an outside date termination; or
•	if there was a breach of any of the covenants or agreements (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Reliance, in the case of a termination by Simmons, or Simmons, in the case of a termination by Reliance, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of a Simmons or Reliance condition to closing, respectively, and is not cured within 30 days following written notice or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the outside date); provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination.

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In addition, Simmons may terminate the merger agreement if:

•	the Reliance board of directors fails to recommend that the Reliance shareholders approve the merger proposal, effects a change in recommendation, breaches its non-solicitation obligations with respect to acquisition proposals in any respect adverse to Simmons or fails to call, give notice of, convene and/or hold the Reliance special meeting in accordance with the merger agreement, which, collectively, we refer to as a Reliance board breach termination; provided that Simmons right to terminate the merger agreement pursuant to a Reliance board breach expires in the event that, notwithstanding a change in recommendation, the merger and merger agreement are approved at the Reliance special meeting;
•	if any regulatory authority grants a requisite regulatory approval but such requisite regulatory approval contains, results or would reasonably be expected to result in, the imposition of a burdensome condition; or
•	if any regulatory authority requests in writing that Simmons, Reliance or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a requisite regulatory approval.

In addition, Reliance may terminate the merger agreement if:

•	the Reliance board of directors determines by a vote of at least two-thirds of the members of the entire Reliance board of directors, at any time during the five-day period commencing with the determination date, (i) the Simmons average closing price is less than $25.12 and (ii) the difference between the percentage change in the Nasdaq Bank Index and the percentage change in the Simmons average closing price exceeds 20%, which termination right we refer to as a stock decline termination right. If Reliance elects to terminate the merger agreement pursuant to its stock decline termination right, it will give written notice to Simmons, and Simmons will have the option, in its sole and absolute discretion, within five days of the receipt of such notice of termination to increase the cash consideration by an amount in cash so the total value of the merger consideration is not less than $163,180,000. If Simmons so elects within such five-day period and notifies Reliance promptly of such election, then the merger agreement will remain in effect in accordance with its terms (except for the cash consideration will be so modified).

Termination Fee (page 89)

Reliance will pay Simmons a $10,000,000 termination fee if:

•	(1) either Reliance or Simmons effects an outside date termination or a no-vote termination, or (2) Simmons effects a breach termination and, in each case, within 12 months of such termination, Reliance consummates an acquisition transaction or enters into an acquisition agreement with respect to an acquisition transaction, whether or not such acquisition transaction is subsequently consummated; or
•	Simmons effects a Reliance board breach termination.

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If Reliance fails to pay any termination fee payable when due, then Reliance must pay to Simmons its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of such fee at the prime rate of Citibank, N.A. from the date such payment was due under the merger agreement until the date of payment.

Voting Agreements (page 90)

In connection with entering into the merger agreement, each of Thomas H. Brouster, Sr. and Gaines S. Dittrich, in their capacities as individuals, have separately entered into a Reliance voting agreement, pursuant to which they agreed to vote their beneficially owned shares of Reliance common stock in favor of the merger proposal and certain related matters and against alternative transactions. Mr. Brouster is the holder of irrevocable proxies previously granted by certain of Reliance’s shareholders that give Mr. Brouster sole authority to vote 34,912,158 shares of Reliance common stock as of the Reliance record date, in addition to the shares of Reliance common stock owned of record by him. Pursuant to the Reliance voting agreement that Mr. Brouster entered into, these shares of Reliance common stock will be voted in favor of the merger proposal and certain related matters and against alternative transactions. As of the Reliance record date, shares constituting approximately 53.9% of the Reliance common stock entitled to vote at the Reliance special meeting are subject to Reliance voting agreements.

Material U.S. Federal Income Tax Consequences Relating to the Merger (page 91)

The respective obligations of Simmons and Reliance to complete the mergers are conditioned upon receiving a legal opinion from Covington to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, or the Code. Neither Simmons nor Reliance currently intends to waive these conditions to the consummation of the mergers. In the event that Simmons or Reliance waives the condition to receive such tax opinion and the tax consequences of the merger materially change, then Reliance will recirculate appropriate soliciting materials and seek new approval of the merger from Reliance shareholders.

If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes:

•	A shareholder of Reliance that either (x) exchanges its Reliance common stock for the per share stock consideration and the per share cash consideration (other than cash received in lieu of fractional shares of Simmons common stock) or (y) elects to exchange its Reliance series C preferred stock for the per share merger consideration generally will (1) not recognize any loss upon surrendering its Reliance common stock or Reliance series C preferred stock and (2) recognize gain upon surrendering its Reliance common stock or Reliance series C preferred stock equal to the excess, if any, of (a) the sum of the amount of per share cash consideration received plus the fair market value (determined as of the effective time) of the per share stock consideration over (b) the holder’s aggregate adjusted tax basis in the shares of Reliance common stock or Reliance series C preferred stock surrendered, but only to the extent of the amount of per share cash consideration received. Reliance shareholders receiving cash in lieu of fractional shares of Simmons common stock will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Simmons common stock.

•	A holder of Reliance preferred stock that exchanges its Reliance preferred stock for Simmons preferred stock generally will not recognize gain or loss. A holder of Reliance series C preferred stock that elects to receive the series C liquidation preference will recognize gain or loss equal to the difference between the amount of cash received and the basis in the Reliance series C preferred stock exchanged therefor.

The U.S. federal income tax consequences described above may not apply to all shareholders of Reliance. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

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Comparison of Shareholders’ Rights (page 100)

Upon completion of the merger, the rights of former Reliance shareholders will be governed by the amended and restated articles of incorporation of Simmons, as amended, which we refer to as the Simmons charter and the amended bylaws of Simmons, which we refer to as the Simmons bylaws. Simmons is organized under Arkansas law, while Reliance is organized under Missouri law. The rights associated with Reliance common stock are different from the rights associated with Simmons common stock. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Simmons common stock.

Comparison of Shareholders’ Rights of Simmons and Reliance Series C Preferred Stock (page 109)

Upon completion of the merger, the rights of former holders of Reliance series C preferred stock, to the extent such holder of Reliance series C preferred stock receives Simmons series C preferred stock upon completion of the merger, will be governed by the Simmons charter and the Simmons bylaws. The terms of the Simmons series C preferred stock will be substantially similar to the terms of the Reliance series C preferred stock, but will be governed by the Simmons charter, the Simmons bylaws, and Arkansas law. Please see the section entitled “Comparison of Shareholders’ Rights of Simmons and Reliance Series C Preferred Stock” for a discussion of the different rights associated with Simmons series C preferred stock, and “Description of New Simmons Series C Preferred Stock” for a description of the rights associated with Simmons series C preferred stock.

Risk Factors (page 28)

Before voting at the Reliance special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” and described in Simmons’ Annual Report on Form 10-K for the year ended on December 31, 2017, Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and other reports filed by Simmons with the SEC, which are incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SIMMONS

The following table sets forth highlights from Simmons’ consolidated financial data as of and for the nine months ended September 30, 2018 and 2017 and as of and for each of the five years ended December 31, 2017. Results from past periods are not necessarily indicative of results that may be expected for any future period. The results of operations for the nine months ended September 30, 2018 and 2017 are not necessarily indicative of the results of operations for the full year or any other interim period. Simmons’ management prepared the unaudited information on the same basis as it prepared Simmons’ audited consolidated financial statements. In the opinion of Simmons’ management, this information reflects all adjustments necessary for a fair presentation of this data for those dates. You should read this information in conjunction with Simmons’ consolidated financial statements and related notes included in Simmons’ Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, each of which is incorporated by reference in this proxy statement/prospectus and from which this information is derived. See “Where You Can Find More Information.”

(Dollars and shares in thousands,	As of or for the Nine Months Ended September 30,		Years Ended December 31,
except per share data)	2018	2017	2017	2016	2015	2014	2013
Income statement data:
Net interest income	$414,771	$228,011	$354,930	$279,206	$278,595	$171,064	$130,850
Provision for loan losses	28,528	16,792	26,393	20,065	9,022	7,245	4,118
Net interest income after provision for loan losses	386,243	211,219	328,537	259,141	269,573	163,819	126,732
Non-interest income	109,308	102,136	138,765	139,382	94,661	62,192	40,616
Non-interest expense	296,833	203,889	312,379	255,085	256,970	175,721	134,812
Income before taxes	198,718	109,466	154,923	143,438	107,264	50,290	32,536
Provision for income taxes	38,651	35,429	61,983	46,624	32,900	14,602	9,305
Net income	160,067	74,037	92,940	96,814	74,364	35,688	23,231
Preferred stock dividends	—	—	—	24	257	—	—
Net income available to common shareholders	$160,067	$74,037	$92,940	$96,790	$74,107	$35,688	$23,231
Per share data:(9)
Basic earnings	$1.74	$1.16	$1.34	$1.58	$1.32	$1.06	$0.71
Diluted earnings	1.72	1.16	1.33	1.56	1.31	1.05	0.71
Diluted core earnings (non- GAAP)(1)	1.76	1.20	1.70	1.64	1.59	1.14	0.84
Book value	23.66	19.51	22.65	18.40	17.27	13.69	12.44
Tangible book value (non- GAAP)(2)	13.48	12.82	12.34	11.98	10.98	10.07	9.56
Dividends	0.45	0.38	0.50	0.48	0.46	0.44	0.42
Basic average common shares outstanding	92,245,680	63,593,852	69,384,500	61,291,296	56,167,592	33,757,532	32,678,670
Diluted average common shares outstanding	92,796,860	64,014,270	69,852,920	61,927,092	56,419,322	33,844,052	32,704,334
Balance sheet data at period end:
Assets	$16,281,264	$9,535,370	$15,055,806	$8,400,056	$7,559,658	$4,643,354	$4,383,100
Investment securities	2,321,120	1,723,453	1,957,575	1,619,450	1,526,780	1,082,870	957,965
Total loans	11,858,195	6,303,351	10,779,685	5,632,890	4,919,355	2,736,634	2,404,935
Allowance for loan losses (excluding acquired loans)(3)	55,358	42,717	41,668	36,286	31,351	29,028	27,442
Goodwill and other intangible assets	939,662	431,232	948,722	401,464	380,923	130,621	93,501
Non-interest bearing deposits	2,778,670	1,669,860	2,665,249	1,491,676	1,280,234	889,260	718,438
Deposits	12,088,506	7,325,590	11,092,875	6,735,219	6,086,096	3,860,718	3,697,567
Other borrowings	1,420,917	522,541	1,380,024	273,159	162,289	114,682	117,090
Subordinated debt and trust preferred	372,934	67,418	140,565	60,397	60,570	20,620	20,620
Shareholders’ equity	2,183,319	1,257,199	2,084,564	1,151,111	1,076,855	494,319	403,832
Tangible shareholders’ equity (non-GAAP)(2)	1,243,657	825,967	1,135,842	749,647	665,080	363,698	310,331
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(Dollars and shares in thousands,	As of or for the Nine Months Ended September 30,		Years Ended December 31,
except per share data)	2018	2017	2017	2016	2015	2014	2013
Capital ratios at period end:
Common shareholders’ equity to total assets	13.41%	13.18%	13.85%	13.70%	13.84%	10.65%	9.21%
Tangible common equity to tangible assets (non-GAAP)(4)	8.11	9.07	8.05	9.37	9.26	8.06	7.23
Tier 1 leverage ratio	8.67	10.62	9.21	10.95	11.20	8.77	9.22
Common equity Tier 1 risk- based ratio	9.82	11.97	9.80	13.45	14.21	n/a	n/a
Tier 1 risk-based ratio	9.82	12.90	9.80	14.45	16.02	13.43	13.02
Total risk-based capital ratio	13.08	13.54	11.35	15.12	16.72	14.50	14.10
Dividend payout to common shareholders	26.16	32.76	37.59	30.67	34.98	41.71	59.15
Annualized performance ratios:
Return on average assets	1.37%	1.12%	0.92%	1.25%	1.03%	0.80%	0.64%
Return on average common equity	10.01	8.18	6.68	8.75	7.90	8.11	5.33
Return on average tangible equity (non-GAAP)(2)(5)	18.61	12.97	11.26	13.92	12.53	10.99	6.36
Net interest margin(6)	4.04	3.99	4.07	4.19	4.55	4.47	4.21
Efficiency ratio (non- GAAP)(7)	53.14	57.25	55.27	56.32	59.01	67.22	71.20
Balance sheet ratios:(8)
Nonperforming assets as a percentage of period-end assets	0.39%	0.91%	0.52%	0.79%	0.85%	1.25%	1.69%
Nonperforming loans as a percentage of period-end loans	0.50	1.05	0.81	0.91	0.58	0.63	0.53
Nonperforming assets as a percentage of period-end loans and OREO	0.79	1.66	1.38	1.53	1.94	2.76	4.10
Allowance to nonperforming loans	135.73	78.13	90.26	92.09	165.83	223.31	297.89
Allowance for loan losses as a percentage of period-end loans	0.68	0.82	0.73	0.84	0.97	1.41	1.57
Net charge-offs (recoveries) as a percentage of average loans	0.26	0.25	0.35	0.40	0.17	0.30	0.27

(1)	Diluted core earnings per share is not calculated in accordance with United States generally accepted accounting principles, or GAAP. Diluted core earnings per share excludes from net income certain non-core items and then is divided by average diluted common shares outstanding. See “Reconciliation of Simmons Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.
(2)	Because of Simmons’ significant level of intangible assets, total goodwill and core deposit premiums, management of Simmons believes a useful calculation for investors in their analysis of Simmons is tangible book value per share, which is a non-GAAP financial measure. Tangible book value per share is calculated by subtracting goodwill and intangible assets from total common shareholders’ equity, and dividing the resulting number by the common stock outstanding at period end. See “Reconciliation of Simmons Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.
(3)	Allowance for loan losses at September 30, 2018 includes $1,345,000 allowance for loans acquired (not shown in the table above). The total allowance for loan losses at September 30, 2018 was $56,703,000. Allowance for loan losses at September 30, 2017 includes $391,000 of allowance for loans acquired (not shown in the table above). The total allowance for loan losses at September 30, 2017 was $43,108,000. Allowance for loan losses includes $418,000 at December 31, 2017 and $954,000 at December 31, 2016 and 2015 for loans acquired (not shown in the table above). The total allowance for loan losses at December 31, 2017, 2016 and 2015 was $42,086,000, $37,240,000 and $32,305,000, respectively.
(4)	Tangible common equity to tangible assets ratio is a non-GAAP financial measure. The tangible common equity to tangible assets ratio is calculated by dividing total common shareholders’ equity less goodwill and other intangible assets (resulting in tangible common equity) by total assets less goodwill and other intangible assets as of and for the periods ended presented above. See “Reconciliation of Simmons Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.
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(5)	Return on average tangible equity is a non-GAAP financial measure that removes the effect of goodwill and intangible assets, as well as the amortization of intangibles, from the return on average equity. This non-GAAP financial measure is calculated as net income, adjusted for the tax-effected effect of intangibles, divided by average tangible equity which is calculated as average shareholders’ equity for the period presented less goodwill and other intangible assets. See “Reconciliation of Simmons Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.
(6)	Fully taxable equivalent (assuming an income tax rate of 26.135% for periods beginning January 1, 2018 or 39.225% for periods prior to 2018).
(7)	The efficiency ratio is a non-GAAP financial measure. The efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items. See “Reconciliation of Simmons Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.
(8)	Excludes all loans acquired and excludes foreclosed assets acquired, covered by FDIC loss share agreements, except for their inclusion in total assets.
(9)	Share and per share amounts have been restated for the two-for-one stock split in February 2018.

 Reconciliation of Simmons Non-GAAP Financial Measures

(Dollars and shares in thousands,	As of or for the Nine Months Ended September 30,		Years Ended December 31,
except per share data)	2018	2017	2017	2016	2015	2014	2013
Reconciliation of core earnings:
Net income	$160,067	$74,037	$92,940	$96,790	$74,107	$35,688	$23,231
Non-core items:
Accelerated vesting on retirement agreements	—	—	—	—	2,209	—	—
Gain on sale of merchant services	—	—	—	—	—	(1,000)	—
Gain on sale of banking operations	—	—	—	—	(2,110)	—	—
Gain from early retirement of trust preferred securities	—	—	—	—	—	—	—
Gain on sale of insurance lines of business	—	(3,708)	(3,708)	—	—	—	—
Loss on FDIC loss-share termination	—	—	—	—	7,476	—	—
Donation to Simmons Foundation	—	—	5,000	—	—	—	—
Merger-related costs	3,980	7,879	21,923	4,835	13,760	7,470	6,376
Change-in-control payments	—	—	—	—	—	885	—
Loss from sale of securities	—	—	—	—	—	—	193
Branch right-sizing	1,049	53	169	3,359	3,144	(3059)	641
Charter consolidation costs	—	—	—	—	—	652	—
Tax effect(1)	(1,314)	(1,230)	(8,746)	(2,981)	(8,964)	(1,929)	(2,829)
Net non-core items (before SAB 118 adjustment)	3,715	2,994	14,638	4,619	15,515	3,019	4,381
SAB 118 adjustment(2)	—	—	11,471	—	—	—	—
Diluted core earnings	$163,782	$77,031	$119,049	$101,409	$89,622	$38,707	$27,612
Diluted earnings per share	$1.72	$1.16	$1.33	$1.56	$1.31	$1.05	$0.71
Non-core items:
Accelerated vesting on retirement agreements	—	—	—	—	0.04	—	—
Gain on sale of merchant services	—	—	—	—	—	(0.03)	—
Gain on sale of banking operations	—	—	—	—	(0.04)	—	—
Gain from early retirement of trust preferred securities	—	—	—	(0.01)	—	—	—
Gain on sale of insurance lines of business	—	(0.06)	(0.04)	—	—	—	—
Loss on FDIC loss-share termination	—	—	—	—	0.14	—	—
Donation to Simmons Foundation	—	—	0.07	—	—	—	—
Merger-related costs	0.04	0.12	0.31	0.08	0.25	0.22	0.19
Change-in-control payments	—	—	—	—	—	0.03	—
Loss on sale of securities	—	—	—	—	—	—	0.01
Branch right-sizing	0.01	—	—	0.06	0.06	(0.08)	0.02
Charter consolidation costs	—	—	—	—	—	0.02	—
Tax effect(1)	(0.01)	(0.02)	(0.13)	(0.05)	(0.17)	(0.07)	(0.09)
Net non-core items (before SAB 118 adjustment)	0.04	0.04	0.21	0.08	0.28	0.09	0.13
SAB 118 adjustment(2)	—	—	0.16	—	—	—	—
Diluted core earnings	$1.76	$1.20	$1.70	$1.64	$1.59	$1.14	$0.84

(1)	Effective tax rate of 26.135% for 2018 and 39.225% for prior years, adjusted for non-deductible merger-related costs and deferred tax items on the sale of the insurance lines of business.
(2)	Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax rates resulting from the tax reform legislation signed into law on December 22, 2017.
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(Dollars and shares in thousands,	As of or for the Nine Months Ended September 30,		Years Ended December 31,
except per share data)	2018	2017	2017	2016	2015	2014	2013
Calculation of tangible book value:
Total common shareholders’ equity	$2,183,319	$1,257,199	$2,084,564	$1,151,111	$1,046,003	$494,319	$403,832
Intangible assets:
Goodwill	(845,687)	(375,731)	(842,651)	(348,505)	(327,686)	(108,095)	(78,529)
Other intangible assets	(93,975)	(55,501)	(106,071)	(52,959)	(53,237)	(22,526)	(14,972)
Total intangibles	(939,662)	(431,232)	(948,722)	(401,464)	(380,923)	(130,621)	(93,501)
Tangible shareholders’equity	$1,243,657	$825,967	$1,135,842	$749,647	$665,080	$363,698	$310,331
Shares of common stock outstanding	92,291,070	64,424,484	92,029,118	62,555,446	60,556,864	36,104,976	32,452,512
Book value per common share	$23.66	$19.51	$22.65	$18.40	$17.27	$13.69	$12.44
Tangible book value per common share	$13.48	$12.82	$12.34	$11.98	$10.98	$10.07	$9.56

Calculation of Tangible
Common Equity and the
Ratio of Tangible
Common Equity to
Tangible Assets
Total shareholders’ equity	$2,183,319	$1,257,199	$2,084,564	$1,151,111	$1,046,003	$494,319	$403,832
Intangible assets:
Goodwill	(845,687)	(375,731)	(842,651)	(348,505)	(327,686)	(108,095)	(78,529)
Other intangible assets	(93,975)	(55,501)	(106,071)	(52,959)	(53,237)	(22,526)	(14,972)
Total intangibles	(939,662)	(431,232)	(948,722)	(401,464)	(380,923)	(130,621)	(93,501)
Tangible shareholders’ equity	$1,243,657	$825,967	$1,135,842	$749,647	$665,080	$363,698	$310,331
Total assets	$16,281,264	$9,535,370	$15,055,806	$8,400,056	$7,559,658	$4,643,354	$4,383,100
Intangible assets:
Goodwill	(845,687)	(375,731)	(842,651)	(348,505)	(327,686)	(108,095)	(78,529)
Other intangible assets	(93,975)	(55,501)	(106,071)	(52,959)	(53,237)	(22,526)	(14,972)
Total intangibles	(939,662)	(431,232)	(948,722)	(401,464)	(380,923)	(130,621)	(93,501)
Tangible assets	$15,341,602	$9,104,138	$14,107,084	$7,998,592	$7,178,735	$4,512,733	$4,289,599
Ratio of common equity to assets	13.41%	13.18%	13.85%	13.70%	13.84%	10.65%	9.21%
Ratio of tangible common equity to tangible assets	8.11%	9.07%	8.05%	9.37%	9.26%	8.06%	7.24%

Calculation of Return on Tangible Common Equity
Net income available to common shareholders	$160,067	$74,037	$92,940	$96,790	$74,107	$35,688	$23,231
Amortization of intangibles, net of taxes	6,180	2,934	4,659	3,611	2,972	1,203	365
Total income available to common shareholders	$166,247	$76,971	$97,599	$100,401	$77,079	$36,891	$23,596
Average shareholders’ equity	$2,138,818	$1,210,487	$1,390,815	$1,105,775	$938,521	$440,168	$435,918
Average intangible assets:
Goodwill	(845,180)	(363,383)	(455,453)	(332,974)	(281,133)	(88,965)	(60,655)
Other intangibles	(99,448)	(53,941)	(68,896)	(51,710)	(42,104)	(15,533)	(4,054)
Total average intangibles	(944,628)	(417,324)	(524,349)	(384,684)	(323,237)	(104,498)	(64,709)
Average tangible shareholders’ equity	$1,194,190	$793,163	$866,466	$721,091	$615,284	$335,670	$371,209
Return on average common equity	10.01%	8.18%	6.68%	8.75%	7.90%	8.11%	5.33%
Return on average tangible common equity	18.61%	12.97%	11.26%	13.92%	12.53%	10.99%	6.36%
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(Dollars and shares in thousands,	As of or for the Nine Months Ended September 30,		Years Ended December 31,
except per share data)	2018	2017	2017	2016	2015	2014	2013
Calculation of Efficiency Ratio
Non-interest expense	$296,833	$203,889	$312,379	$255,085	$256,970	$175,721	$134,812
Non-core non-interest expense adjustment	(5,029)	(8,197)	(27,357)	(8,435)	(18,747)	(13,747)	(7,017)
Other real estate and foreclosure expense adjustment	(2,940)	(2,177)	(3,042)	(4,389)	(4,861)	(4,507)	(1,337)
Amortization of intangibles adjustment	(8,367)	(4,827)	(7,666)	(5,942)	(4,889)	(1,979)	(601)
Efficiency ratio numerator	$280,497	$188,688	$274,314	$236,319	$228,473	$155,488	$125,857
Net-interest income	$414,771	$228,011	$354,930	$279,206	$278,595	$171,064	$130,850
Non-interest income	109,308	102,136	138,765	139,382	94,661	62,192	40,616
Non-core non-interest income adjustment	—	(3,972)	(3,972)	(835)	5,731	(8,780)	193
Fully tax-equivalent adjustment	3,831	5,798	7,723	7,722	8,517	6,840	4,951
(Gain) loss on sale of securities	(53)	(2,302)	(1,059)	(5,848)	(307)	(8)	151
Efficiency ratio denominator	$527,857	$329,671	$496,387	$419,627	$387,197	$231,308	$176,761
Efficiency ratio	53.14%	57.25%	55.27%	56.32%	59.01%	67.22%	71.20%
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MARKET PRICE AND DIVIDENDS

Simmons common stock trades on Nasdaq under the symbol “SFNC” and Reliance common stock trades on the OTC Pink Market under the symbol “RLBS.” The table below sets forth, for the calendar quarters indicated, the high and low sales price per share of shares of Reliance common stock. There is no established public trading market for Reliance common stock. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions. As of February 7, 2019 there were approximately 1,868 registered Simmons shareholders and approximately 795 registered Reliance shareholders.

	Reliance Common Stock
	High	Low
2017
First quarter	$1.60	$1.48
Second quarter	$1.90	$1.57
Third quarter	$2.75	$1.80
Fourth quarter	$2.36	$2.01

2018
First quarter	$2.16	$1.60
Second quarter	$2.00	$1.60
Third quarter	$1.80	$1.37
Fourth quarter	$2.10	$1.40

2019
First quarter (through February 7, 2019)	$1.85	$1.65

Although Reliance pays dividends in full on Reliance preferred stock, it has not historically paid dividends on Reliance common stock and does not intend to commence paying dividends on Reliance common stock.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

 Some of the statements contained or incorporated by reference in this proxy statement/prospectus may not be based on historical facts and are “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to the benefits of the merger, the impact Simmons and Reliance expect the mergers to have on the combined entity’s operations, financial condition, and financial results, and Simmons’ expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and other benefits Simmons expects to realize as a result of the mergers. The forward-looking statements also include, without limitation, statements relating to the combined entity’s future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to Simmons’ common stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on Simmons’ financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, effect of pending litigation, acquisition strategy, legal and regulatory limitations and compliance and competition. These forward-looking statements are based on various assumptions (some of which may be beyond our control) and involve substantial risks and uncertainties. There are many factors that may cause actual results to differ materially from those contemplated by such forward-looking statements. In addition to the factors disclosed by us under the caption “Risk Factors” and elsewhere in this document, and to factors previously disclosed by Simmons’ reports filed with the SEC and incorporated by reference herein, the following factors, among others, could cause actual results to differ materially and adversely from our forward-looking statements:

•	the businesses of Simmons and Reliance may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;
•	expected revenue synergies and cost savings from the mergers may not be fully realized or realized within the expected time frame;
•	revenues following the mergers may be lower than expected;
•	customer and employee relationships and business operations may be disrupted by the mergers;
•	management’s time and attention may be diverted to merger-related issues;
•	the potential dilutive effect of shares of Simmons common stock to be issued in the merger;
•	Simmons’ and Reliance’s ability to obtain regulatory, shareholder or other approvals or other conditions to closing on a timely basis or at all, the ability to close the mergers on the expected timeframe, or at all;
•	closing may be more difficult, time-consuming or costly than expected;
•	Simmons’ and Reliance’s customers, employees, vendors and counterparties may have varied or negative reactions to the mergers;
•	changes in general business, economic and market conditions;
•	changes in fiscal and monetary policies, and laws and regulations;
•	changes in interest rates, inflation rates, deposit flows, loan demand and real estate values;
•	a deterioration in credit quality and/or a reduced demand for, or supply of, credit;
•	volatility in the securities markets generally or in the market price of Simmons common stock specifically; and
•	other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, Simmons and Reliance claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference in this proxy statement/prospectus. Simmons and Reliance do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the mergers or other matters addressed in this proxy statement/prospectus and attributable to Simmons, Reliance or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

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RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Simmons’ Annual Report on Form 10-K for the year ended December 31, 2017 and any updates to those risk factors set forth in Simmons’ Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC, Reliance shareholders should carefully consider the following factors in deciding whether to vote for the proposals presented in this proxy statement/prospectus. Please also see the section entitled “Where You Can Find More Information.”

Risks Relating to the Mergers

Because the market price of Simmons common stock will fluctuate, the value of the per share stock consideration to be received by Reliance shareholders may change.

Upon completion of the merger, each share of outstanding Reliance common stock will be converted into the right to receive the per share merger consideration (except for shares of Reliance common stock held directly or indirectly by Reliance or Simmons and any dissenting shares), with cash paid in lieu of any remaining fractional shares. Any change in the market price of Simmons common stock prior to the completion of the merger will affect the market value of the per share stock consideration that Reliance shareholders will receive upon completion of the merger. At the time of the Reliance special meeting, Reliance shareholders will not know or be able to calculate the value of the Simmons common stock they will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of Simmons and Reliance. Reliance shareholders should obtain current market quotations for shares of Simmons common stock and Reliance common stock before voting their shares at the Reliance special meeting.

Other than as described in this proxy statement/prospectus, there will be no adjustment to the merger consideration based upon changes in the market price of Simmons common stock or Reliance common stock prior to the effective time. Upon the terms and subject to the conditions of the merger agreement, if the Simmons average closing price is more than $37.68 and the difference between the percentage change in Simmons average closing price and the percentage change in the Nasdaq Bank Index exceeds 20% over a designated measurement period, then the cash consideration will be decreased by an amount in cash such that the total value of the merger consideration is not greater than $213,420,000. In addition, the merger agreement cannot be terminated due to a change in the price of Simmons common stock or Reliance common stock, except if the Simmons average closing price is less than $25.12 and the difference between the percentage change in the Nasdaq Bank Index and the percentage change in the Simmons average closing price exceeds 20% over a designated measurement period, unless Simmons agrees to increase the cash consideration by an amount in cash such that the total value of the merger consideration is not less than $163,180,000.

See the sections entitled “The Merger Agreement—Pricing Adjustments” and “The Merger Agreement—Termination of the Merger Agreement.”

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Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the merger agreement, including the mergers, may be completed, various approvals must be obtained from bank regulatory authorities. In determining whether to grant these approvals, the applicable regulatory authorities consider a variety of factors, including the competitive impact of the proposal in the relevant geographic markets; financial, managerial and other supervisory considerations, including the future prospects, of each party; potential effects of the mergers on the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, or the Community Reinvestment Act, including the subsidiaries’ overall compliance records and recent fair lending examinations; effectiveness of the parties in combatting money laundering activities; the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system; and whether Simmons controls or would after consummation of the mergers control deposits in excess of certain limits. These regulatory authorities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the mergers or of imposing additional costs or limitations on the combined company following the mergers. The regulatory approvals may not be received at all, may not be received in a timely fashion, or may contain conditions on the completion of the mergers that are not anticipated or cannot be met. Furthermore, such conditions or changes may constitute a burdensome condition that may allow Simmons to terminate the merger agreement and Simmons may exercise its right to terminate the merger agreement. If the consummation of the mergers are delayed, including by a delay in receipt of necessary regulatory approvals, the business, financial condition and results of operations of each party may also be materially and adversely affected. See the section entitled “The Mergers—Regulatory Approvals Required for the Mergers.”

Failure of the mergers to be completed, the termination of the merger agreement or a significant delay in the consummation of the mergers could negatively impact Simmons and Reliance.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the mergers. Please see the section entitled “The Merger Agreement—Conditions to Consummation of the Mergers.” These conditions to the consummation of the mergers may not be fulfilled and, accordingly, the mergers may not be completed. In addition, if the mergers are not completed by November 30, 2019, either Simmons or Reliance may choose to terminate the merger agreement at any time after that date if the failure to consummate the transactions contemplated by the merger agreement is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement, before or after Reliance shareholder approval of the merger.

If the mergers are not consummated, the ongoing business, financial condition and results of operations of each party may be materially adversely affected and the market price of each party’s common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the mergers will be consummated. If the consummation of the mergers are delayed, including by the receipt of a competing acquisition proposal, the business, financial condition and results of operations of each party may be materially adversely affected.

In addition, each party has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC and other regulatory agencies in connection with the mergers. If the mergers are not completed, the parties would have to recognize these expenses without realizing the expected benefits of the mergers. Any of the foregoing, or other risks arising in connection with the failure of or delay in consummating the mergers, including the diversion of management attention from pursuing other opportunities and the constraints in the merger agreement on the ability to make significant changes to each party’s ongoing business during the pendency of the mergers, could have a material adverse effect on each party’s business, financial condition and results of operations.

Additionally, Simmons’ or Reliance’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the mergers, without realizing any of the anticipated benefits of completing the mergers, and the market price of Simmons common stock or Reliance common stock might decline to the extent that the current market price reflects a market assumption that the mergers will be completed. If the merger agreement is terminated and a party’s board of directors seeks another merger or business combination, such party’s shareholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the mergers.

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Some of the conditions to the mergers may be waived by Simmons or Reliance without resoliciting Reliance shareholder approval of the merger agreement.

Some of the conditions to the mergers set forth in the merger agreement may be waived by Reliance or Simmons, subject to the agreement of the other party in specific cases. See the section entitled “The Merger Agreement—Conditions to Consummation of the Mergers.” If any such conditions are waived, Reliance and Simmons will evaluate whether an amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In the event that the Reliance board of directors determines that resolicitation of Reliance shareholders is not warranted, Simmons and Reliance will have the discretion to complete the mergers without seeking further Reliance shareholder approval.

Simmons and Reliance will be subject to business uncertainties and contractual restrictions while the mergers are pending.

Uncertainty about the effect of the mergers on employees, customers (including depositors and borrowers), suppliers and vendors may have an adverse effect on the business, financial condition and results of operations of each party. These uncertainties may impair Simmons’ or Reliance’s ability to attract, retain and motivate key personnel and customers (including depositors and borrowers) pending the consummation of the mergers, as such personnel and customers may experience uncertainty about their future roles and relationships following the consummation of the mergers. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with Simmons and/or Reliance to seek to change existing business relationships with Simmons and/or Reliance or fail to extend an existing relationship with Simmons and/or Reliance. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the mergers.

The pursuit of the mergers and the preparation for the integration may place a burden on each company’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on each party’s business, financial condition and results of operations.

In addition, the merger agreement restricts each party from taking certain actions without the other party’s consent while the merger is pending. These restrictions could have a material adverse effect on each party’s business, financial condition and results of operations. Please see the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Effective Time” for a description of the restrictive covenants applicable to Simmons and Reliance.

Reliance’s directors and executive officers have interests in the mergers that may be different from the interests of the Reliance shareholders.

Reliance’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of the Reliance shareholders generally. The Reliance board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement and in determining to recommend to the Reliance shareholders that they vote to approve the merger proposal. These interests are described in more detail under the section entitled “The Mergers—Interests of Reliance’s Directors and Executive Officers in the Mergers.”

The merger agreement contains provisions that may discourage other companies from pursuing, announcing or submitting a business combination proposal to Reliance that might result in greater value to Reliance shareholders.

The merger agreement contains provisions that may discourage a third party from pursuing, announcing or submitting a business combination proposal to Reliance that might result in greater value to the Reliance shareholders than the mergers. These provisions include a general prohibition on Reliance from soliciting or entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions, as described under the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers.” Furthermore, if the merger agreement is terminated, under certain circumstances, Reliance may be required to pay Simmons a termination fee equal to $10,000,000, as described under the section entitled “The Merger Agreement—Termination Fee.” Reliance also has an unqualified obligation to submit its merger-related proposals to a vote by its shareholders, including if Reliance receives an unsolicited proposal that the Reliance board of directors believes is superior to the mergers. See the section entitled “The Merger Agreement—Reliance Special Meeting and Recommendation of the Reliance Board of Directors.”

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Each of Thomas H. Brouster, Sr. and Gaines S. Dittrich, in their capacities as individuals, have separately entered into a Reliance voting agreement pursuant to which they agreed to vote their beneficially owned shares of Reliance common stock in favor of the merger proposal and certain related matters and against alternative transactions. Mr. Brouster is the holder of irrevocable proxies previously granted by certain of Reliance’s shareholders that give Mr. Brouster sole authority to vote 34,912,158 shares of Reliance common stock as of the Reliance record date, in addition to the shares of Reliance common stock owned of record by him. Pursuant to the Reliance voting agreement that Mr. Brouster entered into, these shares of Reliance common stock will be voted in favor of the merger proposal and certain related matters and against alternative transactions. As of the Reliance record date, shares constituting approximately 53.9% of the Reliance common stock entitled to vote at the Reliance special meeting are subject to Reliance voting agreements. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

The merger is expected to, but may not, qualify as a reorganization under Section 368(a) of the Code.

The parties expect the merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and the obligation of Simmons and Reliance to complete the mergers is conditioned upon the receipt of U.S. federal income tax opinion to that effect from Covington. This tax opinion represents the legal judgment of counsel rendering the opinion and is not binding on the United States Internal Revenue Service, or the IRS, or the courts. The expectation that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code reflects assumptions and was prepared taking into account the relevant information available to Simmons and Reliance at the time. However, this information is not a fact and should not be relied upon as necessarily indicative of future results. Furthermore, such expectation constitutes a forward-looking statement. For information on forward-looking statements, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then a Reliance shareholder or holder of Reliance preferred stock may be required to recognize any gain or loss equal to the difference between (1) the sum of the fair market value of either Simmons common stock or Simmons preferred stock received by the shareholder in the merger and the amount of cash, if any, received by the shareholder in the merger, and (2) the shareholder’s adjusted tax basis in the shares of Reliance common stock or Reliance preferred stock exchanged therefor. For further information, please refer to the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.” You should consult your tax advisor to determine the particular tax consequences to you.

The opinion of Sandler O’Neill delivered to the Reliance board of directors prior to the signing of the merger agreement will not reflect changes in circumstances after the date of the opinion.

The Reliance board of directors received a fairness opinion from Sandler O’Neill dated November 13, 2018. Such opinion has not been updated as of the date of this proxy statement/prospectus and will not be updated at, or prior to, the time of the completion of the mergers. Changes in the operations and prospects of Simmons or Reliance, general market and economic conditions and other factors that may be beyond the control of Simmons and Reliance may alter the value of Simmons or Reliance or the prices of shares of Simmons common stock or Reliance common stock by the time the mergers are completed. The opinion does not speak as of the time the mergers are completed or as of any other date than the date of the opinion. The opinion that the Reliance board of directors received from Sandler O’Neill is attached as Annex C to this proxy statement/prospectus. For a description of the opinion, see “The Mergers—Opinion of Sandler O’Neill & Partners, L.P.” For a description of the other factors considered by the Reliance board of directors in determining to approve the merger, see “The Mergers—Reliance’s Reasons for the Mergers and Recommendation of the Reliance Board of Directors.”

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Litigation against Reliance or Simmons, or the members of the Reliance or Simmons board of directors, could prevent or delay the completion of the mergers.

While Simmons and Reliance believe that any claims that may be asserted by purported shareholder plaintiffs related to the mergers would be without merit, the results of any such potential legal proceedings are difficult to predict and could delay or prevent the mergers from being competed in a timely manner. The existence of litigation related to the mergers could affect the likelihood of obtaining the required approval from Reliance shareholders. Moreover, any litigation could be time consuming and expensive, could divert Simmons and Reliance management’s attention away from their regular business and, any lawsuit adversely resolved against Reliance, Simmons or members of the Reliance or Simmons board of directors, could have a material adverse effect on each party’s business, financial condition and results of operations.

One of the conditions to the consummation of the mergers is the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal consummation of the consummation of the transactions contemplated by the merger agreement (including the merger). Consequently, if a settlement or other resolution is not reached in any lawsuit that is filed or any regulatory proceeding and a claimant secures injunctive or other relief or a regulatory authority issues an order or other directive prohibiting, restricting or making illegal consummation of the consummation of the transactions contemplated by the merger agreement (including the merger), then such injunctive or other relief may prevent the mergers from becoming effective in a timely manner or at all.

Risks Relating to the Combined Company’s Business Following the Mergers

The market price of the common stock of the combined company after the merger may be affected by factors different from those currently affecting the shares of Simmons or Reliance common stock.

Upon the completion of the merger, Simmons shareholders and Reliance shareholders will become shareholders of the combined company. Simmons’ business differs from that of Reliance, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Simmons and Reliance. For a further discussion of the businesses of Simmons and Reliance, please see the section entitled “Information About the Companies.” For a discussion of the businesses of Simmons and of certain factors to consider in connection with such business, please see the documents incorporated by reference in this proxy statement/prospectus and referred to in the section entitled “Where You Can Find More Information.”

Sales of substantial amounts of Simmons common stock in the open market by former Reliance shareholders could depress Simmons’ stock price.

Shares of Simmons common stock that are issued to Reliance shareholders in the merger will be freely tradable without restrictions or further registration under the Securities Act. Simmons currently expects to issue 4,000,000 shares of Simmons common stock in connection with the merger. If the mergers are completed and if Reliance’s former shareholders sell substantial amounts of Simmons common stock in the public market following completion of the merger, the market price of Simmons common stock may decrease. These sales might also make it more difficult for Simmons to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.

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Shares of Simmons common stock and Simmons series C preferred stock to be received by Reliance shareholders and holders of Reliance series C preferred stock as a result of the merger will have rights different from the shares of Reliance common stock and Reliance series C preferred stock.

The rights of Reliance shareholders and holders of Reliance series C preferred stock are currently governed by the restated articles of incorporation of Reliance, which we refer to as the Reliance charter, and the amended and restated bylaws of Reliance, which we refer to as the Reliance bylaws. Upon completion of the merger, the rights of former Reliance shareholders and holders of Reliance series C preferred stock will be governed by the Simmons charter and the Simmons bylaws. Simmons is organized under Arkansas law, while Reliance is organized under Missouri law. The rights associated with Reliance common stock are different from the rights associated with Simmons common stock. The terms of the Reliance series C preferred stock will be substantially similar to the terms of the Simmons series C preferred stock, but will be governed by the Simmons charter, the Simmons bylaws, and Arkansas law. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Simmons common stock, “Comparison of Shareholders’ Rights of Simmons and Reliance Series C Preferred Stock” for a discussion of the different rights associated with Simmons series C preferred stock, and “Description of New Simmons Series C Preferred Stock” for a description of the rights associated with Simmons series C preferred stock.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the mergers may not be realized.

The success of the mergers will depend on, among other things, the combined company’s ability to combine the businesses of Simmons and Reliance. If the combined company is not able to successfully achieve this objective, the anticipated benefits of the mergers may not be realized fully, or at all, or may take longer to realize than expected.

Simmons and Reliance have operated and, until the completion of the mergers, will continue to operate, independently. The success of the mergers, including anticipated benefits and cost savings, will depend, in part, on the successful combination of the businesses of Simmons and Reliance. To realize these anticipated benefits and cost savings, after the completion of the mergers, Simmons expects to integrate Reliance’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the mergers. The loss of key employees could have an adverse effect on the companies’ financial results and the value of their common stock. If Simmons experiences difficulties with the integration process, the anticipated benefits of the mergers may not be realized fully, or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Simmons or Reliance to lose current customers or cause current customers to remove their accounts from Simmons or Reliance and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Simmons or Reliance during this transition period and for an undetermined period after consummation of the mergers.

The combined company expects to incur substantial expenses related to the mergers.

The combined company expects to incur substantial expenses in connection with consummation of the mergers and combining the business, operations, networks, systems, technologies, policies and procedures of the two companies. Although Simmons and Reliance have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and combination expenses associated with the mergers could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the consummation of the mergers. As a result of these expenses, both Simmons and Reliance expect to take charges against their earnings before and after the completion of the mergers. The charges taken in connection with the mergers are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present.

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Holders of Simmons and Reliance common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of Simmons and Reliance common stock currently have the right to vote for the election the directors and on other matters affecting Simmons and Reliance, respectively. Upon the completion of the merger, each Reliance shareholder who receives shares of Simmons common stock will become a shareholder of Simmons with a percentage ownership of Simmons common stock that is smaller than such shareholder’s percentage ownership of Reliance common stock. Following completion of the merger, it is currently expected that former holders of Reliance common stock as a group will own approximately 4.1% of the combined company’s common stock and existing Simmons shareholders as a group will own approximately 95.9% of the combined company’s common stock, assuming the current shares of Reliance series C preferred stock outstanding are not converted into shares of Reliance common stock prior to the effective time and the Reliance convertible debt is converted into 11,000,000 shares of Reliance common stock immediately prior to the effective time. As a result, Reliance shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Reliance, and existing Simmons shareholders may have less influence than they now have on the management and policies of Simmons.

Risks Relating to an Investment in Simmons Common Stock

The market price of Simmons common stock may decline as a result of the mergers.

The market price of Simmons common stock may decline as a result of the mergers if Simmons does not achieve the perceived benefits of the mergers or the effect of the mergers on Simmons’ financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the mergers, Simmons and Reliance shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Existing Simmons and Reliance shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.

Simmons’ management will have broad discretion as to the use of assets acquired from these mergers, and Simmons may not use these assets effectively.

Simmons’ management will have broad discretion in the application of the assets from these mergers and could utilize the assets in ways that do not improve Simmons’ results of operations or enhance the value of its common stock. Reliance shareholders will not have the opportunity, as part of their investment decision, to assess whether these acquired assets are being used appropriately. Simmons’ failure to utilize these assets effectively could have a material adverse effect on the combined company’s business, financial condition and results of operations and cause the price of Simmons common stock to decline.

Simmons’ rights and the rights of Simmons shareholders to take action against Simmons’ directors and officers are limited.

The Simmons charter eliminates Simmons’ directors’ liability to Simmons and its shareholders for money damages for breach of fiduciary duties as a director to the fullest extent permitted by Arkansas law. Arkansas law provides that an officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in Simmons’ best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

The Simmons charter and bylaws also require Simmons to indemnify Simmons’ directors and officers for liability resulting from actions taken by them in those capacities to the maximum extent permitted by Arkansas law. As a result, Simmons shareholders and Simmons may have more limited rights against Simmons’ directors and officers than might otherwise exist under common law. In addition, Simmons may be obligated to fund the defense costs incurred by Simmons’ directors and officers.

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An investment in Simmons common stock is not an insured deposit.

An investment in Simmons common stock is not a bank deposit and is not insured or guaranteed by the FDIC, the Deposit Insurance Fund, or any other government agency. Accordingly, you should be capable of affording the loss of any investment in Simmons common stock.

There may be future sales of additional common stock or preferred stock or other dilution of our equity, which may adversely affect the value of our common stock.

We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The value of our common stock could decline as a result of sales by us of a large number of shares of common stock or preferred stock or similar securities in the market or the perception that such sales could occur.

Risks Relating to an Investment in New Simmons Series C Preferred Stock

The Simmons series C preferred stock to be received by holders of Reliance series C preferred stock in the merger will not be listed or traded on any exchange.

The Simmons series C preferred stock to be issued by Simmons to holders of Reliance series C preferred stock in the merger will not be listed or traded on any exchange. No market is expected to develop for the Simmons series C preferred stock in the foreseeable future and holders of the Simmons series C preferred stock may not be able to find a buyer and sell their shares if they desired to do so.

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THE RELIANCE SPECIAL MEETING

This section contains information for Reliance shareholders about the Reliance special meeting. Reliance is mailing or otherwise delivering this proxy statement/prospectus to you, as a Reliance shareholder, on or about [  ], 2019. This proxy statement/prospectus is also being delivered to Reliance shareholders and holders of Reliance series C preferred stock as Simmons’ prospectus for its offering of Simmons common stock and Simmons series C preferred stock in connection with the merger. This proxy statement/prospectus is accompanied by a notice of the Reliance special meeting and a proxy card that the Reliance board of directors is soliciting for use at the Reliance special meeting and at any adjournments or postponements of the Reliance special meeting. References to “you” and “your” in this section are to Reliance shareholders.

Date, Time and Place of the Reliance Special Meeting

The Reliance special meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/RLBS2019SM, on April 8, 2019, at 8:00 a.m. Central Time. On or about [  ], 2019, Reliance commenced mailing or otherwise delivering this proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the Reliance special meeting.

Purpose of the Reliance Special Meeting

At the Reliance special meeting, you will be asked to consider and vote on the following matters:

•	the merger proposal; and
•	the adjournment proposal, if necessary or appropriate.

Recommendation of the Reliance Board of Directors

The Reliance board of directors has unanimously approved the merger agreement and unanimously recommends that Reliance shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. Please see the section entitled “The Mergers—Reliance’s Reasons for the Mergers and Recommendation of the Reliance Board of Directors” for a more detailed discussion of the factors considered by the Reliance board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby.

Completion of the mergers is conditioned upon the approval of the merger proposal, but is not conditioned upon the approval of the adjournment proposal.

Record Date and Quorum

Reliance has set the close of business on February 5, 2019 as the Reliance record date to determine which Reliance shareholders will be entitled to receive notice of and vote at the Reliance special meeting. Only Reliance shareholders at the close of business on the Reliance record date will be entitled to vote at the Reliance special meeting. As of the Reliance record date, there were 75,766,428 shares of Reliance common stock outstanding and entitled to notice of, and to vote at, the Reliance special meeting, held by approximately 795 shareholders of record. Each holder of shares of Reliance common stock outstanding on the Reliance record date will be entitled to one vote for each share held of record.

The presence at the Reliance special meeting, electronically or by proxy, of a majority of the shares of Reliance common stock outstanding and entitled to vote as of the Reliance record date will constitute a quorum for the purposes of the Reliance special meeting. All shares of Reliance common stock represented at the meeting or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Reliance special meeting.

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If a quorum is not present at the Reliance special meeting, it will be postponed until the holders of the number of shares of Reliance common stock required to constitute a quorum attend. If additional votes must be solicited in order for Reliance shareholders to approve the merger proposal and the adjournment proposal is approved, the Reliance special meeting will be adjourned to solicit additional proxies. The Reliance special meeting may be adjourned by the affirmative vote of holders of a majority of the shares of Reliance common stock represented electronically or by proxy at the Reliance special meeting, even if less than a quorum.

Vote Required; Treatment of Abstentions and Failure to Vote

Approval of the merger proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Reliance common stock entitled to vote on the merger proposal. Approval of the adjournment proposal requires the affirmative vote of at least a majority of shares present electronically or represented by proxy at the Reliance special meeting and entitled to vote on the adjournment proposal.

With respect to the merger proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal. With respect to the adjournment proposal, if you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote against the adjournment proposal, and if you fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.

Shares Held by Directors and Executive Officers

As of the Reliance record date, there were 75,766,428 shares of Reliance common stock entitled to vote at the Reliance special meeting. As of the Reliance record date, the directors and executive officers of Reliance and their affiliates beneficially owned and were entitled to vote approximately 40,872,770 shares of Reliance common stock, representing approximately 53.9% of the shares of Reliance common stock outstanding on that date. Thomas H. Brouster, Sr., is the holder of irrevocable proxies previously granted by certain of the Reliance shareholders, including shareholders that are Reliance directors and executive officers, that give Mr. Brouster sole authority to vote 34,912,158 shares of Reliance common stock as of the Reliance record date in addition to the shares of Reliance common stock owned of record by him. Reliance currently expects that the shares of Reliance common stock beneficially owned by its directors and executive officers will be voted in favor of the merger proposal and the adjournment proposal. Each of Mr. Brouster and Gaines S. Dittrich, in their capacities as individuals, have separately entered into a Reliance voting agreement pursuant to which they agreed to vote their beneficially owned shares of Reliance common stock in favor of the merger proposal and certain related matters and against alternative transactions. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

Voting of Proxies; Incomplete Proxies

A Reliance shareholder may vote by proxy or at the Reliance special meeting. If you hold your shares of Reliance common stock in your name as a shareholder of record, you may use one of the following methods to submit a proxy as a Reliance shareholder:

•	through the internet by visiting www.proxyvote.com and following the instructions, using the control number provided on your proxy card;
•	by telephone by calling 1-800-690-6903 and following the recorded instructions, using the control number provided on your proxy card; or
•	by mail by completing, signing, dating and returning the proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

When a properly executed proxy card is returned, the shares of Reliance common stock represented by it will be voted at the Reliance special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of Reliance common stock represented by the proxy card will be voted as recommended by the Reliance board of directors.

The deadline for voting by telephone or the internet as a shareholder of record is 11:59 p.m., Eastern Time, on April 7, 2019. For Reliance shareholders whose shares are registered in the name of a bank, broker or other nominee, please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or the internet.

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If a Reliance shareholder’s shares are held in “street name” by a bank, broker or other nominee, the shareholder should check the voting form used by that firm to determine how to vote. You may not vote shares held in “street name” by returning a proxy card directly to Reliance or by voting at the Reliance special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Every Reliance shareholder’s vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card, or submit your proxy by telephone or the internet, whether or not you plan to attend the Reliance special meeting. Because the Reliance special meeting is virtual and is being conducted electronically, shareholders will not be able to attend the special meeting in person. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate, you will need the 16-digit control number provided on the proxy card. Additional directions for participating in the special meeting are available at www.virtualshareholdermeeting.com/RLBS2019SM.

Shares Held in “Street Name”

If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Under stock exchange rules, banks, brokers and other nominees who hold shares of Reliance common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Reliance expects that all proposals to be voted on at the Reliance special meeting will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of Reliance common stock in “street name,” such entity will vote your shares of Reliance common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.

Revocability of Proxies and Changes to a Reliance Shareholder’s Vote

If you hold stock in your name as a shareholder of record, you may change your vote or revoke any proxy at any time before it is voted by (1) completing, signing, dating and returning a proxy card with a later date, (2) delivering a written revocation letter to Reliance’s corporate secretary, (3) vote via live webcast at the Reliance special meeting at www.virtualshareholdermeeting.com/RLBS2019SM, or (4) voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline). If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Reliance special meeting.

Any Reliance shareholder entitled to vote at the Reliance special meeting may vote regardless of whether or not a proxy has been previously given, but simply attending the Reliance special meeting (without notifying Reliance’s corporate secretary) will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Reliance Bancshares, Inc.

10401 Clayton Road

Frontenac, Missouri 63131

Attention: Allan D. Ivie IV

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of voting instructions.

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Solicitation of Proxies

Reliance is soliciting proxies from Reliance shareholders in conjunction with the mergers. Reliance will bear the entire cost of soliciting proxies from Reliance shareholders. In addition to solicitation of proxies by mail, Reliance will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Reliance common stock and secure their voting instructions. Reliance will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Reliance may use its directors, officers or employees, who will not be specially compensated, to solicit proxies from Reliance shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Reliance Special Meeting

If you are a Reliance shareholder as of the Reliance record date, you may vote your shares at the virtual Reliance special meeting by following the instructions for joining and voting at the special meeting posted at www.virtualshareholdermeeting.com/RLBS2019SM. However, there will be very limited time to vote at the special meeting, and thus, you are encouraged to vote in advance or immediately at the start of the meeting. To vote during the meeting, you will need the 16-digit control number provided on your proxy card or voting instruction form. Even if you currently plan to attend the Reliance special meeting, it is recommended that you also submit your proxy as described below, so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote at the meeting, the vote you submit at the meeting will override your proxy vote. If your shares of Reliance common stock are held in “street name” by a bank, broker or other nominee, please follow the instructions on the voting instruction form provided by the record holder.

Delivery of Proxy Materials

As permitted by applicable law, only one copy of this proxy statement/prospectus is being delivered to shareholders residing at the same address, unless such shareholders have notified Reliance of their desire to receive multiple copies of the proxy statement/prospectus.

Reliance will promptly deliver, upon oral or written request, a separate copy of the proxy statement/prospectus to any shareholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to Reliance’s President, Allan D. Ivie IV, at 10401 Clayton Road, Frontenac, Missouri 63131 or by telephone at (314) 569-7200.

Assistance

If you need assistance in completing your proxy card, have questions regarding the Reliance special meeting, or would like additional copies of this proxy statement/prospectus, please contact Reliance’s President, Allan D. Ivie IV, at (314) 569-7200.

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THE Reliance proposals

Proposal 1: Merger Proposal

Reliance is asking Reliance shareholders to approve the merger agreement pursuant to which Reliance will merge with and into Simmons. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled “The Merger Agreement.” Reliance shareholders should read this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, carefully and in their entirety for more detailed information concerning the merger agreement and the mergers. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

As discussed in the section entitled “The Mergers—Reliance’s Reasons for the Mergers and Recommendation of the Reliance Board of Directors,” after careful consideration, the Reliance board of directors unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the mergers, to be advisable and in the best interest of Reliance and the Reliance shareholders.

Required Vote

Approval of the merger proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Reliance common stock entitled to vote on the merger proposal. If you mark “ABSTAIN” for the merger proposal on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal.

The Reliance board of directors unanimously recommends that Reliance shareholders vote “FOR” the merger proposal.

Proposal 2: Adjournment Proposal

Reliance is asking Reliance shareholders to approve the adjournment of the Reliance special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the merger proposal if there are insufficient votes at the time of such adjournment to approve the merger proposal.

If, at the Reliance special meeting, there is an insufficient number of shares of Reliance common stock present electronically or represented by proxy and voting in favor of the merger proposal, Reliance will move to adjourn the Reliance special meeting in order to enable the Reliance board of directors to solicit additional proxies for approval of the merger proposal. If the Reliance shareholders approve the adjournment proposal, Reliance may adjourn the Reliance special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Reliance shareholders who have previously voted. Notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the Reliance special meeting. If the adjournment is for more than 90 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date and place of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. Even if a quorum is not present, the Reliance special meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of Reliance common stock represented electronically or by proxy at the Reliance special meeting.

Required Vote

Approval of the adjournment proposal requires the affirmative vote of at least a majority of shares present electronically or represented by proxy at the Reliance special meeting and entitled to vote on the adjournment proposal. If you mark “ABSTAIN” for the adjournment proposal on your proxy card, it will have the same effect as a vote against the adjournment proposal, and if you fail to either submit a proxy card or vote by telephone or the internet or at the Reliance special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the adjournment proposal.

The Reliance board of directors unanimously recommends that Reliance shareholders vote “FOR” the adjournment proposal.

Other Matters to Come Before the Reliance Special Meeting

As of the date of this proxy statement/prospectus, the Reliance board of directors is not aware of any matters that will be presented for consideration at the Reliance special meeting other than as described in this proxy statement/prospectus. If, however, the Reliance board of directors properly brings any other matters before the Reliance special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the Reliance board of directors on any such matter.

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INFORMATION ABOUT THE COMPANIES

Simmons History and Business

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Telephone: (870) 541-1000

 Simmons is a financial holding company registered under the BHC Act. Simmons is headquartered in Arkansas and as of September 30, 2018, had, on a consolidated basis, total assets of $16.3 billion, total net loans of $11.8 billion, total deposits of $12.1 billion and total shareholders’ equity of $2.2 billion. Simmons conducts its banking operations through its subsidiary bank, Simmons Bank, in 191 branches or financial centers located in communities in Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas. Simmons common stock is traded on Nasdaq under the symbol “SFNC.”

Simmons is committed to the community bank philosophy of encouraging local customer engagement and local decision making, thereby producing a more responsive and satisfactory experience for its customers. Simmons also believes its model empowers its bankers to enhance shareholder value through developing and growing holistic customer relationships. As Simmons focuses on the communities in which it primarily operates, it provides a wide range of consumer and commercial loan and deposit products to individuals and businesses in its core markets. Simmons also has developed through its experience and scale and through acquisitions, including the pending acquisition that is the subject of this proxy statement/prospectus, specialized products and services that are in addition to those offered by the typical community bank and that are provided in many cases to customers beyond its core market area. Those products include credit cards, personal and corporate trust services, investments, insurance, agricultural finance lending, equipment lending, consumer finance and Small Business Administration lending.

Simmons seeks to build shareholder value by (1) focusing on strong asset quality, (2) maintaining strong capital, (3) managing its liquidity position, (4) improving its operational efficiency and (5) opportunistically growing its business, both organically and through acquisitions of financial institutions.

Additional information about Simmons may be found in the documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

Reliance History and Business

Reliance Bancshares, Inc.

10401 Clayton Road

Frontenac, MO 63131

Telephone: (314) 569-7200

Reliance History

Reliance is a bank holding company which was incorporated in Missouri in 1998. Reliance organized Reliance Bank, which obtained deposit insurance from the FDIC and began conducting business in 1999 in Des Peres, Missouri. Like many financial institutions during the recent financial crisis, Reliance and its subsidiaries experienced substantial financial losses, totaling approximately $111.9 million from 2008 to 2011 (comprised of $29.4 million in 2009, $48.5 million in 2010 and $34.0 million in 2011), and resulting regulatory difficulties. As part of its extensive efforts to restore Reliance’s financial health and comply with regulatory requirements, and after exhaustive other efforts to recapitalize Reliance proved unsuccessful, the then-board of directors of Reliance reached out in 2012 to Thomas H. Brouster, Sr. and Gaines S. Dittrich to assist in the recapitalization and turnaround of Reliance. Mr. Brouster and Mr. Dittrich, through companies owned by them, entered into consulting agreements with Reliance Bank under which they provided management assistance and also developed a capital plan. Thereafter, during March 2013, Mr. Brouster and Mr. Dittrich effected a recapitalization transaction, which we refer to as the 2013 recapitalization, in which an investor group organized and led by Mr. Brouster invested $30,950,000 in Reliance in exchange for Reliance common stock, Reliance convertible debt, and Reliance warrants. The 2013 recapitalization transaction was approved by Reliance’s then-board of directors and its then-shareholders and was for a price of $0.50 per share. All of the shares of Reliance common stock issued in the 2013 recapitalization were issued at $0.50 per share in an offering in which all of the then-shareholders of Reliance were provided the opportunity to participate at the same $0.50 per share offering price. The conversion price of the Reliance convertible debt and the exercise price of the Reliance warrants were established at the same $0.50 per share offering price of the Reliance common stock. Upon completion of the 2013 recapitalization, Mr. Brouster was appointed chairman of the board of Reliance and Reliance Bank, and Mr. Dittrich was appointed Vice-Chairman of Reliance and Reliance Bank.

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Reliance Business

Reliance, through Reliance Bank, operates through 22 offices in Missouri and Illinois, all of which are in the St. Louis, Missouri metropolitan area. Reliance Bank provides a full range of products and services designed to meet the financial needs of the businesses and individuals in the communities it serves. The majority of Reliance’s customers are based in the St. Louis metropolitan area. The banking and financial services industry in the St. Louis metropolitan area is highly competitive in both the business and consumer deposit and loan markets, and competition continues to intensify. Generally, Reliance Bank competes for banking customers and deposits with other local, regional, national and internet banks and savings and loan associations, personal loan and finance companies, credit unions, mutual funds and securities brokers-dealers.

Reliance Bank provides commercial real estate, residential real estate, commercial and industrial, consumer and construction lending products and services to its customers in addition to offering a wide range of deposit products and services. Reliance Bank also offers consumer lending products, such as home mortgage loans, home equity lines of credit and term loans, new and used auto loans and credit cards. Reliance Bank provides finance for working capital lines of credit, equipment loans, commercial vehicles, real estate loans, business equity lines of credit, small business administration loans and construction loans. Reliance offers online, mobile and telephone banking services, bill pay, and online order checks, as well as treasury management and business services. As of September 30, 2018, Reliance had, on a consolidated basis, total assets of $1.5 billion, total loans of $1.1 billion, total deposits of $1.2 billion.

Reliance does not have a class of securities registered under Section 12 of the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and, accordingly, does not file documents or reports with the SEC. Reliance common stock trades on the OTC Pink Market under the symbol “RLBS.”

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THE MERGERS

The following discussion contains material information regarding the mergers. The discussion is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference herein. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. This discussion does not purport to be complete and may not contain all of the information about the mergers that is important to you. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement, for a more complete understanding of the mergers.

Terms of the Mergers

Each of the Simmons board of directors and the Reliance board of directors unanimously approved the merger agreement. The merger agreement provides that, among other things, (i) Reliance will merge with and into Simmons with Simmons continuing as the surviving corporation in the merger, and (ii) simultaneously with the merger, Reliance Bank will merge with and into Simmons Bank with Simmons Bank continuing as the surviving bank in the bank merger.

Based on the assumptions set forth below, at the effective time, each share of Reliance common stock that is issued and outstanding immediately prior to the effective time, excluding certain specified shares, will be converted into the right to receive, subject to possible adjustment, (i) the per share cash consideration, and (ii) the per share stock consideration. In addition, each share of Reliance series A preferred stock and Reliance series B preferred stock will be converted into the right to receive one share of Simmons series A preferred stock or Simmons series B preferred stock, respectively, and each holder of shares of Reliance series C preferred stock will receive for each such share of Reliance series C preferred stock one share of Simmons series C preferred stock unless such holder of Reliance series C preferred stock affirmatively elects five days prior to the closing date to receive either (i) the Series C liquidation preference or (ii) the per share merger consideration that would be payable if such share had been converted to Reliance common stock prior to the effective time. The per share cash consideration and the per share stock consideration are based on the following assumptions: (i) 8,450,000 shares of Reliance common stock are subject to outstanding Reliance stock options with a weighted average exercise price of $0.89 as of the effective time, (ii) 8,600,000 shares of Reliance common stock are subject to outstanding Reliance warrants with a weighted average exercise price of $0.50 as of the effective time, (iii) all Reliance convertible debt is converted into 11,000,000 shares of Reliance common stock immediately prior to the effective time, (iv) 140 shares of Reliance series C preferred stock are outstanding as of the effective time, (v) no shares of Reliance series C preferred stock are converted as of the effective time, (vi) all shares of Reliance series C preferred stock are converted to shares of Simmons series C preferred stock in connection with the merger, and (vii) 86,766,428 shares of Reliance common stock are issued and outstanding as of the effective time, which includes the shares of Reliance common stock to be issued upon conversion of the Reliance convertible debt. In addition, we have assumed that the Simmons average closing price prior to the effective time is equal to $25.77, which is the closing sales price on the last practicable trading day prior to printing this proxy statement/prospectus. In the aggregate, Simmons will issue 4,000,000 shares of Simmons common stock and pay $62,700,000 (minus the cash payment for outstanding stock options of Reliance, the cash payment for outstanding warrants of Reliance, shares and cash reserved for the conversion or redemption of the Reliance series C preferred stock and subject to certain other adjustments pursuant to the merger agreement) to the Reliance shareholders upon completion of the merger, in addition to the issuance of Simmons preferred stock with an aggregate liquidation value of approximately $42.1 million to holders of Reliance preferred stock. See the section entitled “The Merger Agreement—Pricing Adjustments.”

Simmons will not issue any fractional shares of Simmons common stock in the merger. Instead, a Reliance shareholder who would otherwise be entitled to receive a fraction of a share of Simmons common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Simmons common stock that such shareholder would otherwise be entitled to receive by (ii) the Simmons average closing price.

Reliance shareholders are being asked to approve the merger agreement. See the section entitled “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the mergers, including information about the conditions to consummation of the mergers and the provisions for terminating or amending the merger agreement.

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Background of the Mergers

After experiencing substantial financial losses and resulting regulatory difficulties during the recent financial crisis, the Reliance board of directors and Reliance’s subsidiary Reliance Bank orchestrated a turnaround of the organization’s financial health during 2012 and the early part of 2013. The objective was to rebuild Reliance Bank, after this difficult period, with new deposits and new loans to return Reliance Bank to profitability, while always looking for opportunities to create value for all Reliance shareholders.

Many discussions took place between the Reliance board of directors and Reliance’s management regarding strategies to enhance shareholder value. Consideration was given to organic growth, acquisition of targeted institutions within the St. Louis area, possible mergers with similar competitors, as well as a potential sale of Reliance.

The Reliance board of directors was of the view that, in order to maximize the value of the organization and position itself for merger and acquisition opportunities, a history of sustained performance and earnings would be paramount. As the performance of Reliance Bank continued to improve during 2014 and 2015, it became critical, in the view of the Reliance board of directors, to complete 2016 and 2017 with a record of sustained performance and profitability.

Beginning in early 2017, conversations and meetings with various investment advisory firms were undertaken to consider Reliance’s strategic alternatives. Among these was Sandler O’Neill, a national leader in the financial institution M&A advisory business, and DD&F Consulting Group, Inc., or DD&F, an Arkansas-based regional bank consulting firm that specializes in advising financial institutions. The Reliance board of directors and Reliance’s management believed, based upon 2016 performance results and expectations for 2017 and 2018, that the latter part of 2017 and into early 2018 would be an opportune time to engage with prospective acquirers.

Reliance’s management began initial discussions with DD&F in January 2017. Reliance had engaged DD&F three years prior in connection with the sale of two of Reliance Bank’s branches in Florida. DD&F principals met with Reliance’s management in March 2017, and these discussions led to Reliance engaging DD&F to provide acquisition consulting services. As an initial part of the engagement, DD&F and Reliance’s management compiled a list of 11 potential acquirers, including Simmons. The Reliance board of directors and Reliance’s management believed that a likely fit for Reliance would be a larger financial institution with a current presence in the St. Louis market that it desired to expand.

In January 2017 Reliance’s management made initial direct contact with three of the 11 identified potential acquirers, including Simmons, and DD&F interacted with the other prospects.

As a result of this process, in June 2017 Simmons indicated an interest in a potential transaction with Reliance to add its current St. Louis area bank operations. Following execution of a customary non-disclosure agreement in July 2017, Reliance provided financial information to Simmons. George A. Makris, Jr., Chairman and Chief Executive Officer of Simmons, requested a meeting with Reliance’s management, which occurred in St. Louis in June 2017. That meeting subsequently led to a second meeting among Simmons’ and Reliance’s management teams in July 2017 in Little Rock, Arkansas. During the summer and early fall of 2017, Reliance’s management, along with DD&F, continued discussions with Simmons regarding a potential merger with Reliance.

In October 2017, after reviewing preliminary information regarding Reliance and approval by Simmons’ executive management, Simmons made an offer of approximately $200.0 million in aggregate transaction value for Reliance, with the consideration to consist of (i) cash and Simmons common stock in the amount of approximately $134.4 million to holders of shares of Reliance common stock and common stock equivalents (or approximately $1.41 per share of Reliance common stock), (ii) Simmons preferred stock to the holders of Reliance preferred stock (with an aggregate liquidation value of approximately $42.1 million) and (iii) $23.5 million in cash to repay Reliance’s third-party debt. That offer was rejected by the Reliance board of directors, and in October 2017 Reliance proposed a counter offer at $2.00 per share of Reliance common stock and common stock equivalent (with the value of the consideration to be issued to holders of Reliance preferred stock and the debt repayment remaining the same), which Simmons in turn rejected. Later during October 2017, Simmons submitted a revised proposal that included a dividend from Reliance Bank to Reliance of $35.0 million prior to closing, which would have had the effect of increasing the consideration to holders of shares of Reliance common stock and common stock equivalents to approximately $1.75 per share (again with the value of the consideration to be issued to holders of Reliance preferred stock and the debt repayment remaining the same as in Simmons’ initial offer). This proposal was also rejected. Following communication of the rejected offer to Simmons, the two parties discontinued discussions.

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Reliance’s management renewed conversations with Simmons’ management in the early part of 2018. Simmons indicated that it remained interested, but desired to postpone further merger discussions until late summer or early fall of 2018.

Throughout this same time period of the interaction between Reliance’s and Simmons’ management teams in the summer and fall of 2017, Reliance’s management was also engaging in discussions with other potential acquirers. One of these potential acquirers, which we refer to as Company A, had just completed an add-on acquisition in the St. Louis market and was interested in further expanding its retail presence. After exchanging non-disclosure agreements and certain financial information, Reliance’s management met with management of Company A in July 2017.

As a result of Reliance’s management’s continued conversations with Company A, Company A sent a letter to Reliance in November 2017 presenting an offer of approximately $205.6 million to $210.6 million in aggregate transaction value (including the value to be received by holders of Reliance preferred stock and the amounts required to repay Reliance’s third-party debt) and thus approximately $140.0 million to $145.0 million in aggregate transaction value to holders of shares of Reliance common stock and common stock equivalents (or $1.38 to $1.44 per share of Reliance common stock). Company A’s proposal was for a 100% stock exchange, with no cash consideration component. This offer was presented to the Reliance executive committee and was rejected in November 2017.

After the Company A proposal was rejected, Company A reached out to Reliance’s management and requested a meeting in early December 2017 to discuss their continuing interest and their prior proposal. The result of the negotiations at that meeting did not change Company A’s earlier offer, and Reliance’s management suspended discussions with Company A at that point.

In November 2017, the chairman of another potential acquirer, which we refer to as Company B, informed Reliance’s management of its desire to begin discussions with Reliance regarding a potential transaction. A meeting was held between Reliance’s management and Company B’s senior management at Company B’s headquarters in the later part of November 2017. At this meeting it was agreed that a non-disclosure agreement would be executed and that certain financial information be exchanged between Company B and Reliance. Management of both companies continued negotiations through the winter of 2017 and into 2018.

Further discussions between the managements of Reliance and Company B resulted in Company B submitting a letter of intent to Reliance in July 2018 offering an aggregate transaction value of approximately $230.6 million (including the value to be received by holders of Reliance preferred stock and the amounts required to repay Reliance’s third-party debt) and thus approximately $165 million to holders of Reliance common stock, with the consideration consisting of approximately 85% common stock of Company B and 15% cash. This proposal represented approximately $1.70 per share to holders of shares of Reliance common stock and common stock equivalents. That offer was presented to the Reliance executive committee and subsequently rejected in July 2018.

During the Summer of 2017, Reliance’s management discussed a possible transaction with senior management of another potential acquirer, which we refer to as Company C, who had expressed interest in Reliance as a result of Reliance’s outreach in early 2017. These discussions resulted in the execution of a non-disclosure agreement and the exchange of certain financial information of both companies. Subsequently after much discussion, in the spring of 2018 Company C determined to discontinue discussions with Reliance due to the fact that, as a residential mortgage operator, Company C’s management believed that the expense of building a large residential mortgage function within the organizational structure of Reliance would be too expensive to justify a price commensurate with Reliance’s valuation expectations.

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In late June 2018, Company A made a renewed proposal to Reliance. Company A presented a letter of intent which increased its initial offer to a range of approximately $250.6 million to $255.6 million in aggregate transaction value (including the value to be received by holders of Reliance preferred stock and the amounts required to repay Reliance’s third-party debt), with the consideration to holders of Reliance common stock to be between $185.0 million and $190.0 million (or $1.90 to $1.95 per share of Reliance common stock). This offer was received by Reliance’s management during the first week of July 2018. The proposed consideration for the transaction consisted of approximately 90% common stock of Company A and 10% cash. Extensive discussions ensued between the managements of Company A and Reliance in an attempt to resolve Reliance’s management’s concerns with the proposal, including the limited cash component, agreement on a specific price rather than an approximate range and stock price collar considerations. In addition, Reliance’s management was concerned with what they considered very high trading value multiples of Company A’s common stock and its potential volatility. Company A was unwilling to commit on specific price and consideration terms without first conducting extensive due diligence and subjecting Reliance to an exclusivity provision (which would have prohibited Reliance from continuing conversations with any other potential acquirers). Due to these unresolved issues the Reliance board of directors rejected Company A’s proposal, which ended further communications with Company A in July 2018.

In early summer 2018, Reliance’s management contacted Mr. Makris to renew discussions in accordance with the desired timeline previously indicated by Simmons. The discussions centered around an update regarding Reliance’s business, performance and prospects. Reliance’s management discussed pricing objectives with DD&F, and DD&F then proceeded to negotiate with Simmons on Reliance’s behalf.

Simmons’ management indicated it could be willing to increase Simmons’ prior offer from the fall of 2017 to an amount that would meet Reliance’s objectives, subject to further due diligence efforts.

On July 9, 2018, Reliance engaged Sandler O’Neill as a financial advisor. Under the terms of the engagement, Sandler O’Neill generally was to assist and advise Reliance in connection with a potential transaction. The engagement specifically excluded, however, any transaction with potential acquirers who previously had been contacted by DD&F, one of which was Simmons, except that Sandler O’Neill was engaged to render a fairness opinion in the event a transaction with Simmons transpired.

In late July 2018, Reliance’s management conducted a conference call with Simmons executives and discussed Simmons’ renewed proposed offer for Reliance, which consisted of two options: (1) a combination of shares of Simmons common stock and cash, with 75% being Simmons common stock and 25% cash, for total consideration to holders of Reliance common stock of approximately $187.5 million, or $1.92 per share of Reliance common stock (which equated to total merger consideration of approximately $253.1 million including the value to be received by holders of Reliance preferred stock and the amounts required to repay Reliance’s third-party debt), or (2) a combination of shares of Simmons common stock and cash, with 70% being Simmons common stock and 30% cash, for total consideration to holders of Reliance common stock of $185 million, or $1.90 per share of Reliance common stock (which equated to total merger consideration of approximately $250.6 million including the value to be received by holders of Reliance preferred stock and the amounts required to repay Reliance’s third-party debt). After consideration, the Reliance board of directors chose a combination of 75% shares of Simmons common stock and 25% cash. The valuation of both these offers was based upon the trading price of $31.40 per share of Simmons common stock as of July 24, 2018. The average daily trading price of Simmons common stock over the prior approximately 45 days, at that time, was approximately $31.15 per share. Based upon these considerations, Simmons agreed to provide a letter of intent outlining these specific price provisions and other primary transaction terms.

Prior to receiving the letter of intent, there was a decline in the trading price of Simmons common stock. As a result, Reliance’s management and Simmons’ management negotiated additional shares of Simmons common stock within the stock portion of the consideration and additional cash which resulted in the final agreed upon consideration package aggregating approximately $253.9 million, consisting of (i) 4.5 million shares of Simmons common stock (valued at the then-prevailing market price of $31.40) and $47.0 million in cash, or approximately $188.3 million to the holders of Reliance common stock and common stock equivalents, or $1.93 per share of Reliance common stock, (ii) Simmons preferred stock to the holders of Reliance preferred stock (with an aggregate liquidation value of approximately $42.1 million) and (iii) the repayment of Reliance’s third-party debt of approximately $23.5 million.

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On August 3, 2018, after approval by Simmons’ executive management of the terms of the revised letter of intent, Simmons submitted the letter to Reliance, and the Reliance board of directors held a special meeting to review Simmons’ letter. The Reliance board of directors noted that the newly revised letter of intent from Simmons reflected the financial terms sought by the Reliance board of directors. On August 3, 2018, following the approval of the full Reliance board of directors, Reliance’s management executed the letter of intent as submitted by Simmons.

Shortly after the execution of the letter of intent, Simmons submitted to Reliance a due diligence request list, and Reliance commenced uploading materials to an online data room in response to Simmons’ request. Beginning in September 2018, a team of Simmons’ officers and employees began an extensive on-site due diligence review of Reliance and Reliance Bank and off-site due diligence, primarily through the online data room, was undertaken by other Simmons personnel and representatives. Simmons’ due diligence process continued through the end of October 2018.

Beginning in mid-October 2018, Reliance and its financial, legal and accounting advisers conducted a reverse due diligence investigation of Simmons. On October 15, 2018, Reliance’s management met with Simmons’ management team, including its senior executives, in Little Rock, Arkansas, to discuss business, financial, operational, legal and other due diligence matters concerning Simmons and its business. A representative of DD&F participated in the meeting. Management of Simmons and Reliance continued to discuss issues related to diligence and the potential integration of Reliance into Simmons during this time.

On October 23, 2018, Simmons circulated to Lewis Rice, LLC, Reliance’s legal counsel, which we refer to as Lewis Rice, a draft of the merger agreement. Simmons conditioned the signing of a final merger agreement upon several related matters, including a unanimous vote of the Reliance board of directors and the execution by Reliance’s chairman and vice-chairman, each in his capacity as an individual, of a Reliance voting agreement requiring that they vote their beneficially owned shares of Reliance common stock in favor of the merger proposal and certain related matters and against alternative transactions. Negotiation of the merger agreement and the related transaction documents, including the Reliance voting agreements, and discussions regarding the merger agreement among Reliance and its legal and financial advisors, continued throughout late October and the first part of November 2018. During this period, Reliance and Simmons exchanged several additional drafts of the merger agreement and the related transaction documents, including the Reliance voting agreements.

Beginning in early October and into November 2018, the stock market experienced significant fluctuations, with many bank stocks being negatively affected. The Reliance board of directors instructed Reliance’s management to contact Simmons to determine if the transaction consideration could be adjusted given the downward trend in bank stocks generally and in Simmons common stock price specifically. After further considering the proposed terms of the transaction and Reliance’s request, Simmons agreed to revise its proposal, reducing the number of shares of Simmons common stock being exchanged from 4.5 million to 4.0 million and increasing the cash consideration from $47 million to $62.7 million, thereby further insulating the aggregate transaction value from the downward trajectory of the market for the stocks of financial institutions. The merger agreement was updated to reflect these terms.

On November 13, 2018, the Reliance board of directors held a special meeting. Representatives from Lewis Rice, DD&F, Sandler O’Neill and Cummings, Ristau & Associates, P.C. (Reliance’s independent auditor), which we refer to as Cummings Ristau, participated in the meeting. At the meeting, the Reliance board of directors reviewed in detail the final merger agreement, ancillary agreements, including the Reliance voting agreements, and related summaries and supplemental materials. The Reliance board of directors discussed in detail, with the participation of all financial, legal and accounting advisers, the aggregate value of the proposed merger consideration (that is, including the value to be received from Simmons by holders of Reliance preferred stock and the repayment of Reliance’s third-party debt). Reliance’s management, DD&F, Cummings Ristau and Lewis Rice provided overviews of their reverse due diligence reviews of Simmons. Also at this meeting, Sandler O’Neill delivered to the Reliance board of directors its oral opinion, which was subsequently confirmed in writing on November 13, 2018, to the effect that, as of such date, the per share merger consideration was fair to the holders of Reliance common stock from a financial point of view. For a description of Sandler O’Neill’s opinion, please refer to “—Opinion of Sandler O’Neill & Partners, L.P.” below. After considering the proposed terms of the merger agreement, the Reliance voting agreements and the various presentations of its financial, legal and accounting advisors, and the matters discussed during that meeting and prior meetings of the Reliance board of directors, including the factors described under the section of this proxy statement/prospectus entitled “—Reliance’s Reasons for the Mergers and Recommendations of the Reliance Board of Directors,” the Reliance board of directors determined that the merger agreement, including the mergers and the other transactions contemplated thereby, were in the best interests of Reliance and its shareholders, and the Reliance board of directors unanimously approved the merger agreement and the transactions contemplated thereby and determined to recommend that Reliance’s shareholders approve the merger agreement.

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On November 13, 2018, the Simmons board of directors held a meeting to consider the terms of the proposed merger and merger agreement. At the meeting, members of Simmons’ management reported on the status of due diligence and negotiations with Reliance. Also at the meeting, Simmons’ financial advisor reviewed with the Simmons board of directors financial aspects of the proposed merger. At the meeting, Simmons’ internal legal counsel reviewed with the Simmons board of directors its fiduciary duties and reviewed the key terms of the merger agreement and related agreements (including the Reliance voting agreements), as described elsewhere in this proxy statement/prospectus, including a summary of the provisions relating to governance of the combined company and the provisions relating to employee matters.

After considering the proposed terms of the merger agreement, the terms of the Reliance voting agreements, and taking into consideration the matters discussed during that meeting and prior meetings of the Simmons board of directors, including the factors described under “—Simmons’ Reasons for the Mergers,” the Simmons board of directors unanimously determined that the merger was consistent with Simmons’ business strategies and in the best interests of Simmons and Simmons shareholders and the Simmons board of directors voted unanimously to approve and adopt the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

Following the board meetings of Reliance and Simmons on November 13, 2018, and after finalizing the merger agreement, Reliance and Simmons executed the merger agreement, and Reliance, Simmons, and Reliance’s chairman and vice chairman executed the Reliance voting agreements. On November 13, 2018, Reliance and Simmons issued a joint press release announcing the execution of the merger agreement.

Reliance’s Reasons for the Mergers and Recommendation of the Reliance Board of Directors

At a special board meeting held on November 13, 2018, the Reliance board of directors unanimously approved the merger agreement, the mergers and the transactions contemplated by the merger agreement, determining that the merger is advisable and fair to, and in the best interest of, Reliance and its shareholders.

In reaching its decision to approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement and to unanimously recommend that Reliance shareholders vote “FOR” the merger proposal, the Reliance board of directors consulted with Reliance’s management, as well as Reliance’s financial, legal and accounting advisors (including its financial advisors DD&F and Sandler O’Neill). The Reliance board of directors considered a number of factors, including, without limitation, the following material factors, which are not presented in order of priority:

•	information with respect to the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Reliance and Simmons, both individually and after giving effect to the mergers;
•	the market value of Simmons common stock prior to the execution of the merger agreement and the prospects for future appreciation of Simmons common stock;
•	the value to be received by Reliance shareholders in the merger as compared to shareholder value projected for Reliance as a standalone entity over the next several years;
•	the trading liquidity of Simmons common stock after the merger;
•	the opinion of Sandler O’Neill, dated November 13, 2018, to the Reliance board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Reliance common stock of the per share merger consideration in the merger (subject to matters considered and qualifications and limitations described in Sandler O’Neill’s opinion, as more fully described under “—Opinion of Sandler O’Neill & Partners, L.P.” below);
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•	the projected impact of the mergers on certain financial metrics of Simmons, including Simmons’ projected earnings per share and capital ratios;
•	the perceived risks and uncertainties attendant to Reliance’s operation as an independent banking organization, including the risks and uncertainties related to competition in Reliance’s market area, increased operating and regulatory costs, interest rate environments and potentially increased capital requirements;
•	management’s due diligence review of Simmons;
•	the expected impact of the mergers on constituencies served by Reliance, including its borrowers, depositors and communities;
•	the effects of the mergers on Reliance and Reliance Bank’s employees, including the ability of those employees to participate in Simmons’ benefit plans;
•	the terms and provisions of the merger agreement, which Reliance reviewed with its financial, legal counsel and accounting advisors;
•	the Reliance board of directors’ understanding that the merger would qualify as a “reorganization” under Section 368(a) of the Code, providing favorable tax consequences to the Reliance shareholders in the merger;
•	the regulatory and other approvals required in connection with the mergers and the expected likelihood that such regulatory approvals would be received in a reasonably timely manner and without the imposition of a burdensome condition;
•	the entry by affiliates of Reliance’s chairman and vice chairman into consulting agreements to continue to provide services to Simmons following the closing of the merger;
•	the Reliance board of directors’ review of possible affiliation partners other than Simmons, the prospects of such other possible affiliation partners and the likelihood of any more favorable transaction with such possible affiliation partners;
•	the Reliance board of directors’ consideration of the alternative of remaining independent and growing internally and remaining independent for a period of time and then selling or merging;
•	the Reliance board of directors’ knowledge of the current environment in the financial services industry, including national, regional and local economic conditions and the interest rate environment, continued consolidation, the uncertainties in the regulatory climate for financial institutions, the current environment for community banks, particularly in the St. Louis, Missouri metropolitan area, and current financial market conditions and the likely effects of these factors on Reliance’s and Simmons’ potential growth, development, productivity and strategic options;
•	Simmons’ successful track record with respect to acquisition transactions, including among other things, with respect to the integration of acquisitions;
•	the compatibility of and complementary nature of Simmons’s business, operations and culture with those of Reliance;
•	that the merger consideration would be paid through a combination of cash and the issuance of a fixed number of shares of Simmons common stock, such that the nominal value of the merger consideration would increase or decrease with the fluctuation of the day-to-day market price of Simmons common stock;
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•	the possible disruption to Reliance’s business that could result from the announcement of the merger and the resulting distraction of management’s attention from the day-to-day operations of Reliance’s business;
•	the fact that the interests of certain of Reliance’s directors and executive officers may be different from, or in addition to, the interests of Reliance’s other shareholders;
•	the fact that the merger agreement restricts the conduct of Reliance’s business prior to the completion of the mergers which, subject to specific exceptions, could delay or prevent Reliance from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Reliance absent the pending merger;
•	the fact that: (i) Reliance would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (ii) Reliance would be obligated to pay to Simmons a termination fee of $10,000,000 if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Reliance from pursuing such a transaction;
•	the Reliance board of directors’ assessment of the likelihood that the mergers would be completed in a timely manner and that the management team of the combined company would be able to successfully integrate and operate the businesses of the combined company after the mergers;
•	certain anticipated merger-related costs;
•	the risk that, while Reliance expects that the mergers will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that the Reliance shareholder approval might not be obtained and, as a result, the mergers may not be consummated; and
•	the Reliance board of directors’ belief that being acquired by a larger financial institution would benefit shareholders and customers in that Simmons and the surviving corporation would be better equipped to respond to economic and industry developments and to develop and build on their positions in existing markets.

The foregoing discussion of the information and factors considered by the Reliance board of directors is not intended to be exhaustive, but, rather, includes all material factors considered by the Reliance board of directors. In reaching its decision to approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, the Reliance board of directors did not quantify, rank or otherwise assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Reliance board of directors considered all these factors as a whole, including discussions with and questioning of, Reliance’s management and Reliance’s financial, legal and accounting advisors (including representatives of DD&F and Sandler O’Neill), and overall considered the factors to be favorable to, and support, its determination to approve the merger agreement and the transactions contemplated thereby, including the mergers.

The Reliance board of directors collectively made its determination with respect to the mergers based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are in the best interests of Reliance and its shareholders and that the benefits expected to be achieved from the mergers outweigh the potential risks and vulnerabilities.

This explanation of the Reliance board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

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For the reasons set forth above, the Reliance board of directors unanimously approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement, determining that they are advisable and fair to, and in the best interest of, Reliance and its shareholders and unanimously recommends that Reliance shareholders vote “FOR” the merger proposal.

Each of Thomas H. Brouster, Sr. and Gaines S. Dittrich, in their capacities as individuals, entered into Reliance voting agreements with Simmons and Reliance pursuant to which they agreed to vote “FOR” the merger proposal and “FOR” any other matters required to be approved by the Reliance shareholders in furtherance of the merger proposal. For more information regarding the Reliance voting agreements, please see the section entitled “The Merger Agreement—Voting Agreements.”

Opinion of Sandler O’Neill & Partners, L.P.

Reliance retained Sandler O’Neill to provide a fairness opinion to the Reliance board of directors in connection with a business combination involving Reliance. Reliance selected Sandler O’Neill because Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

At the November 13, 2018 meeting at which the Reliance board of directors considered and approved the merger agreement, Sandler O’Neill delivered to the Reliance board of directors its oral opinion, which was subsequently confirmed in writing on November 13, 2018, to the effect that, as of such date, the per share merger consideration was fair to the holders of Reliance common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex C to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Holders of Reliance common stock are urged to read the entire opinion carefully in connection with their consideration of the merger proposal.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to the Reliance board of directors in connection with its consideration of the merger agreement and the merger and does not constitute a recommendation to any Reliance shareholder as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger agreement and the merger. Sandler O’Neill’s opinion was directed only to the fairness, from a financial point of view, of the per share merger consideration to the holders of Reliance common stock and did not address the underlying business decision of Reliance to engage in the merger, the form or structure of the merger or any other transactions contemplated by the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Reliance or the effect of any other transaction in which Reliance might engage. Sandler O’Neill also did not express any opinion as to the amount of compensation to be received in the merger by any Reliance or Simmons officer, director, or employee, or class of such persons, if any, relative to the amount of compensation to be received by any other Reliance shareholder. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with its opinion, Sandler O’Neill reviewed and considered, among other things:

•	An execution copy of the merger agreement, dated November 13, 2018;
•	Certain publicly available financial statements and other historical financial information of Reliance and its banking subsidiary, Reliance Bank, that Sandler O’Neill deemed relevant;
•	Certain publicly available financial statements and other historical financial information of Simmons and its banking subsidiary, Simmons Bank, that Sandler O’Neill deemed relevant;
•	Certain internal financial projections for Reliance for the quarter ended December 31, 2018 as well as estimated annual asset, loan and net income growth rates for Reliance for the years thereafter, as provided by the senior management of Reliance;
•	Publicly available median analyst earnings per share estimates for Simmons for the quarter ending December 31, 2018 and the years ending December 31, 2019 and December 31, 2020, as well as estimated long-term annual earnings per share and balance sheet growth rates for the years ending December 31, 2021 and December 31, 2022 and estimated dividends per share for the quarter ending December 31, 2018 and the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Simmons;
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•	The pro forma financial impact of the merger on Simmons based on certain assumptions relating to purchase accounting adjustments, transaction expenses and cost savings, as provided by the senior management of Simmons, estimated net income for Reliance for the quarter ended December 31, 2018 as well as an estimated net income growth rate for Reliance for the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Reliance, which collectively we refer to as the pro forma assumptions;
•	The publicly reported historical price and trading activity for Reliance common stock and Simmons common stock, including a comparison of certain stock market information for Reliance common stock and Simmons common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded;
•	A comparison of certain financial information for Reliance and Simmons with similar institutions for which information was publicly available;
•	The financial terms of certain recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available;
•	The current market environment generally and the banking environment in particular; and
•	Such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of senior management of Reliance the business, financial condition, results of operations and prospects of Reliance and held similar discussions with certain members of senior management of Simmons and its representatives regarding the business, financial condition, results of operations and prospects of Simmons.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Reliance or Simmons, or their respective representatives, or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Sandler O’Neill relied further on the assurances of the respective senior managements of Reliance and Simmons that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Sandler O’Neill was not asked to undertake, and did not undertake, an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Reliance or Simmons or any of their respective subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of Reliance or Simmons. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Reliance or Simmons, or of the combined entity after the merger, and Sandler O’Neill did not reviewed any individual credit files relating to Reliance or Simmons. Sandler O’Neill assumed, with Reliance’s consent, that the respective allowances for loan losses for both Reliance and Simmons were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used certain internal financial projections for Reliance for the quarter ended December 31, 2018 as well as estimated annual asset, loan and net income growth rates for Reliance for the years thereafter, as provided by the senior management of Reliance. In addition, Sandler O’Neill used publicly available median analyst earnings per share estimates for Simmons for the quarter ending December 31, 2018 and the years ending December 31, 2019 and December 31, 2020, as well as long-term estimated annual earnings per share and balance sheet growth rates for the years thereafter and estimated dividends per share for the quarter ending December 31, 2018 and the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Simmons. Sandler O’Neill also received and used in its pro forma analyses the pro forma assumptions. With respect to the foregoing information, the respective senior managements of Reliance and Simmons confirmed to Sandler O’Neill that such information reflected (or, in the case of the publicly available median analyst estimates referred to above, were consistent with) the best currently available estimates and judgments of those respective senior managements as to the future financial performance of Reliance and Simmons, respectively, and the other matters covered thereby, and Sandler O’Neill assumed that the future financial performance reflected in such information would be achieved. Sandler O’Neill expressed no opinion as to such information, or the assumptions on which such information was based. Sandler O’Neill also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of Reliance or Simmons since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analyses that Reliance and Simmons would remain as going concerns for all periods relevant to Sandler O’Neill’s analyses.

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Sandler O’Neill also assumed, with Reliance’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Reliance, Simmons or the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with Reliance’s consent, Sandler O’Neill relied upon the advice that Reliance received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Sandler O’Neill expressed no opinion as to any such matters.

Sandler O’Neill’s opinion was necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date thereof. Events occurring after the date thereof could materially affect Sandler O’Neill’s opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading values of Reliance common stock or Simmons common stock at any time or what the value of Simmons common stock would be once it is actually received by the holders of Reliance common stock.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to the Reliance board of directors, but is a summary of the material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Reliance or Simmons and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Reliance and Simmons and the companies to which they were compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the per share merger consideration to the holders of Reliance common stock on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

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In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Reliance, Simmons, and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Reliance board of directors at its November 13, 2018 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Reliance common stock or Simmons common stock or the prices at which Reliance common stock or Simmons common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by the Reliance board of directors in making its determination to approve the merger agreement and the transactions contemplated thereby, and the analyses described below should not be viewed as determinative of the decision of the Reliance board of directors or Reliance’s senior management with respect to the fairness of the merger.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Sandler O’Neill reviewed the financial terms of the proposed transaction. Sandler O’Neill calculated an implied fully diluted per share value of $1.78, or an aggregate implied transaction value of approximately $172.9 million. Based upon financial information for Reliance as of or for the nine months ended September 30, 2018, the closing price of Reliance common stock on November 9, 2018, and the 20-Day volume-weighted average price as of November 9, 2018, Sandler O’Neill calculated the following implied transaction metrics:

	Transaction
	Multiple
Transaction Price / Fully-Converted Tangible Book Value per Share¹	168%
Transaction Price / Last Twelve Months (LTM) Net Income to Common²	NM
Transaction Price / "Adjusted" LTM Net Income to Common² ³	23.3	x
Transaction Price / 2018 YTD Annualized Net Income to Common	21.0	x
Fully-Converted¹ Tangible Book Premium / Core Deposits[4] (>$100k)	8.8%
Fully-Converted¹ Tangible Book Premium / Core Deposits[5] (>$250k)	7.6%
1-Day Market Premium as of November 9, 2018	(1.2%)
Market Premium to 20-Day VWAP as of November 9, 2018	12.1%

[1]	Based on 75,716,428 shares of Reliance common stock outstanding, 11,000,000 shares of Reliance common stock issued immediately prior to close upon the conversion of Reliance’s $5,500,000 outstanding convertible note, and 73,606 shares of Reliance common stock issued upon conversion of the $140,000 outstanding Reliance series C preferred stock
[2]	Equal to the sum of net income (loss) to common of ($9.3) million in 4Q2017, $1.6 million in 1Q2018, $2.2 million in 2Q2018, and $2.3 million in 3Q2018
[3]	Excludes a one-time tax charge of approximately $10.6 million, per Reliance management, in 4Q2017 attributable to new tax reform legislation
[4]	Defined as total deposits less CDs >$100k
[5]	Defined as total deposits less CDs >$250k
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Stock Trading History. Sandler O’Neill reviewed the historical publicly reported trading prices of Reliance common stock and Simmons common stock for the one-year period ended November 9, 2018. Sandler O’Neill then compared the relationship between the movements in the price of Reliance common stock and Simmons common stock, respectively, to movements in their respective peer groups (as described below) as well as certain stock indices.

Reliance’s One-Year Stock Performance

	Beginning Value November 9, 2017	Ending Value November 9, 2018
Reliance	100%	78.3%
Nasdaq Bank Index	100%	100.5%
S&P 500	100%	107.6%
Reliance Peer Group	100%	104.5%

Simmons’ One-Year Stock Performance

	Beginning Value November 9, 2017	Ending Value November 9, 2018
Simmons	100%	99.7%
Nasdaq Bank Index	100%	100.5%
S&P 500	100%	107.6%
Simmons Peer Group	100%	93.9%

Comparable Company Analyses. Sandler O’Neill used publicly available information to compare selected financial information for Reliance with a group of financial institutions selected by Sandler O’Neill, which we refer to as the Reliance Peer Group. The Reliance Peer Group included United States banks headquartered in the Midwest Region with securities publicly traded and assets between $1.25 billion and $1.75 billion, but excluded targets of announced merger transactions. The Reliance Peer Group consisted of the following companies:

Ames National Corporation	Level One Bancorp, Inc.
Bank First National Corporation	Mackinac Financial Corporation
BankFinancial Corporation	Marquette National Corporation
County Bancorp, Inc.	Merchants Financial Group, Inc.
First Farmers Financial Corporation	Security National Corporation
Hawthorn Bancshares, Inc.	Tri City Bankshares Corporation
LCNB Corporation
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The analysis compared publicly available financial information for Reliance with corresponding data for the Reliance Peer Group as of or for the nine months ended September 30, 2018 (unless otherwise indicated), with pricing data as of November 9, 2018. The table below sets forth the data for Reliance and the high, low, mean, and median data for the Reliance Peer Group.

Reliance Comparable Company Analysis

		Reliance	Reliance	Reliance	Reliance
		Peer Group	Peer Group	Peer Group	Peer Group
	Reliance	Median	Mean	High	Low
Total Assets ($ in millions)	1,514	1,515	1,523	1,736	1,254
Loans / Deposits (%)	92.8	94.1	89.7	100.4	68.3
Non-Performing Assets¹ / Total assets (%)	0.69	1.17	1.23	3.14	0.16
Tangible Common Equity/Tangible Assets (%)	5.70	9.44	9.46	12.53	6.54
Leverage Ratio	8.68	10.31	10.61	12.32	9.31
Total RBC Ratio	10.54	14.00	14.76	17.55	11.00
CRE / Total RBC Ratio (%)	591.1	240.6	218.0	400.8	69.8
YTD Return on Average Assets (%)	0.82	1.06	1.11	1.59	0.59
YTD Return on Average Equity (%)	9.44	10.68	11.07	16.86	6.02
YTD Net Interest Margin (%)	2.67	3.59	3.61	4.38	2.92
YTD Efficiency Ratio (%)	62.9	66.1	63.7	77.4	51.0
Price / Tangible Book Value (%)	158	144	150	219	103
Price / YTDA² Earnings Per Share (x)	21.3	12.9	13.1	19.9	9.5
Price / 2018E Earnings Per Share³ (x)	—	13.6	13.4	17.6	9.5
Price / 2019E Earnings Per Share³ (x)	—	12.2	12.0	15.2	9.8
Current Dividend Yield (%)	0.0	2.1	2.2	3.9	0.5
Market Value ($ in millions)	136	206	214	333	136

Note: Financial data as of or for the six months ended June 30, 2018 for Merchants Financial Group, Inc., First Farmers Financial Corporation, Marquette National Corporation, Security National Corporation and Tri City Bankshares Corporation

Note: Bank level regulatory information used when consolidated financial information unavailable

[1]	Nonperforming assets defined as nonaccrual loans, renegotiated loans and leases, and real estate owned
[2]	Based on 2018 year-to-date annualized (YTDA) earnings per share
[3]	Per median analyst estimates

Sandler O’Neill used publicly available information to perform a similar analysis for Simmons by comparing selected financial information for Simmons with a group of financial institutions selected by Sandler O’Neill, which we refer to as the Simmons Peer Group. The Simmons Peer Group included United States banks with securities publicly traded on major United States exchanges (Nasdaq, New York Stock Exchange (NYSE), NYSE American) headquartered in the Midwest or Southeast Region and assets between $10.0 billion and $25.0 billion, but excluded targets of announced merger transactions. The Simmons Peer Group consisted of the following companies:

Ameris Bancorp	Pinnacle Financial Partners, Inc.
BancorpSouth Bank	Renasant Corporation
Bank OZK	South State Corporation
CenterState Bank Corporation	TCF Financial Corporation
Chemical Financial Corporation	TowneBank
First Financial Bancorp.	Trustmark Corporation
First Midwest Bancorp, Inc.	UMB Financial Corporation
Flagstar Bancorp, Inc.	Union Bankshares Corporation
Great Western Bancorp, Inc.	United Bankshares, Inc.
Heartland Financial USA, Inc.	United Community Banks, Inc.
Home BancShares, Inc.	WesBanco, Inc.
Old National Bancorp
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The analysis compared publicly available financial information for Simmons with corresponding data for the Simmons Peer Group as of or for the nine months ended September 30, 2018 with pricing data as of November 9, 2018. The table below sets forth the data for Simmons and the high, low, mean, and median data for The Simmons Peer Group.

Simmons Comparable Company Analysis

		Simmons	Simmons	Simmons	Simmons
		Peer Group	Peer Group	Peer Group	Peer Group
	Simmons	Median	Mean	High	Low
Total Assets ($ in millions)	16,281	14,522	15,900	24,558	11,121
Loans / Deposits (%)	98.1	93.3	90.1	101.6	67.5
Non-Performing Assets¹ / Total assets (%)	0.54	0.45	0.57	1.51	0.23
Tangible Common Equity/Tangible Assets (%)	8.11	8.96	9.07	13.81	7.70
Leverage Ratio	8.67	9.98	10.06	13.95	8.36
Total RBC Ratio	13.08	13.66	13.54	15.73	11.70
CRE / Total RBC Ratio (%)	282.0	218.8	224.6	314.3	92.0
YTD Return on Average Assets (%)	1.37	1.29	1.30	2.11	0.99
YTD Return on Average Equity (%)	9.98	9.44	9.75	13.52	7.36
YTD Net Interest Margin (%)	4.03	3.87	3.84	4.63	2.87
YTD Efficiency Ratio (%)	54.9	55.9	56.3	76.1	35.6
Price / Tangible Book Value (%)	204	204	199	257	115
Price / YTDA² Earnings Per Share (x)	12.0	14.1	13.7	18.0	8.4
Price / 2018E Earnings Per Share³ (x)	11.6	12.7	12.6	14.6	8.2
Price / 2019E Earnings Per Share³ (x)	11.3	11.7	11.7	14.1	8.0
Current Dividend Yield (%)	2.2	2.4	2.3	3.9	0.0
Market Value ($ in millions)	2,542	2,466	2,670	4,148	1,845

Note: Bank level regulatory information used when consolidated financial information unavailable

[1]	Nonperforming assets defined as nonaccrual loans, renegotiated loans and leases, and real estate owned
[2]	Based on 2018 year-to-date annualized earnings per share
[3]	Per median analyst estimates

Analysis of Precedent Transactions. Sandler O’Neill reviewed a group of regional merger and acquisition transactions, which we refer to as the Regional Precedent Transactions. The Regional Precedent Transactions included United States bank and thrift transactions involving targets in the Midwest Region announced between January 1, 2016 and November 9, 2018 with target company assets between $1.00 billion and $2.75 billion, but excluded transactions with undisclosed deal value at announcement.

The Regional Precedent Transactions were composed of the following transactions:

Acquiror:	Target:
First Merchants Corp.	MBT Financial Corp.
MidWestOne Financial Group Inc.	ATBancorp
First Busey Corp.	Banc Ed Corp.
Old National Bancorp	Klein Financial Inc.
WesBanco Inc.	Farmers Capital Bank Corp.
Meta Financial Group Inc.	Crestmark Bancorp Inc.
Byline Bancorp Inc.	First Evanston Bancorp Inc.
Midland States Bancorp Inc.	Alpine Bancorp. Inc.
Old National Bancorp	Anchor Bancorp Inc.
Associated Banc-Corp	Bank Mutual Corp.
First Merchants Corp.	Independent Alliance Banks Inc
First Busey Corp.	First Community Financial Partners
First Midwest Bancorp Inc.	Standard Bancshares Inc.
WesBanco Inc.	Your Community Bankshares Inc.
Old National Bancorp	Anchor BanCorp Wisconsin Inc.
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Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to LTM earnings per share, transaction price to tangible book value per share, core deposit premium (to the extent publicly available), and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the high, low, mean and median metrics of the Regional Precedent Transactions.

			Median¹,²	Mean¹,²	High	Low²
			Regional	Regional	Regional	Regional
	Simmons/		Precedent	Precedent	Precedent	Precedent
	Reliance³		Transactions	Transactions	Transactions	Transactions
Transaction Price/ LTM Earnings Per Share (x)	NM / 23.3	[4]	19.6	20.4	28.8	8.6
Transaction Price/ Tangible Book Value Per Share (%)	168		173	200	404	121
Core Deposit Premium² (%)	8.85 / 7.6	[6]	8.6	11.6	27.1	4.4
1-Day Market Premium (%)	(1.2) / 12.1	[7]	12.2	21.5	74.4	8.3

[1]	MidWestOne Financial Group, Inc. and ATBancorp earnings multiple excludes a one-time pre-tax gain on asset sale of approximately $25.3 million in 2Q18; tax-affected at assumed effective tax rate of 28.2%
[2]	Old National Bancorp and Anchor BanCorp Wisconsin Inc. earnings multiple based on LTM core net income of approximately $50.7 million as reported by Anchor BanCorp Wisconsin Inc. Excludes reversal of valuation allowance and one-time gain on branch sale
[3]	Reliance tangible book value multiple and core deposit premiums shown on a fully-converted basis. Based on 75,716,428 shares of Reliance common stock outstanding, 11,000,000 shares of Reliance common stock issued immediately prior to close upon the conversion of Reliance's $5,500,000 outstanding convertible note, and 73,606 shares of Reliance common stock issued upon conversion of the $140,000 outstanding Reliance series C preferred stock
[4]	Excludes a one-time tax charge of approximately $10.6 million, per Reliance management, in 4Q2017 attributable to new tax reform legislation
[5]	Based on core deposits defined as total deposits less CDs >$100k
[6]	Based on core deposits defined as total deposits less CDs >$250k
[7]	Based on Reliance's 20-Day volume weighted average trading price of $1.5853 ended November 9, 2018

Sandler O’Neill also reviewed a group of nationwide merger and acquisition transactions, which we refer to as the Nationwide Precedent Transactions. The Nationwide Precedent Transactions included United States bank and thrift transactions announced between January 1, 2016 and November 9, 2018 with target company assets between $1.25 billion and $1.75 billion, but excluded transactions with undisclosed deal value at announcement.

The Nationwide Precedent Transactions were composed of the following transactions:

Acquiror:	Target:
Enterprise Financial Services	Trinity Capital Corporation
First Merchants Corporation	MBT Financial Corporation
MidWestOne Financial Group Inc.	ATBancorp
Allegiance Bancshares Inc.	Post Oak Bancshares Inc.
CenterState Bank Corporation	Charter Financial Corporation
WesBanco Inc.	Farmers Capital Bank Corporation
TriCo Bancshares	FNB Bancorp
Kearny Financial Corporation	Clifton Bancorp Inc
IBERIABANK Corporation	Gibraltar Private B&TC
Midland States Bancorp Inc.	Alpine Bancorp. Inc.
Pacific Premier Bancorp	Plaza Bancorp
TowneBank	Paragon Commercial Corporation
Heartland Financial USA Inc.	Citywide Banks of Colorado Inc
First Busey Corporation	First Community Financial Partners
Southern National Bancorp of VA	Eastern Virginia Bankshares
Collins Family Trust	Inter National Bank
Access National Corporation	Middleburg Financial Corporation
Cathay General Bancorp	SinoPac Bancorp
Bar Harbor Bankshares	Lake Sunapee Bank Group
WesBanco Inc.	Your Community Bankshares Inc.
OceanFirst Financial Corporation	Cape Bancorp Inc.
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Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to LTM earnings per share, transaction price to tangible book value per share, core deposit premium (to the extent publicly available), and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the high, low, mean and median metrics of the Nationwide Precedent Transactions.

			Median¹	Mean¹	High	Low
			Nationwide	Nationwide	Nationwide	Nationwide
	Simmons/		Precedent	Precedent	Precedent	Precedent
	Reliance²		Transactions	Transactions	Transactions	Transactions
Transaction Price/ LTM Earnings Per Share (x)	NM / 23.3	[3]	20.8	22.4	42.3	14.5
Transaction Price/ Tangible Book Value Per Share (%)	168		182	181	260	103
Core Deposit Premium (%)	8.84 / 7.6	[5]	10.6	11.2	21.2	1.0
1-Day Market Premium (%)	(1.2) / 12.1	[6]	15.3	14.0	28.4	2.8

[1]	MidWestOne Financial Group, Inc. and ATBancorp earnings multiple excludes a one-time pre-tax gain on asset sale of approximately $25.3 million in 2Q18; tax-affected at assumed effective tax rate of 28.2%
[2]	Reliance tangible book value multiple and core deposit premiums shown on a fully-converted basis. Based on 75,716,428 shares of Reliance common stock outstanding, 11,000,000 shares of Reliance common stock issued immediately prior to close upon the conversion of Reliance's $5,500,000 outstanding convertible note, and 73,606 shares of Reliance common stock issued upon conversion of the $140,000 outstanding Reliance series C preferred stock
[3]	Excludes a one-time tax charge of approximately $10.6 million, per Reliance management, in 4Q2017 attributable to new tax reform legislation
[4]	Based on core deposits defined as total deposits less CDs >$100k
[5]	Based on core deposits defined as total deposits less CDs >$250k
[6]	Based on Reliance's 20-Day volume weighted average trading price of $1.5853 ended November 9, 2018

Net Present Value Analyses. Sandler O’Neill performed an analysis that estimated the net present value per share of Reliance common stock, assuming Reliance performed in accordance with internal financial projections for Reliance for the quarter ended December 31, 2018 as well as estimated annual asset, loan and net income growth rates for Reliance for the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Reliance. To approximate the terminal value of Reliance common stock at December 31, 2022, Sandler O’Neill applied price to 2022 earnings multiples ranging from 10.0x to 16.0x and multiples of December 31, 2022 tangible book value ranging from 130% to 200%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Reliance common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Reliance common stock of $0.77 to $1.44 when applying multiples of earnings and $1.19 to $2.13 when applying multiples of tangible book value.

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Imputed Present Values per Share Based on Earnings Multiples

Discount
Rate	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
10.00%	$0.90	$0.99	$1.08	$1.17	$1.26	$1.35	$1.44
11.00%	$0.87	$0.95	$1.04	$1.13	$1.21	$1.30	$1.39
12.00%	$0.83	$0.92	$1.00	$1.08	$1.17	$1.25	$1.33
13.00%	$0.80	$0.88	$0.96	$1.04	$1.12	$1.20	$1.29
14.00%	$0.77	$0.85	$0.93	$1.01	$1.08	$1.16	$1.24

Imputed Present Values per Share Based on Tangible Book Multiples

Discount
Rate	130%	142%	153%	165%	177%	188%	200%
10.00%	$1.38	$1.51	$1.63	$1.76	$1.88	$2.00	$2.13
11.00%	$1.33	$1.45	$1.57	$1.69	$1.81	$1.93	$2.05
12.00%	$1.28	$1.40	$1.51	$1.63	$1.74	$1.86	$1.97
13.00%	$1.23	$1.34	$1.46	$1.57	$1.68	$1.79	$1.90
14.00%	$1.19	$1.30	$1.40	$1.51	$1.62	$1.72	$1.83

Sandler O’Neill also considered and discussed with the Reliance board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Sandler O’Neill performed a similar analysis, assuming Reliance’s earnings varied from 15% above estimates to 15% below estimates. This analysis resulted in the following range of per share values for Reliance common stock, applying the price to 2022 earnings multiples range of 10.0x to 16.0x referred to above and a discount rate of 12.68%.

Imputed Present Values per Share Based on Earnings Multiples

Annual
Estimated
Variance	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
(15.0%)	$0.69	$0.76	$0.83	$0.90	$0.97	$1.04	$1.11
(10.0%)	$0.73	$0.80	$0.88	$0.95	$1.02	$1.10	$1.17
(5.0%)	$0.77	$0.85	$0.93	$1.00	$1.08	$1.16	$1.24
0.00%	$0.81	$0.89	$0.98	$1.06	$1.14	$1.22	$1.30
5.00%	$0.85	$0.94	$1.02	$1.11	$1.19	$1.28	$1.37
10.00%	$0.89	$0.98	$1.07	$1.16	$1.25	$1.34	$1.43
15.00%	$0.93	$1.03	$1.12	$1.22	$1.31	$1.40	$1.50

Sandler O’Neill also performed an analysis that estimated the net present value per share of Simmons common stock, assuming that Simmons performed in accordance with publicly available median analyst earnings per share estimates for Simmons for the quarter ending December 31, 2018 and the years ending December 31, 2019 and December 31, 2020, as well as estimated long-term annual earnings per share and balance sheet growth rates for the years ending December 31, 2021 and December 31, 2022 and estimated dividends per share for the quarter ending December 31, 2018 and the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Simmons. To approximate the terminal value of Simmons common stock at December 31, 2022, Sandler O’Neill applied price to 2022 earnings multiples ranging from 10.0x to 16.0x and multiples of December 31, 2022 tangible book value ranging from 160% to 230%. The terminal values were then discounted to present values using different discount rates ranging from 8.0% to 12.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Simmons common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Simmons common stock of $21.08 to $37.67 when applying multiples of earnings and $24.59 to $39.98 when applying multiples of tangible book value.

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Imputed Present Values per Share Based on Earnings Multiples

Discount
Rate	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
8.00%	$24.45	$26.65	$28.85	$31.06	$33.26	$35.47	$37.67
9.00%	$23.54	$25.66	$27.78	$29.90	$32.02	$34.14	$36.26
10.00%	$22.68	$24.72	$26.76	$28.80	$30.84	$32.88	$34.91
11.00%	$21.86	$23.82	$25.78	$27.75	$29.71	$31.67	$33.63
12.00%	$21.08	$22.97	$24.85	$26.74	$28.63	$30.52	$32.41

Imputed Present Values per Share Based on Tangible Book Multiples

Discount
Rate	160%	172%	183%	195%	207%	218%	230%
8.00%	$28.55	$30.45	$32.36	$34.26	$36.17	$38.08	$39.98
9.00%	$27.49	$29.32	$31.15	$32.98	$34.82	$36.65	$38.48
10.00%	$26.48	$28.24	$30.00	$31.76	$33.53	$35.29	$37.05
11.00%	$25.51	$27.21	$28.90	$30.60	$32.30	$33.99	$35.69
12.00%	$24.59	$26.22	$27.86	$29.49	$31.12	$32.76	$34.39

Sandler O’Neill also considered and discussed with the Reliance board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Simmons’ earnings varied from 15% above estimates to 15% below estimates. This analysis resulted in the following range of per share values for Simmons common stock, applying the price to 2022 earnings multiples range of 10.0x to 16.0x referred to above and a discount rate of 10.29%.

Imputed Present Values per Share Based on Earnings Multiples

Annual
Estimated
Variance	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
(15.0%)	$19.42	$21.13	$22.85	$24.56	$26.28	$27.99	$29.70
(10.0%)	$20.43	$22.24	$24.06	$25.87	$27.69	$29.50	$31.32
(5.0%)	$21.44	$23.35	$25.27	$27.18	$29.10	$31.01	$32.93
0.00%	$22.44	$24.46	$26.48	$28.49	$30.51	$32.53	$34.54
5.00%	$23.45	$25.57	$27.69	$29.80	$31.92	$34.04	$36.16
10.00%	$24.46	$26.68	$28.90	$31.11	$33.33	$35.55	$37.77
15.00%	$25.47	$27.79	$30.11	$32.43	$34.74	$37.06	$39.38

Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

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Pro Forma Merger Analysis. Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the merger closes at the end of the first calendar quarter of 2019. Sandler O’Neill utilized the following information and assumptions: (a) publicly available median analyst earnings per share estimates for Simmons for the quarter ending December 31, 2018 and the years ending December 31, 2019 and December 31, 2020, as well as estimated long-term annual earnings per share and balance sheet growth rates for the years ending December 31, 2021 and December 31, 2022 and estimated dividends per share for the quarter ending December 31, 2018 and the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Simmons; (b) estimated net income for Reliance for the quarter ended December 31, 2018 as well as an estimated net income growth rate for Reliance for the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Reliance; and (c) certain assumptions relating to purchase accounting adjustments, transaction expenses and cost savings, as provided by the senior management of Simmons. The analysis indicated that the merger could be accretive to Simmons’ estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2019 through December 31, 2022, dilutive to Simmons’ estimated tangible book value per share at close and at December 31, 2019, December 31, 2020, December 31, 2021, and accretive to Simmons’ estimated tangible book value per share at December 31, 2022.

In connection with this analysis, Sandler O’Neill considered and discussed with the Reliance board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the merger, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship. Sandler O’Neill received a fee equal to $225,000 for rendering its opinion to the Reliance board of directors. In addition, Reliance also agreed to indemnify Sandler O’Neill against certain claims and liabilities arising out of Sandler O’Neill’s engagement. Sandler O’Neill did not provide any other investment banking services to Reliance in the two years preceding the date of Sandler O’Neill’s opinion. In the two years preceding the date of Sandler O’Neill’s opinion, Sandler O’Neill provided certain investment banking services to Simmons. Most recently, Sandler O’Neill acted as underwriter in connection with the offer and sale of Simmons subordinated debt, which transaction closed in March 2018. In addition, in the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Reliance, Simmons and their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of Reliance and Simmons or their respective affiliates for Sandler O’Neill’s own account and for the accounts of its customers.

Certain Unaudited Prospective Financial Information

Simmons and Reliance do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, Simmons and Reliance are including in this proxy statement/prospectus certain unaudited prospective financial information that was made available to Sandler O’Neill for the purpose of Sandler O’Neill performing its financial analysis in connection with rendering its opinion to the Reliance board of directors, as described in this proxy statement/prospectus under the section entitled “—Opinion of Sandler O’Neill & Partners, L.P.” The inclusion of this information should not be regarded as an indication that any of Simmons, Reliance, Sandler O’Neill, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Simmons’ and Reliance’s respective business, all of which are difficult to predict and many of which are beyond Simmons’ and Reliance’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Simmons’ and Reliance’s businesses, industry performance, general business and economic conditions, competition, customer requirements and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

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The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Simmons’ or Reliance’s historical GAAP financial statements. Neither Simmons’ nor Reliance’s independent public accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant reports included in this proxy statement/prospectus relate to historical financial information of Simmons. They do not extend to the unaudited prospective financial information and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither Simmons nor Reliance intends to, and expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on Simmons or Reliance of the mergers and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the mergers, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the mergers, the potential synergies that may be achieved by the surviving company as a result of the mergers, the effect on Simmons or Reliance of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the mergers. Further, the unaudited prospective financial information does not take into account the effect on Simmons or Reliance of any possible failure of the mergers to occur.

None of Simmons, Reliance, Sandler O’Neill, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to Reliance shareholder or other person regarding Simmons’ or Reliance’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger proposal, but is being provided solely because it was made available to Sandler O’Neill in connection with the mergers.

In light of the foregoing, and considering that the Reliance special meeting will be held many months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Reliance shareholders are cautioned not to place unwarranted reliance on such information, and all Reliance shareholders are urged to review the financial statements of Simmons and Reliance and other information contained elsewhere in this proxy statement/prospectus for a description of Simmons’ and Reliance’s respective businesses and reported financial results. See the section entitled “Where You Can Find More Information.”

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The following table presents a summary of unconsolidated (parent company only) projected financial information for Reliance for the fourth quarter of 2018 and estimated annual asset, loan and net income growth rates for 2019 and 2020, as provided to Sandler O’Neill by the senior management of Reliance:

	As of and for the quarter	As of and for the year
	ending December 31, 2018	ending December 31, 2018
Reliance (parent company only)
Total Income	$4,181.2	$16,276.3
Net Income	3,231.5	12,205.9

	As of and for the year	As of and for the year
	ending December 31, 2019	ending December 31, 2020
Reliance (parent company only)
Estimated growth rates for assets, loans and net income	8.0%	8.0%

The following table presents a summary of estimated long-term annual earnings per share and balance sheet growth rates for Simmons for the years ending December 31, 2021 and December 31, 2022 and estimated dividends per share for the quarter ending December 31, 2018 and the years ending December 31, 2019 through December 31, 2022, as provided to Sandler O’Neill by the senior management of Simmons:

	As of and for the year	As of and for the year
	ending December 31, 2021	ending December 31, 2022
Simmons (consolidated)
Estimated annual earnings per share growth rate	7.0%	7.0%
Estimated balance sheet growth rate	7.0%	7.0%

	As of and for the quarter	As of and for the year
	ending December 31, 2018	ending December 31, 2019
Simmons (consolidated)
Estimated dividends per share	$0.15	$0.64

	As of and for the year	As of and for the year
	ending December 31, 2020	ending December 31, 2021
Simmons (consolidated)
Estimated dividends per share	$0.68	$0.72

	As of and for the year
	ending December 31, 2022
Simmons (consolidated)
Estimated dividends per share	$0.76

Simmons’ Reasons for the Mergers

In reaching its decision to approve and adopt the merger agreement, the mergers and the other transactions contemplated by the merger agreement, the Simmons board of directors evaluated the merger agreement and the mergers in consultation with Simmons’ management, as well as Simmons’ financial and legal advisors, and considered a number of factors, including, without limitation, the following material factors, which are not presented in order of priority:

•	each of Simmons’, Reliance’s and the combined company’s business, operations, financial condition, asset quality, earnings and prospects;
•	the fact that Reliance’s business and operations complement those of Simmons and that the mergers would result in a combined company with a diversified revenue stream from diversified geographic markets, a well-balanced portfolio and an attractive funding base;
•	its existing knowledge of Reliance’s business and its review and discussions with Simmons’ management concerning the additional due diligence examination of Reliance conducted in connection with the mergers;
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•	the perceived complementary nature of the cultures of the two companies, which Simmons’ management believes should facilitate integration and implementation of the mergers;

•	the complementary branch networks of Simmons and Reliance;

•	Reliance’s market position within the greater St. Louis, Missouri banking market;
•	its understanding of the current and prospective environment in which Simmons and Reliance operate, including national, regional and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on Simmons both with and without the mergers;
•	the market for alternative merger or acquisition transactions in the financial services industry and the likelihood and timing of other material strategic transactions;
•	the terms of the merger agreement, including the merger consideration, expected tax treatment, deal protection and termination fee provisions, which the Simmons board of directors reviewed with Simmons’ management and Simmons’ financial and legal advisors;
•	Simmons’ successful operating and acquisition track record, specifically Simmons’ history of efficiently closing and integrating acquisitions;
•	its belief that the mergers are likely to provide substantial value to Simmons shareholders;
•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Reliance’s business, operations and workforce with those of Simmons;
•	the potential risk of diverting management attention and resources from the operation of Simmons’ business and towards the completion of the mergers;
•	certain anticipated merger-related costs;
•	the regulatory and other approvals required in connection with the mergers and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions, including a burdensome condition;
•	the potential risk of losing other acquisition opportunities while Simmons remains focused on completing the mergers; and
•	the nature and amount of payments and other benefits to be received by Reliance management in connection with the mergers.

The foregoing discussion of the information and factors considered by the Simmons board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Simmons board of directors. In reaching its decision to approve and adopt the merger agreement, the mergers and the other transactions contemplated by the merger agreement, the Simmons board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Simmons board of directors considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination to approve and adopt the merger agreement and the transactions contemplated thereby, including the mergers.

This explanation of the Simmons board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

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Management and Board of Directors of Simmons After the Merger

The directors and officers of Simmons immediately prior to the effective time will serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the bylaws of the surviving corporation. Information about the current members of the Simmons board of directors can be found in the documents listed under the section entitled “Where You Can Find More Information.”

Interests of Reliance’s Directors and Executive Officers in the Mergers

In considering the recommendation of the Reliance board of directors that Reliance shareholders vote “FOR” the merger proposal, Reliance shareholders should be aware that some of Reliance’s executive officers and directors have interests in the merger, which may be considered to be different from, or in addition to, the interests of the Reliance shareholders generally. These interests are described below. The Reliance board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement and to recommend that Reliance shareholders vote “FOR” the merger proposal.

Stock Options

Under the terms of the merger agreement, at the effective time, each Reliance stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will be canceled and converted into the right to receive from Simmons a cash payment per option share equal to the difference between (1) the fully diluted per share value and (2) the exercise price of such Reliance stock option.

Based on the assumptions described above under the section entitled “—Terms of the Mergers” regarding the implied value of the per share merger consideration, the estimated cash payment per share of Reliance common stock underlying a Reliance stock option is expected to be $0.82.

Warrants

Under the terms of the merger agreement, at the effective time, each Reliance warrant that is outstanding and unexercised immediately prior to the effective time will be canceled and converted into the right to receive from Simmons a cash payment equal to the difference between (1) the fully diluted per share value and (2) the exercise price of the such Reliance warrant. All of the outstanding Reliance warrants were issued in the 2013 recapitalization, which, as noted above, was approved by Reliance’s then-board of directors and by Reliance’s then-shareholders. All of the Reliance warrants have an exercise price of $0.50 per share, which was the same per share price at which the Reliance common stock was issued in the 2013 recapitalization, and are held by Thomas H. Brouster and Gaines S. Dittrich.

Based on the assumptions described above under the section entitled “—Terms of the Mergers” regarding the implied value of the per share merger consideration, the estimated cash payment per share of Reliance common stock underlying a Reliance warrant is expected to be $1.21.

Convertible Debt

Under the terms of the merger agreement, immediately prior to the effective time, Reliance must cause all then-outstanding Reliance convertible debt to convert into Reliance common stock. All of the outstanding Reliance convertible debt, each note of which, which we refer to as a convertible note, has a conversion price of $0.50 per share, was issued in the 2013 recapitalization, which, as noted above, was approved by Reliance’s then-board of directors and by Reliance’s then-shareholders. The purchasers of the Reliance convertible debt in the 2013 recapitalization were members of the investor group led by Mr. Brouster, which included Mr. Brouster and Mr. Dittrich. The conversion price of Reliance convertible debt was the same $0.50 per share price at which the Reliance common stock was issued in the 2013 recapitalization.

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The below chart lists the number of shares subject to Reliance stock options, Reliance warrants and Reliance convertible debt held by Reliance’s directors or executive officers and by all other optionholders and convertible note holders as a group:

Holder	Shares Subject to Reliance Stock Options	Shares Subject to Reliance Warrants	Shares Issuable on Conversion of Reliance Convertible Debt
Thomas H. Brouster, Sr.	3,500,000	7,000,000	5,300,000
Gaines S. Dittrich	1,500,000	1,600,000	1,020,000
Allan D. Ivie	200,000	—	—
Kenneth M. Bartz	125,000
Lisa G. Frederick	350,000	—	—
Norman A. Toon, Jr.	450,000	—	—
Courtney J. Stotler	250,000	—	—

All other option holders who are not directors or executive officers of Reliance as a group (26 persons)	2,075,000
All other convertible note holders who are not directors or executive officers of Reliance as a group (six persons)	—	—	4,680,000
Total	8,450,000	8,600,000	11,000,000

Consulting Letter Agreements

In connection with the mergers, Reliance and Reliance Bank entered into amended and restated independent contractor letter agreements with Brouster & Associates, LLC, or Brouster & Associates, the sole member of which is Mr. Brouster, and The Dittrich Company, the sole member of which is Mr. Dittrich. As described below, these agreements set forth the terms and conditions of each such entity’s and individual’s contractor relationship as a consultant with Simmons and Simmons Bank, as successors to Reliance and Reliance Bank, respectively, and will be effective upon and subject to the consummation of the merger.

Brouster & Associates, LLC. Reliance’s and Reliance Bank’s amended and restated consulting letter agreement with Brouster & Associates would replace and supersede the existing Brouster & Associates consulting arrangements with Reliance and Reliance Bank. Under the agreement, Reliance and Reliance Bank are engaging Brouster & Associates as an independent contractor to provide, after closing, certain consulting services to Simmons and Simmons Bank, as successors to Reliance and Reliance Bank, respectively, including acting as the Advisory Chairman for the St. Louis market, business and community development and community relations and such other similar duties as may be assigned from time to time. The term of the agreement commences on the closing date and will continue for 27 months thereafter, unless sooner terminated by Reliance or Reliance Bank, and Reliance and Reliance Bank, collectively, will pay Brouster & Associates no later than the effective time the amount of $1,363,548 as full payment for all services to be provided.

The Dittrich Company. Reliance’s and Reliance Bank’s amended and restated consulting letter agreement with The Dittrich Company would replace and supersede the existing The Dittrich Company consulting arrangements with Reliance and Reliance Bank. Under the agreement, Reliance and Reliance Bank are engaging The Dittrich Company as an independent contractor to provide, after the closing, certain consulting services to Simmons and Simmons Bank, as successors to Reliance and Reliance Bank, respectively, including acting as an advisor in connection with its banking operations in the St. Louis market. The term of the agreement commences on the closing date and will continue for 15 months thereafter, unless sooner terminated by Reliance or Reliance Bank, and Reliance and Reliance Bank, collectively, will pay The Dittrich Company no later than the effective time the amount of $557,269 as full payment for all services to be provided.

Indemnification

The merger agreement provides that, for a period of six years after the effective time, Simmons will indemnify, defend and hold harmless each of the present and former directors or officers of Reliance and its subsidiaries, as well as Brouster & Associates and The Dittrich Company, against all liabilities arising out of actions or omissions arising out of such person’s services as director or officers or consultants of Reliance, or at Reliance’s request, of another corporation, partnership, joint venture, trust or other enterprise, occurring at or prior to the effective time to the fullest extent permitted under state law and by the Reliance charter and the Reliance bylaws in effect on the date of the merger agreement, including provisions relating to the advancement of expenses incurred in the defense of any litigation and whether or not Simmons or its subsidiaries are insured against any such matter.

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Change in Control Agreement

Reliance Bank entered into a change in control agreement, dated as of April 19, 2018, with Lisa G. Frederick, its President – Retail and Deposit Services, under which Reliance will pay Ms. Frederick, in the event her employment is terminated (either by Reliance Bank or its successor other than for cause, as defined in the change in control agreement, or by Ms. Frederick with good reason, as defined in the change in control agreement) within 18 months after a change in control of Reliance or Reliance Bank, an amount equal to one and one half times the sum of her annual base salary as of the date one day prior to the change of control plus the amount of the incentive or performance bonus paid to Ms. Frederick for the fiscal year of Reliance Bank immediately prior to the change of control, subject to any adjustments for any “stay” bonus and other severance amounts received or to be received after the date of the change of control. Ms. Frederick will also be able to continue to participate in Reliance Bank medical, dental and life insurance plans, with the same employer contributions as received prior to termination for a period of 18 months.

Regulatory Approvals Required for the Mergers

The completion of the mergers is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from, among others, the Federal Reserve and the ASBD.

Subject to the terms of the merger agreement, both Simmons and Reliance have agreed to cooperate with each other and use their reasonable best efforts to prepare all documentation, to effect all applications, notices and filings, and to obtain all permits, consents, approvals and authorizations of all regulatory authorities and third parties that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the mergers. Simmons and Reliance have filed applications and notifications to obtain the required regulatory approvals, consents and waivers.

The merger of Reliance with and into Simmons requires the approval of the Federal Reserve under the BHC Act, unless waived by the Federal Reserve. The merger of Reliance Bank with and into Simmons Bank requires the approval of the Federal Reserve under the Bank Merger Act, and the approval of the ASBD under the Arkansas Banking Code. The establishment and operation of Reliance Bank’s branch offices by Simmons Bank in connection with the bank merger requires the approval of the Federal Reserve under the Federal Reserve Act. In addition, the consummation of the merger and bank merger requires notice to the MDF.

Although neither Simmons nor Reliance knows of any reason why the parties cannot obtain regulatory approvals required to consummate the mergers in a timely manner, Simmons and Reliance cannot be certain of when or if such approvals will be obtained.

The U.S. Department of Justice, or the DOJ, has between 15 and 30 days following approval of the merger or the bank merger by the Federal Reserve to challenge the approval on antitrust grounds. While Simmons and Reliance do not know of any basis on which the DOJ would challenge regulatory approval by the Federal Reserve and believe that the likelihood of such action is remote, there can be no assurance that the DOJ will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the mergers from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the mergers.

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Simmons and Reliance are not aware of any material regulatory approvals or actions that are required prior to the completion of the mergers other than those described in this proxy statement/prospectus. If any additional regulatory approvals or actions are required other than those described in this proxy statement/prospectus, Simmons and Reliance presently intend to seek those approvals or actions. However, Simmons and Reliance cannot assure you that any of these additional approvals or actions will be obtained.

Accounting Treatment

The merger will be accounted for as an acquisition by Simmons using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” The result of this is that (1) the recorded assets and liabilities of Simmons will be carried forward at their recorded amounts, (2) Simmons historical operating results will be unchanged for the prior periods being reported on, and (3) the assets and liabilities of Reliance will be adjusted to fair value at the date Simmons assumes control of the combined entity, or the merger date. In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the value of cash and shares of Simmons stock to be issued to former Reliance shareholders and cash to be issued to former holders of Reliance equity awards, exceeds the fair value of the net assets including identifiable intangibles of Reliance at the merger date will be reported as goodwill. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Reliance being included in the operating results of Simmons from the closing date going forward.

Public Trading Markets

Simmons common stock is listed on Nasdaq under the symbol “SFNC.” Reliance common stock trades on the OTC Pink Market under the symbol “RLBS.” Upon completion of the merger, Reliance common stock will no longer trade on the OTC Pink Market. The Simmons common stock issuable in the merger will be listed on Nasdaq.

Appraisal and Dissenters’ Rights

Introductory Information

General. Dissenters’ rights with respect to Reliance common stock are governed by the MGBCL. Reliance shareholders have the right to dissent from the merger and to obtain payment of the “fair value” of their shares in cash (as specified in the statute) in the event the merger is consummated. Strict compliance with the dissent procedures is required to exercise and perfect dissenters’ rights under the MGBCL. Subject to the terms of the merger agreement, the Reliance board of directors could elect to terminate the Reliance merger agreement even if it is approved by Reliance shareholders, thus cancelling dissenters’ rights.

Reliance urges any Reliance shareholder who contemplates exercising his right to dissent to read carefully the provisions of Section 351.455 of the MGBCL, which is attached to this proxy statement/prospectus as Annex D. A more detailed discussion of the provisions of the statute is included below. The discussion describes the steps that each holder of Reliance common stock must take to exercise his right to dissent. Each Reliance shareholder who wishes to dissent should read both the summary and the full text of the law. Reliance cannot give any Reliance shareholder legal advice. To completely understand this law, each Reliance shareholder may want, and Reliance encourages any Reliance shareholder seeking to dissent, to consult with his legal advisor. Any Reliance shareholder who wishes to dissent should not send in a signed proxy unless he marks his proxy to vote against the Reliance merger or such shareholder will lose the right to dissent.

Address for Notices. Send or deliver any written notice or demand concerning any Reliance shareholder’s exercise of his dissenters’ rights to Reliance Bancshares, Inc., 10401 Clayton Road, Frontenac, Missouri 63131, Attention: Allan D. Ivie IV, President.

Act Carefully. Reliance urges any Reliance shareholder who wishes to dissent to act carefully. Reliance cannot and does not accept the risk of late or undelivered notices or demands. A dissenting Reliance shareholder may call Reliance at (314) 569-7200 and ask for Reliance’s President, Allan D. Ivie IV, to receive confirmation that his notice or demand has been received. If his notices or demands are not timely received by Reliance, then such shareholder will not be entitled to exercise his dissenters’ rights. Reliance shareholders bear the risk of non-delivery and of untimely delivery.

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ANY RELIANCE SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS’ RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND CONSULT HIS OR HER LEGAL ADVISOR. FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Summary of Section 351.455 of the MGBCL-Dissenters’ Rights

Under Section 351.455 of MGBCL, Reliance shareholders who do not vote in favor of the merger agreement proposal and who follow the procedures summarized below will have the right to dissent from and, upon surrender of their certificate (if any) representing said shares, obtain payment in cash of the fair value of their shares of Reliance common stock, as of the day prior to the date of the Reliance special meeting, in the event of the consummation of the merger. However, it is a condition to Simmons’ obligations under the merger agreement that not more than five percent of outstanding Reliance common stock demand, properly and in writing, appraisal for such shares of outstanding common stock. No Reliance shareholder dissenting from the merger will be entitled to the per share merger consideration or any dividends or other distributions unless and until the holder fails to perfect or effectively withdraws or loses his or her right to dissent from the merger agreement. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Section 351.455 of the MGBCL, which are attached to this proxy statement/prospectus as Annex D, and consult with your legal counsel before exercising or attempting to exercise these rights.

A Reliance shareholder may assert dissenters’ rights only by complying with all of the following requirements:

(1)	The Reliance shareholder must own Reliance common stock as of the close of business on February 5, 2019, the Reliance record date, for the Reliance special meeting at which the merger proposal is submitted to a vote;
(2)	The Reliance shareholder must deliver to Reliance prior to or at the Reliance special meeting a written objection to the merger agreement. The written objection should be delivered or mailed in time to arrive before the vote is taken on the merger proposal at the Reliance special meeting to Reliance Bancshares, Inc., 10401 Clayton Road, Frontenac, Missouri 63131, Attention: Allan D. Ivie IV, President. The written objection must be made in addition to, and separate from, any proxy or other vote against approval of the merger proposal. Neither a vote against, a failure to vote for, nor an abstention from voting will satisfy the requirement that a written objection be delivered to Reliance before the vote on the merger proposal is taken. Unless a Reliance shareholder files the written objection as provided above, he or she will not have any dissenters’ rights of appraisal.
(3)	The Reliance shareholder must not vote in favor of approval of the merger proposal. The return of a signed proxy which does not specify a vote against the merger proposal or a direction to abstain will constitute a waiver of the shareholder’s right to dissent.
(4)	The Reliance shareholder must deliver to Simmons within 20 days after the effective time a written demand for payment of the fair value of his or her shares of Reliance common stock as of the day prior to the date on which the vote for the merger proposal was taken. That demand must include a statement of the number of shares of Reliance common stock owned. The demand must be mailed or delivered to Simmons First National Corporation, 426 W. Capitol Avenue, Suite 1400, Little Rock, Arkansas 72201, Attn: Patrick A. Burrow. Any Reliance shareholder who fails to make a written demand for payment within the 20-day period after the effective time will be conclusively presumed to have consented to the merger agreement and will be bound by the terms thereof. Neither a vote against the merger proposal nor the written objection referred to in clause (1) above satisfies the written demand requirement referred to in this clause (4).

A beneficial owner of shares of Reliance common stock who is not the record owner may not assert dissenters’ rights. If the shares of Reliance common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, or by a nominee, the written demand asserting dissenters’ rights must be executed by the fiduciary or nominee. If the shares of Reliance common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

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If within 30 days of the effective time the value of a dissenting shareholder’s shares of Reliance common stock is agreed upon between the Reliance shareholder and Simmons, Simmons will make payment to the shareholder within 90 days of the effective time, upon the shareholder’s surrender of his or her Reliance common stock certificates. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares or in Simmons.

If the dissenting shareholder and Simmons do not agree on the fair value of the shares within 30 days after the effective time, the dissenting shareholder may, within 60 days after the expiration of the 30 days, file a petition in any court of competent jurisdiction within Jefferson County, Arkansas asking for a finding and a determination of the fair value of the shares. The dissenting shareholder is entitled to judgment against Simmons for the amount of the fair value as of the day prior to the date on which such vote was taken approving the merger proposal, together with interest thereon to the date of judgment. The judgment is payable only upon and simultaneously with the surrender to Simmons of the Reliance common stock certificates representing said shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares or in Simmons. Unless the dissenting shareholder files a petition within the allotted time frame, the shareholder and all persons claiming under the shareholder will be conclusively presumed to have adopted and ratified the merger agreement and will be bound by the terms thereof.

The right of a dissenting shareholder to be paid the fair value for his or her shares will cease if the shareholder fails to comply with the procedures of Section 351.455 or if the merger agreement is terminated for any reason.

It is a condition to Simmons’ obligations under the merger agreement that not more than five percent of outstanding Reliance common stock demand, properly and in writing, appraisal for such shares of outstanding common stock.

THE PRECEDING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE TEXT OF THE APPRAISAL PROVISIONS OF MGBCL SECTION 351.455. A COPY OF THAT STATUTE IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND THE APPLICABLE PROVISIONS OF THE MGBCL, THE MGBCL WILL CONTROL.

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THE MERGER AGREEMENT

The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the mergers.

Structure of the Mergers

Under the terms and subject to the conditions of the merger agreement, among other things, (i) Reliance will merge with and into Simmons with Simmons continuing as the surviving corporation in the merger and (ii) simultaneously with the merger, Reliance Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank in the bank merger.

The Merger Consideration

Based on the assumptions set forth below, at the effective time, each share of Reliance common stock, that is issued and outstanding immediately prior to the effective time (except for shares of Reliance common stock held directly or indirectly by Reliance or Simmons and any dissenting shares) will be converted into the right to receive, subject to possible adjustment, the per share merger consideration, comprised of (i) $0.52 in cash and (ii) 0.046 shares of Simmons common stock. The per share cash consideration and the per share stock consideration are based on the following assumptions: (i) 8,450,000 shares of Reliance common stock are subject to outstanding Reliance stock options with a weighted average exercise price of $0.89 as of the effective time, (ii) 8,600,000 shares of Reliance common stock are subject to outstanding Reliance warrants with a weighted average exercise price of $0.50 as of the effective time, (iii) the Reliance convertible debt is converted into 11,000,000 shares of Reliance common stock immediately prior to the effective time, (iv) 140 shares of Reliance series C preferred stock are outstanding as of the effective time, (v) no shares of Reliance series C preferred stock are converted as of the effective time, (vi) all shares of Reliance series C preferred stock are converted to shares of Simmons series C preferred stock in connection with the merger, and (vii) 86,766,428 shares of Reliance common stock are issued and outstanding as of the effective time, which includes the shares of Reliance common stock to be issued upon conversion of the Reliance convertible debt. In addition, we have assumed that the Simmons average closing price prior to the effective time is equal to $25.77, which is the closing sales price on the last practicable trading day prior to printing this proxy statement/prospectus. In the aggregate, Simmons will issue 4,000,000 shares of Simmons common stock and pay $62,700,000 (minus the cash payment for outstanding stock options of Reliance, the cash payment for outstanding warrants of Reliance, shares and cash reserved for the conversion or redemption of the Reliance series C preferred stock and subject to certain other adjustments pursuant to the merger agreement) to the Reliance shareholders upon completion of the merger, in addition to the issuance of Simmons preferred stock with an aggregate liquidation value of approximately $42.1 million to holders of Reliance preferred stock. See the section entitled “—Pricing Adjustments” below.

Fractional Shares

Simmons will not issue any fractional shares of Simmons common stock in the merger. Instead, a Reliance shareholder who would otherwise be entitled to receive a fraction of a share of Simmons common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Simmons common stock that such holder would otherwise be entitled to receive by (ii) the Simmons average closing price.

Pricing Adjustments

If, as of the tenth business day prior to the closing date (or the immediately preceding day to the tenth business day prior to the closing date if shares of Simmons common stock are not actually traded on Nasdaq on such day), which we refer to as the determination date, (i) the Simmons average closing price is greater than $37.68 and (ii) the difference between the percentage change in Simmons average closing price and the percentage change in the Nasdaq Bank Index exceeds 20%, then the cash consideration will be decreased by an amount in cash such that the total value of the merger consideration is not greater than $213,420,000.

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In addition, the cash consideration is subject to possible adjustment if the regulatory capital condition is not satisfied and the special distribution is not effected or is less than the minimum amount, as described below. See the section entitled “—Covenants and Agreements—Special Distribution.”

Treatment of Reliance Equity Rights

Reliance Stock Options. At the effective time, each Reliance stock option, whether vested or unvested, outstanding immediately prior to the effective time, will be canceled and converted into the right to receive from Simmons a cash payment equal to the difference, if positive, between (1) the fully diluted per share value and (2) the exercise price of such Reliance stock option, which we refer to as the Reliance stock option payout. Any such Reliance stock option with an exercise price per share that equals or exceeds the amount set forth in (1) will be cancelled with no consideration paid to the optionholder less any required withholding for taxes.

Reliance Warrants. At the effective time, each Reliance warrant that is outstanding and unexercised immediately prior to the effective time will be canceled and converted into the right to receive from Simmons a cash payment, equal to the difference, if positive, between (1) the fully diluted per share value and (2) the exercise price of such Reliance warrant, which we refer to as a Reliance warrant payout. Any such Reliance warrant with an exercise price per share that equals or exceeds the amount set forth in (1) will be cancelled with no consideration paid to the warrantholder less any required withholding for taxes.

Treatment of Reliance Preferred Stock

Treatment of Reliance Preferred Stock. At the effective time, each share of Reliance series A preferred stock and Reliance series B preferred stock issued and outstanding immediately prior to the effective time will be converted into the right to receive one share of Simmons series A preferred stock or Simmons series B preferred stock, respectively, each of which will have such rights, preference, privileges, and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable to the holders of Reliance series A preferred stock and Reliance series B preferred stock, respectively, than the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, of the Reliance series A preferred stock and Reliance series B preferred stock, respectively, that are in effect immediately prior to the effective time, taken as a whole. Each holder of shares of Reliance series C preferred stock will receive for each such share of Reliance series C preferred stock one share of Simmons series C preferred stock, which will have such rights, preference, privileges, and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable to the holders of Reliance series C preferred stock that are in effect immediately prior to the effective time, taken as a whole, unless such holder affirmatively elects five days prior to the closing date to receive either (i) the Series C liquidation preference or (ii) the per share merger consideration that would be payable if such share had been converted to Reliance common stock prior to the effective time. The shares of Simmons preferred stock that Simmons will issue to the holders of the Reliance preferred stock in connection with the merger will have an aggregate liquidation value of approximately $42.1 million.

For any share of Reliance series C preferred stock that is issued and outstanding immediately prior to the effective time, which is converted into a share of Simmons series C preferred stock in connection with the merger, which we refer to as a subject share, Simmons will withhold the per share merger consideration that would have been payable if such share had been converted to Reliance common stock and will make arrangements such that: (i) upon conversion of a share of Simmons series C preferred stock, the holder of such share will be entitled to the per share merger consideration withheld by Simmons for the subject share that the converted Simmons series C preferred stock replaced, and (ii) if a share of Simmons series C preferred stock is redeemed before it is converted, the per share merger consideration withheld by Simmons for the subject share that the redeemed Simmons series C preferred stock replaced will be canceled, and Simmons will pay the applicable redemption price to the holder of such share.

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Surviving Corporation Governing Documents, Directors and Officers

At the effective time, the Simmons charter and the Simmons bylaws in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving corporation, until the same be duly amended or repealed.

The directors and officers of Simmons immediately prior to the effective time will serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the bylaws of the surviving corporation.

Closing and Effective Time

The mergers will be completed only if all conditions to the mergers discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived (subject to applicable law). See the section entitled “—Conditions to Consummation of the Mergers” below.

The merger will become effective as of the date and time specified in the articles of merger as duly filed with the Secretary of State of the State of Arkansas and the certificate of merger as duly filed with the Secretary of State of the State of Missouri. The bank merger will become effective simultaneously with the merger.

In the merger agreement, we have agreed to cause the effective time to occur by the later of (i) April 23, 2019 or (ii) a date within 30 days following the satisfaction or waiver (subject to applicable law) of the last of the conditions specified in the merger agreement to occur as reasonably determined by Simmons, or on another mutually agreed date. It currently is anticipated that the effective time will occur in the second quarter of 2019, subject to the receipt of regulatory approvals and waivers and other customary closing conditions, but we cannot guarantee when or if the mergers will be completed.

As described below, if the merger is not completed by November 30, 2019, either Simmons or Reliance may choose to terminate the merger agreement at any time after that date if the failure of the effective time to occur on or before that date is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement.

Conversion of Shares; Exchange Procedures

The conversion of Reliance common stock into the right to receive the per share merger consideration and the conversion of Reliance series A preferred stock, Reliance series B preferred stock and Reliance series C preferred stock, unless the holder of such Reliance Series C preferred stock elects otherwise, into the right to receive Simmons series A preferred stock, Simmons series B preferred stock and Simmons series C preferred stock, respectively, will occur automatically at the effective time.

At or promptly after the effective time, Simmons will deposit with its transfer agent, or another exchange agent acceptable to Simmons, which we refer to as the exchange agent, (1) certificates or evidence of Simmons common stock in book-entry form equal to the stock consideration, (2) funds equal to the cash consideration and cash payable in lieu of fractional shares, and (3) certificates or evidence of each of Simmons series A preferred stock, Simmons series B preferred stock and Simmons series C preferred stock in book-entry form issuable pursuant to the merger agreement.

As soon as reasonably practicable after the effective time, the exchange agent will mail to holders of record of Reliance common stock immediately prior to the effective time transmittal materials, which such shareholder may complete in accordance with the instructions thereto and deliver together with the proper surrender of a certificate or book-entry shares to the exchange agent in exchange for the per share merger consideration, any cash in lieu of fractional shares of Simmons common stock, and any dividends or distributions such shareholder is entitled to receive under the merger agreement.

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Withholding

Simmons, the surviving corporation or the exchange agent, as applicable, will be entitled to deduct and withhold from the per share merger consideration, Simmons series A preferred stock, Simmons series B preferred stock and Simmons series C preferred stock and any other amounts or property otherwise payable or distributable to any person pursuant to the merger agreement to any person such amounts or property (or portions thereof) as it is required to deduct and withhold under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable tax law. To the extent that any amounts are so deducted or withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

Dividends and Distributions

Whenever a dividend or other distribution is declared by Simmons on Simmons common stock, with a record date after the effective time, the declaration will include dividends or other distributions on all whole shares of Simmons common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such shareholder has duly surrendered its certificate or book-entry shares in accordance with the merger agreement. Following surrender of any such certificate (or affidavit or loss and other documentation required by the surviving corporation under the merger agreement in lieu thereof), the record holder of the whole shares of Simmons common stock issued in exchange therefor, will be paid, without interest, (1) all dividends and other distributions payable in respect of any such whole shares of Simmons common stock with a record date after the effective time and a payment date on or prior to the date of such surrender and not previously paid and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Simmons common stock.

Representations and Warranties

The merger agreement contains representations and warranties made, on the one hand, by Reliance to Simmons and, on the other hand, by Simmons to Reliance, which were made only for purposes of the merger agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Simmons, Reliance or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Simmons’ public disclosures. The representations and warranties contained in the merger agreement do not survive the effective time. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or conditions of Simmons or Reliance or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus and the other information contained in the reports, statements and filings that Simmons publicly files with the SEC. For more information regarding these documents, please see the section entitled “Where You Can Find More Information.”

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In the merger agreement, Reliance has made customary representations and warranties to Simmons with respect to, among other things:

•	the due organization, valid existence, good standing and power and authority of Reliance and Reliance Bank;

•	Reliance’s authority to enter into the merger agreement and to complete the transactions contemplated thereby (subject to the Reliance shareholder approval) and the enforceability of the merger agreement against Reliance in accordance with its terms;

•	the absence of conflicts with or breaches of Reliance’s or its subsidiaries’ governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

•	the capitalization of Reliance and Reliance Bank, including in particular the number of shares of Reliance common stock and Reliance preferred stock issued and outstanding;

•	ownership of subsidiaries;

•	reports filed with regulatory authorities;

•	financial matters;

•	books and records;

•	the absence of liabilities other than those liabilities incurred in the ordinary course since December 31, 2017 in connection with the merger agreement and the transactions contemplated thereby, or accrued or reserved against the consolidated balance sheet of Reliance as of December 31, 2017;

•	the absence of certain changes or events;

•	tax matters;

•	the assets of Reliance and its subsidiaries;

•	intellectual property and privacy matters;

•	environmental matters;

•	compliance with laws, orders and permits;

•	compliance with the Community Reinvestment Act;

•	compliance with the Foreign Corrupt Practices Act of 1977, as amended, and anti-money laundering laws;

•	labor relations;

•	matters relating to employee benefit plans and the Employee Retirement Income Security Act of 1974, as amended, or ERISA;

•	matters with respect to certain of Reliance’s contracts;

•	agreements with regulatory authorities;

•	investment securities;

•	derivative transactions entered into for the account of Reliance and its subsidiaries or for the account of a customer;
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•	legal proceedings;

•	the accuracy of the information supplied by Reliance in this proxy statement/prospectus;

•	the inapplicability of state anti-takeover statutes;

•	receipt by the Reliance board of directors of the opinion from Reliance’s financial advisor;

•	the lack of action by Reliance that is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

•	loan matters;

•	deposits;

•	allowance for loan and lease losses;

•	insurance matters;

•	the absence of sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control;

•	the absence of undisclosed brokers’ fees and expenses;

•	transactions with affiliates; and

•	neither Reliance nor any subsidiary being required to register with the SEC as an investment advisor or broker-dealer, or conducting insurance operations.

In the merger agreement, Simmons made customary representations and warranties to Reliance with respect to, among other things:

•	the due organization, valid existence, good standing and power and authority of Simmons;
•	Simmons’ authority to enter into the merger agreement and to complete the transactions contemplated thereby and the enforceability of the merger agreement against Simmons in accordance with its terms;
•	the absence of conflicts with or breaches of Simmons’ or its subsidiaries’ governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;
•	the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;
•	the capitalization of Simmons, including in particular the number of shares of Simmons common stock issued and outstanding;
•	SEC filings, including financial statements contained therein;
•	the absence of liabilities other than those liabilities incurred in the ordinary course of business since December 31, 2017, in connection with the merger agreement and the transactions contemplated thereby, or accrued or reserved against the consolidated balance sheet of Simmons as of September 30, 2017;
•	the absence since December 31, 2017 of an event that has had a material adverse effect on Simmons;
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•	tax matters;
•	compliance with laws, orders and permits;
•	legal proceedings;
•	reports filed with regulatory authorities other than the SEC;
•	the accuracy of the information supplied by Simmons in this proxy statement/prospectus;
•	the lack of action by Simmons that is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;
•	the absence of undisclosed brokers’ fees and expenses; and
•	regulatory capitalization.

The representations and warranties in the merger agreement do not survive the effective time and, as described below under the section entitled “—Effect of Termination,” if the merger agreement is validly terminated, the merger agreement will become void and have no effect (except with respect to designated provisions of the merger agreement, including, but not limited to, those related to payment of fees and expenses and the confidential treatment of information), unless a party breached the merger agreement.

Many of the representations and warranties in the merger agreement made by Reliance and Simmons are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect).

Under the merger agreement, a “material adverse effect” is defined, with respect to a party and its subsidiaries, as any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operation, assets, liabilities or business of such party and its subsidiaries taken as a whole or (ii) prevents or materially impairs the ability of such party to timely consummate the transactions contemplated by the merger agreement; provided, that in the case of the foregoing clause (i), a material adverse effect will not be deemed to include effects to the extent resulting from the following (except, in certain instances, to the extent that the effect of such change disproportionately affects such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate):

•	changes after the date of the merger agreement in GAAP or regulatory accounting requirements;
•	changes after the date of the merger agreement in laws of general applicability to companies in the financial services industry;
•	changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Reliance and Simmons, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry;
•	after the date of the merger agreement, general changes in the credit markets or general downgrades in the credit markets;
•	failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded under the merger agreement, or changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes unless separately excluded under the merger agreement;
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•	the public disclosure of the merger agreement and the impact thereof on relationships with customers or employees;
•	any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; or
•	actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement.

Covenants and Agreements

Conduct of Business Prior to the Effective Time

Reliance has agreed that prior to the effective time or the termination of the merger agreement, unless the prior written consent of Simmons has been obtained (which consent Simmons may not unreasonably withhold, delay or condition) and except for certain exceptions and as otherwise expressly contemplated by the merger agreement or required by law, it will, and will cause each of its subsidiaries to, (1) operate its business only in the ordinary course, (2) use its reasonable best efforts to preserve intact its business (including its organization, assets, goodwill and insurance coverage), and maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees, and (3) take no action that is intended to or which would reasonably be expected to adversely affect or delay the receipt of any approvals of any regulatory authority, the consummation of the transactions contemplated by the merger agreement or performance of its covenants and agreements in the merger agreement.

Additionally, Reliance has agreed that until the earlier of the effective time or the termination of the merger agreement, unless the prior written consent of Simmons has been obtained (which consent Simmons may not unreasonably withhold, delay or condition) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement, Reliance will not, and will not do or agree or commit to do, or cause or permit any of its subsidiaries to do or agree or commit to do, any of the following:

•	amend the Reliance charter, the Reliance bylaws or other governing instruments of Reliance or any of its subsidiaries;
•	incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of Reliance to Reliance Bank or of Reliance Bank to Reliance, or the creation of deposit liabilities, purchases of federal funds, borrowings from any Federal Home Loan Bank, sales of certificates of deposits, in each case incurred in the ordinary course);
•	(1) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of Reliance or any of its subsidiaries, or (2) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Reliance’s capital stock or other equity interests of Reliance (except as may be required for the Reliance series A preferred stock, Reliance series B preferred stock and Reliance series C preferred stock or in accordance with past practices with respect to the declaration of dividends on the Reliance series A preferred stock, Reliance series B preferred stock and Reliance series C preferred stock);
•	issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of Reliance common stock or any other capital stock of Reliance or any of its subsidiaries, or any stock appreciation rights, or any option, warrant, or other equity right (other than with respect to the exercise or conversion for shares of Reliance common stock of any equity rights outstanding as of the date of the merger agreement);

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•	directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of Reliance or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Reliance common stock, or sell, transfer, lease, mortgage, permit any lien on, or otherwise dispose of, discontinue or otherwise encumber, (1) any shares of capital stock or other equity interests of Reliance or any of its subsidiaries (unless any such shares of capital stock or other equity interests are sold or otherwise transferred to Reliance or any of its subsidiaries) or (2) any asset other than pursuant to contracts in force at the date of the merger agreement or sales of investment securities in the ordinary course;
•	(1) except for purchases of investment securities in the ordinary course, purchase any securities or make any acquisition of or investment in, either by purchase of stock or other securities or equity interests, contributions to capital, asset transfers, purchase of any assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course), any person other than Reliance Bank, or otherwise acquire direct or indirect control over any person, or (2) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation with any person (other than consolidations, mergers or reorganizations solely among wholly owned subsidiaries of Reliance), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;
•	(1) grant any bonus or increase in compensation or benefits to the employees or officers of Reliance or any of its subsidiaries (except as required by law), (2) pay any (A) severance or termination pay or (B) any bonus, in either case other than pursuant to a Reliance benefit plan that is in effect on the date of the merger agreement and in the case of clause (A) subject to receipt of an effective release of claims from the employee, and in the case of clause (B) to the extent required under the terms of the plan without the exercise of any upward discretion, (3) enter into, amend or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of Reliance or any of its subsidiaries, (4) grant any increase in fees or other increases in compensation or other benefits to directors of Reliance or any of its subsidiaries, (5) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability of any equity rights or restricted stock, or authorize cash payments in exchange for any equity rights, (6) fund any rabbi trust or similar arrangement, (7) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $75,000, other than for cause, or (8) hire any officer, employee, independent contractor or consultant (who is a natural person) who has annual base compensation greater than $50,000;
•	enter into, amend or renew any employment contract between Reliance or any of its subsidiaries and any person (unless such amendment is required by law) that Reliance or its subsidiaries do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the effective time;
•	except as required by law, or with respect to a Reliance ERISA plan that is intended to be tax-qualified in the opinion of counsel is necessary or advisable to maintain the tax qualified status, (1) adopt or establish any new employee benefit plan of Reliance or any of its subsidiaries or terminate or withdraw from, or amend, any Reliance benefit plan, (2) make any distributions from such employee benefit plans, except as required by the terms of such plans, or (3) fund or in any other way secure the payment of compensation or benefits under any Reliance benefit plan;
•	make any change in any accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in regulatory accounting requirements or GAAP;

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•	commence any litigation other than in the ordinary course, or settle, waive or release or agree or consent to the issuance of any order in connection with any litigation (1) involving any liability of Reliance or any of its subsidiaries for money damages in excess of $10,000 or that would impose any restriction on the operations, business or assets of Reliance or any of its subsidiaries, or the surviving corporation or (2) arising out of or relating to the transactions contemplated by the merger agreement;
•	enter into, renew, extend, modify, amend or terminate specified contracts, make any amendment or modification to specified contracts, or waive, release, compromise or assign any material rights or claims under specified contracts;
•	(1) enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies or (2) change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service loans except as required by law or by rules or policies imposed by a regulatory authority;
•	make, or commit to make, any capital expenditures without due regard, and appropriate consideration given, to the post-merger impact they may have on the operations of the surviving corporation and the surviving entity;
•	except as required by law or applicable regulatory authorities, make any material changes in its policies and practices with respect to (1) its hedging practices and policies, or (2) insurance policies including materially reduce the amount of insurance coverage currently in place or fail to renew or replace any existing insurance policies;
•	cancel, compromise, waive or release any material indebtedness owed to any person or any rights or claims held by any person, except for (1) sales of loans and sales of investment securities, in each case in the ordinary course, or (2) as expressly required by the terms of any contracts in force at the date of the merger agreement;
•	permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;
•	materially change or restructure its investment securities portfolios, its investment securities practices or policies, or change its policies with respect to the classification or reporting of such portfolios, or invest in any mortgage-backed or mortgage-related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;
•	alter materially its interest rate or fee pricing policies with respect to depository accounts of Reliance or any of its subsidiaries or waive any material fees with respect thereto;
•	make, change or revoke any material tax election, change any material method of tax accounting, adopt or change any taxable year or period, file any amended material tax returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of taxes, settle or compromise any material tax liability of Reliance or any of its subsidiaries, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;
•	take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
•	enter into any securitizations of any loans or create any special purpose funding or variable interest entity other than on behalf of clients;

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•	foreclose upon or take a deed or title to any commercial real estate (other than real estate used solely for agricultural production) without first conducting a Phase I environmental assessment (except where such an assessment has been conducted in the preceding 12 months) of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of hazardous material;
•	make or acquire any loan (except for any loan for which a commitment to make or acquire was entered into prior to the date of the merger agreement) or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any loan, or agree to amend or modify in any material respect any loan, except for (1) loans or commitments for loans in full compliance with the Reliance Bank’s underwriting policy and related loan policies in effect as of the date of the merger agreement, and (2) amendments or modifications of any existing loan in full compliance with the Reliance Bank’s underwriting policy and related loan policies in effect as of the date of the merger agreement; provided, that, Reliance Bank shall not make or acquire any commercial real estate loan if Reliance Bank’s ratio of commercial real estate loans to total risk-based capital exceeds, or would, as a result of the transaction, exceed, 105% of the level in existence as of September 30, 2018;
•	other than in the ordinary course, repurchase, or provide indemnification relating to, loans in the aggregate in excess of $100,000;
•	knowingly take any action that is reasonably likely to result in any of the conditions to closing not being satisfied, or materially impair its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby, except as required by applicable law; or
•	agree to take, make any commitment to take, or adopt any resolutions of the Reliance board of directors in support of, any of the above prohibited actions.

Simmons has also agreed that until the earlier of the effective time or the termination of the merger agreement, unless the prior written consent of Reliance has been obtained (which consent Reliance may not unreasonably withhold, delay or condition) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement, Simmons will not, and will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do any of the following actions:

•	amend the Simmons charter, the Simmons bylaws or other governing instruments of Simmons or any significant subsidiaries (as defined in Regulation S-X promulgated by the SEC) of Simmons in a manner that would adversely affect Reliance or the holders of Reliance common stock adversely relative to other holders of Simmons common stock;
•	take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
•	take any action that could reasonably be expected to impede or materially delay consummation of the transactions contemplated by the merger agreement; or
•	agree to take, make any commitment to take, or adopt any resolutions of the Simmons board of directors in support of, any of the above prohibited actions.

Regulatory Matters

Simmons and Reliance have agreed to file all reports required to be filed with regulatory authorities between the date of the merger agreement and the effective time, and to deliver to the other party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC or the Federal Reserve, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the period then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) or applicable regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes. Notwithstanding the above, neither Simmons nor Reliance shall be obligated to disclose to the other any reports to the extent such reports contain confidential supervisory information or other information the disclosure of which would be prohibited by applicable law.

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Simmons and Reliance have agreed to cooperate with each other and use their reasonable best efforts to prepare all documentation, to effect all applications, notices and filings, and to obtain all permits, consents, approvals and authorizations of all regulatory authorities and third parties that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the mergers, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and regulatory authorities. Each of Simmons and Reliance have agreed to use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the merger agreement or the transactions contemplated thereby under any applicable law or order.

Notwithstanding the foregoing, in no event is Simmons or any of its subsidiaries required, and Reliance and its subsidiaries are not permitted (without Simmons’ prior written consent in its sole discretion), to take any action, or to commit to take any action, or to accept any restriction or condition, involving Simmons or its subsidiaries or Reliance or its subsidiaries, which is materially burdensome on Simmons’ business or on the business of Reliance or Reliance Bank, in each case following the closing or which would likely reduce the economic benefits of the transactions contemplated by the merger agreement to Simmons to such a degree that Simmons would not have entered into the merger agreement had such condition or restriction been known to it at the date of the merger agreement, which condition or restriction we refer to as a burdensome condition.

For a more complete discussion of the regulatory approvals required to complete the mergers and the terms of the merger agreement related to regulatory approvals, see the section entitled “The Mergers—Regulatory Approvals Required for the Mergers.”

Tax Matters

Simmons and Reliance have agreed to use their respective reasonable best efforts to cause the merger, and to take no action which would cause the merger not, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes.

Employee Matters

The merger agreement provides that officers and employees of Reliance and its subsidiaries, while employed by Simmons following the effective time, generally will be eligible to receive benefits that are offered to similarly situated Simmons employees. Covered employees will generally receive credit for prior service with Reliance and its subsidiaries for purposes of determining eligibility to participate and vesting under Simmons benefit plans and for purposes of determining entitlement to paid time off under Simmons paid time off program, subject to certain specified exceptions.

If requested by Simmons prior to the closing date, Reliance will (1) terminate any Reliance benefit plan that is intended to constitute a tax-qualified defined contribution plan under Section 401(k) of the Code, which we refer to as a 401(k) plan, effective as of no later than the day before the closing date and (2) cooperate in good faith with Simmons prior to the closing date to amend, freeze, terminate or modify any other Reliance benefit plan to the extent and in the matter determined by Simmons to be effective upon the effective time (or at such different time mutually agreed to by the parties) and consistent with applicable law.

D&O Indemnification and Insurance

The merger agreement provides that, for six years after the effective time, Simmons will indemnify, defend and hold harmless each of the present and former directors or officers of Reliance and its subsidiaries, as well as Brouster & Associates and The Dittrich Company, against all liabilities arising out of actions or omissions arising out of such person’s services as director or officers or consultants of Reliance, or at Reliance’s request, of another corporation, partnership, joint venture, trust or other enterprise, occurring at or prior to the effective time to the fullest extent permitted under state law and by the Reliance charter and the Reliance bylaws in effect on the date of the merger agreement, including provisions relating to the advancement of expenses incurred in the defense of any litigation and whether or not Simmons or its subsidiaries are insured against any such matter.

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The merger agreement also provides that Simmons will use its reasonable best efforts to maintain in effect for a period of six years after the effective time Reliance’s existing directors’ and officers’ liability insurance policy or a comparable policy, with respect to claims arising from facts or events that occurred prior to the effective time and covering persons who are currently covered by such insurance, capped at 200% of the annual premium payments currently paid on Reliance’s current policy. In lieu of the insurance described in the preceding sentence, prior to the effective time, Simmons, or Reliance, in consultation with Simmons, may obtain a six-year “tail” prepaid policy providing coverage equivalent to such insurance.

Special Distribution

The merger agreement provides that, immediately prior to the effective time, Reliance will cause Reliance Bank to effect a cash distribution to Reliance, which we refer to as the special distribution, in an amount of at least $23,500,000, which we refer to as the minimum amount. If (1) the regulatory capital condition is not satisfied (regardless of whether such condition is waived by Simmons) and (2) the special distribution is not effected or is less than the minimum amount, the cash consideration will be reduced on a dollar-for-dollar basis to the extent the special distribution is less than the minimum amount.

Subordinated Debt

The merger agreement also provides that, prior to the effective time, Reliance will sell, or cause to be sold, all 5.00% Fixed-to-Floating Rate Subordinated Notes of Simmons due 2028, which we refer to as Simmons subordinated debt, held by Reliance or any of its subsidiaries so that, as of the effective time, Reliance and is subsidiaries will not be the holder of any Simmons subordinated debt.

Convertible Debt

The merger agreement provides that, immediately prior to the effective time, Reliance will cause all then-outstanding Reliance convertible debt to convert into Reliance common stock. In addition, prior to the effective time, Reliance will cause all approvals and consents associated with the Reliance convertible debt that are necessary for the consummation of the merger to be obtained and will provide Simmons with such documentation and other information as Simmons may deem reasonably necessary to evidence Reliance’s satisfaction of its obligations in connection with the Reliance convertible debt.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, but not limited to, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, potential shareholder litigation, the declaration of dividends, takeover laws, Reliance’s delivery to Simmons of its closing financial statements, the listing of the shares of Simmons common stock to be issued in the merger and public announcements with respect to the transactions contemplated by the merger agreement.

Agreement Not to Solicit Other Offers

Reliance has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:

•	solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal;
•	engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any information or data in connection with, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

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•	approve, agree to, accept, endorse or recommend any acquisition proposal; or
•	approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction.

Reliance and its subsidiaries have agreed to, and cause its representatives to, (1) immediately cease and cause to be terminated all existing activities, discussions, conversations, negotiations and other communications with any person conducted prior to the date of the merger agreement with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, (2) request the prompt return or destruction of all confidential information previously furnished to any person (other than Simmons, its subsidiaries and their respective representatives) that has made or indicated an intention to make an acquisition proposal and (3) not waive or amend any “standstill” provision or provisions of similar effect to which it is a beneficiary and to strictly enforce any such provisions.

If Reliance or any of its subsidiaries or their respective representatives receives any request for nonpublic information or any inquiry that could reasonably could be expected to lead to any acquisition proposal, Reliance has agreed to, as promptly as practicable (but in no event more than 24 hours), notify Simmons in writing of the receipt of such acquisition proposal, request or inquiry, and the terms and conditions of such acquisition proposal, request or inquiry (including, in each case, the identity of the person making any such acquisition proposal, request or inquiry), and Reliance will as promptly as practicable (but in no event more than 24 hours) provide to Simmons (1) a copy of such acquisition proposal, request or inquiry, if in writing, or (2) a written summary of the material terms of such acquisition proposal, request or inquiry, if oral. Reliance has agreed to provide Simmons, as promptly as practicable (but in no event more than 24 hours), with notice setting forth all such information as is necessary to keep Simmons informed on a current basis of all developments, discussions, negotiations and communications regarding (including amendments or proposed amendments to) such acquisition proposal, request, or inquiry.

For purposes of the merger agreement,

•	an “acquisition agreement” means a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement;
•	an “acquisition proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to Reliance or publicly announced to the Reliance shareholders and whether binding or non-binding) by any person (other than Simmons or its subsidiaries) for an acquisition transaction; and
•	an “acquisition transaction” means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving (1) any acquisition or purchase, direct or indirect, by any person (other than Simmons or its subsidiaries) of 20% or more in interest of the total outstanding voting securities of Reliance or its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of Reliance and its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person (other than Simmons or its subsidiaries) beneficially owning 20% or more in interest of the total outstanding voting securities of Reliance or its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of the Reliance, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Reliance or its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of Reliance and its subsidiaries; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated assets of Reliance and its subsidiaries, taken as a whole.

Reliance Special Meeting and Recommendation of the Reliance Board of Directors

Reliance has agreed to hold a meeting of its shareholders as promptly as reasonably practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC for the purpose of obtaining the Reliance shareholder approval. Reliance has agreed that its obligation to hold such meeting of its shareholders will not be affected by the commencement, proposal, disclosure or communication to Reliance of any acquisition proposal or change in recommendation, as described below.

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The Reliance board of directors has agreed to unanimously recommend to its shareholders the approval of the merger proposal to include such recommendation in this proxy statement/prospectus and to use its reasonable best efforts to obtain the Reliance shareholder approval. Reliance has agreed that neither the Reliance board of directors nor any committee thereof shall withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify) such recommendation in any manner adverse to Simmons, take any action or make any public statement, filing or release inconsistent with such recommendation, or submit the merger proposal to its shareholders without such recommendation, which we refer to as a change in recommendation.

However, at any time prior to the Reliance special meeting, the Reliance board of directors may make a change in recommendation (including approving, endorsing or recommending any acquisition proposal), if Reliance has received a superior proposal (after giving effect to any revised offer from Simmons) and the Reliance board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be a violation of the directors’ fiduciary duties under applicable law; provided, that the Reliance board of directors may not make a change in recommendation unless:

•	Reliance has complied in all material respects with its non-solicit obligations described above;
•	Reliance gives Simmons at least five business days’ notice of its intention to make a change in recommendation and a reasonable description of the events or circumstances giving rise to its determination to take such action;
•	during such five business day period, Reliance has, and has caused its financial advisors and outside legal counsel to, consider and negotiate with Simmons in good faith (to the extent Simmons desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Simmons; and
•	the Reliance board of directors has determined in good faith, after consultation with outside legal counsel and considering the results of such negotiations described above and giving effect to any proposals, amendments or modifications proposed by Simmons that such superior proposal remains a superior proposal and that the failure to make a change in recommendation would be a violation of the directors’ fiduciary duties under applicable law and, in which event, the Reliance board of directors may communicate the basis for its lack of recommendation to its shareholders to the extent required by law.

Any material amendment to any superior proposal will require a new determination and notice period.

For purposes of the merger agreement, a “superior proposal” means an unsolicited bona fide written acquisition proposal with respect to which the Reliance board of directors determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and a financial advisor) is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction move favorable, from a financial point of view, to the Reliance shareholders than the merger and the other transactions contemplated by the merger agreement (as it may be proposed to be amended by Simmons), taking into account all relevant factors (including the acquisition proposal and the merger agreement (including any proposed changes to the merger agreement that may be proposed by Simmons in response to such acquisition proposal)); provided, that for purposes of the definition of superior proposal, the references to “20%” in the definition of acquisition transaction will be deemed to be references to “50%.”

Conditions to Consummation of the Mergers

The respective obligations of each party to consummate the mergers and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

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•	the approval of the merger proposal by the Reliance shareholders;
•	the receipt of all requisite regulatory approvals without the imposition of a burdensome condition as determined by Simmons in its sole discretion;
•	the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal the consummation of the transactions contemplated by the merger agreement (including the merger);
•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act and there being no stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement initiated and continuing;
•	the approval of the listing on Nasdaq of the Simmons common stock to be issued pursuant to the merger;
•	the execution and delivery of such other documents, instruments, understandings, or agreements in connection with the transactions contemplated by the merger agreement reasonably requested by the other party;
•	the receipt by each party of a written opinion of Covington in form reasonably satisfactory to such parties to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;
•	the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the effective time, subject to the materiality standards provided in the merger agreement;
•	the performance by the other party in all material respects of all agreements and covenants of such party required to be performed or complied with pursuant to the merger agreement and other agreements contemplated by the merger agreement prior to the effective time; and
•	the receipt of (1) a certificate from the other party to the effect that the two conditions described immediately above have been satisfied and (2) certified copies of resolutions duly adopted by the other party’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of the merger agreement, and the consummation of the transactions contemplated thereby, all in such reasonable detail as the other party and its counsel may request.

In addition, Simmons’ obligation to consummate the mergers and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	delivery of a FIRPTA certificate by Reliance to Simmons;
•	as of the last day of the month reflected in Reliance’s closing financial statements, Reliance, or Reliance Bank as applicable where noted, having (1) a ratio of non-performing assets to total assets not in excess of 1.00%, (2) Reliance Bank having a ratio of classified assets to Tier 1 capital plus ALLL not in excess of 9.00%, (3) classified assets not in excess 115% of the aggregate balance of classified assets as set forth in Reliance’s financial statements as of and for the quarter ended September 30, 2018, and (4) a ratio of delinquent loans to total loans not in excess of 0.20%;
•	holders of not more than five percent of the outstanding shares of Reliance common stock having demanded, properly and in writing, appraisal for such shares under the MGBCL;

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•	as reflected in Reliance’s closing financial statements, Reliance Bank (1) being “well capitalized” as defined under applicable law, (2) having a Tier 1 leverage ratio of not less than 10.10%, (3) having a Tier 1 risked-based capital ratio of not less than 11.35%, (4) having a total risked-based capital ratio of not less than 12.15%, and (5) having not have received any notification from the MDF or FDIC to the effect that the capital of Reliance Bank is insufficient to permit Reliance Bank to engage in all aspects of its business and its currently proposed businesses without material restrictions, including the imposition of a burdensome condition, which condition we refer to as the regulatory capital condition; and
•	Reliance having delivered evidence reasonably satisfactory to Simmons that certain contracts have been terminated.

We cannot be certain of when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be completed in the second quarter of 2019 or at all. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated and the mergers abandoned at any time prior to the effective time (notwithstanding the approval of the merger agreement by Reliance shareholders) by mutual written agreement, or by either party in the following circumstances:

•	any regulatory authority denies a requisite regulatory approval, or any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement becomes final and nonappealable, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to contest, appeal and change or remove such denial, law or order;
•	the Reliance shareholders fail to vote their approval of the merger proposal, which we refer to as a no-vote termination;
•	the merger has not been consummated by November 30, 2019, which we refer to as the outside date, if the failure to consummate the transactions contemplated by the merger agreement on or before that date is not caused by the terminating party’s breach of the merger agreement, which we refer to as an outside date termination; or
•	if there was a breach of any of the covenants or agreements (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Reliance, in the case of a termination by Simmons, or Simmons, in the case of a termination by Reliance, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of a Simmons or Reliance condition to closing, respectively, and is not cured within 30 days following written notice or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the outside date); provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination.

 In addition, Simmons may terminate the merger agreement if:

•	the Reliance board of directors fails to recommend that the Reliance shareholders approve the merger proposal, effects a change in recommendation, breaches its non-solicitation obligations with respect to acquisition proposals in any respect adverse to Simmons or fails to call, give notice of, convene and/or hold the Reliance special meeting in accordance with the merger agreement, which, collectively, we refer to as a Reliance board breach termination; provided that Simmons right to terminate the merger agreement pursuant to a Reliance board breach expires in the event that, notwithstanding a change in recommendation, the merger and merger agreement are approved at the Reliance special meeting;
•	if any regulatory authority grants a requisite regulatory approval but such requisite regulatory approval contains, results or would reasonably be expected to result in, the imposition of a burdensome condition; or
•	if any regulatory authority requests in writing that Simmons, Reliance or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a requisite regulatory approval.
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In addition, Reliance may terminate the merger agreement if:

•	the Reliance board of directors determines by a vote of at least two-thirds of the members of the entire Reliance board of directors, at any time during the five-day period commencing with the determination date, (i) the Simmons average closing price is less than $25.12 and (ii) the difference between the percentage change in the Nasdaq Bank Index and the percentage change in the Simmons average closing price exceeds 20%, which termination right we refer to as a stock decline termination right. If Reliance elects to terminate the merger agreement pursuant to its stock decline termination right, it will give written notice to Simmons, and Simmons will have the option, in its sole and absolute discretion, within five days of the receipt of such notice of termination to increase the cash consideration by an amount in cash so the total value of the merger consideration is not less than $163,180,000. If Simmons so elects within such five-day period and notifies Reliance promptly of such election, then the merger agreement will remain in effect in accordance with its terms (except for the cash consideration will be so modified).

Effect of Termination

If the merger agreement is terminated or abandoned, it will become void and have no further force or effect and there will be no liability on the part of either Simmons or Reliance for any matters addressed in the merger agreement or other claim relating to the merger agreement and the transactions contemplated thereby, except that (1) designated provisions of the merger agreement will survive the termination, including, but not limited to, those relating to payment of fees and expenses and the confidential treatment of information and (2) both Simmons and Reliance will remain liable for any liability resulting from fraud or breach of the merger agreement occurring prior to such termination or abandonment.

Termination Fee

Reliance will pay Simmons a $10,000,000 termination fee if:

•	(1) either Reliance or Simmons effects an outside date termination or a no-vote termination, or (2) Simmons effects a breach termination and, in each case, within 12 months of such termination, Reliance consummates an acquisition transaction or enters into an acquisition agreement with respect to an acquisition transaction, whether or not such acquisition transaction is subsequently consummated; or
•	Simmons effects a Reliance board breach termination.

If Reliance fails to pay any termination fee payable when due, then Reliance must pay to Simmons its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of such fee at the prime rate of Citibank, N.A. from the date such payment was due under the merger agreement until the date of payment.

Expenses and Fees

Each of Simmons and Reliance will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the merger agreement. The costs and expenses of printing this proxy statement/prospectus will be borne equally by Simmons and Reliance.

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Amendments and Waivers

To the extent permitted by law, the merger agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties, whether before or after the Reliance shareholder approval is obtained, provided that after obtaining such approval, no amendment may be made that requires further approval by Reliance shareholders.

Prior to or at the effective time, the parties, acting through their respective board of directors, chief executive officer or other authorized officer, have the right to waive any default in the performance of any term the merger agreement by the other party, to waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the merger agreement and to waive any or all of the conditions precedent to the obligations of the other party under the merger agreement, except any condition which, if not satisfied, would result in the violation of any law; provided, that after the Reliance shareholder approval is obtained, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

Voting Agreements

Each of Thomas H. Brouster, Sr. and Gaines S. Dittrich, in their capacities as individuals, have separately entered into a Reliance voting agreement, in which they have agreed to vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all covered shares as to which the they control the right to vote, (1) in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger, (2) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Reliance under the merger agreement, (3) against any acquisition proposal and (4) against any action, agreement or transaction submitted for vote or written consent of the Reliance shareholders that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the merger or the other transactions contemplated by the merger agreement or the Reliance voting agreement or the performance by Reliance of its obligations under the Reliance voting agreement or by the such person of his or her obligations under the Reliance voting agreement. In addition, the Reliance voting agreements provide that such shareholders will not sell or transfer any of their shares of Reliance common stock of which they are a record owner, subject to certain exceptions, until the earlier of the receipt of the Reliance shareholder approval or the date on which the merger agreement is terminated in accordance with its terms.

The Reliance voting agreements also provide that, for a period of two years following the closing date, directly or indirectly, either for him or herself or for any other person other than for Simmons or Simmons’ affiliates, such shareholders will not within the states of Missouri and Illinois participate in any business that engages in the business of acting as a commercial, community or retail banking business; provided, that if, as of the date of the Reliance voting agreement, such shareholder holds not more than a 5% direct or indirect equity interest in such person, then such shareholder may retain such ownership interest without being deemed to “participate” in the business conducted by such person.

The Reliance voting agreements remain in effect until the earlier to occur of the closing and the date of termination of the merger agreement in accordance with its terms; provided that, if the closing occurs, the non-competition provisions described immediately above survive until the second anniversary of the closing date.

Mr. Brouster is the holder of irrevocable proxies previously granted by certain of Reliance’s shareholders that give Mr. Brouster sole authority to vote 34,912,158 shares of Reliance common stock as of the Reliance record date in addition to the shares of Reliance common stock owned of record by him. Pursuant to the Reliance voting agreement that Mr. Brouster entered into, these shares of Reliance common stock will be voted in favor of the merger proposal and certain related matters and against alternative transactions. As of the Reliance record date, shares constituting approximately 53.9% of the Reliance common stock entitled to vote at the Reliance special meeting are subject to Reliance voting agreements.

 The foregoing description of the Reliance voting agreements is subject to, and qualified in its entirety by reference to, the Reliance voting agreements, a form of which is attached to this proxy statement/prospectus as Annex B and is incorporated by reference into this proxy statement/prospectus.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER

The following general discussion constitutes the opinion of Covington, subject to the assumptions and qualifications set forth below and in the tax opinion, which has been filed as Exhibit 8.1 to this registration statement to which this proxy statement/prospectus is a part, as to certain material U.S. federal income tax consequences of the merger to “Reliance U.S. holders.” For the purposes of this discussion, a “Reliance U.S. holder” is the beneficial owner of Reliance common stock or Reliance preferred stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over its administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Reliance shareholders or holders of Reliance preferred stock who are not Reliance U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors about their tax treatment under U.S. and non-U.S. laws.

This discussion applies only to Reliance U.S. holders who hold their shares of Reliance common stock or Reliance preferred stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) and exchange those shares for the per share merger consideration or Simmons preferred stock, as applicable, in the merger. Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to Reliance U.S. holders in light of their particular circumstances and does not apply to Reliance U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; regulated investment companies and real estate investment trusts; tax-exempt organizations; Reliance shareholders subject to the alternative minimum tax provisions of the Code; S corporations; partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities); Reliance shareholders whose functional currency is not the U.S. dollar; Reliance shareholders who hold shares of Reliance common stock as part of a “hedge,” “straddle,” “constructive sale” or “conversion transaction” (as such terms are used in the Code) or other integrated investment; Reliance shareholders or holders of Reliance preferred stock who exercise appraisal rights; persons who purchased their shares of Reliance common stock or Reliance preferred stock as part of a wash sale; or Reliance shareholders or holders of Reliance preferred stock required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Simmons common stock or Simmons preferred stock as a result of such item being taken into account in an applicable financial statement).

This discussion does not address any tax consequences arising under any U.S. state or local, or foreign laws, the Medicare contribution tax, the alternative minimum tax or under any U.S. federal laws other than U.S. federal income tax laws (such as estate or gift tax laws).

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Reliance common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Reliance common stock, and any partners in such partnership, are strongly urged to consult their own tax advisors about the tax consequences of the merger to them.

This discussion, and the tax opinion referred to below, is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The opinion described below will not be binding on the IRS, or any court. Simmons and Reliance have not sought and will not seek any ruling from the IRS regarding any matters relating to the mergers, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

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Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You are strongly urged to consult with your own tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, state and local, foreign and other tax laws and of changes in those laws.

U.S. Federal Income Tax Consequences of the Merger Generally

It is a condition to the obligations of each of Simmons and Reliance that they receive an opinion from Covington, in form reasonably satisfactory to Simmons and Reliance, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither Simmons nor Reliance currently intends to waive this opinion condition to its obligation to consummate the mergers. If either Simmons or Reliance waives this opinion condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to Reliance shareholders have materially changed, Reliance will recirculate appropriate soliciting materials to resolicit the votes of Reliance shareholders.

The opinion of Covington will be based on representation letters provided by Simmons and Reliance and on customary factual assumptions. Additionally, this discussion is based on the factual assumption that the total market value, as of the effective time, of Simmons common stock issued to shareholders of Reliance will be no less than 40 percent of the sum of (a) the amount of cash paid to Reliance shareholders exercising dissenters’ rights, (b) the amount of the cash consideration paid to Reliance shareholders who do not exercise dissenters’ rights, (c) the liquidation value of Reliance preferred stock immediately prior to the effective time and (d) the total market value, as of the effective time, of Simmons common stock issued to shareholders of Reliance. If any of the representations or assumptions upon which the opinion of Covington is based are not true or complete, the U.S. federal income tax consequences might be different from those described below, possibly with a materially adverse effect to Reliance shareholders or holders of Reliance preferred stock.

Subject to the limitations, assumptions and qualifications described herein, it is the opinion of Covington that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, for U.S. federal income tax purposes:

•	A U.S. Reliance shareholder that either (x) exchanges its Reliance common stock for the per share stock consideration and the per share cash consideration (other than cash received in lieu of fractional shares of Simmons common stock) or (y) elects to exchange its Reliance series C preferred stock for the per share merger consideration generally will (1) not recognize any loss upon surrendering its Reliance common stock or Reliance series C preferred stock and (2) recognize gain upon surrendering its Reliance common stock or Reliance series C preferred stock equal to the excess, if any, of (a) the sum of the amount of per share cash consideration received plus the fair market value (determined as of the effective time of the merger) of the per share stock consideration received over (b) the U.S. Reliance shareholder’s aggregate adjusted tax basis in the shares of Reliance common stock or Reliance series C preferred stock surrendered, but only to the extent of the amount of per share cash consideration received. U.S. Reliance shareholders receiving cash in lieu of fractional shares of Simmons common stock will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Simmons common stock.

•	A Reliance U.S. holder of Reliance preferred stock that exchanges its Reliance preferred stock for Simmons preferred stock generally will not recognize gain or loss. A holder of Reliance series C preferred stock that elects to receive the series C liquidation preference will recognize gain or loss equal to the difference between the amount of cash received and the basis in the Reliance series C preferred stock exchanged therefor.

Gain described in the first bullet point above will be capital gain unless the Reliance U.S. holder’s receipt of cash has the effect of a distribution of a dividend, in which case the gain (if any) will be treated as a dividend to the extent of such Reliance U.S. holder’s ratable share of the accumulated earnings and profits, as determined for U.S. federal income tax purposes. In determining whether the receipt of cash has the effect of a distribution of a dividend, a Reliance U.S. holder will be treated as if it first exchanged all of its Reliance common stock solely in exchange for Simmons common stock and Simmons immediately afterwards redeemed a portion of that stock for the per share cash consideration that such Reliance U.S. holder actually received in the merger (referred to herein as the deemed redemption). Receipt of cash will generally not have the effect of a dividend if the deemed redemption is “not essentially equivalent to a dividend” or is “substantially disproportionate,” each within the meaning of Section 302(b) of the Code.

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The deemed redemption will be substantially disproportionate if immediately after the deemed redemption the Reliance U.S. holder owns less than 50 percent of the Simmons common stock and its percentage stock ownership of Simmons common stock is less than 80 percent of its deemed percentage stock ownership of Simmons common stock immediately before the deemed redemption. The deemed redemption will be not essentially equivalent to a dividend if it results in a “meaningful reduction” in a Reliance U.S. holder’s deemed percentage stock ownership of Simmons following the merger. This determination generally requires that a Reliance U.S. holder compares the percentage of the outstanding stock of Simmons that it is considered to have owned immediately before the deemed redemption with the percentage of the outstanding stock of Simmons that it will own immediately after the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small portion of shares in a publicly and widely held corporation and that exercises no control over the corporate affairs will be considered as not essentially equivalent to a dividend. For purposes of applying the foregoing determination, a Reliance U.S. holder will be deemed to own the stock it actually owns and the stock it owns constructively. Under the constructive ownership rules, a Reliance U.S. holder will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which it is a beneficiary, and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by it or such other persons.

If the deemed redemption, taking into account these constructive ownership rules, does not have the effect of a dividend distribution with respect to a Reliance U.S. holder, such Reliance U.S. holder will be treated as recognizing capital gain in the amount described above. The capital gain will be long-term if its holding period for its Reliance common stock exceeds one year as of the date of the exchange. If the deemed redemption, taking into account the constructive ownership rules, has the effect of a dividend distribution, a Reliance U.S. holder will be treated as receiving a dividend in the amount described above. This dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to a Reliance U.S. holder at the long-term capital gains rate, provided it held the shares giving rise to such income for more than 60 days during the 121-day period beginning 60 days before the effective time of the merger. For corporate Reliance U.S. holders, the amount of gain treated as a dividend will be eligible for the dividends-received deduction, subject to generally applicable limitations.

The determination of whether the gain recognized as a result of receiving the per share cash consideration in addition to the per share stock consideration will have the effect of a dividend distribution is complex and is determined on a shareholder-by-shareholder basis. Accordingly, we urge you to consult your own tax advisor with respect to any such determination that is applicable to your individual situation.

The aggregate tax basis of the Simmons common stock or Simmons preferred stock that a Reliance U.S. holder receives in the merger, including any fractional shares deemed received and redeemed for cash as described below, will equal such Reliance U.S. holder’s aggregate adjusted tax basis in the shares of Reliance common stock or Reliance preferred stock that it surrenders in the merger decreased, in the case of Simmons common stock, by any amount of the per share cash consideration (other than cash received instead of fractional shares of Simmons common stock) received and increased by the amount of any gain recognized. The holding period for the shares of Simmons common stock or Simmons preferred stock that a Reliance U.S. holder receives in the merger (including any fractional share deemed received and redeemed for cash as described below) will include the holding period for the shares of Reliance common stock or Reliance preferred stock that such Reliance U.S. holder surrenders in the merger. The basis and holding period of each block of Simmons common stock or Simmons preferred stock a Reliance U.S. holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Reliance common stock or Reliance preferred stock exchanged for such block of Simmons common stock or Simmons preferred stock. Reliance U.S. holders should consult their tax advisors regarding the manner in which shares of Simmons common stock or Simmons preferred stock should be allocated among different blocks of their Reliance common stock or Reliance preferred stock surrendered in the merger.

Cash in Lieu of Fractional Shares

If a Reliance U.S. holder receives cash in lieu of a fractional share of Simmons common stock, the Reliance U.S. holder will be treated as having received such fractional share of Simmons common stock pursuant to the merger and then as having received cash in exchange for such fractional share of Simmons common stock. As a result, such Reliance U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the Reliance U.S. holder’s basis in the fractional share of Simmons common stock it is treated as receiving as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time, the holding period for such fractional share (including the holding period of shares of Reliance common stock surrendered therefor) exceeds one year. The deductibility of capital losses is subject to limitations.

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Backup Withholding and Information Reporting

Non-corporate Reliance U.S. holders may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%) on any cash payments received in connection with the merger. Such a Reliance U.S. holder generally will not be subject to backup withholding, however, if the Reliance U.S. holder:

•	furnishes a correct taxpayer identification number, certifies that the Reliance U.S. holder is not subject to backup withholding on the Form W-9 or applicable successor form and otherwise complies with all the applicable requirements of the backup withholding rules; or
•	provides proof that the Reliance U.S. holder is otherwise exempt from backup withholding.

Any amounts withheld from payments to Reliance U.S. holders under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against such Reliance U.S. holder’s applicable U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Reliance U.S. holders should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

Certain Reporting Requirements

If you are a Reliance U.S. holder that receives Simmons common stock or Simmons preferred stock in the merger and are considered a “significant holder,” you will be required (1) to file a statement with your U.S. federal income tax return providing certain facts pertinent to the merger, including your tax basis in, and the fair market value of, the Reliance common stock or Reliance preferred stock that you surrendered, and (2) to retain permanent records of these facts relating to the merger. You are a “significant holder” if, immediately before the merger, you (a) owned at least 5% (by vote or value) of the outstanding stock of Reliance, or (b) owned Reliance securities with a tax basis of $1.0 million or more.

This discussion of certain material U.S. federal income tax consequences is for general information purposes only and is not intended to be, and may not be construed as, tax advice. Holders of Reliance common stock or Reliance preferred stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

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DESCRIPTION OF NEW SIMMONS SERIES C PREFERRED STOCK

Each holder of shares of Reliance series C preferred stock will be eligible to receive for each such share of Reliance series C preferred stock one share of Simmons series C preferred stock unless such holder affirmatively elects five days prior to the closing date to receive either (i) the Series C liquidation preference or (ii) the per share merger consideration that would be payable if such share had been converted to Reliance common stock prior to the effective time. Unless such holder elects otherwise, upon completion of the merger, Reliance series C preferred stock will be converted into Simmons series C preferred stock, which will have such rights, preference, privileges, and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable to the holders of Reliance series C preferred stock that are in effect immediately prior to the effective time, taken as a whole. The following briefly summarizes the terms and provisions of the Simmons series C preferred stock.

Preferred Stock

The Simmons charter currently authorizes Simmons to issue up to 40,040,000 shares of preferred stock, par value $0.01 per share, with aggregate liquidation preference not to exceed $80,000,000. The Simmons charter currently authorizes the Simmons board of directors, without shareholder action, to issue preferred stock in series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to any limitations under Arkansas law and the Simmons charter. Simmons may amend from time to time the Simmons charter to increase the number of authorized shares of preferred stock. Any such amendment may be adopted by the approval of 80% of the shares entitled to vote on such amendment, unless such amendment has been approved by an affirmative vote of 80% of the disinterested directors, in which case only a majority of the outstanding shares is required to approve such amendment, without a vote of the holders of preferred stock, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. As of the date of this proxy statement/prospectus, there are no shares of Simmons series C preferred stock outstanding.

Series C Preferred Stock

Upon completion of the merger and the issuance of shares of Simmons series C preferred stock in exchange for shares of Reliance series C preferred stock which are to be converted into shares of Simmons series C in connection with the merger, shares of Simmons series C Preferred Stock will be validly issued, fully paid, and nonassessable.

With respect to the payment of dividends and distributions upon dissolution, liquidation, or winding-up of Simmons’ business and affairs, the Simmons series C preferred stock will rank (i) equally with any class or series of stock of Simmons the terms of which do not expressly provide that such class or series will rank senior or junior to series C Preferred Stock, as to dividend rights and/or as to rights upon liquidation, dissolution, or winding up of Simmons’ business and affairs, without regard to whether dividends accrue cumulatively or non-cumulatively, which we refer to as parity stock, including but not limited to Simmons series A preferred stock and Simmons series B preferred stock and (ii) senior to the Simmons common stock and any other class or series of stock of Simmons the terms of which expressly provide that it ranks junior to Simmons series C Preferred Stock as to dividend rights and/or as to rights upon dissolution, liquidation, or winding up of Simmons’ business and affairs, which we refer to as junior stock.

The Simmons series C preferred stock will be convertible, without the payment of any additional consideration and at the option of the holders thereof, into fully paid and nonassessable shares of Simmons common stock. The number of shares of Simmons common stock received will be calculated by dividing the liquidation amount of $1,000 per share of Simmons series C preferred stock by the conversion rate, and multiplying that quotient by the number of shares of Simmons series C preferred stock being converted. The Simmons series C preferred stock will be perpetual and will have no maturity date.

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Preemptive Rights

No share of Simmons series C preferred stock shall have any rights of preemption whatsoever as to any securities of Simmons, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Dividends

Dividends on the Simmons series C preferred stock will be cumulative and will not be mandatory. Holders of Simmons series C preferred stock shall be entitled to receive, on each share of Simmons series C preferred stock if, as and when declared by the Simmons board of directors or any duly authorized committee, cumulative cash dividends with respect to each dividend period (as defined below) at a per annum rate of 7.0% on the series C liquidation preference, which is (i) the liquidation amount of $1,000 per share of Simmons series C preferred stock and (ii) the amount of accrued and unpaid dividends on such share.

Dividends begin to accrue and be cumulative from the date on which Simmons series C preferred stock is first issued. No dividends shall accrue on other dividends unless and until the first quarterly dividend payment date (February 15, May 15, August 15, and November 15 of each year) for the other dividends has passed without payment and shall be payable quarterly in arrears on each dividend payment date. The period from and including any dividend payment date to, but excluding, the next dividend payment date we refer to as a dividend period.

Priority Regarding Dividends

So long as any share of Simmons series C preferred stock remains outstanding, no dividend or distribution shall be declared or paid on the Simmons common stock or any other shares of junior stock (other than dividends payable solely in shares of Simmons common stock) or parity stock, subject to the immediately following paragraph, and no Simmons common stock, junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by Simmons or any of its subsidiaries unless all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Simmons series C preferred stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of shares of Simmons series C preferred stock). This restriction, however, does not apply to (i) redemptions, purchases or other acquisitions of shares of Simmons common stock or other junior stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by Simmons or any of its subsidiaries of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than Simmons or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the signing date of the certificate of designations or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Simmons common stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Simmons board of directors or any duly authorized committee of the Simmons board of directors may be declared and paid on any securities, including Simmons common stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of Simmons series C preferred stock shall not be entitled to participate in any such dividends.

Restrictions on the Payment of Dividends

The payment of dividends on the Simmons series C preferred stock is subject to the priority provisions and other restrictions described above in “—Dividends” and “—Priority Regarding Dividends.”

No Mandatory Redemption

The Simmons series C preferred stock will not be subject to any mandatory redemption, sinking fund or other similar provisions and shall be perpetual preferred stock unless converted into Simmons common stock. Holders of Simmons series C preferred stock will have no right to require redemption or repurchase of any shares of Simmons series C preferred stock.

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Optional Redemption

Subject to prior approval by the Federal Reserve, on or after December 15, 2019, Simmons, at its option, may redeem, in whole or in part, at any time and from time to time, the shares of Simmons series C preferred stock at the time outstanding, upon notice given as described below in “—Redemption Procedures”, at a redemption price equal to the sum of the liquidation amount of $1,000 per share of Simmons series C preferred stock and any accrued and unpaid dividends to, but excluding, the date fixed for redemption.

In case of any redemption of part of the shares of Simmons series C preferred stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Simmons board of directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions of the certificate of designations, the Simmons board of directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Simmons series C preferred stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder.

Redemption Procedures

If any shares of Simmons series C preferred stock are to be redeemed, a notice of redemption shall be sent by first class mail to the holders of record of the shares to be redeemed at their address of record. Any notice of redemption shall be mailed at least 30 days and no more than 60 days before the redemption date, and each notice of redemption will include a statement setting forth the redemption date, the number of shares of Simmons series C preferred stock to be redeemed and, if less than all shares held by the holder are to be redeemed, the number of shares to be redeemed from such holder, the redemption price, and the place or places to surrender certificates for payment of the redemption price.

Conversion Provisions

The holders of the Simmons series C preferred stock and Simmons shall have the following conversion rights:

Conversion by Holder. Any shares of the Simmons series C preferred stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares (calculated to the largest whole share) of Simmons common stock and a cash payment calculated in accordance with the certificate of designations and pursuant to the merger agreement. The consideration to which a holder of Simmons series C preferred stock shall be entitled upon conversion shall be (i) the number of shares of Simmons common stock produced by the product obtained by multiplying (a) the quotient obtained by dividing (1) the product obtained by multiplying (A) the liquidation amount of $1,000 per share by (B) the number of shares of Simmons series C preferred stock being converted by (2) the applicable conversion rate by (b) the per share stock consideration; and (ii) a cash amount produced by the product obtained by multiplying (a) the quotient obtained by dividing (1) the product obtained by multiplying (A) the liquidation amount of $1,000 per share by (B) the number of shares of Simmons series C preferred stock being converted by (2) the applicable conversion rate, by (b) the per share cash consideration, which we refer to as the conversion calculation.

Conversion Following Board Action of Simmons. On or after the tenth anniversary of the original issue date of Simmons series C preferred stock, if the closing price of Simmons common stock is 20% higher than the applicable conversion rate for a period of 30 consecutive trading dates on a recognized securities exchange, then for a period of 60 days thereafter, at the option of the Simmons board of directors, and upon 30 days written notice to the holders of the Simmons series C preferred stock, all of the outstanding shares of the Simmons series C preferred stock, or such lesser number of shares specified by the Simmons board of directors, shall be converted automatically into Simmons common stock using the conversion calculation described above without any further action by the holders of such shares.

Dividends. In the event Simmons makes or issues, or fixes a record date for the determination of holders of Simmons common stock entitled to receive, a dividend or other distribution payable in securities of Simmons other than shares of Simmons common stock or in assets (excluding cash dividends or distributions), holders of Simmons series C preferred stock shall receive upon conversion, in addition to the number of shares of Simmons common stock receivable upon conversion, the number of securities or such other assets of Simmons that they would have received had their Simmons series C preferred stock been converted into Simmons common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or such other assets receivable by them during such period, adjusted with respect to the rights of the Simmons series C preferred stock.

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Recapitalization or Reclassification. If the Simmons common stock issuable upon the conversion of the Simmons series C preferred stock is changed into the same or different number of shares of any class or classes of stock of Simmons, whether by recapitalization, reclassification or otherwise (other than as otherwise provided in the certificate of designations for the Simmons series C preferred stock), then and in each such event, the holder of each share of Simmons series C preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Simmons common stock into which such share of Simmons series C preferred stock could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided in the certificate of designations.

Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Simmons common stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for) or a merger or consolidation of Simmons with or into another corporation, a share exchange involving the Simmons or the sale, lease, exchange or transfer of all or substantially all of the assets of Simmons to any other person or entity, then, as a part of such reorganization, merger, consolidation, share exchange or sale, lease, exchange or transfer, provision shall be made so that the holders of the Simmons series C preferred stock shall thereafter be entitled to receive upon conversion of the Simmons series C preferred stock, the number of shares of stock or other securities or property of Simmons, or of the successor corporation resulting from such merger, consolidation, share exchange or sale, lease, exchange or transfer, to which a holder of Simmons common stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, share exchange or sale, lease, exchange or transfer. In any such case, appropriate adjustment shall be made in the application of the terms of the certificate of designation with respect to the rights of the holders of the Simmons series C preferred stock after the reorganization, merger, consolidation, share exchange or sale, lease, exchange or transfer to the end that the conversion provisions shall be applicable after that event in as nearly equivalent a manner as may be practicable.

Upon the occurrence of a capital reorganization, merger or consolidation of Simmons, share exchange involving Simmons, or the sale, lease, exchange or transfer of all or substantially all its assets, each holder of Simmons series C preferred stock shall have the option of electing treatment of such shares under either this section, “—Capital Reorganization, Merger or Sale of Assets”, or “—Liquidation Rights” below, notice of which election shall be submitted in writing to Simmons at its principal offices no later than five days before the effective date of such event.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Simmons, whether voluntary or involuntary, before any sums shall be paid or any assets distributed among the holders of shares of junior stock, the holder of each share of Simmons series C preferred stock shall be entitled to be paid first out of the assets of Simmons available for distribution to holders of Simmons’ capital stock of all classes, whether such assets are capital, surplus, or earnings, an amount equal to the greater of (i) the series C liquidation preference or (ii) the amount per share of Simmons series C preferred stock as would have been payable had all such shares been converted into Simmons common stock immediately prior to such event. If the series C liquidation preference is paid, after such payment holders of the Simmons series C preferred stock shall be entitled to no further participation in the distribution of Simmons’ assets and shall have no further rights of conversion. If the assets of Simmons are insufficient to permit the payment in full to the holders of the Simmons series C preferred stock of the amount distributable under clause (ii) above, then the entire assets of Simmons available for such distribution will be distributed ratably among the holders of the Simmons series C preferred stock.

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If the assets of Simmons or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Simmons series C preferred stock and the corresponding amounts payable with respect of any other stock of Simmons ranking equally with Simmons series C preferred stock as to such distribution, holders of Simmons series C preferred stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

After payment of the full amount of the liquidation preference and the corresponding amounts payable to parity stock, the remaining assets of Simmons or proceeds thereof shall be distributed to the holders of other stock of Simmons according to their respective rights and preferences.

Simmons’ merger or consolidation with any other entity, a share exchange involving Simmons, or a sale, lease, exchange or transfer of all or substantially all of Simmons’ assets will be regarded as a liquidation, dissolution, or winding up of the affairs of Simmons; provided, however, that each holder of Simmons series C preferred stock has the right to instead elect the benefits provided to Simmons series C preferred stock as described in “—Conversion Provision—Capital Reorganization, Merger or Sale of Assets” above.

Voting Rights

Except as provided below or as may be required by law, the holders of Simmons series C preferred stock will have no voting power. Subject to the Simmons charter and the certificate of designations of Simmons series C preferred stock, holders of the series C preferred stock shall vote as a separate class on (i) two preferred stock directors whenever dividends payable on the shares of Simmons series C preferred stock have not been paid for an aggregate of six quarterly dividend periods or more, voting as a class with any other series of parity stock with voting rights; and (ii) in addition to any other vote or consent of stockholders required by law or by the Simmons charter, the vote or consent of the holders of at least 66 2/3% of the shares of Simmons series C preferred stock at the time outstanding, shall be necessary for effecting or validating: (a) any amendment or alteration of the certificate of designations for the Simmons series C preferred stock or the Simmons charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of Simmons ranking senior to the Simmons series C preferred stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Simmons; (b) any amendment, alteration or repeal of any provision of the certificate of designations for the Simmons series C preferred stock or the Simmons charter that adversely affects the rights, preferences, privileges or voting powers of the Simmons series C preferred stock; or (c) any consummation of a binding share exchange or reclassification involving the Simmons series C preferred stock, or of a merger or consolidation of Simmons with another corporation or other entity, unless in each case the shares of Simmons series C preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which Simmons is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such shares remaining outstanding or such preference securities have rights, preferences, privileges and voting powers, and limitations and restrictions thereof, that taken as a whole are not materially less favorable to the holders.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, Reliance shareholders will have a right to receive shares of Simmons common stock for their shares of Reliance common stock. Reliance is organized under the laws of Missouri, and Simmons is organized under the laws of Arkansas. Simmons and Reliance believe that the following summary describes the material differences between (1) the rights of Reliance shareholders as of the date of this proxy statement/prospectus under the MGBCL, the Reliance charter and the Reliance bylaws, and (2) the rights of holders of Simmons common stock as of the date of this proxy statement/prospectus under the Arkansas Business Corporation Act, or the ABCA, and the Simmons charter and the Simmons bylaws.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the MGBCL, the ABCA, and Reliance’s and Simmons’ governing documents, which we urge Reliance shareholders to read. Copies of Simmons’ governing documents have been filed with the SEC and copies of each company’s governing documents can be found at its respective principal office. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information.”

	Reliance	Simmons
Capitalization:	The Reliance charter authorizes it to issue 250,000,000 shares of Class A Common Stock, par value $0.25, and 2,000,000 shares of preferred stock, no par value.	The Simmons charter authorizes it to issue 175,000,000 shares of Class A Common Stock, par value $0.01 per share, and 40,040,000 shares of preferred stock, par value $0.01 per share.

Voting Rights:	Each share of Reliance common stock carries one vote and has unrestricted voting rights.	Each share of Simmons common stock carries one vote and has unrestricted voting rights.

Dividend Rights:	The Reliance bylaws provide that the board of directors may, subject to Missouri law and the Reliance charter, declare and pay dividends on Reliance’s outstanding shares.

Simmons shareholders are entitled to receive dividends as and when declared by the Simmons board of directors. No dividends can be declared on Simmons common stock unless a like dividend is declared and paid on outstanding shares of Simmons preferred stock.

Under Section 4-27-640 of the ABCA, the board of directors may issue dividends to its shareholders subject to the restrictions in its charter; provided that no distribution will be made if, after giving it effect: (1) the corporation would not be able to pay its debts as they become due in the usual course of business or (2) the corporation’s total assets would be less than the sum of its total liabilities plus (unless otherwise permitted in the charter) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Number of Outstanding Shares Before the Merger:	As of February 5, 2019 there were approximately 75,766,428 shares of Reliance common stock and 40,000 shares of Reliance series A preferred stock, 2,000.02 shares of Reliance series B preferred stock and 140 shares of Reliance series C preferred stock outstanding.	As of February 5, 2019 there were approximately 92,518,010 shares of Simmons common stock and no shares of Simmons preferred stock outstanding.
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Number of Outstanding Shares After the Merger:	Immediately after the merger, Reliance will have no shares of Reliance common stock or preferred stock outstanding.	Immediately after the merger, Simmons will have approximately 96,518,010 shares of Simmons common stock outstanding and 40,000 shares of Simmons series A preferred stock, 2,000.02 shares of Simmons series B preferred stock and 140 shares of Simmons series C preferred stock outstanding.

Estimated Voting Percentage After the Merger:	Upon conclusion of the merger, it is expected that existing holders of Reliance common stock will own approximately 4.1% of Simmons common stock.	Upon conclusion of the merger, it is expected that existing Simmons shareholders will own approximately 95.9% of Simmons common stock.

Rights of Holders of Stock Subject to Future Issuance of Capital Stock:	The rights of holders of Reliance common stock may be affected by the future issuance of Simmons common or preferred stock.	The rights of holders of Simmons common stock may be affected by the future issuance of Simmons common or preferred stock.

Pre-Emptive Rights	The Reliance charter provides that no holders of any class of shares of Reliance will have any preemptive right to purchase, subscribe for or otherwise acquire shares of Reliance.	Simmons common stock does not grant its holders a pre-emptive right to purchase, subscribe for or take any part of any stock issued, optioned, or sold by Simmons.

Quorum:	Under the Reliance bylaws, a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of the shareholders.	Under the Simmons bylaws, a majority of the votes entitled to be cast, represented in person or by proxy, constitutes a quorum at a meeting of the shareholders.

Notice of Shareholder Meetings:	The Reliance bylaws provide that written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will, unless otherwise allowed or prescribed by statute, be delivered not less than ten nor more than 70 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid for first class mail.	The Simmons bylaws provide that written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than 10 nor more than 60 days before the date of the meeting, unless one of the purposes of the meeting is to increase the authorized capital stock or bond indebtedness of Simmons, in which case the notice must be delivered not less than 60 nor more than 75 days prior to the date of meeting, either personally or by mail, at the direction of the chairman of the board of directors, the president, the chief executive officer or the secretary or the officer or persons calling the meeting of each shareholder of record entitled to vote at such meeting. If mailed, such notice is deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Election, Size and Classification of Board of Directors:

The Reliance charter provides that the Reliance board of directors will consist of not less than 5 nor more than 15 directors, the exact number to be fixed in the Reliance bylaws. Directors are elected at annual or special meetings by a majority of votes cast by shareholder at the meeting or by proxy.

The directors will be divided into three classes: Class I, Class II and Class III. Each person appointed or elected as director will hold office until the annual meeting of the shareholders at which his or her term expires or until his or her successor will have been elected by the shareholders. Each director elected thereafter will hold office for a term of years as specified for his or her class and after three years all directors will be elected for terms of three years and thereafter until his or her successor will have been elected and qualify, unless he is removed by, action of the shareholders. Reliance shareholders are not entitled to cumulative voting in the election of directors.

Presently, the Reliance board of directors consists of 7 members.

The Simmons charter provides that the board of directors will consist of not less than five nor more than 25 directors, the exact number to be determined by the vote of the majority of directors or by resolution of the shareholders. The Simmons board of directors has the power, in between annual shareholders’ meetings, to increase the number of directors by two more than the number of directors last elected by shareholders, where such number was 15 or less, and by four more than the number of directors last elected by the shareholders, where such number 16 or more, but in no event may the number of directors exceed 25 without any further action of the shareholders in accordance with the Simmons bylaws.

Directors are elected at an annual shareholders’ meeting, or if the annual meeting is not held, at a special meeting called for the purpose of the election of directors. Each director holds office until the next annual meeting of the shareholders. Directors are elected by a majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon in an uncontested election. If an election is contested, directors are elected by a plurality of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon. Simmons shareholders are not entitled to cumulative voting in the election of directors.

Presently, the Simmons board of directors consists of 15 members.

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Board Vacancies:	The Reliance bylaws provide that whenever any vacancy on the board of directors occurs due to death, resignation, retirement, removal, or resulting from an increase in the authorized number of directors, or otherwise, a majority of the remaining directors then in office, although less than a majority of the entire board of directors, may fill the vacancy or vacancies so created until a successor or successors will be duly elected by the shareholders and will qualify. The Reliance board of directors may apportion any increase or decrease in directorships among the classes as nearly equal in number as possible.

Any vacancy on the Simmons board of directors, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors or, if the directors remaining in office constitute fewer than a quorum of the board of directors, by the affirmative vote of a majority of all of the directors remaining in office.

Section 4-27-810 of the ABCA provides that the shareholders or board of directors may fill a vacancy on the board of directors, unless otherwise provided by the charter.

Removal of Directors:	The Reliance charter provides that at a meeting called expressly for that purpose, a director of the corporation or the entire board of directors of the corporation may be removed without cause only upon the affirmative vote of the holders of not less than 75% of the shares entitled to vote generally in the election of directors. At a meeting called expressly for that purpose, a director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his election. Cumulative voting will not be permitted in connection with the election or removal of directors of the corporation.

The Simmons charter and bylaws do not address the removal of directors.

Section 4-27-808 of the ABCA provides that if cumulative voting is not authorized one or more directors may be removed, with or without cause, only if the number of votes cast to remove the director exceeds the number of votes cast not to remove such director; provided, that, if cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect such director under cumulative voting is voted against his or her removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. A director also may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that one of the purposes of the meeting is removal of the director.

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Votes on Extraordinary Corporate Transactions:

Under Missouri law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote is required to approve a merger or other fundamental business transaction. The Reliance charter provides that 75% of the shares entitled to vote must approve a business combination unless two-thirds of the directors have approved it, in which case the business combination must be approved under the requirements of Missouri law.

The Simmons charter provides that any merger, sale of substantially all of the Simmons’ assets, liquidation or dissolution, or any reclassification of the corporation’s securities will require the affirmative vote of the holders of at least 80% of the outstanding voting shares, unless such business combination is approved by 80% of the disinterested directors (defined above).

Under Section 4-27-1107 of the ABCA, a plan of merger may be approved if the board of directors recommends the merger to the shareholders (subject to certain exceptions) and shareholders entitled to vote approve the plan. Section 4-27-1107(g) of the ABCA provides that action by the shareholders of the surviving corporation on a plan of merger is not required if: (1) the articles of incorporation of the surviving corporation will not differ (except for certain enumerated amendments) from its articles before the merger; (2) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares or the interest comparable to shares in an entity other than a corporation, with identical designations, preferences, limitations, and relative rights immediately after the merger; (3) the number of voting shares outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (4) the number of participating shares outstanding immediately after the merger plus the number of participating shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

Under Section 4-27-1202 of the ABCA, a sale of all or substantially all of the corporation’s assets other than in the regular course of business must be proposed by the board of directors and the corporation’s shareholders must approve the proposed transaction.

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Consideration of Other Constituencies:	Under the MGBCL, the board of directors of the corporation may consider the following factors, among others: (i) The consideration being offered in the acquisition proposal in relation to the board’s estimate of: the current value of the corporation in a freely negotiated sale of either the corporation by merger, consolidation or otherwise, or all or substantially all of the corporation’s assets, the current value of the corporation if orderly liquidated, the future value of the corporation over a period of years as an independent entity discounted to current value; (ii) then existing political, economic and other factors bearing on security prices generally or the current market value of the corporation’s securities in particular; (iii) whether the acquisition proposal might violate federal, state or local laws; (iv) social, legal and economic effects on employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its businesses; (v) the financial condition and earning prospects of the person making the acquisition proposal including the person’s ability to service its debt and other existing or likely financial obligations; and (vi) the competence, experience and integrity of the person making the acquisition proposal.

The Simmons charter provides that after receipt of a tender offer, merger offer, or other acquisitive offer, the board of directors must consider (i) the impact on Simmons, its subsidiaries, shareholders and employees and the communities served by Simmons, (ii) the timeliness of the proposed transaction considering the business climate and strategic plans of Simmons, (iii) the existence of any legal defects or regulatory issues involved in the proposed transaction, (iv) the possibility of non-consummation of the transaction due to lack of financing, regulatory issues or identified issues, (v) current market price of Simmons common stock and its consolidated assets, (vi) book value of Simmons common stock, (vii) the relationship of the offered price for Simmons common stock to the opinion of the board of directors of the current value of Simmons in a negotiated transaction, (viii) the relationship of the offered price for Simmons common stock to the opinion of the board of directors of the future value of Simmons as an independent entity, and (ix) such other criteria as the board may determine is appropriate.

Charter Amendment:

The Reliance charter provides that a 75% vote is required to amend the business combinations provision, the number and election of directors provision, and the amendment provision.

Under the MGBCL, all other amendments to the charter are adopted upon receiving the affirmative vote of a majority of the outstanding shares entitled to vote on the proposal after the board of directors has submitted the proposal to a vote at a shareholders’ meeting.

The Simmons charter provides that it may be amended by the approval of 80% of the shares entitled to vote on such amendment, unless such amendment has been approved by an affirmative vote of 80% of the disinterested directors, in which case only a majority of the outstanding shares is required to approve such amendment.

Under Section 4-27-1002 of the ABCA, the board of directors may amend the charter of a corporation without shareholder approval to extend its duration, change the name of the corporation to include words required by the ABCA, declare a forward stock split in a class of shares if there is only one class outstanding, and for certain other ministerial actions. Any other amendment to the charter must first be approved by a majority of the board of directors and thereafter by the affirmative vote of a majority of all shares entitled to vote thereon, by any voting group with respect to which the amendment would create dissenters’ rights, pursuant to Section 4-27-1003 of the ABCA.

Notwithstanding the foregoing, under Arkansas law, a majority of a class of stock must approve any amendment that adversely affects their particular class as further described in Section 4-27-1004 of the ABCA

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Amendment of Bylaws:	The Reliance bylaws provide that they may be altered, amended or repealed at any annual meeting of the shareholder without notice, or at any special meeting the notice of which will set form the terms of the amendment, by a vote of the majority of shares represented at the meeting or by proxy and entitled to vote.	The Simmons bylaws provide that they may be amended, altered, or repealed, at any meeting of the board of directors, by a majority vote. Section 4-27-1020 of the ABCA provides that a corporation’s board of directors may amend or repeal the corporation’s bylaws unless otherwise stated in the corporation’s charter or the amendment deals with a particular provision that is reserved for shareholders’ approval. A corporation’s shareholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended by the board of directors.

Business Combination Involving Interested Shareholders:

The MGBCL contains a business combination statute that prohibits a business combination between a corporation and an interested shareholder (one who beneficially owns 20% or more of the corporation’s outstanding voting stock or who is an affiliate or associate of the corporation and at any time within the previous five years was the beneficial owner of 20% or more of the corporation's outstanding voting stock) for a period of five years after the interested shareholder first becomes an interested shareholder, unless the business combination or the acquisition of stock that resulted in the interested shareholder becoming an interested shareholder is approved by the board of directors on or before the date that the interested shareholder became an interested shareholder or unless the corporation has exempted itself from the statute pursuant to a provision in its original articles of incorporation or, subject to certain conditions, a shareholder-approved bylaw amendment. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested shareholder unless the transaction has been approved by the holders of a majority of the voting stock, excluding shares beneficially owned by the interested shareholder and its affiliates and associates. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. Reliance is subject to the Missouri business combination statute.

The Simmons charter provides that an interested shareholder (person who owns more than 10% of Simmons common stock) may only acquire additional voting shares through a cash tender offer at a price not less than the highest closing price of Simmons common stock during the most recent 24 months, unless such shareholder is exempt from this restriction by the board of directors prior to becoming an interested shareholder, or the additional voting shares are acquired through a business combination.

Special Meetings of Shareholders:	The Reliance bylaws provide that special meetings of shareholders will be called by the secretary upon request of the chairman or president or a majority of the members of the Reliance board of directors, or upon the request of the holders of not less than 75% of all the outstanding shares of Reliance entitled to vote at such meeting.

The Simmons bylaws provide that special meetings of shareholders may be called by the chairman of the Simmons board of directors, president, chief executive officer or by the majority of the board of directors, and may be called by the chairman of the board of directors or president at the request of the holders of not less than one-tenth (10%) of all the outstanding shares of Simmons entitled to vote at a meeting.

Under Section 4-27-702 of the ABCA, a corporation will hold a special meeting of shareholders if called by the board of directors, the person authorized to do so by the charter or bylaws, or the holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

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Shareholder Right to Make Proposals and to Nominate Directors:

For nominations or proposals properly to be brought before an annual meeting by a shareholder, the Reliance bylaws provide that the shareholder must have given timely notice thereof in proper written form to the secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder’s notice to the secretary will set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

The Simmons bylaws provide that a shareholder of record or a person who holds shares of Simmons stock through a nominee or street name holder of record (provided such person can provide evidence of their authority to vote such stock) may nominate directors and propose new business to be taken up at any annual of the shareholders if such shareholder is entitled to vote on such nomination or proposal. In order for a shareholder to make any such nominations or proposals for an annual meeting, he or she must give notice in writing of such nomination or proposal to the Simmons secretary not less 90 nor more than 120 days prior to the first anniversary of the prior years’ annual meeting of shareholders. If Simmons did not hold an annual meeting the prior year, notice is timely if delivered to Simmons’ secretary no less than 10 days after Simmons announces the date of the current years’ annual meeting or 90 days before the current years’ annual meeting, whichever is later. If a special meeting of shareholders includes the election of directors, a shareholder may provide a nomination not later than 10 days after Simmons publically announces such special meeting.

A shareholder’s notice to the Simmons secretary must include (i) with respect to the nomination of directors, all information relating to such person required to be disclosed in solicitations of proxies for elections of directors under the Exchange Act, (ii) with respect to other business proposals, a brief description of the business proposed, the text of the of the proposal or business, the reasons for conduct such business and any material interest of the shareholder, (iii) the name and address of the proposing shareholder and the beneficial owner, if any, the number of shares of Simmons stock held by such shareholder and other required information related to the shareholder’s interest in Simmons and the business proposed.

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Shareholder Ability to Act by Written Consent:

The Reliance bylaws provide that Actions will be taken by the shareholders only at annual or special meetings of shareholders, and shareholders may not act by written consent. This provision may not be altered, amended or repealed except by an affirmative vote of at least 75% of the total number of directors or by a majority of the shareholders of the corporation, as provided by the Reliance charter.

The Simmons bylaws and charter do not address whether shareholders have the ability to act by written consent.

Generally, under 4-27-704 of the ABCA, any action required to be taken at a shareholder meeting may be taken without a meeting if one or more consents, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote are present and voted.

Indemnification of Directors and Officers; Insurance; Personal Liability:

Under Missouri law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In connection with an action by or in the right of the corporation, Missouri law provides indemnification similar to that set forth in the immediately preceding paragraph; except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court will deem proper.

The Reliance charter provides that Reliance indemnifies officers and directors to the fullest extent permissible under MGBCL Section 351.355 in connection with any claim by reason of the fact that the director or officer is or was serving the corporation or at the request of the corporation. Reliance is authorized to give or supplement any of the indemnifications and fund them by insurance to the extent it deems appropriate.

The Simmons charter and bylaws provide that any director or officer who is made party to an action by reason of the fact that he or she was a director or officer of Simmons will be indemnified and held harmless to the fullest extent legally permissible under the ABCA for expenses reasonably incurred in connection with the action.

Expenses incurred by a director or officer of Simmons in defending a civil or criminal action, suit or proceeding by reason of the fact that person is, or was, a director or officer of Simmons, must be paid by Simmons in advance of the final disposition of such action suit or proceeding upon authorization by the board of directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding and if such a quorum is unobtainable, if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion or by the shareholders.

Under the Simmons charter and bylaws, the board of directors may cause Simmons to purchase and maintain insurance on behalf of any director or officer of Simmons against any liability, whether or not Simmons would have the power to indemnify such person.

Section 4-27-850 of the ABCA provides that a corporation may indemnify any person who was made a party to a proceeding for the reason he or she is a director, officer or employee of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the proceeding, if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation must indemnify a director, officer, or employee who has been successful on the merits at a proceeding that he or she was a party because he or she is a director, officer, or employee of the corporation. No indemnification may be made if the person will have been adjudged liable to the corporation unless otherwise specified by the court. The Simmons charter provides, to the fullest extent permitted by the ABCA, that a director will not be liable to Simmons or its shareholders for monetary damages for a breach of fiduciary duty as a director.

Section 4-27-830 provides that if a director complies with the standard of conduct under the ABCA, the director may not be liable for any action taken as a director, or failure to take such action.

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Shareholders’ Rights of Dissent and Appraisal:

Section 351.455 of the MGBCL provides that any shareholder will be deemed a dissenting shareholder and entitled to appraisal if such shareholder:

(1)  owns stock of a corporation as of the record date of the meeting of shareholders at which the plan of merger is submitted to a vote,

(2)  files a written objection to the plan of merger before or at the meeting,

(3)  does not vote in favor of the merger proposal, and

(4)  makes a written demand on the surviving corporation within 20 days after the merger is effected for payment of the fair value of the shareholder’s shares as of the day before the date on which the vote approving the merger was taken.

The surviving corporation will pay to each dissenting shareholder the fair value of his or her shares.

Under Section 4-27-1302 of the ABCA, a shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder’s shares in the event of certain extraordinary corporate actions such as a plan of conversion, merger, share exchange, sale of substantially all of the assets, or certain amendments to the charter.

Sections 4-27-1320 through 4-27-1331 of the ABCA provide the process of obtaining payment which consists of the shareholder delivering notice of intent to demand payment, shareholder must not vote his or her shares in favor of the proposed action, certify whether he or she acquired ownership of the shares prior to the corporate action, deposit his or her certificates if shareholder rejects the corporation’s offer, and judicial appraisal of the value of the shares if shareholder rejects the corporation’s offer. The ABCA also places certain obligations on the corporation such as providing dissenters’ notice to all shareholders.

A shareholder entitled to dissent and obtain payment for the shareholder’s shares may not challenge the corporate action creating the shareholder’s entitlement unless such action is unlawful or fraudulent with respect to the shareholder or the corporation.

Control Share Acquisition:	The Reliance charter provides that Section 351.407 of the MGBCL, the control share acquisition statute, does not apply to Reliance shares.	No “control share acquisition,” “business combination moratorium,” “fair price” or other form of anti-takeover statute or regulation is applicable to Simmons under Arkansas law.
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COMPARISON OF SHAREHOLDERS’ RIGHTS OF SIMMONS AND RELIANCE SERIES C PREFERRED STOCK

The rights of holders of Reliance series C preferred stock are primarily governed by the terms of the preferred stock set forth in the Certificate of Designations of Preferences, Rights and Limitations for Reliance series C preferred stock. Upon completion of the merger, the rights of the shareholders who receive Simmons series C preferred stock will be primarily governed by the terms of the Simmons series C preferred stock set forth in the Certificate of Designations and Standard Provisions for Simmons series C preferred stock, which, except as described below, are substantially similar to the terms of the Reliance series C preferred stock.

The shares of each series of Simmons series C preferred stock to be issued are substantially similar to the currently outstanding Reliance series C preferred stock except that the existing rights of the holders of Reliance series C preferred stock are governed by the MBGCL, the Reliance charter, and the Reliance bylaws, but following completion of the merger, the rights of the Simmons series C preferred stock will be governed by the ABCA, the Simmons charter, and the Simmons bylaws. For a complete description of the rights and terms of the Simmons series C preferred stock, see the section entitled “Description of New Simmons Series C Preferred Stock.”

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SECURITY OWNERSHIP OF RELIANCE DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS OF RELIANCE

The following table sets forth, as of February 7, 2019, the beneficial ownership of Reliance common stock by each of Reliance’s directors and executive officers, by Reliance’s directors and executive officers as a group and by each person or entity known by Reliance to beneficially own or may be deemed to own more than 5% of the outstanding Reliance common stock. Unless otherwise specified, the address of each listed Reliance shareholder is c/o Reliance Bancshares, Inc., 10401 Clayton Road, Frontenac, Missouri 63131.

The percentages of beneficial ownership in the following table are calculated in relation to the 75,766,428 shares of Reliance common stock that were issued and outstanding as of as of February 7, 2019. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, as well as shares issuable in connection with options, warrants and convertible securities exercisable or convertible within 60 days of the record date for the special meeting. All of the Reliance warrants and the Reliance convertible debt were issued in connection with the 2013 recapitalization.

Thomas H. Brouster, Sr., the chairman of Reliance and the chairman and chief executive officer of Reliance Bank, is the holder of irrevocable proxies previously granted by certain of Reliance’s shareholders, including certain members of the boards of directors of Reliance and Reliance Bank and officers and employees of Reliance and Reliance Bank. Irrevocable proxies were initially obtained by Mr. Brouster from members of the investor group in connection with the 2013 recapitalization. The irrevocable proxies give Mr. Brouster sole authority to vote all of the shares of Reliance common stock to which the proxies relate. As a result of these proxies, Mr. Brouster has the power to vote 40,850,982 shares, or approximately 53.9%, of Reliance common stock outstanding as of February 7, 2019, including 34,912,158 shares of Reliance’s common stock owned of record by persons other than Mr. Brouster or trusts or other entities controlled by him.

Unless otherwise indicated, and subject to the Reliance voting agreements entered into with Simmons in connection with entering into the merger agreement and the irrevocable proxies held by Mr. Brouster, to Reliance’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Holder	Title	Number of Shares (1)		Percent
Thomas H. Brouster, Sr.	Chairman, Reliance; Chairman & Chief Executive Officer, Reliance Bank	56,650,982	(2)	61.9%
Gaines S. Dittrich	Vice Chairman, Reliance; Vice Chairman & Chief Credit Officer, Reliance Bank	4,120,000	(3)(4)	5.2
Eric K. Jakel	Director, Reliance	2,500,000	(4)	3.3
Robert K. Jakel	Director, Reliance	3,205,000	(4)	4.2
Sterling K. Jakel	Director, Reliance	2,500,000	(4)	3.3
Adam Parker	Director, Reliance	21,788		*
Ned Stanley	Director, Reliance	3,000,000	(4)	4.0
Allan D. Ivie, IV	President, Reliance; Director and President of Community & Corporate Banking, Reliance Bank	747,474	(4)(5)	*
Kenneth M. Bartz	Executive Vice President and Chief Financial Officer, Reliance and Reliance Bank	82,500	(4)(6)	*
Lisa G. Frederick	President – Retail and Deposit Services, Reliance Bank	300,000	(4)(7)	*
Norman A. Toon	Executive Vice President, Chief Lending Officer, Reliance Bank	419,381	(4)(8)	*
Courtney Stotler	Executive Vice President, Human Resources, Reliance Bank	250,897	(4)(9)	*
All directors and executive officers as a group (12 persons)		56,672,770		61.9

5% Holders
Karman Parker		19,422,945	(10)	24.6

William & Susan Stiritz		4,946,310		6.5
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*	Less than 1%
(1)	Beneficial ownership of Reliance common stock by Reliance’s directors and executive officers includes stock held jointly with spouses and stock owned of record by spouses or other family members sharing the same household (and not held jointly), as well as shares beneficially owned by any trust, limited partnership or other entity controlled by a director or executive officer.
(2)	Includes 34,912,158 shares beneficially owned pursuant to irrevocable proxies, 3,500,000 shares issuable upon the exercise of Reliance options, 7,000,000 shares issuable upon the exercise of a Reliance warrant issued in the 2013 recapitalization and 5,300,000 shares issuable upon conversion of a convertible note issued by Reliance to Mr. Brouster in the 2013 recapitalization. Although all of the Reliance options and Reliance warrants are exercisable as of the date hereof, Mr. Brouster does not intend to exercise either the Reliance options or the Reliance warrants held by him. Mr. Brouster is obligated under the merger agreement to convert, prior to the effective time of the merger, the Reliance convertible debt into Reliance common stock.
(3)	Includes 1,500,000 shares issuable upon the exercise of Reliance options, 1,600,000 shares issuable upon the exercise of a Reliance warrant issued in the 2013 recapitalization and 1,020,000 shares issuable upon conversion of a convertible note issued by Reliance to Mr. Dittrich in the 2013 recapitalization. Although all of the Reliance options and Reliance warrants are exercisable as of the date hereof, Mr. Dittrich does not intend to exercise either the Reliance options or the Reliance warrants held by him. Mr. Dittrich is obligated under the merger agreement to convert, prior to the effective time, the Reliance convertible debt into Reliance common stock.
(4)	All shares subject to irrevocable proxies granted to Mr. Brouster.
(5)	Includes 200,000 shares that may be acquired upon exercise of Reliance options exercisable as of, or within 60 days after, the date hereof.
(6)	Includes 62,500 shares that may be acquired upon exercise of Reliance options exercisable as of, or within 60 days after, the date hereof.
(7)	Includes 300,000 shares that may be acquired upon exercise of Reliance options exercisable as of, or within 60 days after, the date hereof.
(8)	Includes 400,000 shares that may be acquired upon exercise of Reliance options exercisable as of, or within 60 days after, the date hereof.
(9)	Includes 225,500 shares that may be acquired upon exercise of Reliance options exercisable as of, or within 60 days after, the date hereof.
(10)	Includes shares held by various trusts for which Ms. Parker is trustee and by other entities controlled by Ms. Parker. Also includes 125,000 shares issuable upon the exercise of Reliance options issued to Gary R. Parker (a former director of Reliance, now deceased) and 3,180,000 shares issuable upon conversion of a convertible note issued by Reliance in the 2013 recapitalization. Under the merger agreement, holders of the Reliance convertible debt are obligated to convert, prior to the effective time, such notes into Reliance common stock.

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LEGAL MATTERS

The validity of the Simmons common stock and Simmons series C preferred stock to be issued in connection with the merger will be passed upon for Simmons by Patrick A. Burrow, Executive Vice President, General Counsel and Secretary of Simmons. As of February 6, 2019, Mr. Burrow held 41,891 shares of Simmons common stock, options to purchase 41,450 shares of Simmons common stock, 3,000 shares of unvested restricted stock, 2,352 unvested restricted stock units, and 4,660 unvested performance shares units. Covington will deliver at the effective time its opinion to Simmons and Reliance as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

EXPERTS

The audited annual consolidated financial statements of Simmons appearing in Simmons’ Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of Simmons’ internal control over financial reporting as of such date have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

With respect to the unaudited interim consolidated financial information of Simmons appearing in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018, and September 30, 2018 that is incorporated herein by reference, Simmons’ independent registered public accounting firm has applied limited procedures in accordance with professional standards for review of such information. However, as stated in its separate report included therein, it did not audit and it does not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on its reports on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act, this report on Simmons’ unaudited interim consolidated financial information should not be considered a part of the registration statement prepared or certified by its independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

The audited annual consolidated financial statements of Southwest Bancorp, Inc., or OKSB, as of and for the years ended December 31, 2016 and 2015 incorporated in this proxy statement/prospectus by reference to Simmons’ Current Report on Form 8-K filed with the SEC on March 19, 2018 and the effectiveness of OKSB’s internal control over financial reporting as of such date have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports included therein dated March 9, 2017, which are incorporated herein by reference. The audited annual consolidated financial statements of OKSB for the year ended December 31, 2014 incorporated in this proxy statement/prospectus by reference to Simmons’ Current Report on Form 8-K filed with the SEC on March 19, 2018 have been audited by Ernst & Young, LLP, an independent registered public accounting firm, as set forth in its report included therein dated March 10, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

The audited consolidated financial statements of First Texas BHC, Inc., or First Texas, as of and for the three years ended December 31, 2016 incorporated in this proxy statement/prospectus by reference to Simmons’ Current Report on Form 8-K filed with the SEC on March 19, 2018 have been audited by Payne and Smith, LLC, independent auditors, as stated in its report dated March 13, 2017, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

With respect to the unaudited interim consolidated financial information of First Texas for the quarter ended September 30, 2017 incorporated in this proxy statement/prospectus by reference to our Current Report on Form 8-K filed with the SEC on March 19, 2018, Payne and Smith, LLC has applied limited procedures in accordance with professional standards for review of such information. However, as stated in its separate report included therein, it did not audit and it does not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on its report on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act, this report on First Texas’ unaudited interim consolidated financial information should not be considered a part of the registration statement prepared or certified by its independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

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OTHER MATTERS

As of the date of this proxy statement/prospectus, the Reliance board of directors does not know of any matters that will be presented for consideration at the Reliance special meeting other than as described in this proxy statement/prospectus. However, if any other matter properly comes before the Reliance special meeting or any adjournment or postponement thereof and is voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting.

SIMMONS ANNUAL MEETING SHAREHOLDER PROPOSALS

Simmons shareholders who intend to submit proposals pursuant to Rule 14a-8 of the Exchange Act to be presented at Simmons’ 2019 Annual Meeting of Shareholders and included in Simmons’ proxy statement relating to such meeting must have submitted such proposals to the Corporate Secretary of Simmons at Simmons’ principal executive offices no later than November 14, 2018. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for Simmons’ 2019 Annual Meeting of Shareholders.

In addition, the Simmons bylaws provide that only such business (including, without limitation, the nomination of persons for election to the Simmons board of directors) which is properly brought before a Simmons shareholder meeting will be conducted. For business (including, without limitation, the nomination of persons for election to the Simmons board of directors) to be properly brought before an annual meeting of Simmons shareholders by a Simmons shareholder, the shareholder must provide notice to the Corporate Secretary of Simmons at Simmons’ principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting of Simmons shareholders. In the event that Simmons did not hold an annual meeting of the shareholders in the prior year or if the first anniversary of the prior year’s annual meeting of Simmons shareholders is more than 30 days before or after the date of the current year’s annual meeting of Simmons shareholders, the shareholder’s notice is timely only if it is delivered to the Secretary of Simmons at the principal executive offices of Simmons no later than the 10th day after Simmons publicly announces the date of the current year’s annual meeting of Simmons shareholders or the 90th day before the date of the current year’s annual meeting of Simmons shareholders, whichever is later. To be in proper written form, a shareholder’s notice to Simmons’ Corporate Secretary must comply with all requirements contained in the Simmons bylaws, a copy of which may be obtained upon written request to the Corporate Secretary of Simmons.

Accordingly, a Simmons shareholder who intended to raise a proposal to be acted upon at Simmons’ 2019 Annual Meeting of Shareholders, but who did not desire to include the same in Simmons’ 2019 proxy statement, must have provided written notice to Simmons’ Corporate Secretary no earlier than December 20, 2018 nor later than January 19, 2019. The persons named as proxies in Simmons’ proxy for Simmons’ 2019 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting, and Simmons reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

RELIANCE ANNUAL MEETING SHAREHOLDER PROPOSALS

Reliance does not anticipate holding a 2019 annual meeting of Reliance shareholders if the merger is completed before the fourth quarter of 2019. However, if the merger is not completed within the expected time frame, or at all, Reliance may hold an annual meeting of its shareholders in 2019.

The Reliance bylaws provide that for a shareholder proposal to be considered for presentation at the 2019 annual meeting of Reliance shareholders, including a director nomination, notice of such proposal must be received by Reliance not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the proposal must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

All shareholder proposals should be sent to the attention of Reliance’s Secretary, Reliance Bancshares, Inc., 10401 Clayton Road, Frontenac, Missouri 63131.

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WHERE YOU CAN FIND MORE INFORMATION

Simmons has filed with the SEC a registration statement under the Securities Act that registers the offer and sale to Reliance shareholders of the shares of Simmons common stock and Simmons series C preferred stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Simmons in addition to being a proxy statement for Reliance shareholders. The registration statement, including this proxy statement/prospectus and the attached exhibits, contains additional relevant information about Simmons, Simmons common stock and Simmons series C preferred stock.

Simmons also files reports, proxy statements and other information with the SEC under the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as Simmons, that file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Simmons with the SEC are also available at Simmons’ website at https://simmonsbank.com/. The website addresses of the SEC and Simmons are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.

The SEC allows Simmons to incorporate by reference information in this proxy statement/prospectus. This means that Simmons can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Simmons previously filed with the SEC. They contain important information about the companies and their financial condition.

Simmons SEC Filings (SEC File No. 000-06253)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2017, filed with the SEC on February 28, 2018.

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018, filed with the SEC on May 8, 2018, Quarter ended June 30, 2018, filed with the SEC on August 7, 2018 and Quarter ended September 30, 2018, filed with the SEC on November 7, 2018.

Current Reports on Form 8-K	Filed with the SEC on January 18, 2018, January 26, 2018, February 7, 2018, March 19, 2018, March 26, 2018, April 20, 2018, May 3, 2018, May 22, 2018, July 2, 2018, July 20, 2018, July 25, 2018, October 5, 2018, October 24, 2018, November 13, 2018 (only with respect to information filed under items 1.01, 8.01 and 9.01), November 16, 2018, December 28, 2018, and January 28, 2019 (only with respect to information filed under item 8.01) (other than those portions of the documents deemed to be furnished and not filed).

Description of Simmons common stock	The description of the Simmons common stock is contained in Simmons’ prospectus filed pursuant to Rule 424(b)(5) under the Securities Act on March 23, 2018 set forth under the heading “Description of Common Stock,” as updated and amended from time to time.

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 In addition, Simmons also incorporates by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date the offering is terminated, provided that Simmons is not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, information contained in this document regarding Simmons has been provided by Simmons and information contained in this document regarding Reliance has been provided by Reliance.

Documents incorporated by reference into this proxy statement/prospectus are available from Simmons, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus or other relevant corporate documents referenced in this proxy statement/prospectus related to Simmons by requesting them in writing or by telephone at the following address and phone number:

Simmons First National Corporation

501 Main Street

P.O. Box 7009

Pine Bluff, Arkansas 71611

Attention: Patrick A. Burrow

Telephone: (870) 541-1000

Reliance does not have a class of securities registered under Section 12 of the Exchange Act, and is therefore not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents or reports with the SEC.

If you are a Reliance shareholder and have any questions concerning the Reliance special meeting, the mergers, the merger agreement or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus without charge or need help voting your shares of Reliance common stock, please contact Reliance at the following address:

Reliance Bancshares, Inc.

10401 Clayton Road

Frontenac, Missouri 63131

Attention: Allan D. Ivie IV, President
Telephone: (314) 569-7200

These documents are available without charge upon written or oral request. To obtain timely delivery of these documents, you must request them no later than April 1, 2019 in order to receive them before the Reliance special meeting. If you request any documents from Simmons or Reliance, Simmons or Reliance will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [  ], 2019 and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of such document. Neither the mailing of this document to Reliance shareholders nor the issuance by Simmons of shares of Simmons common stock or Simmons series C preferred stock in connection with the merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction.

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Annex A

AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
SIMMONS FIRST NATIONAL CORPORATION
AND
RELIANCE BANCSHARES, INC.
Dated as of November 13, 2018

As Amended on February 11, 2019

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A-ii

Exhibit A - Form of Voting Agreement

Reliance’s Disclosure Memorandum

Simmons’ Disclosure Memorandum

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AGREEMENT AND PLAN OF MERGER

                THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 13, 2018, by and between Simmons First National Corporation (“Simmons”), an Arkansas corporation, and Reliance Bancshares, Inc. (“Reliance”), a Missouri corporation.

Preamble

                The respective boards of directors of Reliance and Simmons have approved this Agreement and declared that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Parties and their respective shareholders. This Agreement provides for the acquisition of Reliance by Simmons pursuant to the merger of Reliance with and into Simmons with Simmons as the surviving corporation. At the effective time of such Merger, the outstanding shares of common stock of Reliance shall be converted into the right to receive a fixed amount of cash and a fixed number of shares of common stock of Simmons, subject to the terms and conditions set forth herein. As an inducement for Simmons to enter into this Agreement, each of the directors and certain executive officers of Reliance have simultaneously herewith entered into a Voting Agreement (each a “Voting Agreement” and collectively, the “Voting Agreements”) in connection with the Merger, in the form of Exhibit A hereto. The transactions described in this Agreement are subject to the approvals of the shareholders of Reliance and applicable regulatory authorities and the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Internal Revenue Code.

                The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe to certain conditions to the Merger.

                Capitalized terms used in this Agreement and not otherwise defined herein are defined in Sections 2.11 and 10.1 of this Agreement.

                NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER

1.1.         Merger.

                Subject to the terms and conditions of this Agreement, at the Effective Time, Reliance shall be merged with and into Simmons in accordance with the provisions of Section 4-27-1106 et. seq. of the Arkansas Business Corporation Act of 1987 (the “ABCA”) and Section 351.410 et. seq. of The General and Business Corporation Law of Missouri (the “GBCL”) with the effects set forth in the ABCA and the GBCL (the “Merger”). Simmons shall be the Surviving Corporation resulting from the Merger, and shall succeed to and assume all the rights and obligations of Reliance in accordance with the ABCA. Upon consummation of the Merger the separate corporate existence of Reliance shall terminate.

1.2.         Time and Place of Closing.

                The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M., Central Time, on the date that the Effective Time occurs, or at such other date and time as the Parties, acting through their authorized officers, may mutually agree in writing. The Closing shall be held at the offices of Simmons, located at 425 W. Capitol Avenue, Suite 1400, Little Rock, Arkansas, 72201, unless another location is mutually agreed upon by the Parties.

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1.3.         Effective Time.

                The Merger shall become effective (the “Effective Time”) on the date and at the time specified in the articles of merger to be filed with the Secretary of State of the State of Arkansas and the certificate of merger to be filed with the Secretary of State of the State of Missouri. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall cause the Effective Time to occur by the later of (i) April 23, 2019 or (ii) a date within 30 days following satisfaction or waiver (subject to applicable Law) of the last to occur of the conditions set forth in ARTICLE 8 (other than those conditions that by their nature are to be satisfied or waived at the Effective Time) as reasonably determined by Simmons. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.4.         Charter.

                The Amended and Restated Articles of Incorporation of Simmons in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until duly amended or repealed.

1.5.         Bylaws.

                The Bylaws of Simmons in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed.

1.6.         Directors and Officers.

                The directors of Simmons in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation. The officers of Simmons in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation.

1.7.         Bank Merger.

                Simultaneously with the Merger, Reliance Bank will merge with and into Simmons Bank (the “Bank Merger”). Simmons Bank shall be the surviving entity (“Surviving Entity”) in the Bank Merger. Following the Bank Merger, the separate corporate existence of Reliance Bank shall terminate. The Parties agree that the Bank Merger shall become effective simultaneously with the Effective Time. The Bank Merger shall be implemented pursuant to a subsidiary plan of merger (the “Subsidiary Plan of Merger”). In order to obtain the necessary regulatory approvals for the Bank Merger, the Parties shall cause the following to be accomplished prior to the filing of applications for regulatory approval of the Bank Merger: (i) Reliance shall cause Reliance Bank to approve the Subsidiary Plan of Merger, Reliance as the sole shareholder of Reliance Bank, shall approve the Subsidiary Plan of Merger and Reliance shall cause the Subsidiary Plan of Merger to be duly executed by Reliance Bank and delivered to Simmons and (ii) Simmons shall cause Simmons Bank to approve the Subsidiary Plan of Merger, Simmons as the sole stockholder of Simmons Bank, shall approve the Subsidiary Plan of Merger and Simmons shall cause Simmons Bank to duly execute and deliver the Subsidiary Plan of Merger to Reliance. Prior to the Effective Time, Reliance shall cause Reliance Bank, and Simmons shall cause Simmons Bank, to execute and file such articles of merger, required merger certificates, and such other documents and certificates as are necessary to make the Bank Merger effective simultaneously with the Effective Time.

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ARTICLE 2
MANNER OF CONVERTING SHARES

2.1.         Conversion of Shares.

                Subject to the provisions of this ARTICLE 2, at the Effective Time, by virtue of the Merger and without any action on the part of Simmons, Reliance or the shareholders of either of the foregoing, the shares of Reliance and Simmons shall be converted as follows:

                (a)         Each share of capital stock of Simmons issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                (b)         Each share of issued Reliance Common Stock that, immediately prior to the Effective Time, is held by Reliance, any wholly owned Reliance Subsidiary, by Simmons or any Simmons Subsidiary (in each case other than shares held in any Employee Benefit Plans or related trust accounts or otherwise held in any fiduciary or agency capacity or as a result of debts previously contracted) (collectively, the “Canceled Shares”) shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

                (c)         Each share of Reliance Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares and the Reliance Dissenting Shares) shall be converted into the right to receive, without interest:

              (i)         the Per Share Cash Consideration; and

              (ii)        the Per Share Stock Consideration (together with the Per Share Cash Consideration, the “Merger Consideration”).

                (d)         Each share of Reliance Common Stock, when so converted pursuant to Section 2.1(c) shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate (a “Certificate”) or book-entry share (a “Book-Entry Share”) registered in the transfer books of Reliance that immediately prior to the Effective Time represented shares of Reliance Common Stock shall cease to have any rights with respect to such Reliance Common Stock other than the right to receive the Merger Consideration in accordance with ARTICLE 3, including the right, if any, to receive pursuant to Section 2.6, cash in lieu of fractional shares of Simmons Common Stock into which such shares of Reliance Common Stock have been converted together with the amounts, if any, payable pursuant to Section 3.1(d).

2.2.         Anti-Dilution Provisions.

                Without limiting the other provisions of this Agreement and subject to Sections 6.2(d) and 6.2(e), if at any time during the period between the date of this Agreement and the Effective Time, the issued and outstanding shares of Reliance Common Stock or securities convertible or exchangeable into or exercisable for shares of Reliance Common Stock or the issued and outstanding shares of Simmons Common Stock or securities convertible or exchangeable into or exercisable for shares of Simmons Common Stock, shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including reverse stock split), stock dividend or distribution, reorganization, recapitalization, redenomination, merger, issuer tender or exchange offer or other similar transaction, then, the Stock Consideration shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change; provided, that nothing in this Section 2.2 shall be considered to permit any Party to take any action with respect to its securities that is prohibited by the terms of this Agreement.

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2.3.         Treatment of Reliance Equity Rights.

                (a)         At the Effective Time, each option granted by Reliance to purchase shares of Reliance Common Stock under a Reliance Stock Plan, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Reliance Stock Option”) shall be canceled and converted into the right to receive from Simmons a cash payment (“Reliance Stock Option Payout”) equal to the applicable Reliance Stock Option Amount. Any Reliance Stock Option with an Option Exercise Price that equals or exceeds the Fully Diluted Per Share Value shall be canceled with no consideration being paid to the optionholder with respect to such Reliance Stock Option. Simmons shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any Reliance Stock Option Payout all such amounts as it is required to deduct and withhold under the Internal Revenue Code or any provisions of federal, state, local, or foreign Tax law; provided, that Simmons shall not deduct or withhold from the Reliance Stock Option Payout of either Brouster & Associates, LLC or Dittrich Company (or their Affiliates) nor otherwise take a position in its tax returns inconsistent with that certain tax letter from CliftonLarsonAllen LLP to Reliance dated as of November 9, 2018.

                (b)         At the Effective Time, each warrant granted by Reliance to purchase shares of Reliance Common Stock that is outstanding and unexercised immediately prior to the Effective Time (a “Reliance Warrant”) shall be canceled and converted into the right to receive from Simmons a cash payment (“Reliance Warrant Payout”) equal to the applicable Reliance Warrant Amount. Any Reliance Warrant with a Warrant Exercise Price that equals or exceeds the Fully Diluted Per Share Value shall be canceled with no consideration being paid to the warrantholder with respect to such Reliance Warrant. Simmons shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any Reliance Warrant Payout all such amounts as it is required to deduct and withhold under the Internal Revenue Code or any provisions of federal, state, local, or foreign Tax law; provided, that Simmons shall not deduct or withhold from the Reliance Warrant Payout of either Brouster & Associates, LLC or Dittrich Company (or their Affiliates) nor otherwise take a position in its tax returns inconsistent with that certain tax letter from CliftonLarsonAllen LLP to Reliance dated as of November 9, 2018.

                (c)         Prior to the Effective Time, Reliance, the board of directors of Reliance or any committee thereof, as applicable, shall adopt any resolutions and take any actions, and cause any actions to be taken, that are necessary to effectuate the provisions of this Section 2.3.

2.4.         Treatment of Reliance Savings Plan.

                For the avoidance of doubt, at the Effective Time, each share of Reliance Common Stock held in the Reliance Employee Stock Purchase Plan (“Reliance Savings Plan”) shall be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c).

2.5.         Shares Held by Reliance or Simmons.

                Each Canceled Share shall automatically be canceled and retired and shall cease to exist, and no consideration shall be issued or delivered in exchange therefor.

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2.6.         Fractional Shares.

                No certificate, book-entry share or scrip representing fractional shares of Simmons Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividend or distribution of Simmons shall be payable on or with respect to any such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Simmons. Notwithstanding any other provision of this Agreement, each holder of shares of Reliance Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Simmons Common Stock (after taking into account all Certificates or Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, a cash payment rounded up to the nearest cent (without interest), which payment shall be determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Simmons Common Stock that such holder of shares of Reliance Common Stock would otherwise have been entitled to receive pursuant to Section 2.1(c) by (ii) the Average Closing Price.

2.7.         Treatment of Series A Preferred Stock.

                At the Effective Time, each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of series A preferred stock of Simmons (“Simmons Series A Preferred Stock”), which shall have such rights, preference, privileges, and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable to the holders of Series A Preferred Stock than the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock that are in effect immediately prior to the Effective Time, taken as a whole. Each share of Series A Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder shall cease to have any rights with respect to such Series A Preferred Stock other than the right to receive the Simmons Series A Preferred Stock in accordance with this Section 2.7.

2.8.         Treatment of Series B Preferred Stock.

                At the Effective Time, each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of series B preferred stock of Simmons (“Simmons Series B Preferred Stock”), which shall have such rights, preference, privileges, and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable to the holders of Series B Preferred Stock than the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock that are in effect immediately prior to the Effective Time, taken as a whole. Each share of Series B Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder shall cease to have any rights with respect to such Series B Preferred Stock other than the right to receive the Simmons Series B Preferred Stock in accordance with this Section 2.8.

2.9.         Treatment of Series C Preferred Stock.

                (a)         At the Effective Time, each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of series C preferred stock of Simmons (“Simmons Series C Preferred Stock”), which shall have such rights, preference, privileges, and voting powers, and limitations and restrictions thereof, which, taken as a whole, are not materially less favorable to the holders of Series C Preferred Stock than the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock that are in effect immediately prior to the Effective Time, taken as a whole. Notwithstanding the foregoing, if a holder of Series C Preferred Stock elects in accordance with the terms of the Series C Designation to receive in connection with the Merger either (i) the “Liquidation Preference” as defined in Section 5(a) of the Series C Designation or (ii) the Merger Consideration that would have been payable if such share had been converted to Reliance Common Stock prior to the Effective Time, in exchange for each such share of Series C Preferred Stock (each an “Electing Share”), then, following the Effective Time, Simmons will deliver to such holder for each Electing Share the Liquidation Preference or the Merger Consideration, as so elected by such holder. Other than any Electing Share, each share of Series C Preferred Stock, when so converted at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder shall cease to have any rights with respect to such Series C Preferred Stock other than the right to receive the Simmons Series C Preferred Stock in accordance with this Section 2.9. Each Electing Share, when so converted at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder shall cease to have any rights with respect to such Electing Share other than the right to receive either the Liquidation Preference or the Merger Consideration, as so elected by such holder.

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                (b)         Reliance and Simmons acknowledge that each share of Series C Preferred Stock is convertible to Reliance Common Stock at the option of the holder and in accordance with the terms of the Series C Designation.

                (c)         Other than any Electing Share, for any share of Series C Preferred Stock that is issued and outstanding immediately prior to the Effective Time (“Subject Share”), the Merger Consideration that would have been payable if such share had been converted to shares of Reliance Common Stock shall be withheld by Simmons and Simmons shall make arrangements such that:

              (i)         upon conversion of a share of Simmons Series C Preferred Stock, the holder of such share shall be entitled to the Merger Consideration withheld by Simmons for the Subject Share that the converted Simmons Series C Preferred Stock replaced; and

              (ii)         if a share of Simmons Series C Preferred Stock is redeemed before it is converted, the Merger Consideration withheld by Simmons for the Subject Share that the redeemed Simmons Series C Preferred Stock replaced shall be canceled, and Simmons shall pay the applicable redemption price to the holder of such share.

2.10.       Pricing Adjustments.

                (a)         If, as of the Determination Date, both of the following conditions are satisfied:

              (i)          the Average Closing Price is greater than $37.68; and

              (ii)          the difference between (A) the quotient obtained by dividing (1) the Average Closing Price by (2) $31.40 and (B) the quotient obtained by dividing (1) the average of the closing price of the Nasdaq Bank Index (as reported in The Wall Street Journal or, if not reported thereby, another alternative source as chosen by Simmons) for the 20 consecutive trading days ending on and including the 10th trading day preceding the Closing Date by (2) 4,247.094, is greater than 0.20 (or 20%), then the Aggregate Cash Consideration shall be decreased by an amount in cash so that, as a result of such adjustment, the sum of (i) the Aggregate Cash Consideration and (ii) the Stock Consideration multiplied by the Average Closing Price shall be no less than the Maximum Merger Consideration. “Maximum Merger Consideration” shall be the sum of (i) the product of (x) $37.68 and (y) the Stock Consideration and (ii) the Aggregate Cash Consideration.

                (b)         In lieu of the adjustment described in paragraph (a) of this section, Simmons may make such other adjustments to the Aggregate Cash Consideration and the Stock Consideration as it deems appropriate, so long as, following such adjustments, the sum of (i) the Aggregate Cash Consideration and (ii) the Stock Consideration multiplied by the Average Closing Price shall be no less than the Maximum Merger Consideration.

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2.11.       Definitions.

                Except as otherwise provided herein, the capitalized terms set forth below shall have the followings meanings:

“Adjusted Reliance Shares Outstanding” shall mean the sum of (i) the Reliance Shares Outstanding and (ii) the Reliance Series C Convertible Shares.

“Aggregate Cash Consideration” shall mean cash in the amount of $62,700,000, subject to adjustment pursuant to Section 7.16 of this Agreement.

“Aggregate Cash Equivalent Consideration” shall mean the product of the Stock Consideration and the Average Closing Price.

“Aggregate Stock Option Payout” shall mean the sum of all Reliance Stock Option Payouts.

“Aggregate Warrant Payout” shall mean the sum of all Reliance Warrant Payouts.

“Average Closing Price” shall mean the average of the daily closing prices for the shares of Simmons Common Stock for the 20 consecutive full trading days on which such shares are actually traded on Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

“Cash Consideration” shall mean the Aggregate Cash Consideration less the sum of (i) the Aggregate Stock Option Payout, (ii) the Aggregate Warrant Payout, and (iii) the Series C Liquidation Payout.

“Determination Date” shall mean the 10th day prior to the Closing Date, provided that if shares of the Simmons Common Stock are not actually traded on Nasdaq on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of Simmons Common Stock actually trade on Nasdaq.

“Fully Diluted Per Share Value” shall mean the quotient obtained by dividing the Total Dilution Consideration by the Fully Diluted Reliance Shares Outstanding.

“Fully Diluted Reliance Shares Outstanding” shall mean the sum of (i) the Reliance Shares Outstanding, (ii) the Reliance Series C Convertible Shares, (iii) the Reliance Stock Options Outstanding, and (iv) the Reliance Warrants Outstanding.

“Option Exercise Price” shall mean the exercise price of a Reliance Stock Option.

“Per Share Cash Consideration” shall mean the quotient obtained by dividing the Cash Consideration by the Adjusted Reliance Shares Outstanding.

“Per Share Cash Equivalent Consideration” shall mean the product of the Per Share Stock Consideration and the Average Closing Price.

“Per Share Stock Consideration” shall mean the quotient obtained by dividing the Stock Consideration by the Adjusted Reliance Shares Outstanding.

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“Reliance Series C Convertible Shares” shall mean the total number of shares of Reliance Common Stock into which the Subject Shares may be converted as of immediately prior to the Effective Time.

“Reliance Shares Outstanding” shall mean the total number of shares of Reliance Common Stock outstanding immediately prior to the Effective Time (including those shares contemplated by Section 7.17 of this Agreement).

“Reliance Stock Option Amount” shall mean the Fully Diluted Per Share Value less the Option Exercise Price.

“Reliance Stock Options Outstanding” shall mean the total number of shares of Reliance Common Stock underlying the Reliance Stock Options as of immediately prior to the Effective Time.

“Reliance Warrant Amount” shall mean the Fully Diluted Per Share Value less the Warrant Exercise Price.

“Reliance Warrants Outstanding” shall mean the total number of shares of Reliance Common Stock underlying the Reliance Warrants as of immediately prior to the Effective Time.

“Series C Designation” shall mean that Amended Certificate of Designations of Preferences, Rights and Limitations of 7% Perpetual Convertible Preferred Stock, No Par Value, Series C of Reliance Bancshares, Inc., dated February 24, 2010.

“Series C Liquidation Payout” shall mean the sum of all payments made as a result of the Merger under Section 5(a) of the Series C Designation.

“Stock Consideration” shall mean 4,000,000 shares of Simmons Common Stock.

“Total Dilution Consideration” shall mean the sum of (i) the Aggregate Cash Consideration, (ii) the Aggregate Cash Equivalent Consideration, (iii) the product obtained by multiplying the Weighted Average Option Exercise Price by the Reliance Stock Options Outstanding, and (iv) the product obtained by multiplying the Weighted Average Warrant Exercise Price by the Reliance Warrants Outstanding.

“Warrant Exercise Price” shall mean the exercise price of a Reliance Warrant.

“Weighted Average Option Exercise Price” shall mean the weighted average Option Exercise Price for all the Reliance Stock Options Outstanding at the Effective Time.

“Weighted Average Warrant Exercise Price” shall mean the weighted average Warrant Exercise Price for all the Reliance Warrants Outstanding at the Effective Time.

The foregoing definitions are illustrated in Schedule 2.11 of the Simmons’ Disclosure Memorandum.

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ARTICLE 3
EXCHANGE OF SHARES

3.1.         Exchange Procedures.

                (a)         Deposit of Merger Consideration. At or promptly following the Effective Time, Simmons shall deposit, or shall cause to be deposited, with Computershare, Simmons’ transfer agent, or another exchange agent reasonably acceptable to Simmons (the “Exchange Agent”), for the benefit of the holders of shares of Reliance Common Stock (excluding Canceled Shares) issued and outstanding immediately prior to the Effective Time (the “Holders”), for exchange in accordance with this ARTICLE 3, (i) certificates or evidence of Simmons Common Stock in book-entry form issuable pursuant to Section 2.1(c) (collectively referred to as “Simmons Certificates”) for shares of Simmons Common Stock equal to the Stock Consideration, (ii) immediately available funds for (A) the Aggregate Cash Consideration and (B) any cash payable in lieu of fractional shares pursuant to Section 2.6 to the extent then determinable (collectively, the “Exchange Fund”), (iii) certificates or evidence of Simmons Series A Preferred Stock in book-entry form issuable pursuant to Section 2.7, (iv) certificates or evidence of Simmons Series B Preferred Stock in book-entry form issuable pursuant to Section 2.8 and (v) certificates or evidence of Simmons Series C Preferred Stock in book-entry form issuable pursuant to Section 2.9, and Simmons shall instruct the Exchange Agent to timely pay the Aggregate Cash Consideration, Stock Consideration, cash in lieu of fractional shares, the Simmons Series A Preferred Stock, the Simmons Series B Preferred Stock and the Simmons Series C Preferred Stock in accordance with this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Simmons or the Surviving Corporation. Interest and other income on the Exchange Fund shall be the sole and exclusive property of Simmons and the Surviving Corporation and shall be paid to Simmons or the Surviving Corporation, as Simmons directs. No investment of the Exchange Fund shall relieve Simmons, the Surviving Corporation or the Exchange Agent from making the payments required by this ARTICLE 3 and following any losses from any such investment, Simmons shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy Simmons’ obligations hereunder for the benefit of the Holders, which additional funds will be deemed to be part of the Exchange Fund.

                (b)         Delivery of Merger Consideration. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Book-Entry Share notice advising such holders of the effectiveness of the Merger, including appropriate transmittal materials specifying that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares and instructions for surrendering the Certificates or Book-Entry Shares to the Exchange Agent (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares). Upon proper surrender of a Certificate or Book-Entry Shares for exchange and cancellation to the Exchange Agent, together with the appropriate transmittal materials, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration, any cash in lieu of fractional shares which such Holder has a right to receive pursuant to Section 2.6 and any dividends or distributions which such Holder has the right to receive pursuant to Section 3.1(d) with respect to the shares of Reliance Common Stock formerly represented by such Certificate or Book-Entry Share and such Certificate or Book-Entry Share so surrendered shall forthwith be canceled. No interest will be paid or accrued for the benefit of Holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Shares. The Per Share Stock Consideration delivered to each Holder shall be in non-certificated book-entry form.

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                (c)         Share Transfer Books. At the Effective Time, the share transfer books of Reliance shall be closed, and thereafter there shall be no further registration of transfers of shares of Reliance Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. From and after the Effective Time, Holders who held shares of Reliance Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. Until surrendered for exchange in accordance with the provisions of this Section 3.1, each Certificate, Book-Entry Share theretofore representing shares of Reliance Common Stock (other than the Canceled Shares), and each share of Series A Preferred Stock, share of Series B Preferred Stock, and share of Series C Preferred Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in ARTICLE 2 in exchange therefor, subject, however, to the Simmons’ obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Reliance in respect of such shares of Reliance Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Exchange Agent or the Surviving Corporation for any reason shall be canceled and exchanged for the Merger Consideration, any cash in lieu of fractional shares (if any) pursuant to Section 2.6 and any dividends or distributions (if any) pursuant to Section 3.1(d) with respect to the shares of Reliance Common Stock formerly represented thereby. On or after the Effective Time, each share of Series A Preferred Stock, share of Series B Preferred Stock, and share of Series C Preferred Stock presented to the Exchange Agent or the Surviving Corporation for any reason shall be canceled and exchanged for Simmons Series A Preferred Stock, Simmons Series B Preferred Stock and Simmons Series C Preferred Stock, respectively.

                (d)         Dividends with Respect to Simmons Common Stock. No dividends or other distributions declared with respect to Simmons Common Stock with a record date after the Effective Time shall be paid to the Holder of any unsurrendered Certificate or Book-Entry Shares with respect to the whole shares of Simmons Common Stock issuable with respect to such Certificate or Book-Entry Shares in accordance with this Agreement until the surrender of such Certificate or Book-Entry Shares (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss and other documentation required by the Surviving Corporation hereunder in lieu thereof) there shall be paid to the record holder of the whole shares of Simmons Common Stock, if any, issued in exchange therefor, without interest, (i) all dividends and other distributions payable in respect of any such whole shares of Simmons Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Simmons Common Stock.

                (e)         Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former Holders, and any shares of Simmons Series A Preferred Stock, Simmons Series B Preferred Stock and Simmons Series C Preferred Stock which remains undistributed to the holders of Series A Preferred Stock, share of Series B Preferred Stock, and share of Series C Preferred Stock on the first anniversary of the Effective Time shall be delivered to Simmons, and any former Holders who have not theretofore received any Merger Consideration (including any cash in lieu of fractional shares and any applicable dividends or other distributions with respect to Simmons Common Stock) and any holders of Series A Preferred Stock, share of Series B Preferred Stock, and share of Series C Preferred Stock to which they are entitled under this ARTICLE 3 shall thereafter look only to Simmons and the Surviving Corporation for payment of their claims with respect thereto.

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                (f)         No Liability. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration would escheat to or become the property of any Regulatory Authority), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of Simmons, free and clear of all claims or interest of any Person previously entitled thereto or their successors, assigns, or personal representatives. None of Simmons, Reliance, the Surviving Corporation or the Exchange Agent, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any Holder in respect of any cash that would have otherwise been payable in respect of any Certificate from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                (g)         Withholding Rights. Each and any of Simmons, the Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration, Simmons Series A Preferred Stock, Simmons Series B Preferred Stock and Simmons Series C Preferred Stock and any other amounts or property otherwise payable or distributable to any Person pursuant to this Agreement such amounts or property (or portions thereof) as Simmons, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or distribution under the Internal Revenue Code, and the rules and regulations promulgated thereunder, or any provision of applicable Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Regulatory Authority by Simmons, the Surviving Corporation, or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Simmons, the Surviving Corporation, or the Exchange Agent, as applicable.

                (h)         Lost Certificates. If any Certificate, or any certificate representing shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (each a “Preferred Certificate”) shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate or Preferred Certificate, as applicable, to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate or Preferred Certificate, as applicable, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (or, in the case of a Preferred Certificate, the applicable series of Simmons Preferred Stock) to which the holder thereof is entitled pursuant to this ARTICLE 3.

                (i)         Change in Name on Certificate. If any Simmons Certificate representing shares of Simmons Common Stock is to be issued in a name other than that in which the Certificates or Book-Entry Shares surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificates or Book-Entry Shares so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a Simmons Certificate representing shares of Simmons Common Stock in any name other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

3.2.         Dissenting Shareholders.

                (a)         Notwithstanding anything in this Agreement to the contrary, shares of Reliance Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by any Holder who is entitled to demand and properly demands appraisal of such shares of Reliance Common Stock pursuant to, and who complies in all respects with, the provisions of Section 351.455 of the GBCL (“Section 351.455”) (the “Reliance Dissenting Shareholders”), shall not be converted into or be exchangeable for the right to receive any of the consideration as specified in ARTICLE 2 (the “Reliance Dissenting Shares”), but instead such Holder shall be entitled to payment of the fair value of such Reliance Dissenting Shares in accordance with the provisions of Section 351.455. At the Effective Time, all Reliance Dissenting Shares shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each Holder of Reliance Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Reliance Dissenting Shares in accordance with the provisions of Section 351.455. Notwithstanding the foregoing, if any such Holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 351.455, or a court of competent jurisdiction shall determine that such Holder is not entitled to the relief provided by Section 351.455, then the right of such Holder to be paid the fair value of such Holder’s Reliance Dissenting Shares under Section 351.455 shall cease and such Reliance Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.1(c) of this Agreement, any cash in lieu of fractional shares (if any) pursuant to Section 2.6 and any dividends or distributions (if any) pursuant to Section 3.1(d).

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                (b)         Reliance shall give Simmons prompt written notice (but in any event within 48 hours) to Simmons of any demands for appraisal of any shares of Reliance Common Stock and any withdrawals of such demands, and Simmons shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Reliance shall not, except with the prior written consent of Simmons, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF RELIANCE

                Except as Previously Disclosed, Reliance hereby represents and warrants to Simmons as follows:

4.1.         Organization, Standing, and Power.

                (a)         Status of Reliance. Reliance is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Missouri and has the corporate power and authority necessary to carry on its business as now conducted and to own, lease and operate its Assets. Reliance is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such failure to be so qualified or licensed has not had or would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Reliance is duly registered with the Federal Reserve as a bank holding company under the BHC Act. True, complete and correct copies of the certificate of incorporation of Reliance and the bylaws of Reliance, each as in effect as of the date of this Agreement, have been delivered or made available to Simmons.

                (b)         Status of Reliance Bank. Reliance Bank is a direct, wholly owned Subsidiary of Reliance, is duly organized, validly existing and in good standing under the Laws of Missouri, is authorized under the Laws of Missouri to engage in its business and otherwise has the corporate power and authority to own or lease all of its properties and Assets and to conduct its business in the manner in which its business is now being conducted. Reliance Bank is authorized by the Missouri Division of Finance (“MDF”) to engage in the business of banking as a commercial bank. Reliance Bank is in good standing in each jurisdiction in which its ownership of properties or conduct of business requires such qualification except where failure to be so qualified has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. True, complete and correct copies of the certificate of incorporation and bylaws of Reliance Bank, each as in effect as of the date of this Agreement, have been delivered or made available to Simmons.

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4.2.         Authority of Reliance; No Breach By Agreement.

                (a)         Authority. Reliance has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of this Agreement and the Merger by the affirmative vote of at least two-thirds of the outstanding shares of Reliance Common Stock entitled to vote on this Agreement and the Merger as contemplated by Section 7.1 (the “Reliance Shareholder Approval”), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of Reliance (including approval by and a determination by all of the members of the board of directors of Reliance that this Agreement is advisable and in the best interests of Reliance’s shareholders and directing the submission of this Agreement to a vote at a meeting of shareholders of Reliance), subject to the approval of this Agreement by the holders of at least two-thirds of the outstanding shares of Reliance Common Stock entitled to vote on this Agreement and the Merger as contemplated by Section 7.1. Subject to such requisite Reliance shareholder approval, and assuming the due authorization, execution and delivery by Simmons, this Agreement represents a legal, valid, and binding obligation of Reliance, enforceable against Reliance in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                (b)         No Conflicts. Neither the execution and delivery of this Agreement by Reliance, nor the consummation by Reliance of the transactions contemplated hereby, nor compliance by Reliance with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Reliance’s certificate of incorporation, bylaws, other governing instruments or certificate of incorporation, bylaws or other governing instruments of Reliance Bank and any other Reliance Entity or any resolution adopted by the board of directors or the shareholders of any Reliance Entity, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Reliance Entity under, any Contract or Permit of any Reliance Entity, or (iii) subject to receipt of the Requisite Regulatory Approvals, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Reliance Entity or any of their respective material Assets.

                (c)         Consents. Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state corporate and securities Laws, the GBCL, ABCA, the BHC Act, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any public body or authority or any third party is necessary for the consummation by Reliance of the Merger and the other transactions contemplated in this Agreement.

                (d)         Reliance Debt. Reliance has no debt that is secured by Reliance Bank capital stock.

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4.3.         Capitalization of Reliance.

                (a)         Ownership. The authorized capital stock of Reliance consists of (i) 250,000,000 shares of Reliance Common Stock, $0.25 par value per share and (ii) 2,000,000 shares of preferred stock, no par value per share (of which (A) 40,000 shares have been designated Fixed Rate Cumulative Perpetual Preferred Stock, no par value, Series A (“Series A Preferred Stock”), (B) 2,000.02 shares have been designated Fixed Rate Cumulative Perpetual Preferred Stock, no par value, Series B (“Series B Preferred Stock”), and (C) 25,000 shares have been designated Series C Preferred Stock (“Series C Preferred Stock”)). As of the close of business on November 1, 2018, (i) 75,716,428 shares of Reliance Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Reliance Common Stock were held by Reliance in its treasury, (iii) 40,000 shares of Series A Preferred Stock were issued and outstanding, (iv) 2,000.02 shares of Series B Preferred Stock were issued and outstanding, and (v) 140 shares of Series C Preferred Stock were issued and outstanding, (vi) 8,504,750 shares of Reliance Common Stock were issuable upon the exercise of outstanding Reliance Stock Options, (vii) 8,600,000 shares of Reliance Common Stock were issuable upon the exercise of outstanding Reliance Warrants, and (viii) 11,000,000 shares of Reliance Common Stock were issuable upon the conversion of outstanding Convertible Debt. As of the Effective Time, no more than (A) 103,894,783 shares of Reliance Common Stock will be issued and outstanding (excluding treasury shares), (B) no shares of Reliance Common Stock will be held by Reliance in its treasury, (C) 40,000 shares of Series A Preferred Stock will be issued and outstanding, (D) 2,000.02 shares of Series B Preferred Stock will be issued and outstanding, (E) 140 shares of Series C Preferred Stock will be issued and outstanding; (F) 8,500,000 shares of Reliance Common Stock will be subject to outstanding Reliance Stock Options, (G) 8,600,000 shares of Reliance Common Stock will be subject to outstanding Reliance Warrants, and (H) no shares of Reliance Common Stock will be subject to issuance upon the conversion of Convertible Debt.

                (b)         Other Rights or Obligations. All of the issued and outstanding shares of capital stock of Reliance have been duly authorized and validly issued and outstanding, and are fully paid and nonassessable under the GBCL and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of capital stock of Reliance has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Reliance.

                (c)         Outstanding Equity Rights. Other than Reliance Equity Rights issued prior to the date of this Agreement and set forth in Sections 4.3(a), there are no (i) existing Equity Rights with respect to the securities of Reliance or Reliance Bank, (ii) Contracts under which Reliance or Reliance Bank are or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any securities of Reliance, (iii) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which Reliance or Reliance Bank is a party or of which Reliance is aware, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of Reliance, or (iv) outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of Reliance may vote.

                (d)         Voting Debt. No bonds, debentures, notes or other indebtedness of any Reliance Entity having the right to vote (or which are convertible into, or exchangeable for, securities of Reliance having the right to vote) on any matters on which shareholders of Reliance may vote are issued or outstanding. There are no Contracts pursuant to which Reliance or any Reliance Subsidiary is or could be required to register shares of Reliance’s capital stock or other securities under the Securities Act or to issue, deliver, transfer or sell any shares of capital stock, Equity Rights or other securities of Reliance or any Reliance Subsidiaries. No Reliance Subsidiary owns any capital stock of Reliance.

4.4.         Capitalization of Reliance Bank.

                (a)         Ownership. The authorized capital stock of Reliance Bank consists of 62,736 shares of common stock, par value $100 per share (the “Reliance Bank Common Stock”), and 62,736 shares of Reliance Bank Common Stock are outstanding as of the date of this Agreement. All of the outstanding shares of Reliance Bank Common Stock are directly and beneficially owned and held by Reliance.

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                (b)         Other Rights or Obligations. All of the issued and outstanding shares of capital stock of Reliance Bank are duly and validly issued and outstanding and are fully paid and nonassessable.  None of the outstanding shares of capital stock of Reliance Bank has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of the Reliance Bank.

                (c)         Outstanding Equity Rights. There are no (i) outstanding Equity Rights with respect to the securities of Reliance Bank, (ii) Contracts under which Reliance or Reliance Bank are or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any securities of Reliance Bank, (iii) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which Reliance or Reliance Bank is a party or of which Reliance is aware, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of Reliance Bank or (iv) outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of Reliance Bank may vote.

                (d)         Reliance Bank. Reliance Bank does not have any Subsidiaries nor own any equity interests in any other Person other than the entities set forth in Section 4.4(d) of Reliance’s Disclosure Memorandum.

4.5.         Reliance Subsidiaries.

                (a)         Reliance has no direct or indirect Subsidiaries nor own any equity interests in any other Person, other than Reliance Bank and the entities set forth in Section 4.5(a) of Reliance’s Disclosure Memorandum and indirect ownership through Reliance Bank of the entities set forth in Section 4.4(d) of Reliance’s Disclosure Memorandum. Reliance or Reliance Bank owns all of the issued and outstanding shares of capital stock (or other equity interests) of the Reliance Subsidiaries. No capital stock (or other equity interest) of a Reliance Subsidiary is or may become required to be issued (other than to another Reliance Entity) by reason of any Equity Rights, and there are no Contracts by which a Reliance Subsidiary is bound to issue (other than to another Reliance Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Reliance Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of a Reliance Subsidiary (other than to another Reliance Entity). There are no Contracts relating to the rights of any Reliance Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of a Reliance Subsidiary. All of the shares of capital stock (or other equity interests) of each Reliance Subsidiary held by a Reliance Entity are fully paid under the Laws of the applicable jurisdiction of formation and are owned by the Reliance Entity free and clear of any Lien. Reliance Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act (the “FDIA”) and applicable regulations thereunder, the deposits in which are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the maximum amount permitted by applicable Law and all premiums and assessments required to be paid in connection therewith have been paid when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Reliance, threatened. The certificate of incorporation or association, bylaws, or other governing documents of each Reliance Subsidiary comply with applicable Law.

                (b)         Each Subsidiary of Reliance is duly organized, validly existing and in good standing under the Laws of the State of its organization, is authorized under applicable Laws to engage in its business and otherwise has the corporate power and authority to own or lease all of its Assets and to conduct its business in the manner in which its business is now being conducted.

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4.6.         Regulatory Reports.

                (a)         Reliance’s Reports. Reliance and each Reliance Entity (other than Reliance Bank) has filed on a timely basis, all forms, filings, registrations, submissions, statements, certifications, reports and documents required to be filed or furnished by it with any Regulatory Authority, including any and all federal and state banking Laws, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law and the requirements of the applicable Regulatory Authority, since December 31, 2013.

                (b)         Reliance Bank’s Reports. Reliance Bank has duly filed with the MDF, FDIC and any other applicable Regulatory Authorities, as the case may be, all reports, returns, filings, information, data, registrations, submissions, statements, required to be filed under any applicable Law, including any and all federal and state banking Laws, and the requirements of the applicable Regulatory Authority, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. There (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations, inspections or investigations of Reliance or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Reliance or any of its Subsidiaries.

4.7.         Financial Matters.

                (a)         Financial Statements. Reliance has made available to Simmons the Reliance Financial Statements. The Reliance Financial Statements with respect to periods ending prior to the date of this Agreement (i) are true, accurate and complete in all material respects, and have been prepared from, and are in accordance with, the books and records of Reliance and its Subsidiaries, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except with respect to interim period financial statements for the omission of footnotes, and (iii) fairly present in all material respects the financial condition of Reliance and Reliance Bank, as applicable, as of the respective dates set forth therein and the results of operations, shareholders’ equity and cash flows of Reliance and Reliance Bank, as applicable, for the respective periods set forth therein, subject in the case of interim period financial statements to year-end adjustments. The consolidated financial statements of Reliance to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, (B) will have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except with respect to unaudited financial statements for the omission of footnotes and (C) will fairly present in all material respects the financial condition of Reliance as of the respective dates set forth therein and the results of operations, shareholders’ equity and cash flows of Reliance for the respective periods set forth therein, subject in the case of unaudited financial statements to year-end adjustments.

                (b)         Call Reports. The financial statements contained in the Call Reports of Reliance Bank for all of the periods ending after December 31, 2013 (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes and (iii) fairly present in all material respects the financial condition of Reliance Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of Reliance Bank to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, (B) will have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes and (C) will fairly present in all material respects the financial condition of Reliance Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity of Reliance Bank for the respective periods set forth therein, subject to year-end adjustments.

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                (c)         Systems and Processes. Each of Reliance and Reliance Bank has devised and maintains a system of internal accounting controls sufficient to ensure that material information is made known to the management of Reliance and Reliance Bank as appropriate and provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Reliance Financial Statements and the Call Reports for external purposes in accordance with GAAP, including that (i) transactions are executed only in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the Reliance Financial Statements and the Call Reports and to maintain accountability for the Assets of Reliance and Reliance Bank, (iii) access to such Assets is permitted only in accordance with management’s authorization, and (iv) the reporting of such Assets is compared with existing Assets at regular intervals. The records, systems, controls, data and information of Reliance and the Reliance Entities are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Reliance or the Reliance Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Reliance. Reliance and Reliance Bank have disclosed, based on their most recent evaluation prior to the date of this Agreement, to their auditors and the audit committee of their respective boards of directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect their ability to record, process, summarize or report financial data and have disclosed to their auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in their internal controls. Since December 31, 2013, neither Reliance nor Reliance Bank nor, to Reliance’ Knowledge, any employee, auditor, accountant or representative of any Reliance Entity has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Reliance Financial Statements, Call Reports or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Reliance or any Reliance Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Reliance or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Reliance or any of its Subsidiaries, whether or not employed by Reliance or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Reliance or any of its officers, directors or employees to the board of directors of Reliance or any committee thereof or to any director or officer of Reliance. To Reliance’ Knowledge, there has been no instance of fraud by any Reliance Entity, whether or not material, that occurred during any period covered by Reliance Financial Statements.

                (d)         Auditor Independence. During the periods covered by the Reliance Financial Statements, Reliance’s external auditor was independent of Reliance, Reliance Bank and their respective management. As of the date hereof, the external auditor for Reliance and Reliance Bank has not resigned or been dismissed as a result of or in connection with any disagreements with Reliance or Reliance Bank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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4.8.         Books and Records.

                The Books and Records have been and are being maintained in the Ordinary Course in accordance and compliance with all applicable accounting requirements and Laws and are complete and accurate in all material respects to reflect corporate action by Reliance and Reliance Bank.

4.9.         Absence of Undisclosed Liabilities.

                No Reliance Entity has incurred any Liability, except for Liabilities (a) incurred in the Ordinary Course since December 31, 2017, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheet of Reliance as of December 31, 2017 included in the Reliance Financial Statements at and for the period ending December 31, 2017.

4.10.       Absence of Certain Changes or Events.

                (a)         Since December 31, 2017, there has not been a Material Adverse Effect on Reliance.

                (b)         Since December 31, 2017, (i) Reliance and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course of business consistent with their past practices, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by Reliance or any Reliance Subsidiary whether or not covered by insurance and (iii) none of Reliance nor any of the Reliance Subsidiaries have taken any action that would be prohibited by Section 6.2 (except for Sections 6.2(g) and 6.2(l)) if taken after the date hereof.

                (c)         Since September 30, 2018, none of Reliance nor any of the Reliance Subsidiaries have taken any action that would be prohibited by Sections 6.2(g) and 6.2(l) if taken after the date hereof.

4.11.       Tax Matters.

                (a)         All Reliance Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the Reliance Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course). All material Taxes of the Reliance Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable or which is being contested in appropriate proceedings) on any of the Assets of any of the Reliance Entities. No claim has ever been made in writing by an authority in a jurisdiction where any Reliance Entity does not file a Tax Return that such Reliance Entity may be subject to Taxes by that jurisdiction.

                (b)         None of the Reliance Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits or examinations regarding any Taxes of any Reliance Entity or the Assets of any Reliance Entity. None of the Reliance Entities has waived any statute of limitations in respect of any Taxes.

                (c)         Each Reliance Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

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                (d)         The unpaid Taxes of each Reliance Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Reliance Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Reliance Entities in filing their Tax Returns.

                (e)         None of the Reliance Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the Reliance Entities and other than any customary Tax indemnifications contained in leases, credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) and none of the Reliance Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Reliance) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Reliance is parent), or as a transferee or successor.

                (f)         During the two-year period ending on the date hereof, none of the Reliance Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

                (g)         Each Reliance Benefit Plan, employment agreement, or other compensation arrangement of Reliance that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Internal Revenue Code has been written, executed, and operated in compliance with Section 409A of the Internal Revenue Code and the regulations thereunder. Neither Reliance nor any Reliance Subsidiary has any obligation to gross-up or otherwise reimburse any person for any tax incurred by such person pursuant to Section 409A or Section 280G of the Internal Revenue Code.

                (h)         None of the Reliance Entities will be required to include after the Closing any material adjustment in taxable income pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. None of the Reliance Entities have participated in any “reportable transactions” within the meaning of Treasury Regulation Section 1.6011-4.

4.12.       Assets.

                (a)         Each Reliance Entity has good and marketable title to those Assets reflected in the most recent Reliance Financial Statements as being owned by such Reliance Entity or acquired after the date thereof (except Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except (a) statutory Liens securing payments not yet due, (b) Liens for real property Taxes not yet due and payable, (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (d) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Liens”). Reliance is the fee simple owner of all owned real property and the lessee of all leasehold estates reflected in the most recent Reliance Financial Statements, free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be owned or leased thereunder, as applicable. There are no pending or, to the Knowledge of Reliance, threatened condemnation or eminent domain proceedings against any real property that is owned or leased by Reliance. Reliance and its Subsidiaries own or lease all properties as are necessary to their operations as now conducted and no person has any option or right to acquire or purchase any ownership interest in the owned real property or any portion thereof.

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                (b)         Section 4.12(b) of the Reliance Disclosure Memorandum sets forth a complete and correct list of all street addresses and fee owners of all real property owned, leased or licensed by any Reliance Entity or otherwise occupied by a Reliance Entity or used or held for use by any Reliance Entity (collectively, the “Real Property”). Other than as set forth on Section 4.12(b) of the Reliance Disclosure Memorandum, and subject to Permitted Liens, (i) there are no Persons in possession of any portion of any of the Real Property owned or leased by any Reliance Entity other than such Reliance Entity, and (ii) no Person other than a Reliance Entity has the right to use or occupy for any purpose any portion of any of the Real Property owned, leased or licensed by a Reliance Entity. Reliance or a Reliance Subsidiary has good and marketable fee title to all Real Property owned by it free and clear of all Liens, except Permitted Liens. There are no outstanding options, rights of first offer or refusal or other pre-emptive rights or purchase rights with respect to any such owned Real Property.

                (c)         All leases of Real Property under which any Reliance Entity, as lessee, leases Real Property, are valid, binding and enforceable in accordance with their respective terms and the Reliance Entities have good and marketable leasehold interests to all Real Property leased by them. There is not under any such lease any material existing Default by any Reliance Entity or, to Reliance’s Knowledge, any other party thereto, or any event which with notice or lapse of time would constitute such a material Default and all rent and other sums and charges due and payable under such lease have been paid.

                (d)         The Assets reflected in the most recent Reliance Financial Statements which are owned or leased by the Reliance Entities, and in combination with the Real Property, the Intellectual Property of any Reliance Entity, and contractual benefits and burdens of the Reliance Entities, constitute, as of the Closing Date, all of the Assets, rights and interests necessary to enable the Reliance Entities to operate consolidated businesses in the Ordinary Course and as the same is expected to be conducted on the Closing Date.

4.13.       Intellectual Property; Privacy.

                (a)         Each Reliance Entity owns or has a valid license to use (in each case, free and clear of any Liens other than any Permitted Liens) all of the Intellectual Property necessary to carry on the business of such Reliance Entity. Each Reliance Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such Reliance Entity in connection with such Reliance Entity’s business operations, and such Reliance Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Reliance Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Reliance threatened, which challenge the rights of any Reliance Entity with respect to Intellectual Property used, sold or licensed by such Reliance Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Reliance Entities and the use of any Intellectual Property by Reliance and its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person. No Person has asserted to Reliance in writing that Reliance or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person. The validity, continuation and effectiveness of all licenses and other agreements relating to Intellectual Property used by any Reliance Entity in the course of its business and the current terms thereof will not be affected by the transactions contemplated by this Agreement, the use of the “Reliance Bank” and “Reliance Bancshares, Inc.” trademarks will be transferred to Simmons in connection with the transactions contemplated by this Agreement and after the Effective Time, no Person besides Simmons shall have right and title to the “Reliance Bank” and “Reliance Bancshares, Inc.” trademarks and trade names. All of the Reliance Entities’ right to the use of and title to the name “Reliance Bank” and “Reliance Bancshares, Inc.” will be transferred to Simmons in connection with the completion of the transactions contemplated by this Agreement.

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                (b)         (i) The computer, information technology and data processing systems, facilities and services used by Reliance and each of its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are reasonably sufficient for the conduct of the respective businesses of Reliance and its Subsidiaries as currently conducted and (ii) the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of Reliance and each of its Subsidiaries as currently conducted. To Reliance’s Knowledge, no third party has gained unauthorized access to any Systems owned or controlled by Reliance or any of its Subsidiaries, and Reliance and each of its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Reliance and each of its Subsidiaries has implemented backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably maintain the operation of the respective businesses of Reliance and each of its Subsidiaries in all material respects.

                (c)         Reliance and each of its Subsidiaries has (i) complied in all material respects with its published privacy policies and internal privacy policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To Reliance’s Knowledge, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Reliance, any of its Subsidiaries or any other person.

4.14.       Environmental Matters.

                (a)         Each Reliance Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance, in all material respects, with all Environmental Laws.

                (b)         There is no Litigation pending or, to the Knowledge of Reliance, threatened before any court, governmental agency, or authority or other forum in which any Reliance Entity or any of its Operating Properties or Participation Facilities (or Reliance in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Reliance Entity or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

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4.15.       Compliance with Laws.

                (a)         Each Reliance Entity has, and since December 31, 2013 has had, in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now or then conducted (and have paid all fees and assessments due and payable in connection therewith). There has occurred no Default under any such Permit and to the Knowledge of Reliance no suspension or cancellation of any such Permit is threatened. None of the Reliance Entities:

              (i)         is in Default under any of the provisions of its certificate of incorporation or bylaws (or other governing instruments);

              (ii)         is in material Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

              (iii)        since December 31, 2013, has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof asserting that any Reliance Entity is not in compliance with any Laws or Orders or engaging in an unsafe or unsound activity.

                (b)         Reliance and each Reliance Entity is in compliance in all material respects with all applicable Laws, regulatory capital requirements, or Orders to which they or their properties or Assets may be subject, including, but not limited to, the Securities Laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any Laws promulgated by the Consumer Financial Protection Bureau, Laws administered or enforced by the Federal Reserve, or the FDIC, all laws related to data protection or privacy, any applicable state, federal or self-regulatory organization, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the Bank Secrecy Act, the USA PATRIOT Act of 2001, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, all other applicable fair lending and fair housing Laws or other Laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), Fair Debt Collections Practices Act, the Electronic Funds Transfer Act, all Laws relating to truth-in-lending, real estate settlement procedures or consumer credit (including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act and Regulation Z, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act of 1974 and Regulation X, the Equal Credit Opportunity Act and Regulation B, and applicable regulations thereunder), Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Gramm-Leach-Bliley Act, the BHC Act, the FDIA, the Sarbanes-Oxley Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Reliance and Reliance Bank are “well-capitalized” and “well managed” (as those terms are defined in applicable regulations). To the Knowledge of Reliance, each director, officer, shareholder, manager, and employee of the Reliance Entities that has been engaged at any time in the development, use or operation of the Reliance Entities and their respective Assets, and each Contractor, is and has been in compliance in all material respects with all applicable Law relating to the development, use or operation of the Reliance Entities and their respective Assets. No Proceeding or notice has been filed, given, commenced or, to the Knowledge of Reliance, threatened against any of the Reliance Entities or any of their respective directors, officers, members, Affiliates, managers, employees or Contractors alleging any failure to so comply with all applicable Law.

                (c)         Reliance Bank (i) has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts, (ii) has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) has timely filed all Suspicious Activity Reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to applicable Laws and regulations referenced in this Section 4.15 and Sections 4.17 and 4.33.

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                (d)         Since December 31, 2013, Reliance and each of its Subsidiaries has properly administered, in all material respects, all accounts for which Reliance or any of its Subsidiaries acts as a fiduciary, including accounts for which Reliance or any of its Subsidiaries serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and applicable Laws. Since December 31, 2013, none of Reliance or any of its Subsidiaries, or, to Reliance’s Knowledge, any director, officer, or employee of Reliance or its Subsidiaries, has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

4.16.       Community Reinvestment Act Performance.

                Reliance Bank is an “insured depositary institution” as defined in the FDIA and applicable regulations thereunder, is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of “satisfactory” or “outstanding” in its most recently completed examination, and Reliance has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in Reliance Bank having its current rating lowered such that it is no longer “satisfactory” or “outstanding.”

4.17.       Foreign Corrupt Practices.

                No Reliance Entity, or, to the Knowledge of Reliance, any director, officer, agent, employee or other Person acting on behalf of a Reliance Entity has, in the course of its actions for, or on behalf of, any Reliance Entity (i) used any funds of Reliance or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of Reliance or any of its Subsidiaries, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Reliance or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Reliance or any of its Subsidiaries, (v) established or maintained any unlawful fund of monies or other Assets of Reliance or any of its Subsidiaries, (vi) made any fraudulent entry on the books or records of Reliance or any of its Subsidiaries or (vii) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, the USA PATRIOT ACT of 2001, the money laundering Laws of any jurisdiction, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Regulatory Authority or any arbitrator involving any Reliance Entity with respect to the Money Laundering Laws is pending or, to the Knowledge of Reliance, threatened. Each Reliance Entity has been conducting operations at all times in compliance with applicable financial recordkeeping and reporting requirements of all Money Laundering Laws administered and each Reliance Entity has established and maintained a system of internal controls designed to ensure compliance by the Reliance Entities with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws.

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4.18.       Labor Relations.

                (a)         No Reliance Entity is the subject of any pending or threatened Litigation asserting that it or any other Reliance Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Reliance Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Reliance Entity party to or currently negotiating any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Reliance’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving any Reliance Entity pending or threatened and there have been no such actions or disputes since December 31, 2013. To the Knowledge of Reliance, since December 31, 2013, there has not been any attempt by any Reliance Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Reliance Entity. The employment of each employee and the engagement of each independent contractor of Reliance Entity are terminable at will by the relevant Reliance Entity without any penalty, liability or severance obligation incurred by any Reliance Entity except for those agreements or obligations listed in Section 4.19(i) of Reliance’s Disclosure Memorandum.

                (b)         Section 4.18(b) of Reliance’s Disclosure Memorandum separately sets forth, as of October 31, 2018, all of Reliance’s employees, including for each such employee: name, job title, Fair Labor Standards Act designation, work location (identified by street address), current compensation paid or payable, all wage arrangements, fringe benefits (other than employee benefits applicable to all employees, which benefits are set forth on Section 4.19(a) of Reliance’s Disclosure Memorandum), bonuses paid the past three years, and visa and greencard application status. To Reliance’s Knowledge, no employee of any Reliance Entity is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such employee’s duties. Each current and former employee of the Reliance Entities who has contributed to the creation or development of any Intellectual Property owned by any Reliance Entity has executed a nondisclosure and assignment-of-rights agreement for the benefit of the Reliance Entities vesting all rights in work product created by the employee during the employee’s employment or affiliation with the Reliance Entities. No employee of any Reliance Entity who has annual base compensation above $75,000 has provided written notice to a Reliance Entity of his or her intent to terminate his or her employment with the applicable Reliance Entity as of the date hereof, and, as of the date hereof, to Reliance’s Knowledge, no employee who has annual base compensation above $75,000 intends to terminate his or her employment with Reliance before Closing.

                (c)         Section 4.18(c) of Reliance’s Disclosure Memorandum contains a complete and accurate listing of the name (if an entity, including the name of the individuals employed by or providing service on behalf of such entity) and contact information of each independent contractor, consultant, freelancer or other professional service provider that receives annual fees from Reliance Entities in excess of $10,000 or that has a Contract with any Reliance Entity with a term in excess of six months (collectively, “Contractors”) used by the Reliance Entities at any point during the prior three years. A copy of each Contract relating to the services a Contractor provides to the Reliance Entities has been made available to Simmons prior to the date hereof. To Reliance’s Knowledge, no Contractor used by the Reliance Entities is a party to, or is otherwise bound by, any agreement or arrangement with any third party, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such Contractor’s duties for the Reliance Entities. To Reliance’s Knowledge, no current Contractor used by the Reliance Entities intends to terminate his or her or its relationship with any Reliance Entity. The Reliance Entities have no obligation or liability with respect to any taxes (or the withholding thereof) in connection with any Contractor nor has Reliance performed any act or engaged in any activity that could result in Reliance being found to be a joint employer of a Contractor under the National Labor Relations Act, the Fair Labor Standards Act, any Occupational Safety and Health Administration laws or regulations, any state worker’s compensation laws, or any other law or regulation. The Reliance Entities have properly classified, pursuant to the Internal Revenue Code and any other applicable Law, all Contractors used by the Reliance Entities at any point.

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                (d)         The Reliance Entities have no “leased employees” within the meaning of Internal Revenue Code § 414(n).

                (e)         The Reliance Entities have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, and other wages due to be paid through the Closing Date. Each of the Reliance Entities is and at all times has been in material compliance with all Law governing the employment of labor and the withholding of taxes, including but not limited to, all contractual commitments and all such Laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes.

                (f)         There have not been any wage and hour claims by any employee of any Reliance Entity since December 31, 2013, nor, to Reliance’s Knowledge, are there any wage and hour claims currently threatened by any employee of any Reliance Entity. Except for claims for benefits in the Ordinary Course under a Reliance Benefit Plan, there have not been any proceedings by any employee of any Reliance Entity related to their employment with such Reliance Entity since December 31, 2013, nor, to the Knowledge of Reliance, are there any proceedings currently threatened by any employee of any Reliance Entity related to their employment with such Reliance Entity. Nor, to the Knowledge of Reliance, are there any governmental investigations open with or under consideration by the Department of Labor, Equal Employment Opportunity Commission, Office of Federal Contract Compliance Programs or any other governmental body charged with administering or enforcing employment related laws or regulations.

                (g)         All of the Reliance Entities’ employees are employed in the United States and are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. Each individual who renders services to any Reliance Entity has provided proof of employment eligibility and is properly classified as having the status of an employee or independent contractor or other non-employee status (including for purposes of taxation and Tax reporting and under Reliance Benefit Plans).

4.19.       Employee Benefit Plans.

                (a)         Reliance has made available to Simmons prior to the execution of this Agreement, true and correct copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Reliance Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Reliance or any ERISA Affiliate has or may have any obligation or Liability (collectively, the “Reliance Benefit Plans”). Any of the Reliance Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “Reliance ERISA Plan.” Section 4.19(a) of Reliance’s Disclosure Memorandum has a complete and accurate list of all Reliance Benefit Plans. No Reliance Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States. Reliance has made available to Simmons prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Reliance Benefit Plans, (ii) all determination letters, opinion letters, information letters or advisory opinions issued by the United States Internal Revenue Service (“IRS”), the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation (“PBGC”) regarding a Reliance Benefit Plan during this calendar year or any of the preceding three calendar years, or the most recent such letter or opinion if issued prior to the three preceding calendar years, (iii) annual reports or returns, audited or unaudited financial statements, actuarial or allocation reports, non-discrimination tests and valuations prepared for any Reliance Benefit Plan for the current plan year and the preceding three plan years, (iv) the most recent summary plan descriptions and any material modifications thereto for any Reliance Benefit Plan, (v) any material correspondence with the DOL, IRS, PBGC, or any other governmental entity regarding a Reliance Benefit Plan within the preceding three-year period (vi) any correspondence, memorandum or calculations regarding errors corrected or to be corrected with respect to any Reliance Benefit Plan under the IRS Employee Plans Compliance Resolution System or the DOL Voluntary Fiduciary Correction Program within the preceding three-year period and (vii) the most recent actuarial valuations of Reliance Benefit Plans.

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                (b)         Each Reliance Benefit Plan is and has been maintained in compliance in all material respects with the terms of such Reliance Benefit Plan, and in compliance in all material respects with the applicable requirements of the Internal Revenue Code, ERISA, and any other applicable Laws. No Reliance Benefit Plan is required to be amended within the ninety-day period beginning on the Closing Date in order to continue to comply with ERISA, the Internal Revenue Code, and other applicable Law. Each Reliance Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and has received a favorable determination letter, or for a prototype or volume submitter plan, opinion letter, from the IRS that is still in effect and applies to the Reliance Benefit Plan and on which such Reliance Benefit Plan is entitled to rely. Nothing has occurred and no circumstance exists that would be reasonably expected to adversely affect the qualified status of such Reliance Benefit Plan.

                (c)         There are no threatened or pending claims or disputes under the terms of, or in connection with, the Reliance Benefit Plans other than claims for benefits in the Ordinary Course and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Reliance Benefit Plan.

                (d)         Neither Reliance nor any Affiliate of Reliance has engaged in any prohibited transaction for which there is not an exemption, within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to any Reliance Benefit Plan and no prohibited transaction has occurred with respect to any Reliance Benefit Plan that would be reasonably expected to result in any liability or excise Tax under ERISA or the Internal Revenue Code. Neither Reliance, any Reliance Entity, any Reliance Entity employee, nor any committee of which any Reliance Entity employee is a member has breached his or her fiduciary duty with respect to a Reliance Benefit Plan in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Reliance Benefit Plan. To Reliance’s Knowledge, no fiduciary, within the meaning of Section 3(21) of ERISA, who is not Reliance or any Reliance Entity employee, has breached his or her fiduciary duty with respect to a Reliance Benefit Plan or otherwise has any liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Reliance Benefit Plan that would reasonably be expected to result in any liability or excise Tax under ERISA or the Internal Revenue Code being imposed on Reliance or any Affiliate of Reliance.

                (e)         Neither Reliance nor any ERISA Affiliate has at any time been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any liability with respect to (i) any plan subject to Title IV of ERISA, including a “multiemployer plan” (as defined in ERISA Section 3(37) and 4001(a)(3)), (ii) a “multiple employer plan” (within the meaning of ERISA or the Internal Revenue Code), (iii) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Internal Revenue Code), (iv) an arrangement that is not either exempt from, or in compliance with, Section 409A of the Internal Revenue Code or that provides for indemnification for or gross-up of any taxes thereunder, or (v) a self-funded health or welfare benefit plan.

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                (f)         Each Reliance Benefit Plan that is a health or welfare plan has been amended and administered in accordance with the requirements of the Patient Protection and Affordable Care Act of 2010.

                (g)         No Reliance Entity has any Liability or obligation to provide postretirement health, medical or life insurance benefits to any Reliance Entity’s employees or former employees, officers, or directors, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation Laws and for which the covered individual pays the full cost of coverage. No Tax under Internal Revenue Code Sections 4980B or 5000 has been incurred with respect to any Reliance Benefit Plan and no circumstance exists which could give rise to such Tax.

                (h)         All contributions required to be made to any Reliance Benefit Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Reliance Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Reliance.

                (i)         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of any Reliance Entity, or result in any (a) requirement to fund any benefits or set aside benefits in a trust (including a rabbi trust) or (b) limitation on the right of any Reliance Entity to amend, merge, terminate or receive a reversion of assets from any Reliance Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Reliance Entities in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. Section 4.19(i) of Reliance’s Disclosure Memorandum sets forth accurate and complete data with respect to each individual who has a contractual right to severance pay or benefits triggered by a change in control and the amounts potentially payable to each such individual in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) or as a result of a termination of employment or service, taking into account any contractual provisions relating to Section 280G of the Internal Revenue Code. No Reliance Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Internal Revenue Code, or otherwise.

                (j)         The Reliance Entities have complied, in all material respects, and will be in material compliance, as of the Closing Date, with Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, as amended by the U.S. American Recovery and Reinvestment Act of 2009, including all guidance issued thereunder by a Regulatory Authority (collectively “EESA”). Each employee of a Reliance Entity who is subject to the limitations imposed under EESA has executed a waiver of claims against the Reliance Entities with respect to limiting or reducing rights to compensation, including severance payments and benefits, for so long as the EESA limitations are required to be imposed.

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4.20.       Material Contracts.

                None of the Reliance Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, any Contract (whether written or oral), (a) that is either material to any Reliance Entity or that would be required to be filed as an exhibit to a Form 10-K filed by any Reliance Entity with the SEC if the Reliance Entity were required to file or voluntarily filed such Form 10-K, (b) that is an employment, severance, termination, consulting, or retirement Contract except as listed in Section 4.19(i) of Reliance’s Disclosure Memorandum, (c) relating to the borrowing of money by any Reliance Entity or the guarantee by any Reliance Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, advances and loans from the Federal Home Loan Bank, and trade payables, in each case in the Ordinary Course) in excess of $10,000, (d) which prohibits or restricts any Reliance Entity (and/or, following consummation of the transactions contemplated by this Agreement, Simmons) from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (e) relating to the purchase or sale of any goods or services by a Reliance Entity (other than Contracts entered into in the Ordinary Course and involving payments under any individual Contract not in excess of $50,000 over its remaining term or involving Loans, borrowings or guarantees originated or purchased by any Reliance Entity in the Ordinary Course), (f) which obligates any Reliance Entity to conduct business with any third party on an exclusive or preferential basis, or requires referrals of business or any Reliance Entity to make available investment opportunities to any Person on a priority or exclusive basis, (g) which limits the payment of dividends by any Reliance Entity, (h) pursuant to which any Reliance Entity has agreed with any third parties to become a member of, manage or control a joint venture, partnership, limited liability company or other similar entity, (i) pursuant to which any Reliance Entity has agreed with any third party to a change of control transaction such as an acquisition, divestiture or merger or contains a put, call or similar right involving the purchase or sale of any equity interests or Assets of any Person and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect, (j) which relates to Intellectual Property of Reliance (excluding commercially available “off the shelf” software programs licensed pursuant to “shrink wrap” or “click and accept” licenses), (k) between any Reliance Entity, on the one hand, and (i) any officer or director of any Reliance Entity, or (ii) to the Knowledge of Reliance, any (x) record or beneficial owner of five percent or more of the voting securities of Reliance, (y) Affiliate or family member of any such officer, director or record or beneficial owner or (z) any other Affiliate of Reliance, on the other hand, except those of a type available to employees of Reliance generally, (l) that provides for payments to be made by Reliance or any of its Subsidiaries upon a change in control thereof, (m) that may not be canceled by Simmons, Reliance or any of their respective Subsidiaries (i) at their convenience (subject to no more than 90 days’ prior written notice), or (ii) without payment of a penalty or termination fee equal to or greater than $50,000 (assuming such Contract was terminated on the Closing Date), (n) containing any standstill or similar agreement pursuant to which Reliance has agreed not to acquire Assets or equity interests of another Person, (o) that provides for indemnification by Reliance or any of its Subsidiaries of any Person, except for non-material Contracts entered into in the Ordinary Course, (p) with or to a labor union or guild (including any collective bargaining agreement), (q) that grants any “most favored nation” right, right of first refusal, right of first offer or similar right with respect to any material Assets, or rights of Reliance or its Subsidiaries, taken as a whole, or (r) that would be terminable other than by a Reliance Entity or under which a material payment obligation would arise or be accelerated, in each case as a result of the Merger or the announcement or consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional acts or events), or (s) any other Contract or amendment thereto that is material to any Reliance Entity or their respective business or Assets and not otherwise entered into in the Ordinary Course. Each Contract of the type described in this Section 4.20, whether or not set forth in Reliance’s Disclosure Memorandum together with all Contracts referred to in Sections 4.13 and 4.19(a), are referred to herein as the “Reliance Contracts.” With respect to each Reliance Contract: (i) the Reliance Contract is legal, valid and binding on Reliance or a Reliance Subsidiary and is in full force and effect and is enforceable in accordance with its terms; (ii) no Reliance Entity is in Default thereunder; (iii) no Reliance Entity has repudiated or waived any material provision of any such Reliance Contract; (iv) no other party to any such Reliance Contract is, to the Knowledge of Reliance, in Default or has repudiated or waived any material provision thereunder; and (v) there is not pending or, to the Knowledge of Reliance, threatened cancellations of any Reliance Contract prior to the expiration of the term thereof. All of the Reliance Contracts have been Previously Disclosed and complete and correct copies of each Reliance Contract have been made available to Simmons. All of the indebtedness of any Reliance Entity for money borrowed is prepayable at any time by such Reliance Entity without penalty or premium.

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4.21.       Agreements with Regulatory Authorities.

                Neither Reliance nor any of its Subsidiaries is subject to any cease-and-desist order or enforcement action issued by, or is a party to any formal or informal written agreement, consent decree, or memorandum of understanding with, or is a party to any commitment letter, safety and soundness compliance plan, order of prohibition or suspension or other written statement as described under 12 U.S.C. 1818(u), or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in Reliance’s Disclosure Memorandum, a “Reliance Regulatory Agreement”), nor has Reliance or any Reliance Subsidiary been advised in writing or, to Reliance’s Knowledge, orally, since December 31, 2013, by any Regulatory Authority that it is considering issuing, initiating, ordering, or requesting any such Reliance Regulatory Agreement.

4.22.       Investment Securities.

                (a)         Each of Reliance and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements, pledged to secure deposits of public funds, borrowings of federal funds or advances and loans from the Federal Reserve Banks or Federal Home Loan Banks or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the Ordinary Course and in accordance with prudent banking practices to secure obligations of Reliance or its Subsidiaries. Such securities are valued on the books of Reliance in accordance with GAAP in all material respects.

                (b)         Reliance and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Reliance believes are prudent and reasonable in the context of their respective businesses, and Reliance and its Subsidiaries have, since December 31, 2013, been in compliance with such policies, practices and procedures in all material respects.

4.23.       Derivative Instruments and Transactions.

                All Derivative Transactions (as defined below) whether entered into for the account of any Reliance Entity or for the account of a customer of any Reliance Entity (a) were entered into in the Ordinary Course and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the Reliance Entity party thereto and, to the Knowledge of Reliance, each of the counterparties thereto and (c) are in full force and effect and enforceable in accordance with their terms. Reliance or its Subsidiaries and, to the Knowledge of Reliance, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued.  To the Knowledge of Reliance, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of Reliance and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the Books and Records of Reliance and such Subsidiaries in accordance with GAAP. For purposes of this Agreement, the term “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

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4.24.       Legal Proceedings.

                There is no Litigation instituted or pending, or, to the Knowledge of Reliance, threatened against any Reliance Entity, or against any current or former director, officer or employee of a Reliance Entity in their capacities as such or Employee Benefit Plan of any Reliance Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Reliance Entity, in each case, that has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Reliance. Section 4.24 of Reliance’s Disclosure Memorandum sets forth a list of all Litigation as of the date of this Agreement to which any Reliance Entity is a party. Section 4.24 of Reliance’s Disclosure Memorandum sets forth a list of all Orders to which any Reliance Entity is subject.

4.25.       Statements True and Correct.

                (a)         None of the information supplied or to be supplied by any Reliance Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Simmons with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Proxy Statement relating to Reliance and its Subsidiaries and other portions within the reasonable control of Reliance and its Subsidiaries will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                (b)         None of the information supplied or to be supplied by any Reliance Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Proxy Statement, and any other documents to be filed by a Reliance Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Proxy Statement, when first mailed to the shareholders of Reliance, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of Reliance’s Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for Reliance’s Shareholders’ Meeting.

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4.26.       State Takeover Statutes and Takeover Provisions.

                Reliance has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium,” “fair price,” “affiliate transaction,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (collectively, “Takeover Laws”). No Reliance Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of Simmons entitled to vote in the election of Simmons’ directors.

4.27.       Opinion of Financial Advisor.

                Reliance has received the opinion of Sandler O’Neill + Partners, L.P., which, if initially rendered verbally has been confirmed by a written opinion, dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid to the holders of Reliance Common Stock in the Merger is fair, from a financial point of view, to such holders. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.28.       Tax and Regulatory Matters.

                No Reliance Entity or, to the Knowledge of Reliance, any Affiliate thereof has taken or agreed to take any action, and Reliance does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code or (b) materially impede or delay receipt of any of the Requisite Regulatory Approvals.

4.29.       Loan Matters.

                (a)         Neither Reliance nor any of its Subsidiaries is a party to any written or oral Loan in which Reliance or any Reliance Subsidiary is a creditor which as of September 30, 2018, had an outstanding balance of $50,000 or more and under the terms of which the obligor was, as of October 31, 2018, over 90 days or more delinquent in payment of principal or interest. Except as such disclosure may be limited by any applicable Law, Section 4.29(a) of Reliance’s Disclosure Memorandum sets forth a true, correct and complete list of (i) all of the Loans of Reliance and its Subsidiaries that, (A) as of September 30, 2018 had an outstanding balance of $50,000 or more and were (1) on non-accrual status or (2) classified by Reliance as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date, (B) with respect to which, at any point since December 31, 2013, constituted a “Troubled Debt Restructuring,” as defined in the Accounting Standards Codification Subtopic 310-40.

                (b)         Each Loan currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The notes or other credit or security documents with respect to each such outstanding Loan were in compliance in all material respects with all applicable Laws at the time of origination or purchase by a Reliance Entity and are complete and correct in all material respects.

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                (c)         Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, Reliance’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of Laws.

                (d)         None of the Contracts pursuant to which any Reliance Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. Except as would not be material to Reliance and its Subsidiaries, each Loan included in a pool of Loans originated, securitized or, to the Knowledge of Reliance, acquired by Reliance or any of its Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and Loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable Laws, rules and regulations, except where the time for certification or recertification has not yet expired. No Pools have been improperly certified, and, except as would not be material to Reliance and its Subsidiaries, no Loan has been bought out of a Pool without all required approvals of the applicable investors.

                (e)         (i) Section 4.29(e) of Reliance’s Disclosure Memorandum sets forth a list of all Loans as of the date hereof by Reliance to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of any Reliance Entity, (ii) there are no employee, officer, director, principal shareholder or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O and (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

                (f)         Neither Reliance nor any of its Subsidiaries is now nor has it ever been since December 31, 2013, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

4.30.       Deposits.

                All of the deposits held by Reliance Bank (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all material respects with (a) all applicable policies, practices and procedures of Reliance Bank and (b) all applicable Laws, including Money Laundering Laws and anti-terrorism or embargoed persons requirements. All of the deposits held by Reliance Bank are insured to the maximum limit set by the FDIC, and the FDIC premium and all assessments have been fully paid, and no proceedings for the termination or revocation of such insurance are pending, or, to the Knowledge of Reliance, threatened.

4.31.       Allowance for Loan and Lease Losses.

                The allowance for loan and lease losses (“ALLL”) reflected in the Reliance Financial Statements was, as of the date of each of the Reliance Financial Statements, in the opinion of management of Reliance, in compliance with Reliance’s existing methodology for determining the adequacy of its ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP, and was adequate.

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4.32.       Insurance.

                Reliance Entities are insured with reputable insurers against such risks and in such amounts as the management of Reliance reasonably has determined to be prudent and consistent with industry practice. Section 4.32 of Reliance’s Disclosure Memorandum contains a true, correct and complete list and a brief description (including the name of the insurer, agent, coverage and the expiration date) of all insurance policies in force on the date hereof with respect to the business and Assets of the Reliance Entities, correct and complete copies of which policies have been provided to Simmons prior to the date hereof. The Reliance Entities are in material compliance with their insurance policies, are not in Default under any of the material terms thereof and, except as provided in Section 4.32 of Reliance’s Disclosure Memorandum, have filed all available claims thereunder arising during the last three years. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Reliance Entities, Reliance or Reliance Bank is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all material claims thereunder have been filed in due and timely fashion. To Reliance’s Knowledge, no Reliance Entity has received any written notice of cancellation or non-renewal of any such policies, nor, to Reliance’s Knowledge, is the termination of any such policies threatened.

4.33.       OFAC; Sanctions.

                None of Reliance, any Reliance Entity or any director or officer or, to the Knowledge of Reliance, any agent, employee, affiliate or other Person acting on behalf of any Reliance Entity (a) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any Person made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (b) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law, (c) is a Person currently the subject of any Sanctions or (d) is located, organized or resident in any Sanctioned Country.

4.34.       Brokers and Finders.

                Except for Sandler O’Neill + Partners, L.P. and DD&F Consulting Group, Inc., neither Reliance nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

4.35.       Transactions with Affiliates.

                There are no Contracts, plans, arrangements or other transactions between any Reliance Entity, on the one hand, and (a) any officer or director of any Reliance Entity, (b) to Reliance’s Knowledge, any (i) record or beneficial owner of five percent or more of the voting securities of Reliance or (ii) Affiliate or family member of any such officer, director or record or beneficial owner, or (c) any other Affiliate of Reliance, on the other hand, except those, in each case, of a type available to employees of Reliance generally.

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4.36.       No Investment Adviser Subsidiary.

                Neither Reliance nor any Reliance Subsidiary provides investment management, investment advisory or sub-advisory services to any Person (including management and advice provided to separate accounts and participation in wrap fee programs) and is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.

4.37.       No Broker-Dealer Subsidiary.

                Neither Reliance nor any Reliance Subsidiary is a broker-dealer required to be registered under the Exchange Act with the SEC.

4.38.       No Insurance Subsidiary.

                Neither Reliance nor any Reliance Subsidiary conducts insurance operations that require a license from any national, state or local governmental authority or Regulatory Authority under any applicable Law.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SIMMONS

                Except as Previously Disclosed, Simmons hereby represents and warrants to Reliance as follows:

5.1.         The Standard.

                No representation or warranty of Simmons contained in ARTICLE 5 shall be deemed untrue or incorrect, and Simmons shall not be deemed to have breached a representation or warranty, in each case for all purposes hereunder, including the condition set forth in Section 8.3(a), as a consequence or result of the existence or absence of any fact, circumstance, change or event unless such fact, circumstance, change or event, individually or taken together with all other facts, circumstances, changes or events inconsistent with any representation or warranty contained in ARTICLE 5 has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Simmons (it being understood that for the purpose of determining the accuracy of such representations and warranties, other than the representation in Section 5.7, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded); provided, that the foregoing shall not apply to the representations in Sections 5.2 (first sentence only), 5.3(a), 5.3(b)(i), 5.4(b), 5.12, 5.13 and 5.14, which shall be true and correct in all material respects, and the representations and warranties in Sections 5.4(a), 5.4(c) and 5.7, which shall be true and correct in all respects (except for inaccuracies that are de minimis in amount).

5.2.         Organization, Standing, and Power.

                Simmons is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Arkansas, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Simmons is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.

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5.3.         Authority; No Breach By Agreement.

                (a)         Authority. Simmons has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Simmons. Assuming the due authorization, execution and delivery by Reliance, this Agreement represents a legal, valid, and binding obligation of Simmons, enforceable against Simmons in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                (b)         No Conflicts. Neither the execution and delivery of this Agreement by Simmons, nor the consummation by Simmons of the transactions contemplated hereby, nor compliance by Simmons with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Simmons’ Amended and Restated Articles of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Simmons Entity under, any Contract or Permit of any Simmons Entity, or (iii) subject to receipt of the Requisite Regulatory Approvals, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Simmons Entity or any of their respective material Assets.

                (c)         Consents. Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state corporate and securities Laws, the rules of Nasdaq, the ABCA, the GBCL, the Laws of the State of Arkansas with respect to Simmons Bank, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Simmons of the Merger and the other transactions contemplated in this Agreement.

5.4.         Capital Stock.

                (a)         The authorized capital stock of Simmons consists of (i) 175,000,000 shares of Simmons Common Stock, of which 92,531,204 shares are issued and outstanding as of November 8, 2018, and (ii) 40,040,000 shares of preferred stock, par value $0.01 per share of Simmons, of which no shares are issued and outstanding as of November 8, 2018. As of September 30, 2018, no more than 1,700,000 shares of Simmons Common Stock are subject to Simmons Stock Options or other Equity Rights in respect of Simmons Common Stock. Upon any issuance of any shares of Simmons Common Stock in accordance with the terms of the Simmons Stock Plans, such shares will be duly and validly issued and fully paid and nonassessable.

                (b)         All of the issued and outstanding shares of Simmons Capital Stock are, and all of the shares of Simmons Common Stock to be issued in exchange for shares of Reliance Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the ABCA. None of the shares of Simmons Common Stock to be issued in exchange for shares of Reliance Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Simmons.

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                (c)         Except as set forth in Section 5.4(a), as of September 30, 2018, there are no shares of capital stock or other equity securities of Simmons outstanding and no outstanding Equity Rights relating to the capital stock of Simmons. No Simmons Subsidiary owns any capital stock of Reliance.

5.5.         SEC Filings; Financial Statements.

                (a)         Simmons has timely filed all SEC Documents required to be filed by Simmons since December 31, 2017 (the “Simmons SEC Reports”). The Simmons SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof, and in the case of proxy statements, at the date of the relevant meeting) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Simmons SEC Reports or necessary in order to make the statements in such Simmons SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Simmons Bank and Simmons Subsidiaries that are registered as a broker, dealer, or investment adviser, no Simmons Subsidiary is required to file any SEC Documents.

                (b)         Each of the Simmons Financial Statements (including, in each case, any related notes) contained in the Simmons SEC Reports, including any Simmons SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Simmons and its Subsidiaries as at the respective dates and the consolidated results of operations, shareholders’ equity and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                (c)         Since December 31, 2017, Simmons and each of its Subsidiaries has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Simmons in the Simmons SEC Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the chief executive officer, chief financial officer or other members of executive management of Simmons as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Simmons required under the Exchange Act with respect to such reports.

                (d)         Simmons and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Simmons has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Simmons’ outside auditors and the audit committee of the board of directors of Simmons, (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect Simmons’ ability to accurately record, process summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Simmons’ internal control over financial reporting.

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                (e)         Since December 31, 2017, (i) neither any Simmons Entity nor, to the Knowledge of Simmons, any director, officer, employee, auditor, accountant or representative of any Simmons Entity has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Simmons Entity or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that any Simmons Entity has engaged in questionable accounting or auditing practices and (ii) no attorney representing any Simmons Entity, whether or not employed by any Simmons Entity, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Simmons or any of its officers, directors, employees or agents to the board of directors of Simmons or any committee thereof or to any of Simmons’ directors or officers.

5.6.         Absence of Undisclosed Liabilities.

                No Simmons Entity has incurred any Liability, except (a) such Liabilities incurred in the Ordinary Course consistent with past practice since December 31, 2017, (b) in connection with this Agreement and the transactions contemplated hereby, and (c) such Liabilities that are accrued or reserved against in the consolidated balance sheets of Simmons as of September 30, 2017, included in the Simmons Financial Statements delivered or filed prior to the date of this Agreement.

5.7.         Absence of Certain Changes or Events.

                Since December 31, 2017 there has not been a Material Adverse Effect on Simmons.

5.8.         Tax Matters.

                (a)         The Simmons Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed and such Tax Returns are correct and complete in all material respects. The Simmons Entities are not the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course). All material Taxes of the Simmons Entities (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable or which are being contested in appropriate proceedings) on any of the Assets of the Simmons Entities. No claim has ever been made in writing by an authority in a jurisdiction where any Simmons Entity does not file a Tax Return that such Simmons Entity may be subject to Taxes by that jurisdiction.

                (b)         None of the Simmons Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits or examinations regarding any Taxes of any Simmons Entity. None of the Simmons Entities has waived any statute of limitations in respect of any Taxes.

                (c)         Each Simmons Entity has complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

5.9.         Compliance with Laws.

                Simmons is duly registered as a bank holding company and has elected to be treated as a financial holding company under the BHC Act. Each Simmons Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted and there has occurred no Default under any such Permit. None of the Simmons Entities:

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                (a)         is in Default under its Amended and Restated Articles of Incorporation or Bylaws (or other governing instruments); or

                (b)         is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business; or

                (c)         since December 31, 2013, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Simmons Entity is not in compliance with any Laws or Orders, or (ii) requiring any Simmons Entity to enter into or consent to the issuance of a cease and desist order, injunction, formal or informal agreement, directive, consent decree, commitment or memorandum of understanding, order of prohibition or suspension or other written statements as described under 12 U.S.C. 1818(u), or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business.

5.10.       Legal Proceedings.

                There is no Litigation instituted or pending, or, to the Knowledge of Simmons, threatened against any Simmons Entity, or against any director, employee or employee benefit plan of any Simmons Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Simmons Entity.

5.11.       Reports.

                Since December 31, 2013, each Simmons Entity has filed all material reports and statements, together with any amendments required to be made with respect thereto, including Call Reports, that it was required to file with Regulatory Authorities (other than the SEC). As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements made therein not misleading.

5.12.       Statements True and Correct.

                (a)         None of the information supplied or to be supplied by any Simmons Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Simmons with the SEC, will, when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The portions of the Registration Statement and the Proxy Statement relating to Simmons and its Subsidiaries and other portions within the reasonable control of Simmons and its Subsidiaries will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                (b)         None of the information supplied or to be supplied by any Simmons Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Proxy Statement to be mailed to Reliance’s shareholders in connection with Reliance’s Shareholders’ Meeting, and any other documents to be filed by any Simmons Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Reliance, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of Reliance’s Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact, in light of the circumstances under which they were made, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for Reliance’s Shareholders’ Meeting.

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5.13.       Tax and Regulatory Matters.

                No Simmons Entity or, to the Knowledge of Simmons, any Affiliate thereof has taken or agreed to take any action, and Simmons does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any of the Requisite Regulatory Approvals.

5.14.       Brokers and Finders.

                Except for Keefe, Bruyette & Woods, Inc., neither Simmons nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

5.15.       Regulatory Capitalization.

                Each of Simmons and Simmons Bank is “well capitalized” as such term is defined in the rules and regulations promulgated by the Federal Reserve.

ARTICLE 6
CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1.         Affirmative Covenants of Reliance.

                (a)         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Simmons shall have been obtained, which consent shall not be unreasonably withheld, delayed, or conditioned, and except as otherwise expressly contemplated herein, required by applicable Law, or as set forth in Section 6.1(a) of Reliance’s Disclosure Memorandum, Reliance shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the Ordinary Course, (ii) use its reasonable best efforts to preserve intact its business (including its organization, Assets, goodwill and insurance coverage), and maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees, and (iii) take no action that is intended to or which would reasonably be expected to adversely affect or delay (A) the receipt of any approvals of any Regulatory Authority required to consummate the transactions contemplated by this Agreement, (B) the consummation of the transactions contemplated by this Agreement or (C) performance of its covenants and agreements in this Agreement.

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                (b)         Beginning on the date that is two weeks after the date hereof, and every two weeks thereafter, Reliance shall provide, and shall cause Reliance Bank also to provide, to Simmons a report describing all of the following which has occurred in the prior two weeks:

              (i)         new, renewed, extended, modified, amended or terminated Contracts that provide for aggregate annual payments of $50,000 or more;

              (ii)         new Loans or commitments (including a letter of credit) for Loans in excess of $1,000,000, any renewals or extensions of existing Loans or commitments for any Loans in excess of $1,000,000, or any material amendments or modifications to Loans in excess of $1,000,000; and

              (iii)        new capital expenditures in excess of $25,000.

6.2.         Negative Covenants of Reliance.

                From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Simmons shall have been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, and except as otherwise expressly contemplated herein or as set forth in Section 6.2 of Reliance’s Disclosure Memorandum, Reliance covenants and agrees that it will not do or agree or commit to do, or cause or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                (a)         amend the certificate of incorporation, bylaws or other governing instruments of any Reliance Entity;

                (b)         incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of Reliance to Reliance Bank or of Reliance Bank to Reliance, or the creation of deposit liabilities, purchases of federal funds, borrowings from any Federal Home Loan Bank, sales of certificates of deposits, in each case incurred in the Ordinary Course);

                (c)         (i) repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the terms of this Agreement), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of any Reliance Entity, or (ii) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Reliance’s capital stock or other equity interests (except (A) as may be required for the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock; or (B) in accordance with past practices with respect to the declaration of dividends on the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock);

                (d)         issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any Contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of Reliance Common Stock or any other capital stock of any Reliance Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right (other than with respect to the exercise or conversion for shares of Reliance Common Stock of any Equity Rights outstanding as of the date of this Agreement);

                (e)         directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of any Reliance Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Reliance Common Stock, or sell, transfer, lease, mortgage, permit any Lien, or otherwise dispose of, discontinue or otherwise encumber (i) any shares of capital stock or other equity interests of any Reliance Entity (unless any such shares of capital stock or other equity interest are sold or otherwise transferred to Reliance or one of the Reliance Subsidiaries) or (ii) any Asset other than pursuant to Contracts in force at the date of the Agreement or sales of investment securities in the Ordinary Course;

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                (f)          (i) except for purchases of investment securities in the Ordinary Course, purchase any securities or make any acquisition of or investment in, either by purchase of stock or other securities or equity interests, contributions to capital, Asset transfers, purchase of any Assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course), any Person other than Reliance Bank, or otherwise acquire direct or indirect control over any Person or (ii) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly owned Reliance Subsidiaries), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

                (g)         (i) grant any bonus or increase in compensation or benefits to the employees or officers of any Reliance Entity, except as required by Law, (ii) pay any (x) severance or termination pay or (y) any bonus, in either case other than pursuant to a Reliance Benefit Plan in effect on the date hereof and in the case of clause (x) subject to receipt of an effective release of claims from the employee, and in the case of clause (y) to the extent required under the terms of the Reliance Benefit Plan without the exercise of any upward discretion, (iii) enter into, amend, or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of any Reliance Entity, (iv) grant any increase in fees or other increases in compensation or other benefits to directors of any Reliance Entity, (v) waive any stock repurchase rights, or grant, accelerate, amend (except to the extent necessary to comply with Section 2.3(c) of this Agreement) or change the period of exercisability of any Equity Rights or restricted stock, or authorize cash payments in exchange for any Equity Rights, (vi) fund any rabbi trust or similar arrangement, (vii) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $75,000, other than for cause or (viii) hire any officer, employee, independent contractor or consultant (who is a natural person) who has annual base compensation greater than $50,000;

                (h)         enter into, amend or renew any employment Contract between any Reliance Entity and any Person (unless such amendment is required by Law) that the Reliance Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

                (i)          except as required by Law or, with respect to a Reliance ERISA Plan that is intended to be tax-qualified in the opinion of counsel is necessary or advisable to maintain the tax qualified status, (i) adopt or establish any new Employee Benefit Plan of any Reliance Entity or terminate or withdraw from, or amend, any Reliance Benefit Plan, (ii) make any distributions from such Employee Benefit Plans, except as required by the terms of such plans, or (iii) fund or in any other way secure the payment of compensation or benefits under any Reliance Benefit Plan;

                (j)          make any change in any accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in regulatory accounting requirements or GAAP;

                (k)         commence any Litigation other than in the Ordinary Course, or settle, waive or release or agree or consent to the issuance of any Order in connection with any Litigation (i) involving any Liability of any Reliance Entity for money damages in excess of $10,000 or that would impose any restriction on the operations, business or Assets of any Reliance Entity or the Surviving Corporation or (ii) arising out of or relating to the transactions contemplated hereby;

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                (l)          (i) enter into, renew, extend, modify, amend or terminate any (A) Contract (1) with a term longer than one year or (2) that calls for aggregate payments of $50,000 or more, (B) Reliance Contract, (C) Contract referenced in Section 4.34 (or any other Contract with any broker or finder in connection with the Merger or any other transaction contemplated by this Agreement), or (D) Contract, plan, arrangement or other transaction of the type described in Section 4.35 (other than, in the case of sub-clauses (A) and (B), Contracts that can be terminated on less than 30 days’ notice with no prepayment penalty, Liability or other obligation), (ii) make any amendment or modification to any Contract described in clause (i), other than in the Ordinary Course, or (iii) waive, release, compromise or assign any material rights or claims under any Contract described in clause (i);

                (m)         (i) enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or (ii) change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service Loans except as required by Law or by rules or policies imposed by a Regulatory Authority;

                (n)         make, or commit to make, any capital expenditures without due regard, and appropriate consideration given, to the post-Merger impact they may have on the operations of the Surviving Corporation and the Surviving Entity;

                (o)         except as required by Law or applicable Regulatory Authorities, make any material changes in its policies and practices with respect to (i) its hedging practices and policies or (ii) insurance policies including materially reduce the amount of insurance coverage currently in place or fail to renew or replace any existing insurance policies;

                (p)         cancel, compromise, waive, or release any material indebtedness owed to any Person or any rights or claims held by any Person, except for (i) sales of Loans and sales of investment securities, in each case in the Ordinary Course or (ii) as expressly required by the terms of any Contracts in force at the date of the Agreement;

                (q)         permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;

                (r)         materially change or restructure its investment securities portfolios, its investment securities practices or policies, or change its policies with respect to the classification or reporting of such portfolios, or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;

                (s)         alter materially its interest rate or fee pricing policies with respect to depository accounts of any Reliance Subsidiaries or waive any material fees with respect thereto;

                (t)         make, change or revoke any material Tax election, change any material method of Tax accounting, adopt or change any taxable year or period, file any amended material Tax Returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes, settle or compromise any material Tax liability of any Reliance Entity, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

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                (u)         take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

                (v)         enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than on behalf of clients;

                (w)         foreclose upon or take a deed or title to any commercial real estate (excluding real estate used solely for agricultural production) without first conducting a Phase I environmental assessment (except where such an assessment has been conducted in the preceding 12 months) of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Material;

                (x)         make or acquire any Loan (except for any Loan for which a commitment to make or acquire was entered into prior to the date of this Agreement) or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any Loan, or agree to amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by Reliance Bank, but excluding amendments or modifications agreed to prior to the date of this Agreement), except for (i) Loans or commitments for Loans in full compliance with the Reliance Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement, and (ii) amendments or modifications of any existing Loan in full compliance with Reliance Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement; provided, however, that, in acknowledgement of the enhanced regulatory attention directed at high concentrations of commercial real estate Loans, Reliance Bank shall not make or acquire any commercial real estate Loan if Reliance Bank’s ratio of commercial real estate Loans to total risk-based capital exceeds, or would, as a result of the transaction, exceed, 105% of the level in existence as of September 30, 2018 (for the avoidance of doubt, the level in existence as of September 30, 2018, was 554.3%, 105% of which is 582.0%);

                (y)         other than in the Ordinary Course, repurchase, or provide indemnification relating to, Loans in the aggregate in excess of $100,000;

                (z)          notwithstanding any other provision hereof, knowingly take any action that is reasonably likely to result in any of the conditions set forth in ARTICLE 8 not being satisfied, or materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law; or

                (aa)       agree to take, make any commitment to take, or adopt any resolutions of Reliance’s board of directors in support of, any of the actions prohibited by this Section 6.2.

6.3.         Covenants of Simmons.

                From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Reliance shall have been obtained, and except as otherwise expressly contemplated herein or as set forth in Simmons’ Disclosure Memorandum, Simmons covenants and agrees that it shall not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Reliance, which consent shall not be unreasonably withheld, delayed or conditioned:

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                (a)         amend the articles of incorporation, bylaws or other governing instruments of Simmons or any Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) in a manner that would adversely affect Reliance or the holders of Reliance Common Stock adversely relative to other holders of Simmons Common Stock;

                (b)         take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

                (c)         take any action that could reasonably be expected to impede or materially delay consummation of the transactions contemplated by this Agreement; or

                (d)         agree to take, make any commitment to take, or adopt any resolutions of Simmons’ board of directors in support of, any of the actions prohibited by this Section 6.3.

6.4.         Reports.

                Each Party and its Subsidiaries shall file all reports, including Call Reports, required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC and with respect to the financial statements in the Call Reports, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) or applicable regulatory accounting principles (with respect to the financial statements contained in the Call Reports) consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes. Notwithstanding the above, neither Party shall be obligated to disclose to the other Party any reports to the extent such reports contain confidential supervisory information or other information the disclosure of which would be prohibited by applicable Law.

ARTICLE 7
ADDITIONAL AGREEMENTS

7.1.         Registration Statement; Proxy Statement; Shareholder Approvals.

                (a)         Simmons and Reliance shall promptly prepare and file with the SEC, a proxy statement/prospectus in definitive form (including any amendments thereto, the “Proxy Statement”) and Simmons shall prepare and file with the SEC the Registration Statement (including the prospectus of Simmons and Proxy Statement constituting a part thereof and all related documents) as promptly as reasonably practicable after the date of this Agreement, subject to full cooperation of both Parties and their respective advisors and accountants. Simmons and Reliance agree to cooperate, and to cause their respective Subsidiaries to cooperate, with the other Party and its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement. Each of Simmons and Reliance agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof, and Reliance shall thereafter mail or deliver the Proxy Statement to its shareholders promptly following the date of effectiveness of the Registration Statement. Simmons also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Reliance shall furnish all information concerning Reliance and the holders of Reliance Common Stock as may be reasonably requested in connection with any such action. Each of Simmons and Reliance agrees to furnish to the other Party all information concerning itself, its Subsidiaries, officers, directors and shareholders and such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, Proxy Statement or any other statement, filing, notice or application made by or on behalf of Simmons, Reliance, or their respective Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement. Reliance shall have the right to review and consult with Simmons with respect to any information included in the Registration Statement prior to its being filed with the SEC. Simmons will advise Reliance, promptly after Simmons receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Simmons Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

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                (b)         Reliance shall duly call, give notice of, establish a record date for, convene and hold a shareholders’ meeting (“Reliance’s Shareholders’ Meeting”), to be held as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of obtaining the Reliance Shareholder Approval and, such other related matters as it deems appropriate. Reliance agrees that its obligations pursuant to this Section 7.1(b) shall not be affected by the commencement, proposal, disclosure or communication to Reliance of any Acquisition Proposal. Reliance shall (i) through its board of directors unanimously recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby (the “Reliance Recommendation”), (ii) include such Reliance Recommendation in the Proxy Statement and (iii) use its reasonable best efforts to obtain the Reliance Shareholder Approval. Neither the board of directors of Reliance nor any committee thereof shall withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Simmons, the Reliance Recommendation, or take any action, or make any public statement, filing or release inconsistent with the Reliance Recommendation, or submit this Agreement to Reliance’s shareholders without recommendation (any of the foregoing being a “Change in the Reliance Recommendation”). If requested by Simmons, Reliance shall retain a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, Simmons in connection with obtaining the Reliance Shareholder Approval.

                (c)         Reliance shall adjourn or postpone Reliance’s Shareholders’ Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Reliance Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Reliance shall also adjourn or postpone Reliance’s Shareholders’ Meeting, if on the date of Reliance’s Shareholders’ Meeting Reliance has not recorded proxies representing a sufficient number of shares necessary to obtain the Reliance Shareholder Approval. Notwithstanding anything to the contrary herein, Reliance’s Shareholders’ Meeting shall be convened and this Agreement shall be submitted to the shareholders of Reliance at Reliance’s Shareholders’ Meeting, for the purpose of voting on the approval of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve Reliance of such obligation.

7.2.         Acquisition Proposals.

                (a)         No Reliance Entity shall, and it shall cause its respective Representatives not to, directly or indirectly, (i) solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal (ii) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any information or data in connection with, or take any other action to facilitate any inquires or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (iii) approve, agree to, accept, endorse or recommend any Acquisition Proposal, or (iv) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.2 by any Subsidiary or Representative of Reliance shall constitute a breach of this Section 7.2 by Reliance. In addition to the foregoing, Reliance shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.

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                (b)         Each Reliance Entity shall, and shall cause their respective Representatives to, (i) immediately cease and cause to be terminated all existing activities, discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any offer or proposal that constitutes, or may reasonably be expect to lead to, an Acquisition Proposal, (ii) request the prompt return or destruction of all confidential information previously furnished to any Person (other than the Simmons Entities and their Representatives) that has made or indicated an intention to make an Acquisition Proposal, and (iii) not waive any or amend any “standstill” provision or provisions of similar effect to which it is a beneficiary and shall strictly enforce any such provisions.

                (c)         If any Reliance Entity or their respective Representatives receives any request for nonpublic information or any inquiry that could reasonably be expected to lead to any Acquisition Proposal, Reliance shall as promptly as practicable (but in no event more than 24 hours) notify Simmons in writing of the receipt of such Acquisition Proposal, request or inquiry and the terms and conditions of such Acquisition Proposal, request or inquiry (including, in each case, the identity of the Person making any such Acquisition Proposal, request or inquiry), and Reliance shall as promptly as practicable (but in no event more than 24 hours) provide to Simmons (i) a copy of such Acquisition Proposal, request or inquiry, if in writing, or (ii) a written summary of the material terms of such Acquisition Proposal, request or inquiry, if oral. Reliance shall provide Simmons as promptly as practicable (but in no event more than 24 hours) with notice setting forth all such information as is necessary to keep Simmons informed on a current basis of all developments, discussions, negotiations and communications regarding (including amendments or proposed amendments to) such Acquisition Proposal, request or inquiry.

                (d)         Notwithstanding anything herein to the contrary, at any time prior to Reliance’s Shareholders’ Meeting, the board of directors of Reliance may make a Change in the Reliance Recommendation (including, for the avoidance of doubt, approving, endorsing or recommending any Acquisition Proposal), if (i) Reliance has received a Superior Proposal (after giving effect to the terms of any revised offer by Simmons pursuant to this Section 7.2(d)), and (ii) the board of directors of Reliance has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be a violation of the directors’ fiduciary duties under applicable Law; provided, that the board of directors of Reliance may not take the actions set forth in this Section 7.2(d) unless:

              (i)         Reliance has complied in all material respects with this Section 7.2;

              (ii)         Reliance has provided Simmons at least five Business Days prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including all necessary information under Section 7.2(c));

              (iii)       during such five Business Day period, Reliance has and has caused its financial advisors and outside legal counsel to, consider and negotiate with Simmons in good faith (to the extent Simmons desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of this Agreement proposed by Simmons; and

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              (iv)       the board of directors of Reliance has determined in good faith, after consultation with outside legal counsel and considering the results of such negotiations and giving effect to any proposals, amendments or modifications proposed to by Simmons, if any, that such Superior Proposal remains a Superior Proposal and that failure to make a Change in the Reliance Recommendation would be a violation of the director’s fiduciary duties under applicable Law and, in which event, the board of directors of Reliance may communicate the basis for its lack of Reliance Recommendation to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by Law; provided, that the resolution approving this Agreement as of the date hereof may not be rescinded or amended.

Any material amendment to any Superior Proposal, will be deemed to be a new Superior Proposal for purposes of this Section 7.2(d) and will require a new determination and notice period as referred to in this Section 7.2(d).

                (e)         Nothing contained in this Agreement shall prevent Reliance or its board of directors from complying with applicable provisions of the Exchange Act, including the SEC’s Regulation 14E thereunder, with respect to an Acquisition Proposal or from making any disclosure to the shareholders of Reliance if the board of directors of Reliance (after consultation with outside legal counsel) concludes that its failure to do so would be a violation of the directors’ fiduciary duties under applicable Law; provided that any actions taken to comply with such rules will in no way eliminate or modify the effect that any such action would otherwise have under this Agreement.

7.3.         Exchange Listing.

                Simmons shall use its reasonable best efforts to list, prior to the Effective Time, on Nasdaq, subject to official notice of issuance, the shares of Simmons Common Stock to be issued to the holders of Reliance Common Stock pursuant to the Merger, and Simmons shall give all notices and make all filings with Nasdaq required in connection with the transactions contemplated herein.

7.4.         Consents of Regulatory Authorities.

                (a)         Simmons and Reliance and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all applications, notices and filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Regulatory Authorities. Each of Reliance and Simmons shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to this Agreement or the transactions contemplated hereby under any applicable Law or Order; provided, that in no event shall any Simmons Entities be required, and the Reliance Entities shall not be permitted (without Simmons’ prior written consent in its sole discretion) to take any action, or to commit to take any action, or to accept any restriction or condition, involving the Reliance Entities or the Simmons Entities, which is materially burdensome on Simmons’ business or on the business of Reliance or Reliance Bank, in each case following the Closing or which would likely reduce the economic benefits of the transactions contemplated by this Agreement to Simmons to such a degree that Simmons would not have entered into this Agreement had such condition or restriction been known to it at the date hereof (any such condition or restriction, a “Burdensome Condition”).

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                (b)         Each of Simmons and Reliance shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or Regulatory Authority in connection with the transactions contemplated by this Agreement, provided, that Reliance shall not have the right to review portions of material filed by Simmons with a Regulatory Authority that contain competitively sensitive business or other proprietary information or confidential supervisory information filed under a claim of confidentiality. In exercising the foregoing rights, each of the Parties agrees to act reasonably and as promptly as practicable. Each Party agrees that it will consult with the other Party with respect to the obtaining of all Permits and Consents of third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby, including advising the other Party upon receiving any communication from a Regulatory Authority the Consent of which is required for the consummation of the Merger and the other transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any required consent or approval from a Regulatory Authority will not be obtained or that the receipt of such consent or approval may be materially delayed (a “Regulatory Communication”). Upon the receipt of a Regulatory Communication, without limiting the scope of the foregoing paragraphs, the receiving Party shall, to the extent permitted by applicable Law (i) promptly advise the other Party of the receipt of such Regulatory Communication and (ii) provide the other Party with a reasonable opportunity to participate in the preparation of any response thereto and to review any such response prior to the filing or submission thereof (other than portions of materials to be filed or submitted in connection therewith that contain confidential or non-public supervisory information or competitively sensitive business or proprietary information).

                (c)         Each Party agrees, upon request, subject to applicable Laws, to promptly furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any third party and/or Regulatory Authority.

7.5.         Investigation and Confidentiality.

                (a)         Reliance shall promptly notify Simmons of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable Law, of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of a material claim, action, suit, proceeding or investigation involving Reliance or Reliance Bank.

                (b)         Reliance shall promptly advise Simmons of any fact, change, event or circumstance known to Reliance (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Reliance or (ii) which Reliance believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in ARTICLE 8; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 7.5(b) or the failure of any condition set forth in Section 8.2 to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 8.2 to be satisfied.

                (c)         Prior to the Effective Time, Reliance shall permit Simmons to make or cause to be made such investigation of the business, properties, assets, Books and Records, and personnel of it and its Subsidiaries and of their respective financial and legal conditions as Simmons reasonably requests and furnish to Simmons promptly all other information concerning its business, properties and personnel as Simmons may reasonably request, provided that such investigation or requests shall not interfere unnecessarily with normal operations. No investigation by Simmons shall affect the ability of Simmons to rely on the representations, warranties, covenants and agreements of Reliance. Neither Simmons nor Reliance nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Simmons’ or Reliance’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties) or contravene any Law, fiduciary duty or binding Contract entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

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                (d)         Each Party shall, and shall cause its Subsidiaries and Representatives to, hold any information obtained in connection with this Agreement and in pursuit of the transactions contemplated hereby in accordance with the terms of the confidentiality agreement, dated June 7, 2017, 2018, between Simmons and Reliance (the “Confidentiality Agreement”). If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

7.6.         Press Releases.

                Reliance and Simmons agree that no press release or other public disclosure or communication (including communications to employees, agents and contractors) related to this Agreement or the transactions contemplated hereby shall be issued by either Party (or its Affiliates) without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that nothing in this Section 7.6 shall be deemed to prohibit any Party from making any press release or other public disclosure required by Law or the rules or regulations of any United States or non-United States securities exchange, in which case the Party required to make the release or disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or disclosure in advance of the issuance thereof. The Parties have agreed upon the form of a joint press release announcing the execution of this Agreement.

7.7.         Tax Treatment.

                (a)         Each of the Parties intends, and undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. The Parties shall cooperate and use their reasonable best efforts in order to obtain the Tax Opinion. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354 and 361 of the Internal Revenue Code.

                (b)         Each of the Parties shall use its reasonable best efforts to cause their appropriate officers to execute and deliver to Covington & Burling LLP, certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably requested by such counsel, including as of the effective date of the Proxy Statement and the Closing Date, in connection with such counsel’s deliveries of opinions with respect to the Tax treatment of the Merger.

                (c)         Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code, each of Simmons and Reliance shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and shall not take any inconsistent position therewith in any Tax Return.

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7.8.         Employee Benefits and Contracts.

                (a)         Following the Effective Time, except as contemplated by this Agreement, Simmons shall provide generally to officers and employees (as a group) who are actively employed by a Reliance Entity on the Closing Date (“Covered Employees”) while employed by Simmons following the Closing Date employee benefits under Employee Benefit Plans offered to similarly situated employees of Simmons, including severance benefits in accordance with the applicable severance policy of Simmons (other than to any Covered Employee who is party to individual agreements or letters that entitle such person to different severance or termination benefits); provided, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of any Simmons Entity. Until such time as Simmons shall cause the Covered Employees to participate in the applicable Simmons Employee Benefit Plans, the continued participation of the Covered Employees in the Reliance Benefit Plans shall be deemed to satisfy the foregoing provisions of this clause (it being understood that participation in Simmons’ Employee Benefit Plans may commence at different times with respect to each of Simmons’ Employee Benefit Plans). For purposes of determining eligibility to participate and vesting under Simmons’ Employee Benefit Plans, and for purposes of determining a Covered Employee’s entitlement to paid time off under Simmons’ paid time off program, the service of the Covered Employees with a Reliance Entity prior to the Effective Time shall be treated as service with a Simmons Entity participating in such employee benefit plans, to the same extent that such service was recognized by the Reliance Entities for purposes of a similar benefit plan; provided, that such recognition of service shall not (i) operate to duplicate any benefits of a Covered Employee with respect to the same period of service or (ii) apply for purposes of any plan, program or arrangement (x) under which similarly-situated employees of Simmons Entities do not receive credit for prior service, (y) that is grandfathered or frozen, either with respect to level of benefits or participation, or (z) for purposes of retiree medical benefits or level of benefits under a defined benefit pension plan.

                (b)         If requested by Simmons in a writing delivered to Reliance following the date hereof and prior to the Closing Date, the Reliance Entities shall take all necessary action (including without limitation the adoption of resolutions and plan amendments and the delivery of any required notices) to terminate, effective as of no later than the day before the Closing Date, any Reliance Benefit Plan that is intended to constitute a tax-qualified defined contribution plan under Internal Revenue Code Section 401(k) (a “401(k) Plan”). Reliance shall provide Simmons with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the termination of the 401(k) Plans in advance and give Simmons a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Reliance shall provide Simmons with the final documentation evidencing that the 401(k) Plans have been terminated.

                (c)         Upon request by Simmons in writing prior to the Closing Date, the Reliance Entities shall cooperate in good faith with Simmons prior to the Closing Date to amend, freeze, terminate or modify any other Reliance Benefit Plan to the extent and in the manner determined by Simmons effective upon the Closing Date (or at such different time mutually agreed to by the parties) and consistent with applicable Law. Reliance shall provide Simmons with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the actions contemplated by this Section 7.8(c), as applicable, and give Simmons a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Reliance shall provide Simmons with the final documentation evidencing that the actions contemplated herein have been effectuated.

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                (d)         The provisions of this Section 7.8 are solely for the benefit of the Parties, and no Covered Employee, current or former employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. In no event shall the terms of this Agreement: (i) establish, amend, or modify any Reliance Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Simmons, Reliance or any of their respective Affiliates; (ii) alter or limit the ability of Simmons or any Simmons Subsidiaries (including, after the Closing Date, the Reliance Entities) to amend, modify or terminate any Reliance Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with Simmons or any Simmons Subsidiaries (including, following the Closing Date, the Reliance Entities), or constitute or create an employment agreement with any employee, or interfere with or restrict in any way the rights of the Surviving Corporation, Reliance, Simmons or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Reliance or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause.

7.9.         Indemnification.

                (a)         For a period of six years after the Effective Time, Simmons shall indemnify, defend and hold harmless the present and former directors or officers of the Reliance Entities, as well as Brouster & Associates, LLC and The Dittrich Company (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors or officers or consultants of Reliance or, at Reliance’s request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under state Law and by Reliance’s certificate of incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Simmons Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by Simmons is required to effectuate any indemnification, Simmons shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Simmons and the Indemnified Party.

                (b)         Simmons shall use its reasonable best efforts (and Reliance shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time Reliance’s existing directors’ and officers’ liability insurance policy (provided, that Simmons may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to the insured or (ii) with the consent of Reliance given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that Simmons shall not be obligated to make aggregate premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Reliance’s directors and officers, 200% of the annual premium payments currently paid on Reliance’s current policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Simmons shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. In lieu of the foregoing, Simmons, or Reliance in consultation with Simmons, may obtain on or prior to the Effective Time, a six-year “tail” prepaid policy providing equivalent coverage to that described in this Section 7.9(b) at a premium not to exceed the Maximum Amount. If the premium necessary to purchase such “tail” prepaid policy exceeds the Maximum Amount, Simmons may purchase the most advantageous “tail” prepaid policy obtainable for a premium equal to the Maximum Amount, and in each case, Simmons shall have no further obligations under this Section 7.9(b) other than to maintain such “tail” prepaid policy.

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                (c)         Any Indemnified Party wishing to claim indemnification under Section 7.9(a), upon learning of any such Liability or Litigation, shall promptly notify Simmons thereof. In the event of any such Litigation (whether arising before or after the Effective Time): (i) Simmons shall have the right to assume the defense thereof and Simmons shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Simmons elects not to assume such defense or independent legal counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Simmons and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Simmons shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Simmons shall be obligated pursuant to this Section 7.9(c) to pay for only one firm of counsel for all Indemnified Parties; (ii) the Indemnified Parties will cooperate in the defense of any such Litigation; and (iii) Simmons shall not be liable for any settlement effected without its prior written consent; and provided, further, that Simmons shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                (d)         If Simmons or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or if Simmons (or any successors or assigns) shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Simmons shall assume the obligations set forth in this Section 7.9.

                (e)         The provisions of this Section 7.9 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and Representatives. Reliance shall cooperate prior to the Effective Time with any other reasonable insurance-related requests Simmons may make.

                (f)         Notwithstanding anything in this Section 7.9 to the contrary, no indemnification payments will be made to an Indemnified Party with respect to an administrative proceeding or civil action initiated by any federal banking agency unless all of the following conditions are met: (i) the Simmons’ board of directors determines in writing that the Indemnified Party acted in good faith and in the best interests of the Reliance or Reliance Bank; (ii) the Simmons’ board of directors determines that the payment will not materially affect the Simmons’ safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment under 12 C.F.R. Part 359; and (iv) the Indemnified Party agrees in writing to reimburse the Simmons, to the extent not covered by permissible insurance, for payments made in the event that the administrative or civil action instituted by a banking Regulatory Authority results in a final order or settlement in which the Indemnified Party is assessed a civil money penalty, is prohibited from banking, or is required to cease an action or perform an affirmative action.

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7.10.       Operating Functions.

                Reliance and Reliance Bank shall cooperate with Simmons and Simmons Bank in connection with planning for the efficient and orderly combination of the Parties and the operation of the Surviving Entity, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Simmons may decide. Reliance shall take any action Simmons may reasonably request prior to the Effective Time to facilitate the combination of the operations of Reliance with Simmons. Each Party shall cooperate with the other Party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party). Without limiting the foregoing, Reliance shall provide office space and support services (and other reasonably requested support and assistance) in connection with the foregoing, and senior officers of Reliance and Simmons shall meet from time to time as Reliance or Simmons may reasonably request to review the financial and operational affairs of Reliance and Reliance Bank, and Reliance shall give due consideration to Simmons’ input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, (a) neither Simmons nor Simmons Bank shall under any circumstance be permitted to exercise control of Reliance, Reliance Bank or any other Reliance Subsidiaries prior to the Effective Time, (b) neither Reliance nor any Reliance Bank shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust Laws, and (c) neither Reliance nor Reliance Bank shall be required to agree to any material obligation that is not contingent upon the consummation of the Merger. In addition, Reliance shall cooperate with Simmons’ reasonable requests in connection with the redemption of any Reliance Capital Stock.

7.11.       Shareholder Litigation.

                Each of Simmons and Reliance shall promptly notify each other in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator pending or, to the Knowledge of Simmons or Reliance, as applicable, threatened against Simmons, Reliance or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Simmons, Reliance or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. Reliance shall give Simmons every opportunity to participate in the defense or settlement of any shareholder litigation against Reliance and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Simmons’ prior written consent (such consent not to be unreasonably withheld or delayed).

7.12.       Legal Conditions to Merger and Bank Merger.

                Subject to Sections 7.1 and 7.4 of this Agreement, each of Simmons and Reliance shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and Bank Merger and, subject to the conditions set forth in ARTICLE 8 hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other Party to obtain) any Consent or Order by, any Regulatory Authority and any other third party that is required to be obtained by Reliance or Simmons or any of their respective Subsidiaries in connection with, or to effect, the Merger, the Bank Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, any merger between a Subsidiary of Simmons, on the one hand, and a Subsidiary of Reliance, on the other hand) or to vest the Surviving Corporation and the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger and Bank Merger, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Simmons.

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7.13.       Change of Method.

                Simmons may at any time change the method of effecting the combination of Reliance and Simmons (including by providing for the merger of Reliance with a wholly owned Subsidiary of Simmons) if and to the extent requested by Simmons, and Reliance agrees to enter into such amendments to this Agreement as Simmons may reasonably request in order to give effect to such restructuring; provided, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of the Merger with respect to Reliance’s shareholders or (iii) materially delay or impede the consummation of the transactions contemplated by this Agreement.

7.14.       Takeover Laws.

                Neither Simmons nor Reliance shall take any action that would cause any Takeover Law to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each of Simmons and Reliance shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Law now or hereafter in effect. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, each of Simmons and Reliance will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Law.

7.15.       Closing Financial Statements.

                At least eight Business Days prior to the Effective Time, Reliance shall provide Simmons with Reliance’s consolidated financial statements presenting the financial condition of Reliance and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Effective Time and Reliance’s consolidated results of operations, cash flows, and shareholders’ equity for the period from January 1, 2018 through the close of business on the last day of the last month ended prior to the Effective Time (the “Closing Financial Statements”); provided, that if the Effective Time occurs on or before the 17th Business Day of the month, Reliance shall have provided consolidated financial statements as of and through the second month preceding the Effective Time. Such financial statements shall be accompanied by a certificate of Reliance’s chief financial officer, dated as of the Effective Time, to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of Reliance in all material respects. Such financial statements shall have been prepared in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. Such Closing Financial Statements shall also reflect as of their date (a) accruals for those Transaction Expenses that have been accrued up to, and including, the date of the Closing Financial Statements, (b) the capital ratios set forth in Section 8.2(g), and (c) the asset quality metrics set forth in Section 8.2(e) and shall be accompanied by a certificate of Reliance’s chief financial officer, dated as of the Effective Time, to the effect that such financial statements meet the requirements of this Section 7.15 and continue to reflect accurately, as of the date of such certificate, the consolidated financial condition, results of operations, cash flows and shareholders’ equity of Reliance in all material respects. Notwithstanding anything herein to the contrary, the ratios set forth in Sections 8.2(e) and 8.2(g) shall be computed by adding back those Transaction Expenses that have been accrued up to, and including, the date of the Closing Financial Statements as if such Transaction Expenses had not been incurred. A schedule setting forth such Transaction Expenses in reasonable detail shall accompany the delivery of the Closing Financial Statements.

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7.16.       Special Distribution and Subordinated Debt.

                (a)         Immediately prior to the Effective Time, Reliance shall cause Reliance Bank to effect a cash distribution to Reliance (“Special Distribution”) in an amount of at least $23,500,000 (“Minimum Amount”). If (i) the conditions in Section 8.2(g) are not satisfied (regardless of whether such conditions are waived by Simmons) and (ii) the Special Distribution is not effected or is less than the Minimum Amount, then the Aggregate Cash Consideration shall be reduced on a dollar-for-dollar basis. As an example, if (i) the conditions in Section 8.2(g) are not satisfied and (ii) the amount of the Special Distribution is $15,000,000, then the Aggregate Cash Consideration shall be reduced from $62,700,000 to $54,200,000.

                (b)         Prior to the Effective Time, Reliance shall sell, or cause to be sold, all 5.00% Fixed-to-Floating Rate Subordinated Notes of Simmons due 2028 (“Simmons Subordinated Debt”) held by any Reliance Entity so that, as of the Effective Time, no Reliance Entity shall be the holder of any Simmons Subordinated Debt.

7.17.       Convertible Debt.

                Immediately prior to the Effective Time, Reliance shall cause all then-outstanding indebtedness of Reliance that is convertible into Reliance Common Stock (“Convertible Debt”) to convert into Reliance Common Stock (for the avoidance of doubt, for purposes of this Agreement, as of immediately prior to the Effective Time, the Reliance Common Stock issued as a result of the conversion of the Convertible Debt shall be deemed issued and outstanding). In addition, prior to the Effective Time, Reliance shall cause all approvals and consents associated with the Convertible Debt that are necessary for the consummation of the Merger to be obtained. Reliance shall provide Simmons with such documentation and other information as Simmons may deem reasonably necessary to evidence Reliance’s satisfaction of its obligations under this Section 7.17.

7.18.       Dividends.

                After the date of this Agreement, each of Reliance and Simmons shall coordinate with the other regarding the declaration of any dividends in respect of Reliance Capital Stock and Simmons Capital Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Reliance Capital Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Reliance Capital Stock and any shares of Simmons Capital Stock any such holder receives in exchange therefor in the Merger.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1.         Conditions to Obligations of Each Party.

                The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by both Parties pursuant to Section 10.6:

                (a)         Shareholder Approval. The shareholders of Reliance shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

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                (b)         Regulatory Approvals. (i) All required regulatory approvals, waivers or non-objections from the Federal Reserve, MDF, Arkansas State Bank Department, the FDIC, and any other Regulatory Authority and (ii) any other regulatory approvals or consents contemplated by Sections 4.2(c) and 5.3(c) the failure of which to obtain has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Simmons and Reliance (considered as a consolidated entity), in each case required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”); provided, that no such Requisite Regulatory Approval shall impose a Burdensome Condition as determined by Simmons in its sole discretion.

                (c)         Legal Proceedings. No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement (including the Merger).

                (d)         Registration Statement. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

                (e)         Exchange Listing. The shares of Simmons Common Stock issuable pursuant to the Merger shall have been approved for listing on Nasdaq.

                (f)         Other Documents. Simmons and Reliance shall have executed and delivered to the other party such other documents, instruments, understandings, or agreements in connection with the transactions contemplated by this Agreement reasonably requested by such other Party.

                (g)         Tax Matters. Each Party shall have received a written opinion of Covington & Burling LLP, in form reasonably satisfactory to such Parties (the “Tax Opinion”), to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Reliance and Simmons reasonably satisfactory in form and substance to such counsel.

8.2.         Conditions to Obligations of Simmons.

                The obligations of Simmons to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Simmons pursuant to Section 10.6(a):

                (a)         Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Reliance set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Reliance set forth in Sections 4.1, 4.2, 4.3(a), 4.3(c), 4.4(a), 4.4(c), 4.10(a), 4.15(b), 4.17, 4.21, and 4.34 shall be true and correct (except for inaccuracies in Section 4.3(a) that are de minimis in amount). The representations and warranties of Reliance set forth in Sections 4.3(b), 4.3(d), 4.4(b), 4.4(d), 4.5, 4.6, 4.25, 4.27, and 4.28 be true and correct in all material respects; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications. The representations and warranties set forth in each other section in ARTICLE 4 shall, in the aggregate, be true and correct in all respects except where the failure of such representations and warranties to be true and correct, has not had or would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

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                (b)         Performance of Agreements and Covenants. Each and all of the agreements and covenants of Reliance to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                (c)         Certificates. Reliance shall have delivered to Simmons (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Reliance and in Sections 8.2(a) and 8.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Reliance’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Simmons and its counsel shall request.

                (d)         FIRPTA Certificate. Reliance shall have delivered to Simmons a certificate stating that Reliance Common Stock is not a “United States real property interest” within the meaning of Section 897(c)(1)(A)(ii) of the Internal Revenue Code satisfying the requirements of §§1.897-2(h) and 1.1445-2(c)(3) of Title 26 of the Code of Federal Regulations, in form and substance satisfactory to Simmons.

                (e)         Asset Quality. As of the last day of the month reflected in the Closing Financial Statements (the “Asset Quality Measuring Date”), (i) the calculation of Non-Performing Assets to total Assets shall not be in excess of 1.00%, (ii) Reliance Bank’s Classified Assets to Tier 1 capital plus ALLL ratio shall not be in excess of 9.00%, (iii) Classified Assets shall not exceed 115% of the aggregate balance of Classified Assets as set forth in the Reliance Financial Statements as of and for the quarter ended September 30, 2018 and (iv) Delinquent Loans shall not exceed 0.20% of total Loans.

                (f)         Reliance Dissenting Shares. Holders of not more than five percent of the outstanding shares of Reliance Common Stock shall have demanded, properly and in writing, appraisal for such shares of Reliance Common Stock held by each such holder under the GBCL.

                (g)         Regulatory Capital. In each case as reflected in the Closing Financial Statements, (i) Reliance Bank shall be “well capitalized” as defined under applicable Law, (ii) Reliance Bank’s Tier 1 leverage ratio shall be no less than 10.10%, (iii) Reliance Bank’s Tier 1 risked-based capital ratio shall be no less than 11.35%, (iv) Reliance Bank’s total risked-based capital ratio shall be no less than 12.15%, and (v) Reliance Bank shall not have received any notification from the MDF or FDIC to the effect that the capital of Reliance Bank is insufficient to permit Reliance Bank to engage in all aspects of its business and its currently proposed businesses without material restrictions, including the imposition of a Burdensome Condition; provided, that the conditions contained in Sections 8.2(g)(ii) through 8.2(g)(iv) shall be waived by Simmons if the failure to satisfy such conditions is due solely to the growth of Reliance Bank’s Assets, as determined by Simmons in its sole discretion.

                (h)         Termination of Contracts. Reliance shall have delivered to Simmons evidence reasonably satisfactory to Simmons that each Contract listed in Section 4.35 of Reliance’s Disclosure Memorandum (except for Contracts between Reliance and its wholly-owned Subsidiaries entered into in the Ordinary Course), that was specifically identified in Section 4.35 of Reliance’s Disclosure Memorandum as to be terminated, has been terminated in its entirety.

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8.3.         Conditions to Obligations of Reliance.

                The obligations of Reliance to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Reliance pursuant to Section 10.6(b):

                (a)         Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Simmons set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Simmons set forth in Sections 5.4(a) and 5.4(c) shall be true and correct (except for inaccuracies which are de minimis in amount) (it being understood that, for purposes of determining the accuracy of such representations and warranties, the standard set forth in Section 5.1 shall be disregarded). The representations and warranties of Simmons set forth in Sections 5.4(b), 5.12 and 5.13 shall be true and correct in all material respects (it being understood that, for purposes of determining the accuracy of such representations and warranties, the standard set forth in Section 5.1 shall be disregarded). Subject to the standard set forth in Section 5.1, the representations and warranties set forth in each other section in ARTICLE 5 shall be true and correct in all respects.

                (b)         Performance of Agreements and Covenants. Each and all of the agreements and covenants of Simmons to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                (c)         Certificates. Simmons shall have delivered to Reliance (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Simmons and in Sections 8.3(a) and 8.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Simmons’ board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Reliance and its counsel shall request.

ARTICLE 9
TERMINATION

9.1.         Termination.

                Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Reliance, this Agreement may be terminated and the Merger and Bank Merger abandoned at any time prior to the Effective Time:

                (a)         By mutual written agreement of Simmons and Reliance;

                (b)         By either Party, by written notice to the other Party, in the event (i) any Regulatory Authority has denied a Requisite Regulatory Approval, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(i) shall have used its reasonable best efforts to contest, appeal and change such denial, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such Law or Order, or (iii) the shareholders of Reliance fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at Reliance’s Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon;

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                (c)         By either Party, by written notice to the other Party, in the event that the Merger shall not have been consummated by November 30, 2019, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(c);

                (d)         By Simmons, by written notice to the Reliance, in the event that the board of directors of Reliance has (i) failed to recommend the Merger and the adoption of this Agreement by the shareholders of Reliance or otherwise effected a Change in the Reliance Recommendation, (ii) breached the terms of Section 7.2 in any respect adverse to Simmons, or (iii) breached its obligations under Section 7.1 by failing to call, give notice of, convene and/or hold Reliance’s Shareholders’ Meeting in accordance with Sections 7.1 and 7.2; provided that Simmons’ right to terminate this Agreement pursuant to Section 9.1(d)(i) shall expire in the event that, notwithstanding a Change in the Reliance Recommendation, this Merger and this Agreement are approved at the Reliance Shareholders’ Meeting;

                (e)         By Reliance, by written notice to Simmons, in the event of a breach of any of the covenants or agreements (or any representation or warranty shall cease to be true) set forth in this Agreement on the part of Simmons, which breach or failure to be true, either individually or in the aggregate with all other breaches by Simmons (or failure of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of any of the conditions precedent to the obligations of Reliance to consummate the Merger contained in Section 8.3, and which is not cured within 30 days following written notice to Simmons, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the date specified in Section 9.1(c)) (provided, that Reliance is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement);

                (f)         By Simmons, by written notice to Reliance, in the event of a breach of any of the covenants or agreements (or any representation or warranty shall cease to be true) set forth in this Agreement on the part of Reliance, which breach or failure to be true, either individually or in the aggregate with all other breaches by Reliance (or failure of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of any of the conditions precedent to the obligations of Simmons to consummate the Merger contained in Section 8.2, and which is not cured within 30 days following written notice to Reliance, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the date specified in Section 9.1(c)) (provided, that Simmons is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement);

                (g)         By Simmons, by written notice to Reliance, if any Regulatory Authority has granted a Requisite Regulatory Approval but such Requisite Regulatory Approval contains, or shall have resulted in or would reasonably be expected to result in, the imposition of a Burdensome Condition; or

                (h)         By Simmons, by written notice to Reliance, if any Regulatory Authority shall have requested in writing that Simmons, Reliance or any of their respective Affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a Requisite Regulatory Approval.

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                (i)         By Reliance, if the board of directors of Reliance so determines by a vote of at least two-thirds of the members of the entire board of directors of Reliance at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:

              (i)          the Average Closing Price is less than $25.12; and

              (ii)         the difference between (A) the quotient obtained by dividing (1) the average of the closing price of the Nasdaq Bank Index (as reported in The Wall Street Journal or, if not reported thereby, another alternative source as chosen by Simmons) for the 20 consecutive trading days ending on and including the 10th trading day preceding the Closing Date by (2) 4,247.094 and (B) the quotient obtained by dividing (1) the Average Closing Price by (2) $31.40, is greater than 0.20 (or 20%), subject, however to the following three sentences. If Reliance elects to terminate this Agreement pursuant to this Section 9.1(i), it shall give written notice to Simmons (provided that such notice of termination may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Simmons shall have the option to, in its sole and absolute discretion, elect to increase the Aggregate Cash Consideration by an amount in cash so that, as a result of such adjustment, the sum of (i) the Aggregate Cash Consideration and (ii) the Stock Consideration multiplied by the Average Closing Price shall be no less than the Minimum Merger Consideration. If Simmons so elects within such five-day period, it shall give prompt written notice to Reliance of such election and the revised Cash Consideration, whereupon no termination shall have occurred pursuant to this Section 9.1(i) and this Agreement shall remain in effect in accordance with its terms (except as the Cash Consideration shall have been so modified). “Minimum Merger Consideration” shall be the sum of (i) the product of (x) $25.12 and (y) the Stock Consideration and (ii) the Aggregate Cash Consideration.

9.2.         Effect of Termination.

                In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no further force or effect and there shall be no Liability on the part of any Party for any matters addressed herein or other claim relating to this Agreement and the transactions contemplated hereby, except that (i) the provisions of this Section 9.2, Section 7.5(d), and ARTICLE 10, shall survive any such termination and abandonment and (ii) no such termination shall relieve the breaching Party from Liability resulting from any fraud or breach by that Party of this Agreement occurring prior to such termination or abandonment. In addition, in the event of the termination and abandonment of this Agreement pursuant to Section 9.1(b)(iii) or Section 9.1(d), all non-solicitation provisions contained in the Confidentiality Agreement, shall become void and have no further force or effect.

9.3.         Non-Survival of Representations and Covenants.

                The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3, Sections 7.5, 7.7, 7.8 and 7.9, and ARTICLE 1, ARTICLE 2, ARTICLE 3 and ARTICLE 10, which shall survive in accordance with their respective terms.

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ARTICLE 10
MISCELLANEOUS

10.1.       Definitions.

                (a)         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Agreement” means a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement.

“Acquisition Proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to Reliance or publicly announced to Reliance’s shareholders and whether binding or non-binding) by any Person (other than a Simmons Entity) for an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase, direct or indirect, by any Person (other than a Simmons Entity) of 20% or more in interest of the total outstanding voting securities of any Reliance Entities whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Reliance Entities, or any tender offer or exchange offer that if consummated would result in any Person (other than a Simmons Entity) beneficially owning 20% or more in interest of the total outstanding voting securities of Reliance Entities whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Reliance Entities, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving any Reliance Entities whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Reliance Entities; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated Assets of Reliance and its Subsidiaries, taken as a whole.

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person and “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Assets” of a Person means all of the assets, properties, deposits, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the Books and Records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“BHC Act” means the federal Bank Holding Company Act of 1956, as amended.

“Books and Records” means all files, ledgers and correspondence, all manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, accounting records and books, financial statements and financial working papers and all other records and documents of any nature or kind whatsoever, including those recorded, stored, maintained, operated, held or otherwise wholly or partly dependent on discs, tapes and other means of storage, including any electronic, magnetic, mechanical, photographic or optical process, whether computerized or not, and all software, passwords and other information and means of or for access thereto, belonging to any specified Person or relating to the business.

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“Business Day” means any day other than a Saturday, a Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“Call Reports” mean Consolidated Reports of Condition and Income (FFIEC Form 041) or any successor form of the Federal Financial Institutions Examination Council of Reliance, Reliance Bank or Simmons.

“Classified Assets” means, as of September 30, 2018, all of the Classified Loans, plus OREO and other repossessed assets.

“Classified Loans” means all of the Loans of Reliance and its Subsidiaries that, as of September 30, 2018, were classified by Reliance as “Substandard,” “Doubtful,” “Loss,” or words of similar import.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Default” means (i) any breach or violation of, default under, contravention of, conflict with, or failure to perform any obligations under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Delinquent Loans” means (i) all Loans with principal and/or interest that are 30-89 days past due, (ii) all Loans with principal and/or interest that are at least 90 days past due and still accruing, and (iii) all Loans with principal and/or interest that are nonaccruing.

“Disclosure Memorandum” of a Party means a letter delivered by such Party to the other Party prior to execution of this Agreement, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in ARTICLE 4 and ARTICLE 5 or to one or more of its covenants contained in this Agreement; provided, that (i) no such item is required to be set forth in a Disclosure Memorandum as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in a Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect on the Party making the representation or warranty and (iii) any disclosures made with respect to a section of ARTICLE 4 or ARTICLE 5 shall be deemed to qualify (A) any other section of ARTICLE 4 or ARTICLE 5 specifically referenced or cross-referenced and (B) other sections of ARTICLE 4 or ARTICLE 5 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections.

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“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, stock appreciation rights, employee stock ownership, share purchase, severance pay, vacation, bonus, incentive, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding, agreement or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Internal Revenue Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent, or (v) arrived at through collective bargaining or otherwise.

“Environmental Laws” means all Laws, Orders, Permits, opinions or agency requirements relating to pollution or protection of human health or safety or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“Equity Rights” means all arrangements, calls, commitments, Contracts, options, rights (including preemptive rights or redemption rights), scrip, units, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock or equity interests of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

“ERISA Affiliate” means any entity which together with a Reliance Entity would be treated as a single employer under Internal Revenue Code Section 414.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable.

“GAAP” means U.S. generally accepted accounting principles, consistently applied during the periods involved.

“Hazardous Material” means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, lead-containing paint or plumbing, radioactive materials or radon, asbestos-containing materials and any polychlorinated biphenyls and (iii) any other substance which has been, is, or may be the subject of regulatory action by any government authority in connection with any Environmental Law.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, logos together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Knowledge” or “knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means the actual knowledge of the chairman, president, chief financial officer, chief risk officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president in charge of human resources of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

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“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, option, right of first refusal, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than Permitted Liens.

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Loans” means any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest bearing assets) to which Reliance or Reliance Bank are party as a creditor.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means with respect to any Party and its Subsidiaries, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, Assets, liabilities or business of such Party and its Subsidiaries taken as a whole; provided, that a “Material Adverse Effect” shall not be deemed to include effects to the extent resulting from (A) changes after the date of this Agreement in GAAP or regulatory accounting requirements, (B) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry, (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Reliance and Simmons, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the financial services industry, (D) after the date of this Agreement, general changes in the credit markets or general downgrades in the credit markets, (E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of a Party’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder, (F) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or (H) actions or omissions taken with the prior written consent of the other Party or expressly required by this Agreement; except, with respect to clauses (A), (B), (C), (D) and (G), to the extent that the effects of such change disproportionately affect such Party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such Party and its Subsidiaries operate, or (ii) prevents or materially impairs the ability of such Party to timely consummate the transactions contemplated hereby.

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“Nasdaq” means the Nasdaq Global Select Market.

“Non-Performing Assets” means (i) all Loans with principal and/or interest that are at least 90 days past due and still accruing, (ii) all Loans with principal and/or interest that are nonaccruing; and (iii) OREO and other repossessed Assets. Non-Performing Assets shall be reflected in the Closing Financial Statements.

“Ordinary Course” means the conduct of the business of Reliance and Reliance Bank in substantially the same manner as such business was operated on the date of this Agreement, including operations in conformance and consistent with Reliance and Reliance Bank’s practices and procedures prior to and as of such date.

“OREO” means “other real estate owned” or words of similar import as reflected in the Reliance Financial Statements.

“Operating Property” means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Order” means any administrative decision or award, decree, injunction, judgment, order, consent decree, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

“Participation Facility” means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

“Party” means either of Reliance or Simmons, and “Parties” means Reliance and Simmons.

“Permit” means any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

“Previously Disclosed” by a Party means information set forth in its Disclosure Memorandum or, if applicable, information set forth in its SEC Documents that were filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures of risk factors set forth in any “forward-looking statements” disclaimer or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), or information made available to the other Party; provided, that information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure shall not be disclosed by any Party and nothing in this Agreement shall require such disclosure.

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“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Simmons under the Securities Act with respect to the shares of Simmons Common Stock to be issued to the shareholders of Reliance pursuant to this Agreement.

“Regulatory Authorities” means, collectively, the SEC, Nasdaq, state securities authorities, the Financial Industry Regulatory Authority, the Securities Investor Protector Corporation, applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations, the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency, the Bureau of Consumer Financial Protection, the MDF, the Arkansas State Bank Department, the IRS, the DOL, the PBGC, and all other foreign, federal, state, county, local or other governmental, banking or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards, courts, administrative agencies, commissions or bodies.

“Reliance Capital Stock” means, collectively, Reliance Common Stock, any preferred stock of Reliance and any other class or series of capital stock of Reliance.

“Reliance Stock Plans” means the existing stock option and other stock-based compensation plans of Reliance designated as follows: the 2014 Non-Qualified Stock Option Plan (as modified or amended from time to time to increase the number of shares available thereunder), the 2012 Non-Employee Director Stock Option Plan, the 2005 Incentive Stock Option Plan and the 2005 Employee Stock Purchase Plan (as amended effective November 27, 2012).

“Representative” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, together with any amendments thereto, by Simmons or any of its Subsidiaries with the SEC on or after January 1, 2016.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Simmons Bank” means Simmons Bank, a state-chartered bank under the laws of Arkansas and a wholly-owned Subsidiary of Simmons.

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“Simmons Capital Stock” means, collectively, Simmons Common Stock, any preferred stock of Simmons and any other class or series of capital stock of Simmons.

“Simmons Common Stock” means the $0.01 par value Class A Common Stock of Simmons.

“Simmons Entities” means, collectively, Simmons and all Simmons Subsidiaries.

“Simmons Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of Simmons as of September 30, 2018, and as of December 31, 2017 and 2016, and the related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the three and nine months ended September 30, 2018, and for each of the three fiscal years ended December 31, 2017, 2016 and 2015, as filed by Simmons in SEC Documents, and (ii) the consolidated statements of condition of Simmons (including related notes and schedules, if any) and related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to most recent quarter end.

“Simmons Stock Options” means each option or other Equity Right to purchase shares of Simmons Common Stock pursuant to stock options or stock appreciation rights.

“Simmons Stock Plans” means the existing stock option and other stock-based compensation plans of Simmons designated as follows: Simmons Executive Stock Incentive Plan - 2006; Simmons Outside Director Stock Incentive Plan - 2006; Simmons Executive Stock Incentive Plan - 2010; Simmons Outside Director Stock Incentive Plan - 2014; and Simmons 2015 Incentive Plan.

“Simmons Subsidiaries” means the Subsidiaries of Simmons, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization formed or acquired as a Subsidiary of Simmons after the date hereof and held as a Subsidiary by Simmons at the Effective Time.

“Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls more than 50% of the outstanding equity securities or other ownership interests either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Surviving Corporation” means Simmons as the surviving corporation resulting from the Merger.

“Reliance Bank” means Reliance Bank, a state-chartered bank under the laws of Missouri and a wholly owned Subsidiary of Reliance.

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“Reliance Common Stock” means the $0.25 par value Class A Common Stock of Reliance.

“Reliance Entities” means, collectively, Reliance and all Reliance Subsidiaries.

“Reliance Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of Reliance as of September 30, 2018, and as of December 31, 2017, 2016 and 2015, and the related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the three and nine months ended September 30, 2018, and for each of the fiscal years ended December 31, 2017, 2016 and 2015, and (ii) the consolidated statements of condition of Reliance (including related notes and schedules, if any) and related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to most recent quarter end.

“Reliance Subsidiary” means the Subsidiaries of Reliance, which shall include Reliance Bank, the entities set forth on Sections 4.5(a) and 4.4(d) of Reliance’s Disclosure Memorandum and any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization formed or acquired as a Subsidiary of Reliance after the date hereof and held as a Subsidiary by Reliance at the Effective Time.

“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal with respect to which the board of directors of Reliance determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and a financial advisor) is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction more favorable, from a financial point of view, to Reliance’s shareholders than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by Simmons), taking into account all relevant factors (including the Acquisition Proposal and this Agreement (including any proposed changes to this Agreement that may be proposed by Simmons in response to such Acquisition Proposal)); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definitions of Acquisition Transaction shall be deemed to be references to “50%”.

“Tax” or “Taxes” means any federal, state, county, local, or foreign taxes, or, to the extent in the nature of a tax, any charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, commercial rent, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” means any report, return, information return, or other document required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries and including any amendment or schedule thereto.

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“Transaction Expenses” means all costs, fees and expenses incurred or to be incurred by Reliance and the Reliance Subsidiaries in connection with this Agreement and the transactions contemplated hereby (including the Merger), including without limitation (i) all amounts required to be paid by a Reliance Entity pursuant to this Agreement, (ii) the fees and expenses (including reasonable attorneys’ fees) associated with the termination, assignment, assumption, or renegotiation of any Contracts on or before the Closing in connection with the transactions contemplated by this Agreement, including Reliance’s agreements with Fiserv Solutions, Inc. and its Affiliates and Reliance’s agreements with Mastercard International Incorporated and its affiliates, (iii) any amount(s) paid by a Reliance Entity to obtain the insurance coverage required pursuant to Section 7.9(b) (if any), (iv) the amount of the Special Distribution, (v) any costs or losses incurred by Reliance or any Reliance Subsidiaries in connection with the sale or other disposition of (A) securities or other assets to fund the Special Distribution or (B) the Simmons Subordinated Debt, (vi) the fees and expenses of Reliance’s and Reliance Subsidiaries’ attorneys, accountants, investment bankers and other advisors and agents engaged to provide services associated with this Agreement and the transactions contemplated hereby, and (vii) payments made under those certain Amended and Restated Letter Agreements between Reliance, Reliance Bank, and Affiliates of Thomas H. Brouster, Sr. and Gaines S. Dittrich having an effective date of the Closing Date.

10.2.       Referenced Pages.

                The terms set forth below shall have the meanings ascribed thereto in the referenced pages:

401(k) Plan	A-50
ABCA	A-1
Adjusted Reliance Shares Outstanding	A-7
Aggregate Cash Consideration	A-7
Aggregate Cash Equivalent Consideration	A-7
Aggregate Stock Option Payout	A-7
Aggregate Warrant Payout	A-7
Agreement	A-1
ALLL	A-32
Asset Quality Measuring Date	A-57
Average Closing Price	A-7
Book-Entry Share	A-3
Burdensome Condition	A-47
Canceled Shares	A-3
Cash Consideration	A-7
Certificate	A-3
Change in the Reliance Recommendation	A-45
Chosen Courts	A-76
Closing	A-1
Closing Date	A-2
Closing Financial Statements	A-54
Confidentiality Agreement	A-49
Contractors	A-24
Convertible Debt	A-55
Covered Employees	A-50
Derivative Transaction	A-29
Determination Date	A-7

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DOL	A-25
EESA	A-27
Effective Time	A-2
Electing Share	A-5
Exchange Agent	A-9
Exchange Fund	A-9
FDIA	A-15
FDIC	A-15
Fully Diluted Per Share Value	A-7
Fully Diluted Reliance Shares Outstanding	A-7
Holders	A-9
Indemnified Party	A-51
IRS	A-25
Maximum Amount	A-51
Maximum Merger Consideration	A-6
MDF	A-12
Merger	A-1
Merger Consideration	A-3
Minimum Amount	A-55
Minimum Merger Consideration	A-60
Money Laundering Laws	A-23
OFAC	A-33
OGCA	A-1
Option Exercise Price	A-7
PBGC	A-25
Per Share Cash Consideration	A-7
Per Share Cash Equivalent Consideration	A-7
Per Share Stock Consideration	A-7
Permitted Liens	A-19
Pool	A-32
Preferred Certificate	A-11
Proxy Statement	A-44
Real Property	A-20
Reliance	A-1
Reliance Bank Common Stock	A-14
Reliance Benefit Plans	A-25
Reliance Contracts	A-28
Reliance Dissenting Shareholders	A-11
Reliance Dissenting Shares	A-11
Reliance ERISA Plan	A-25
Reliance Recommendation	A-45
Reliance Regulatory Agreement	A-29
Reliance Savings Plan	A-4
Reliance Series C Convertible Shares	A-8
Reliance Shareholder Approval	A-13
Reliance Shares Outstanding	A-8
Reliance Stock Option	A-4
Reliance Stock Option Amount	A-8
Reliance Stock Option Payout	A-4
Reliance Stock Options Outstanding	A-8
Reliance Warrant Amount	A-8
Reliance Warrant Payout	A-4

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Reliance Warrants Outstanding	A-8
Reliance’s Shareholders’ Meeting	A-45
Requisite Regulatory Approvals	A-56
Sanctioned Countries	A-33
Sanctions	A-33
SDN List	A-33
Section 1091	A-11
Series A Preferred Stock	A-14
Series B Preferred Stock	A-14
Series C Designation	A-8
Series C Liquidation Payout	A-8
Series C Preferred Stock	A-14
Simmons	A-1
Simmons Certificates	A-9
Simmons SEC Reports	A-36
Special Distribution	A-55
Stock Consideration	A-8
Subject Share	A-6
Systems	A-21
Takeover Laws	A-31
Tax Opinion	A-56
Termination Fee	A-73
Total Dilution Consideration	A-8
Voting Agreement	A-1
Warrant Exercise Price	A-8
Weighted Average Option Exercise Price	A-8
Weighted Average Warrant Exercise Price	A-8

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. A reference to a document, agreement or instrument also refers to all addenda, exhibits or schedules thereto. A reference to any “copy” or ”copies” of a document, agreement or instrument means a copy or copies that are complete and correct. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP. Any capitalized terms used in any schedule, Exhibit, or Disclosure Memorandum but not otherwise defined therein shall have the meaning set forth in this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “the transactions contemplated by this Agreement” (or similar phrases) include the transactions provided for in this Agreement, including the Merger. Any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. The term “made available” means any document or other information that was (a) included in the virtual data room (on a continuation basis without subsequent modification) of Reliance at least two Business Days prior to the date hereof, (b) provided (whether by physical or electronic delivery) by Simmons or its representatives to Reliance and its representatives at least two Business Days prior to the date hereof, or (c) filed by a Party with the SEC and publicly available on EDGAR at least two Business Days prior to the date hereof.

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10.3.       Expenses.

                (a)         Except as otherwise provided in this Section 10.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing and mailing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                (b)         Notwithstanding the foregoing, if:

              (i)         (A) either Reliance or Simmons terminates this Agreement pursuant to Sections 9.1(b)(iii) or 9.1(c), or (B) Simmons terminates this Agreement pursuant to Section 9.1(f), and within 12 months of such termination Reliance shall either (1) consummate an Acquisition Transaction or (2) enter into an Acquisition Agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated; or

              (ii)        Simmons shall terminate this Agreement pursuant to Section 9.1(d),

then Reliance shall pay to Simmons an amount equal to $10,000,000 (the “Termination Fee”). The payment of the Termination Fee by Reliance pursuant to this Section 10.3(b) constitutes liquidated damages and not a penalty, and shall be the sole monetary remedy of Simmons in the event of termination of this Agreement pursuant to Sections 9.1(b)(iii), 9.1(c), 9.1(d) or 9.1(f). If the Termination Fee shall be payable pursuant to subsection (i) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (ii) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds within two Business Days from the date of termination of this Agreement.

                (c)         The Parties acknowledge that the agreements contained in paragraph (b) of this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Reliance fails to pay any fee payable by it pursuant to this Section 10.3 when due, then Reliance shall pay to Simmons its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment

10.4.       Entire Agreement; Third Party Beneficiaries.

                Except as otherwise expressly provided herein, this Agreement (including the Disclosure Memorandum of each of Reliance and Simmons, the Exhibits, the schedules, and the other documents and instruments referred to herein) together with the Confidentiality Agreement and the Voting Agreements constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement (including the documents and instruments referred to herein) expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as specifically provided in Section 7.9, which is intended for each Indemnified Party. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

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10.5.       Amendments.

                To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after Reliance Shareholder Approval of this Agreement has been obtained; provided, that after obtaining Reliance Shareholder Approval, there shall be made no amendment that requires further approval by such Reliance shareholders.

10.6.       Waivers.

                (a)         Prior to or at the Effective Time, Simmons, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Reliance, to waive or extend the time for the compliance or fulfillment by Reliance of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Simmons under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law; provided, that after the Reliance Shareholder Approval has been obtained, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Simmons.

                (b)         Prior to or at the Effective Time, Reliance, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Simmons, to waive or extend the time for the compliance or fulfillment by Simmons of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Reliance under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Reliance.

                (c)         The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

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10.7.       Assignment.

                Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8.       Notices.

                All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Simmons:	Simmons First National Corporation
501 Main Street
Pine Bluff, AR 71601
Facsimile Number: (501) 558-3145
Attention: George Makris, Jr.
Email: george.makris@simmonsbank.com

With a Copy to:	Simmons First National Corporation
425 W. Capitol Ave., 14th Floor
Little Rock, AR 72201
Facsimile Number: (501) 558-3145
Attention: General Counsel
Email: pat.burrow@simmonsbank.com

Copy to Counsel:	Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, DC 20001
Facsimile Number: (202) 778-5986
Attention: Frank M. Conner III
Email: rconner@cov.com;
Attention: Michael P. Reed
Email: mreed@cov.com

Reliance:	Reliance Bancshares, Inc.
10401 Clayton Road
Frontenac, MO 63131
Attention: Thomas H. Brouster, Sr.
Email: thbsr@brouster.com

Copy to Counsel:	Lewis Rice LLC
600 Washington Avenue, Suite 2500
St. Louis, MO 63101
Facsimile Number: 314-612-7613
Attention: Thomas C. Erb
Email: terb@lewisrice.com
Attention: Leonard J. Essig
Email: lessig@lewisrice.com

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10.9.       Governing Law; Jurisdiction; Waiver of Jury Trial

                (a)         The Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Arkansas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction (except that matters relating to the fiduciary duties of the board of directors of Reliance shall be subject to the Laws of the State of Missouri).

                (b)         Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Arkansas (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.8.

                (c)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

10.10.    Counterparts; Signatures.

                This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.

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10.11.    Captions; Articles and Sections.

                The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.12.     Interpretations.

                Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all Parties.

10.13.    Enforcement of Agreement.

                The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the Parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties waives any defense in any action for specific performance that a remedy at law would be adequate.

10.14.     Severability.

                Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[signatures on following page]

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                IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
Name: George A. Makris, Jr.
Title: Chairman and Chief Executive Officer

RELIANCE BANCSHARES, INC.

By:	/s/ Thomas H. Brouster
Name: Thomas H. Brouster
Title: Chairman

[Signature Page Merger Agreement]

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Annex B

SUPPORT AND NON-COMPETITION AGREEMENT

This SUPPORT AND NON-COMPETITION AGREEMENT, dated as of November 13, 2018 (this “Agreement”), by and among Simmons First National Corporation (“Simmons”), an Arkansas corporation, Reliance Bancshares, Inc. (“Reliance”), a Missouri corporation, and the undersigned shareholder [and director and/or executive officer] (the “Individual”) of Reliance.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Simmons and Reliance are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Reliance will merge with and into Simmons, with Simmons as the surviving corporation (the “Merger”);

WHEREAS, as of the date hereof, the Individual is [a[n] [director] [and] [executive officer] of Reliance and] has Beneficial Ownership of (as defined in Rule 13d-3 under the Exchange Act), in the aggregate, those shares of Class A common stock, with $0.25 par value per share, of Reliance (“Reliance Common Stock”) specified on Schedule 1 attached hereto, which, by virtue of the Merger, will be converted into the right to receive shares of Simmons common stock and cash, and therefore the Merger is expected to be of substantial benefit to the Individual;

WHEREAS, as a material inducement to Simmons entering into the Merger Agreement, Simmons has required that the Individual agree, and the Individual has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and

WHEREAS, other individuals, as a material inducement to Simmons entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar support and non-competition agreements.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

General

1.1.          Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

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“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Business” means the business of acting as a commercial, community or retail banking business, including but not limited to entities which lend money and take deposits.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

“Covered Shares” means, with respect to the Individual, the Individual’s Existing Shares, together with any shares of Reliance Common Stock or other capital stock of Reliance and any securities convertible into or exercisable or exchangeable for shares of Reliance Common Stock or other capital stock of Reliance, in each case that the Individual acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under Securities Laws.

“Existing Shares” means, with respect to the Individual, all shares of Reliance Common Stock Beneficially Owned by the Individual.

“Permitted Transfer” means a Transfer (i) as the result of the death of the Individual by the Individual to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Individual, (ii) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, and (iii) Transfers to any other shareholder and director and/or executive officer of Reliance who has executed a copy of this Agreement on the date hereof; provided, that in each case prior to the effectiveness of such Transfer, such transferee executes and delivers to Simmons and Reliance a written agreement, in form and substance acceptable to Simmons and Reliance, to assume all of Individual’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Individual is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Individual shall have made hereunder.

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“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

“Representatives” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person.

“Restricted Period” has the meaning set forth in Section 2.3(a) hereof.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

ARTICLE II

COVENANTS OF INDIVIDUAL

2.1.          Agreement to Vote. The Individual hereby irrevocably and unconditionally agrees that during the term of this Agreement, at a special meeting of the shareholders of Reliance or at any other meeting of the shareholders of Reliance, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of Reliance, the Individual shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Individual and that the Covered Shares are entitled to vote thereon or consent thereto:

(a)          appear at each such meeting or otherwise cause the Covered Shares as to which the Individual controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b)          vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Individual controls the right to vote:

(i)          in favor of the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof;

(ii)         against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Reliance under the Merger Agreement;

(iii)        against any Acquisition Proposal; and

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(iv)       against any action, agreement or transaction submitted for the vote or written consent of the shareholders of Reliance that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Reliance of its obligations under the Merger Agreement or by the Individual of his obligations under this Agreement.

2.2.          No Inconsistent Agreements. The Individual hereby covenants and agrees that, except for this Agreement, the Individual (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares, (c) will not commit any act, except for Permitted Transfers, that could restrict or affect his or her legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Individual or otherwise prevent or disable the Individual from performing any of his or her obligations under this Agreement, and (d) has not taken and shall not knowingly take any action that would make any representation or warranty of the Individual contained herein untrue or incorrect or have the effect of preventing or disabling the Individual from performing any of his obligations under this Agreement.

2.3.          Non-Competition.

(a)          The Individual hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the second anniversary of the Closing Date (the “Restricted Period”), such Individual shall not within the States of Missouri and Illinois, directly or indirectly, either for him or herself or for any other Person other than for Simmons or its Affiliates, participate in any business (including, without limitation, any division, group or franchise of a larger organization) that engages (or proposes to engage) in the Business; provided, that if as of the date hereof the Individual holds not more than a 5% direct or indirect equity interest in such Person, then the Individual may retain such ownership interest without being deemed to “participate” in the Business conducted by such Person. For purposes of this Agreement, the term “participate” shall mean having more than 5% direct or indirect ownership interest in any Person, whether as a sole proprietor, investor, owner, shareholder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, member, supervisor, employee, agent, consultant or otherwise), with respect to the Business.

(b)          The Individual covenants and agrees that during the Restricted Period, the Individual shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Simmons’s prior written consent (other than for the benefit of Simmons or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of Reliance or any of its Affiliates) with any Person that is or was a customer of Reliance or any of its Affiliates during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to the Business or contracts related to the Business or, except in the ordinary course of conducting the business described in Schedule 2, interfere with or damage (or attempt to interfere with or damage) any relationship between Reliance or its Affiliates and any such customers.

(c)          The Individual covenants and agrees that during the Restricted Period, such Individual shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without the prior written consent of Simmons, employ, engage, recruit, hire, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of Reliance or its Affiliates (excluding general solicitations of the public that are not based on any list of, or directed at, employees of Reliance or its Affiliates).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1.          Representations and Warranties of the Individual. The Individual hereby represents and warrants to Reliance and Simmons as follows:

(a)          Organization; Authorization; Validity of Agreement; Necessary Action. The Individual has the requisite capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Individual and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Individual, enforceable against him or her in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          Ownership. The Existing Shares are, and all of the Covered Shares owned by the Individual from the date hereof through and on the Closing Date will be, Beneficially Owned by the Individual except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. The Individual has good and marketable title to the Existing Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws. As of the date hereof, the Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by the Individual. The Individual has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein) with respect to all of the Individual’s Existing Shares and with respect to all of the Covered Shares owned by the Individual at all times through the Closing Date.

(c)          No Violation. The execution and delivery of this Agreement by the Individual does not, and the performance by the Individual of his or her obligations under this Agreement will not, (i) conflict with or violate any Law of any Governmental Authority applicable to the Individual or by which any of his or her Assets is bound, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of the Individual pursuant to, any Contract to which the Individual is a party or by which the Individual or any of his or her Assets is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Individual to perform his or her obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

(d)          Consents and Approvals. The execution and delivery of this Agreement by the Individual does not, and the performance by the Individual of his or her obligations under this Agreement and the consummation by him or her of the transactions contemplated hereby will not, require the Individual to obtain any Consent of any Governmental Authority.

(e)          Legal Proceedings. There is no Proceeding pending or, to the knowledge of the Individual, threatened against or affecting the Individual or any of his or her Affiliates before or by any Person or Governmental Authority that could reasonably be expected to impair the ability of the Individual to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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(f)           Reliance by Simmons. The Individual understands and acknowledges that Simmons is entering into the Merger Agreement in reliance upon the Individual’s execution and delivery of this Agreement and the representations and warranties of Individual contained herein.

ARTICLE IV

OTHER COVENANTS

4.1.          Prohibition on Transfers, Other Actions.

(a)          Until the earlier of the receipt of the Reliance Shareholder Approval or the date on which the Merger Agreement is terminated in accordance with its terms, the Individual hereby agrees not to (i) Transfer any of the Covered Shares of which he is the record owner, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Individual’s representations, warranties, covenants and obligations under this Agreement; or (iii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Individual’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him or her, or otherwise comply with and perform his or her covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void.

(b)          The Individual understands and agrees that if the Individual attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Reliance shall not, and the Individual hereby unconditionally and irrevocably instructs Reliance to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Individual shall have complied with the terms of this Agreement.

4.2.          Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Reliance Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3.          Notice of Acquisitions, etc. The Individual hereby agrees to notify Reliance as promptly as practicable (and in any event within two Business Days after receipt) in writing of (i) the number of any additional shares of Reliance Common Stock or other securities of Reliance of which the Individual acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.

4.4.          Waiver of Appraisal Rights. To the fullest extent permitted by applicable Law, the Individual hereby waives any rights of appraisal he or she may have under applicable Law.

4.5.          Further Assurances. From time to time, at the request of Simmons and Reliance and without further consideration, the Individual shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Individual hereby authorizes Reliance to publish and disclose in any announcement or disclosure related to the Merger Agreement, including the Proxy Statement, the Individual’s identity and Beneficial Ownership of the Covered Shares and the nature of the Individual’s obligations under this Agreement.

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ARTICLE V

MISCELLANEOUS

5.1.          Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms; provided, that (i) if the Closing occurs, the provisions of Section 2.3 shall survive until the end of the Restricted Period, and (ii) the provisions of ARTICLE V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.

5.2.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Simmons or Reliance any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares, if any, shall remain vested in and belong to the Individual, and Simmons or Reliance shall not have any authority to direct the Individual in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses:

(a)          Simmons:

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Facsimile Number: (870) 850-2605

Attention: George A. Makris, Jr., Chairman & CEO

with a copy to:

Simmons First National Corporation

425 W. Capitol Avenue, Suite 1400

Little Rock, Arkansas 72201

Facsimile Number: (501) 558-3145

Attention: Patrick A. Burrow, EVP & General Counsel

and

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001

Facsimile Number: (202) 778-5988

Attention: Frank M. Conner III

Email: rconner@cov.com;

Michael P. Reed

Email: MReed@cov.com

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(b)          Reliance:

Reliance Bancshares, Inc.

10401 Clayton Road

Frontenac, Missouri 63131

Attention: Thomas H. Brouster, Sr.

Email: thbsr@brouster.com

Copy to Counsel:

Lewis Rice LLC

600 Washington Avenue, Suite 2500

St. Louis, Missouri 63101

Facsimile Number: 314-612-7613

Attention: Thomas Erb

Email: terb@lewisrice.com

Attention: Leonard Essig

Email: lessig@lewisrice.com

(c)          if to the Individual, to those persons indicated on Schedule 1.

5.4.          Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto.

5.5.          Counterparts; Delivery by Facsimile or Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file and such signature pages will be deemed as sufficient as if actual signature pages had been delivered. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

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5.6.          Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

5.7.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)          The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Arkansas without regard to the conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b)          Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Arkansas (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.3.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8.          Amendment; Waiver. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties.

5.9.          Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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5.10.        Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.11.        Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.12.        Third Party Beneficiaries. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement,. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

5.13.        Individual Capacity. The Individual is signing this Agreement solely in his capacity as a Beneficial Owner, and nothing herein shall prohibit, prevent or preclude the Individual from taking or not taking any action in the Individual’s capacity as an officer or director of Reliance to the extent permitted by the Merger Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

SIMMONS FIRST NATIONAL CORPORATION

By:
Name:
Title:

RELIANCE BANCSHARES, INC.

By:
Name:
Title:

INDIVIDUAL

Name:

[Signature Page to Support Agreement]

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Schedule 1

INFORMATION

Name	Existing Shares

______________________________	_______________________________

Address for notice:

Name:

Street:

City, State:

ZIP Code:

Telephone:

Fax:

Email:
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Schedule 2

[Individual to list current activities that may be excluded from the non-compete]

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Annex C

November 13, 2018

Board of Directors

Reliance Bancshares, Inc.

10401 Clayton Road

Frontenac, MO 63131

Ladies and Gentlemen:

Reliance Bancshares, Inc. (the “Reliance”) and Simmons First National Corporation (“Simmons”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Reliance will merge with and into Simmons, with Simmons being the surviving corporation (the “Merger”). Pursuant to the terms of the Agreement, at the Effective Time, each share of common stock, par value $0.25 per share, of Reliance (“Reliance Common Stock”) issued and outstanding immediately prior to the Effective Time, excluding certain shares of Reliance Common Stock as specified in the Agreement, will be converted into the right to receive, without interest, (i) the Per Share Cash Consideration; and (ii) the Per Share Stock Consideration (together with the Per Share Cash Consideration, the “Merger Consideration”), subject to certain adjustments as set forth in the Agreement. As defined more fully in the Agreement, the “Per Share Cash Consideration” shall mean the quotient obtained by dividing $62,700,000 (less the sum of (i) the Aggregate Stock Option Payout, (ii) the Aggregate Warrant Payout, and (iii) the Series C Liquidation Payout) by the Adjusted Reliance Shares Outstanding, and the “Per Share Stock Consideration” shall mean the quotient obtained by dividing 4,000,000 shares of Simmons Common Stock by the Adjusted Reliance Shares Outstanding. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Reliance Common Stock.

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Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) an execution copy of the Agreement, dated November 13, 2018; (ii) certain publicly available financial statements and other historical financial information of Reliance and its banking subsidiary, Reliance Bank, that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Simmons and its banking subsidiaries, Simmons Bank and Simmons First Bank of El Dorado, that we deemed relevant; (iv) certain internal financial projections for Reliance for the quarter ended December 31, 2018 as well as estimated annual asset, loan and net income growth rates for Reliance for the years thereafter, as provided by the senior management of Reliance; (v) publicly available median analyst earnings per share estimates for Simmons for the quarter ending December 31, 2018 and the years ending December 31, 2019 and December 31, 2020, as well as long-term annual earnings per share and balance sheet growth rates for the years thereafter and estimated dividends per share for the quarter ending December 31, 2018 and the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Simmons; (vi) the pro forma financial impact of the Merger on Simmons based on certain assumptions relating to purchase accounting adjustments, transaction expenses and cost savings, as provided by the senior management of Simmons, estimated net income for Reliance for the quarter ended December 31, 2018 as well as an estimated net income growth rate for Reliance for the years thereafter, as provided by the senior management of Simmons, as well as the redemption of all of Reliance’s outstanding Series A and B preferred stock and certain senior notes immediately following the closing of the Merger and the redemption of all of Reliance’s outstanding Series C preferred stock in the fourth quarter of 2019, as provided by the senior management of Simmons (collectively, the “Pro Forma Assumptions”); (vii) the publicly reported historical price and trading activity for Reliance Common Stock and Simmons Common Stock, including a comparison of certain stock market information for Reliance Common Stock and Simmons Common Stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded; (viii) a comparison of certain financial information for Reliance and Simmons with similar institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Reliance the business, financial condition, results of operations and prospects of Reliance and held similar discussions with certain members of the senior management of Simmons and its representatives regarding the business, financial condition, results of operations and prospects of Simmons.

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In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by Reliance or Simmons, or their respective representatives, or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied further on the assurances of the respective senior managements of Reliance and Simmons that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Reliance or Simmons or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Reliance or Simmons. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Reliance or Simmons, or of the combined entity after the Merger, and we have not reviewed any individual credit files relating to Reliance or Simmons. We have assumed, with your consent, that the respective allowances for loan losses for both Reliance and Simmons are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used certain internal financial projections for Reliance for the quarter ended December 31, 2018 as well as estimated annual asset, loan and net income growth rates for Reliance for the years thereafter, as provided by the senior management of Reliance. In addition, Sandler O’Neill used publicly available median analyst earnings per share estimates for Simmons for the quarter ending December 31, 2018 and the years ending December 31, 2019 and December 31, 2020, as well as long-term annual earnings per share and balance sheet growth rates for the years thereafter and estimated dividends per share for the quarter ending December 31, 2018 and the years ending December 31, 2019 through December 31, 2022, as provided by the senior management of Simmons. Sandler O’Neill also received and used in its pro forma analyses the Pro Forma Assumptions, as provided by the senior management of Simmons. With respect to the foregoing information, the respective senior managements of Reliance and Simmons confirmed to us that such information reflected (or, in the case of the publicly available median analyst estimates referred to above, were consistent with) the best currently available estimates and judgments of those respective senior managements as to the future financial performance of Reliance and Simmons, respectively, and the other matters covered thereby, and we assumed that the future financial performance reflected in such information would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of Reliance or Simmons since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that Reliance and Simmons will remain as going concerns for all periods relevant to our analyses.

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We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Reliance, Simmons or the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that Reliance has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading values of Reliance Common Stock or Simmons Common Stock at any time or what the value of Simmons Common Stock will be once it is actually received by the holders of Reliance Common Stock.

We will receive a fee for rendering this opinion. Reliance has also agreed to indemnify us against certain claims and liabilities arising out of our engagement. We have not provided any other investment banking services to Reliance in the two years preceding the date of this opinion. In the two years preceding the date hereof, we have provided certain investment banking services to Simmons. Most recently, Sandler O’Neill acted as underwriter in connection with the offer and sale of Simmons subordinated debt, which transaction closed in March 2018. In addition, in the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Reliance, Simmons and their respective affiliates. We may also actively trade the equity and debt securities of Reliance, Simmons and their respective affiliates for our own account and for the accounts of our customers.

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Our opinion is directed to the Board of Directors of Reliance in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Reliance as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of Reliance Common Stock and does not address the underlying business decision of Reliance to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Reliance or the effect of any other transaction in which Reliance might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director or employee of Reliance or Simmons, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Reliance Common Stock from a financial point of view.

Very truly yours,

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Annex D

MISSOURI STATUTES ANNOTATED TITLE XXIII § 341.455

DISSENTERS’ RIGHTS FOR RELIANCE

Vernon’s Annotated Missouri Statutes

Title XXIII. Corporations, Associations and Partnerships

Chapter 351. General and Business Corporations

Merger and Consolidation
Section 455. Shareholder entitled to appraisal and payment of fair value, when--remedy exclusive, when

1.	Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:
(1)	Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;
(2)	Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;
(3)	Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and
(4)	Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder’s shares as of the day before the date on which the vote was taken approving the merger or consolidation.
2.	The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:
(1)	Fails to file a written objection prior to or at such meeting;
(2)	Fails to make demand within the twenty-day period; or
(3)	In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation;
shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.
3.	Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.
4.	If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.
5.	If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.
6.	The right of a dissenting shareholder to be paid the fair value of such shareholder’s shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.
7.	When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.
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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Article Sixteenth of the Amended and Restated Articles of Incorporation of Simmons First National Corporation, or Simmons, provides that Simmons’ directors will not be personally liable to Simmons or any of its shareholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Arkansas Business Corporation Act of 1987, as amended or the 1987 Act. The 1987 Act permits the limitation of liability for monetary damages of directors for breaches of fiduciary duty, except (a) for any breach of the director’s duty of loyalty to Simmons or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Arkansas Code Annotated, or the ACA Section 4-27-833, as the same exists or hereafter may be amended, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any action, omission, transaction, or breach of a director’s duty creating any third party liability to any person or entity other than Simmons or shareholder.

ACA Section 4-27-850 permits a corporation, under specified circumstances, to indemnify its current and former directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article Twelfth of Simmons’ Amended and Restated Articles of Incorporation provides that Simmons shall, to the full extent permitted by the 1987 Act, indemnify all persons whom it may indemnify pursuant thereto.

The effect of the indemnification provisions contained in Simmons’ Amended and Restated Articles of Incorporation is to require Simmons to indemnify its directors and officers under circumstances where such indemnification would otherwise be discretionary. Simmons’ Amended and Restated Articles of Incorporation specify that the indemnification rights granted thereunder are enforceable contract rights which are not exclusive of any other indemnification rights that the director or officer may have under any by-law, vote of shareholders or disinterested directors or otherwise. As permitted under the 1987 Act, Simmons’ Amended and Restated Articles of Incorporation also authorize the purchase of directors’ and officers’ insurance for the benefit of its past and present directors and officers, irrespective of whether Simmons has the power to indemnify such persons under Arkansas law. Simmons currently maintains insurance as authorized by these provisions.

Simmons’ Amended and Restated Articles of Incorporation also provide that expenses incurred by a director or officer in defending a civil or criminal lawsuit or proceeding arising out of actions taken in his official capacity, or in certain other capacities, will be paid by Simmons in advance of the final disposition of the matter upon the approval of the Simmons board of directors or the shareholders and upon receipt of an undertaking from the director or officer to repay the sum advanced if it is ultimately determined that he is not entitled to be indemnified by Simmons pursuant to applicable provisions of Arkansas law.

The indemnification provisions are not intended to deny or otherwise limit third party or derivative suits against Simmons or its directors or officers. However, to the extent a director or officer were entitled to indemnification, the financial burden of a third party suit would be borne by Simmons, and Simmons would not benefit from derivative recoveries since the amount of such recoveries would be repaid to the director or officer pursuant to the agreements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of November 13, 2018, as amended on February 11, 2019, by and between Simmons First National Corporation and Reliance Bancshares, Inc. (contained in Annex A to the proxy statement/prospectus which is included in this registration statement)**

3.1	Amended and Restated Articles of Incorporation of Simmons First National Corporation, as amended on April 23, 2018 (incorporated by reference to Exhibit 3.1 to Simmons’ Quarterly Report on Form 10-Q for the Quarter ended March 31, 2018)

3.2	Amended By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2017)

4.1	Specimen common stock certificate of Simmons First National Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Simmons First National Corporation’s Registration Statement on Form S-3 filed on June 18, 2014)

4.2	Form of Certificate of Designations of 7% Perpetual Convertible Preferred Stock, par value $0.01 per share, Series C of Simmons First National Corporation

5.1	Opinion of Patrick A. Burrow, Executive Vice President, General Counsel and Secretary of Simmons First National Corporation, regarding the legality of the securities being registered

8.1	Opinion of Covington & Burling LLP regarding certain federal income tax matters

10.1	Form of Support and Non-Competition Agreement, by and among Simmons First National Corporation, Reliance Bancshares, Inc. and certain directors and shareholders of Reliance Bancshares, Inc. (contained in Annex B to the proxy statement/prospectus which is included in this registration statement)

15.1	Awareness Letter of BKD, LLP with respect to the interim financial statements of Simmons First National Corporation

15.2	Awareness Letter of Payne & Smith, LLC with respect to the interim financial statements of First Texas BHC, Inc.

21.1	Subsidiaries of Simmons First National Corporation (incorporated herein by reference to Exhibit 21 to Simmons First National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 28, 2018)

23.1	Consent of Patrick A. Burrow, Executive Vice President, General Counsel and Secretary of Simmons First National Corporation (contained in the opinion filed as Exhibit 5.1)

23.2	Consent of Covington & Burling LLP (contained in its opinion filed as Exhibit 8.1)

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23.3	Consent of BKD, LLP with respect to the audited financial statements of Simmons First National Corporation

23.4	Consent of BKD, LLP with respect to the audited financial statements of Southwest Bancorp, Inc. for the years ended December 31, 2015 and 2016

23.5	Consent of Ernst & Young, LLP with respect to the audited financial statements of Southwest Bancorp, Inc. for the year ended December 31, 2014

23.6	Consent of Payne & Smith, LLC with respect to the audited financial statements of First Texas BHC, Inc.

24.1*	Power of Attorney

99.1	Consent of Sandler O’Neill & Partners, L.P.

99.2	Form of proxy to be mailed to shareholders of Reliance Bancshares, Inc.

*	Previously filed.
**	The disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Simmons agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, referred to as the Securities Act, (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement), and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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(5)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(6)	That every prospectus (1) that is filed pursuant to paragraph (5) above, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(8)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.
(9)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on this 12th day of February, 2019.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
George A. Makris, Jr.
Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George A. Makris, Jr.	Chief Executive Officer and Chairman of the Board of Directors	February 12, 2019
George A. Makris, Jr.	(Principal Executive Officer)

/s/ Robert A. Fehlman	Senior Executive Vice President, Chief Financial Officer and Treasurer	February 12, 2019
Robert A. Fehlman	(Principal Financial Officer)

*	Executive Vice President, Chief Accounting Officer and Controller	February 12, 2019
David W. Garner	(Principal Accounting Officer)

*	Lead Director	February 12, 2019
Steven A. Cossé

*	Director	February 12, 2019
Jay D. Burchfield

*	Director	February 12, 2019
Mark C. Doramus

*	Director	February 12, 2019
Edward Drilling

*	Director	February 12, 2019
Jerry M. Hunter

*	Director	February 12, 2019
Christopher R. Kirkland

*	Director	February 12, 2019
Susan S. Lanigan

*	Director	February 12, 2019
W. Scott McGeorge

*	Director	February 12, 2019
Tom E. Purvis

*	Director	February 12, 2019
Robert L. Shoptaw

*	Director	February 12, 2019
Russell Teubner

*By:	/s/ George A. Makris, Jr.
George A. Makris, Jr.
Attorney-in-Fact

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